                                                                     EXHIBIT 4.2

                            DATED 23/RD/ August 1999
                            ------------------------

                     SUN LIFE PENSIONS MANAGEMENT LIMITED

                                      and

                     CAMBRIDGE ANTIBODY TECHNOLOGY LIMITED



            ______________________________________________________

                                    LEASE
                                      of
                         Unit B1 Melbourn Science and
                 Business Park, Melbourn, South Cambridgeshire


            ______________________________________________________

NOTE: This Lease is a new tenancy for the purposes of the Landlord and Tenant (Covenants) Act 1995.


                                          Herbert Smith
                                          Exchange House
                                          Primrose Street
                                          London EC2A 2HS
                                          Tel: 0171-374 8000
                                          Fax: 0171-374 0888
                                          Ref: 2065/2174/30794054
                                          E:\sjf\sun-life\Melbourn-Science-
                                          Park\documents\LEASE_1999-06-22_UNIT-
                                          B1_sun-life_PRATTENTP4.doc

THIS LEASE is made the 23/rd/ day of August, 1999

BETWEEN:

(1) SUN LIFE PENSIONS MANAGEMENT LIMITED (Company Number 01105141) whose registered office is at 107 Cheapside London EC2V 6DU (hereinafter called the "Landlord") and

(2) CAMBRIDGE ANTIBODY TECHNOLOGY LIMITED (Company Number 2451177) whose registered office is at The Science Park Melbourn Cambridgeshire SG8 6JJ (hereinafter called the "Tenant")

WITNESSETH as follows:

1. The Landlord hereby demises unto the Tenant ALL THOSE PREMISES more particularly described in the First Schedule hereto together with the Landlord's fixtures and fittings therein set out in the Second Schedule hereto (all which premises are hereinafter referred to as the "Demised Premises") TO HOLD the same unto the Tenant for the term of twelve years subject to the provisions for earlier determination in Clause
         4.17 from and including 25/th/ December 1998 (the "Term") PAYING
         THEREFOR:

         FIRSTLY, yearly and proportionately for any part of a year, the rent specified in the Fourth Schedule, by equal quarterly payments in advance on the usual quarter days in every year, the first such payment or a proportionate part of it (being a proportionate part of the rent specified in paragraph 2 of the Fourth Schedule from the date hereof to the first anniversary of the date from which the Term is calculated, after deduction of the quarterly instalments of such yearly rent payable on the intervening usual quarter days) to be made on the date hereof;

         SECONDLY on demand by way of additional rent (and the Landlord's remedies for recovering rent in arrears shall apply hereto) a sum representing interest at the rate of four pounds per centum per annum above the Midland Bank Plc base lending rate in force at the date the rent falls due upon any payment of rent outstanding and unpaid upon the date when the payment of rent fell due and upon any other sum or sums of money payable under the terms of this Lease by the Tenant to the Landlord which shall remain unpaid the interest to be charged from the date upon which the payment of rent fell due or the said sum or sums was or were (as the case may be) demanded in writing throughout the entire period during which the payment of rent or other sum or sums remain outstanding or unpaid Provided always that this Clause shall not prejudice in any way the Landlord's right of re-entry contained in Clause 4.1 hereof

         THIRDLY as additional rent a proportionate part (hereinafter called "the service rent") of the Maintenance Charge (which expression in this Lease shall mean the aggregate in any one year of the costs expenses provisions liabilities and payments properly incurred or otherwise provided for by the Landlord in relation to the matters set forth in the Third Schedule hereto) being subject to the following terms and provisions:

1.1 the amount of the service rent shall be ascertained and certified annually by a certificate (hereinafter called "the certificate") signed by the Landlord or its Managing Agents (which expression in this Lease shall means the Agents (if any) nominated by the Landlord and for the time being thereunder duly authorised by the Landlord and includes their sub-agents to whom if requested by the Landlord in writing all communications intended for the Landlord shall be addressed) so soon after the end of the Landlord's financial year as may be practicable and shall relate to such year in manner hereinafter mentioned

1.2 the expression "the Landlord's financial year" shall mean the period from the First day of April to the Thirty-first day of March or such other annual period as the Landlord may in its discretion from time to time determine

1.3 a copy of the certificate for each such financial year shall be supplied by the Landlord to the Tenant on written request and without charge to the Tenant

1.4 the certificate shall contain a fair and accurate summary of the Landlord's said expenses and outgoings incurred by the Landlord during the Landlord's financial year to which it relates and the certificate (or a copy thereof duly certified by the person by whom the same was given) shall be conclusive evidence for the purposes hereof of the matters which it purports to certify save in case of manifest error or mis-statement

1.5 the annual amount of the service rent payable by the Tenant as aforesaid shall be:

                  (A) a percentage of the Maintenance Charge which is calculated by comparing the gross internal floor area of the Demised Premises with the total gross internal floor area of all premises (including the Demised Premises) let or available for letting (including any premises the freehold of which has been sold by the Landlord but subject to the payment to the Landlord of a service charge contribution) from time to time on the Science Park (as defined in the First Schedule) and the determination of such percentage by the Landlord or its Managing Agents shall be final

                  (B) together with the whole of the insurance charge set forth in Paragraph 15 of the Third Schedule

1.6 on the usual quarter days in each year during the Term the Tenant shall pay to the Landlord such a sum (hereinafter referred to as "advance payment") in advance and on account of the service rent for the Landlord's financial year then current as the Landlord or its Managing Agents shall from time to time specify to be fair and reasonable

1.7 within a reasonable period after the end of each Landlord's financial year the Landlord shall furnish to the Tenant an account of the service rent payable by the Tenant for that year due credit being given therein for the advance payments made by the Tenant in respect of the said year and upon the furnishing of such account there shall be paid by the Tenant to the Landlord the service rent or any balance found payable or there shall be allowed or (after the expiry of the Term) repaid by the Landlord to the Tenant any amount which may have been overpaid by the Tenant by way of advance payment as the case may require PROVIDED ALWAYS that the provisions of this sub-clause shall continue to apply notwithstanding the expiration or sooner determination of the Term but only in respect of the period down to such expiration or sooner determination as aforesaid

1.8 it is hereby agreed and declared that the Landlord shall not be entitled to re-enter under the provision in that behalf hereinafter contained by reason only of the non payment by the Tenant of any advance payment as aforesaid prior to the issue of the certificate for the preceding financial year but nothing in this Clause or this Lease contained shall disable the Landlord from maintaining an action against the Tenant in respect of non payment of any such advance payment notwithstanding that the certificate had not been issued at the time of the proceedings subject nevertheless to proof in such proceedings by the Landlord that the advance payment demanded and unpaid is of a fair and reasonable amount having regard to the prospective service rent ultimately payable by the Tenant

2.       THE TENANT HEREBY COVENANTS WITH THE LANDLORD AS FOLLOWS:

2.1      To pay Rent

         To pay the rents hereby reserved and made payable on the days and in manner aforesaid without any deductions or set off and (unless the Landlord agrees otherwise) to pay the rent first reserved (together with any VAT on it) by Banker's standing order.

2.2      To pay Outgoings

         2.2.1 From time to time and at all times throughout the Term to pay and discharge all existing and future rates taxes duties charges community charges and assessments surcharges impositions and outgoings whatsoever whether parliamentary local or of any other description which now are or may at any time during the Term be assessed imposed or charged upon or payable in respect of the Demised Premises or any part thereof or upon the owner or occupier in respect thereof or payable by either in respect thereof and whether of national or local and whether of a capital or revenue nature and even though of a wholly novel character provided that the Tenant shall not in any event be liable for any payments as shall be occasioned by any development disposition of or dealing with the ownership of any estate or interest expectant in reversion on the determination of the Term or subject to Clause 4.6 hereof upon the rents received by the Landlord

         2.2.2 To pay all charges for water, gas and electricity (including meter rents) consumed in the Demised Premises during the Term.

         2.2.3 To keep the Demised Premises in rateable occupation during the last three months of the Term or such longer period as The Secretary of State may specify as "the standard period" for the purpose of Section 42 of the Local Government Planning and Land Act 1980

         2.2.4 Immediately and in any case within seven days of receipt of any proposal by the Valuation Officer or Rating Authority respecting the rating assessment of the Demised Premises to give notice thereof to the Landlord and not to agree to any such proposal without the Landlord's written consent (such consent not to be unreasonably withheld or delayed)

2.3      To repair and keep clean and tidy

         2.3.1 Subject always to the proviso hereinafter appearing well and substantially to repair cleanse maintain and keep in good and substantial repair and condition the Demised Premises and without prejudice to the generality of the foregoing well and substantially to repair and keep in repair and maintain all party walls (jointly with tenants of adjoining premises) and all fencing and boundary walls lighting heating and ventilation and drainage systems plate glazing water gas and other installations fire fighting equipment and all other machinery and Landlord's fixtures and fittings in the Demised Premises and exclusively serving the same and all sewers drains channels watercourses gutters rainwater and soil pipes and cables and supply lines exclusively serving the same (damage by any of the insured risks save where the insurance moneys shall be irrecoverable in consequence of any act or default of the Tenant or its agents licensees servants or invitees or damage to the Tenant's trade fixtures fittings and stock (if any) only excepted)


         2.3.2 To keep the Demised Premises maintained to a good standard of decorative order and properly clean and, as often as necessary and at least once in every third year as to the exterior of the Demised Premises and once in every fifth year as to the interior of the Demised Premises and also in the last year of the Term (but not twice in any period of 18 months), to redecorate and treat the Demised Premises with appropriate materials in a good and workmanlike manner (and during the last year of the Term in a colour scheme and with materials approved by the Landlord).

         2.3.3 Without prejudice to the generality of the foregoing to clean all glazing (both inside and outside and including frames) in the Demised Premises as often as shall reasonably be necessary but not less than once in every three months

         2.3.4 To clean the brickwork cladding and other finishes in a workmanlike manner as often as shall reasonably be considered necessary by the Landlord

         2.3.5 Immediately preceding the determination of the Term (howsoever determined) to thoroughly clean and scour the external and internal parts of the Demised Premises and leave the same clean and secure in every respect on the last day of the Term

         2.3.6 To make good all damage caused to the Demised Premises and all other parts of the Science Park (as defined in the First Schedule hereto) by the Tenant its servants agents or licensees or caused in the furtherance of theft and within one month (or within twenty-four hours in case of emergency) after service upon the Tenant by the Landlord of a notice in writing specifying any repairs for which the Tenant is responsible and necessary to be done to commence and thereafter proceed diligently to complete the execution of such repairs and if the Tenant shall fail so to do the Landlord may execute such repairs and the cost thereof shall be a debt due from the Tenant to the Landlord and be forthwith recoverable by action and the Landlord's remedies for recovering rent in arrears shall apply hereto

         2.3.7 To pay to the Landlord forthwith upon written demand (and the Landlord's remedies for recovering rent in arrears shall apply hereto) the reasonable cost to the Landlord of inspecting repairing maintaining renewing replacing any party walls separating the Demised Premises from any adjoining premises in case of failure by the Tenant to comply with its obligations under Clause 2.3.1. of this Lease

         2.3.8 To take all steps necessary to prevent the freezing of water pipes in the Demised Premises

         PROVIDED ALWAYS that the Tenant shall not be liable hereunder for latent or inherent defects in the Demised Premises.

2.4 Landlords discretion as to painting and repairs and of making regulations

         To abide by the decision of the Landlord or the Landlord's Managing Agents as to whether and the time and manner in which any work ought to be done pursuant to the covenants in sub- clause 2.3. of this Clause and to comply with their reasonable directions in that behalf and as to the mode of bringing telephone communication wires into the Demised Premises and to abide by all reasonable regulations from time to time in force (written details of which shall have first been given to the Tenant) relating to the use of any parts of the Science Park which the Tenant is entitled to use but which are not included in the Demised Premises the

         Landlord being entitled to make and from time to time amend any such regulations as it shall at its discretion think appropriate for the preservation of the quality and character of the Science Park and the amenities thereof and the wellbeing of its occupants (including but without limiting the generality of the foregoing regulations restricting the use of the Science Park but not the Demised Premises for such periods as the Landlord shall deem reasonably necessary or expedient in the interests of safety expedition of repairs or decorations or otherwise)

2.5      Restriction on effluent and rubbish

         2.5.1 Not to discharge into the drains of the Landlord any effluent other than storm water or into the sewers of the Landlord any effluent other then sewerage water and soil otherwise than as authorised by license issued by Anglian Water Plc or Geodesys Limited or other drainage authority for the time being having jurisdiction in relation to the Science Park and strictly in compliance with all conditions regulations and requirements attaching to such licence PROVIDED THAT the Tenant shall at all times indemnify the Landlord in relation to any liability for contamination or other costs, claims or damage whatsoever or howsoever arising from and directly attributable to such discharge and not to wash down vehicles of any type on any part of the Science Park

         2.5.2 To supply to the Landlord within 7 days of a request therefor a copy of any licence obtained by the Tenant pursuant to Sub-Clause 2.5.1. above

         2.5.3 Not to form any refuse dump or rubbish or scrap heap on the Demised Premises or in any yard passageway staircase or balcony adjacent thereto but to remove as frequently as reasonably necessary all refuse rubbish and scrap and all used tins cans boxes and other containers which may have accumulated on the Demised Premises and to use the refuse disposal receptacles (if any ) provided by the Landlord and to keep the Demised Premises generally free from weeds deposit of materials or refuse and clean and tidy and not to bring or keep or suffer to be brought or kept upon the Demised Premises or on any part of the Science Park anything which is or may become untidy unclean unsightly or in any way detrimental to the amenity of the neighbourhood and within two working days to comply with the requirements of any written notice from the Landlord to restore any amenity injured as aforesaid and in the event of the Tenant failing to comply with such notice the Landlord shall be entitled to enter upon the Demised Premises or elsewhere on the Science Park and carry out any works necessary to comply with such notice and to recover the reasonable cost thereof from the Tenant which shall at the option of the Landlord be recoverable from the Tenant as rent in arrear

2.6      To permit entry for inspection

         2.6.1 To permit the Landlord or the Landlord's Managing Agents or such workmen as may be authorised in writing by them respectively at all reasonable times within forty-eight hours of notice in writing from the Landlord to the Tenant (except in case of emergency when no notice shall be required) to enter the Demised Premises and take a plan and examine the state of repair and condition of the same and to keep inventories of the fixtures and things to be surrendered at the expiry of this Lease and within one calendar month or sooner if requisite after notice in writing to the Tenant of all defects and wants of reparation for which the tenant is liable under the covenants on his part herein contained found on such examination shall have been given or left at the Demised Premises to proceed diligently to repair and make good the same according to such notice and the covenants and conditions and in accordance with the requirements of the Landlord or the Landlord's Managing Agents and in case the Tenant shall make default in so doing within one month of the service of such notice (or within twenty-four hours in case of emergency in the opinion of the Landlord) it shall be lawful for workmen and others to be employed by the Landlord to enter upon the Demised Premises and repair and restore the same and all costs and expenses incurred thereby and Value Added Tax thereon (including Surveyor's and other professional fees) shall on demand be paid by the Tenant to the Landlord and if not so paid shall be recoverable by the Landlord as rent in arrear

         2.6.2 To permit the Landlord or its Agents or workmen at all reasonable times within forty-eight hours of notice in writing from the Landlord to the Tenant (except in case of emergency when no notice shall be required) to enter upon the Demised Premises for the purpose of executing repairs additions or alterations painting and redecoration to or upon any adjoining or neighbouring premises or for making repairing renewing or connecting or cleansing any services belonging to or leading from the same such persons causing as little inconvenience or interruption to business as possible and making good to the reasonable satisfaction of the Tenant all damage to the Demised Premises thereby occasioned

         2.6.3 The Tenant shall indemnify the Landlord from and against all liability whatsoever including all actions proceedings costs claims and demands brought or made against the Landlord under or by virtue of the Defective Premises Act 1972 or any Act or Acts for the time being amending or replacing the same or any regulations or orders made thereunder in the event of the Landlord exercising the right to enter the Demised Premises to carry out any description of maintenance or repair thereof under the power contained in sub-clause 2.6.1 of this sub-clause

2.7      Restriction on Alterations

         2.7.1 Not to make any structural alterations to the Demised Premises or any part thereof nor to erect any new buildings or extensions thereon and without prejudice to the generality of the foregoing not to install any outlets for pipes wires cables or flues through the walls doors or windows of the Demised Premises (save as hereinafter contained) Provided always that the cutting of one or more doors or similar openings in a wall or walls separating the Demised Premises from any adjoining premises occupied by the Tenant shall not for the purposes of this sub-clause be regarded as a structural alteration and shall require the consent of the Landlord under Clause 2.7.2

         2.7.2 Not without the previous consent in writing of the Landlord such consent not to be unreasonably withheld or delayed (and then only in accordance with plans previously approved in writing by the Landlord such approval not to be unreasonably withheld or delayed and subject to conditions reasonably imposed by and under the supervision and to the reasonable satisfaction of the Landlord or its Surveyors or Architects) to make any non-structural alterations or additions to the Demised Premises (excepting the installation of or alterations to internal demountable partitioning for which no consent will be necessary) and if required by the Landlord to reinstate all such approved alterations and modifications (including demountable partitioning) at the end of the Term (or (if earlier) in the case of works to create an opening in walls separating the Demised Premises from adjoining premises occupied by the Tenant the date on which the adjoining premises occupied by the Tenant the date on which the adjoining premises cease to be occupied by the Tenant) to the reasonable satisfaction of the Landlord or its Surveyor.

         2.7.3 At the expiry of the Term (howsoever determined) (or(if earlier) in the case of works to create an opening in walls separating the Demised Premises from adjoining premises occupied by the Tenant the date on which the adjoining premises cease to be occupied by the Tenant) if and to the extent required by the Landlord to remove all alterations or additions made to the Demised Premises or any part by the Tenant or its predecessors in title prior to the date of this lease pursuant to any previous tenancy of the Demised Premises under which the Tenant or any predecessor in title of the Tenant was permitted to carry out alterations to the Demised Premises subject to a liability to reinstate and where the Tenant or the predecessor in title did not reinstate the alterations on the determination of that tenancy and to restore and make good the Demised Premises in a good and workmanlike manner to the condition and design which existed before the alterations were made to the reasonable satisfaction of the Landlord or its surveyor.

2.8      Not to affix heavy apparatus or exceed loads or overload services

         2.8.1 Not to affix to the structure or any part of the Demised Premises any heating apparatus ducting pipes or electric power cables or any crane or hoist for the lifting or transport of merchandise or other goods without the written permission of the Landlord first obtained such permission not to be unreasonably withheld or delayed such permission to be hereby deemed and acknowledged in relation to any such apparatus pipes cables crane or hoist affixed to the Demised Premises by the Tenant prior to the date hereof pursuant to any previous lease.

         2.8.2 Not to suspend or permit or suffer to be suspended any heavy load from the ceilings or main structure of the Demised Premises nor load or use or permit or suffer to be loaded or used the floor or structure of the Demised Premises in any manner which will in any way impose a weight or strain in excess of that which such premises are constructed to bear with due margin for safety or which will in any way strain or interfere with the structural members thereof

         2.8.3    Not to overload the services to the Demised Premises

         2.8.4 To pay to the Landlord on demand all reasonable costs reasonably incurred by the Landlord in obtaining in the opinion of a suitably qualified engineer as to whether the Tenant has been in breach of this sub-clause 2.8 and the Landlord's remedies for recovering rent in arrears shall apply hereto

2.9      Not to avoid insurance

         2.9.1 Not to do or permit or suffer to be done anything (save that the permitted use from time to time shall not be deemed to be a breach of this covenant) whereby the policy or policies of insurance of the Demised Premises and/or the adjoining or neighbouring premises of the Landlord may become void or voidable and to comply with all reasonable recommendations and requirements of the insurers as to fire precautions relating to the Demised Premises

         2.9.2 To pay to the Landlord on demand any increased premium which the Landlord may be reasonably required to pay under any insurance policy in respect of the Demised Premises or any other property of the Landlord arising from the user as hereinafter mentioned of the Demised Premises and all such payment shall be added to the rent hereinbefore reserved and shall be recoverable as rent

         2.9.3 In the event of the Demised Premises or any part thereof being destroyed or damaged by any of the insured risks and the insurance moneys under any insurance against the same effected thereon by the Landlord being wholly or partly irrecoverable by reason solely or in part of any act or default of the Tenant or its agents licensees servants or invitees then and in every such case the Tenant will forthwith (in addition to the said rent) pay to the Landlord the irrecoverable proportion of the cost of completely rebuilding and reinstating the same

         2.9.4 Not to effect any policy of insurance of its own in respect of risks covered by the insurance effected by the Landlord of the Demised Premises (and in default any insurance money received by or payable to the Tenant shall become the property of the Landlord)

2.10     Dangerous substances

         2.10.1 Not to keep or permit or suffer to be kept on the Demised Premises any material liquid or gas of a dangerous combustible corrosive explosive flammable radio-active or offensive nature otherwise than in accordance with the provisions of any relevant Act or Acts of Parliament or regulations made thereunder or issued by the Health and Safety Executive or any other like statutory body for the time being in force and after due notice to the Landlord and the insurers of the Demised Premises and payment of every increased or extra premium which ought properly to be paid and in any event not to store in the Demised Premises materials the keeping of which may contravene any statute order or regulation or bye-law

         2.10.2 If it shall be necessary for the Landlord or any tenant of any unit adjoining the Demised Premises to carry out any work to such adjoining unit as a result of the storage in the Demised Premises or any of the substances mentioned in sub-clause
                  2.10.1 hereof then the Tenant shall forthwith on demand pay to the Landlord or such adjoining tenant the cost incurred in carrying out such work as aforesaid

         2.10.3 Within seven days of a request by the Landlord to supply to the Landlord copies of any applications made by the Tenant to any statutory or other authority or body for consent to keep any of the matters referred to in sub-clause 2.10.1 hereof on the Demised Premises together with copies of any licences issued pursuant to any such applications

2.11     Dealings with the lease

         2.11.1 Not to transfer, mortgage, charge, hold on trust for another, underlet or otherwise part with possession of any part (as distinct from the whole) of the Demised Premises or agree to do so.

         2.11.2 Not to transfer, hold on trust for another, underlet or otherwise part with possession of the whole of the Demised Premises or agree to do so, except that the Tenant may transfer or underlet the whole of the Demised Premises if, before the transfer or underletting is completed, the Tenant complies with the conditions described in clause 2.11.3 or clause 2.11.4, as applicable.

         (Assignment)

         2.11.3 The conditions (which are specified for the purposes of section 19(1A) of the Landlord and Tenant Act 1927 and which operate without prejudice to the Landlord's right to withhold consent on any reasonable ground) applying to a transfer of the whole of the Demised Premises are:

                  (A) that the Tenant enters into an authorised guarantee agreement, as defined in section 16 of the Landlord and Tenant (Covenants) Act 1995, with the Landlord in the form of the draft set out in the Sixth Schedule hereto; and

                  (B) that any guarantor of the Tenant's obligations guarantees to the Landlord that the Tenant will comply with the authorised guarantee agreement in a form which the Landlord reasonably requires; and

                  (C) that, subject as provided in paragraph ((D)) and if the Landlord so reasonably requires, the proposed assignee procures one, but not both, of the following:

                           (1) covenants with the Landlord by an additional guarantor or guarantors approved by the Landlord (who shall act reasonably in giving its approval), in terms having a form and content reasonably required by the Landlord; or

                           (2) a deposit with the Landlord of an amount in cleared funds equal to half of the then current yearly rent first reserved by this lease and an amount equal to VAT on that amount, on terms which the Landlord reasonably requires; and

                  (D) if the proposed transfer is to a Group Company (which expression shall have the meaning set out in Section 42 of the Landlord and Tenant Act 1954); and

                           (1) if the Tenant's obligations, or any of them, are guaranteed by another Group Company, that such Group Company covenants with the Landlord terms having a form and content reasonably required by the Landlord; or

                           (2)      if the Tenant's obligations are not
                                    guaranteed by another Group Company and if the transferee is not, in the Landlord's reasonable opinion, of equal financial standing to the Tenant, that the proposed transferee procures covenants by a Group Company other than the

                                    Tenant and the transferee and which is, in the Landlord's reasonable opinion, of equal financial standing to the Tenant, in a form which the Landlord reasonably requires; and

                           (3) whether or not paragraph (D)(1) or (2) applies, if the Tenant's obligations, or any of them, are secured by a security deposit, the proposed transferee procures a deposit with the Landlord of the amount and on terms described in paragraph (C)(2); and

                  (E) that the Landlord's consent, which will not be unreasonably withheld, is obtained to, and within two months before, the transfer.

(Underletting)

         2.11.4   Not to underlet the whole of the Demised Premises except:

                  (A)      to a person who has covenanted with the Landlord:

                           (1) to observe the Tenant's obligations in this Lease (other than the payment of rents);

                           (2) not to transfer the whole of the Demised Premises without the Landlord's consent (which shall not be unreasonably withheld if the conditions which are referred to in clause 2.11.3 are first satisfied); and

                           (3) not to transfer part of the Demised Premises or to underlet or otherwise part with possession or share the occupation of the Demised Premises or any part of them;

                  (B) by reserving as a yearly rent, without payment of a fine or premium, an amount equal to their then open market rack rental value such rent to be approved by the Landlord (who shall not unreasonably withhold it) and to be payable by equal quarterly installments in advance on the usual quarter days and by reserving, as additional rents, amounts equal to and payable at the same times as the other rents reserved by this lease;

                  (C) by a form of underlease (which does not express any sum to be payable by reference to a percentage or proportion of the rent or any other sum payable under this lease, but which requires it to be payable and assessed in accordance with the same principles as are required by this lease) to be approved by the Landlord, such approval not to be unreasonably withheld;

                  (D)      by a form of underlease which requires:

                           (1) the principal rent reserved by it to be reviewed upwards only at each of those Review Dates which will occur during the sub-term, in accordance with the same principles which apply to rent reviews under this lease;

                           (2) the underlessee to observe the Tenant's obligations (other than the obligation to pay rents under this lease) to the extent they relate to the Demised Premises and containing:

                                    (a)     a condition for re-entry by the
                                            underlessor on breach of any
                                            obligation by the underlessee;

                                    (b)     a qualified covenant not to transfer
                                            the whole of the Demised Premises
                                            (subject to prior compliance with
                                            conditions as set out in clause
                                            2.11.3) and an unqualified covenant
                                            not to transfer part of the Demised
                                            Premises or to underlet or otherwise
                                            part with possession or share the
                                            occupation of the Demised Premises
                                            or any part of them;

                                    (c)     an agreement excluding sections 24
                                            to 28 inclusive of the Landlord and
                                            Tenant Act 1954 in relation to the
                                            underlease, pursuant to an Order
                                            duly made under section 38(4) of
                                            that Act; and

                  (E) with the Landlord's consent, issued within two months before completion of the underletting, which consent (subject to compliance with the foregoing conditions precedent) shall not be unreasonably withheld.

         2.11.5 To enforce the observance by every underlessee of the provisions of the underlease and not expressly or impliedly to waive any breach of them, nor to vary the terms of any underlease.

         2.11.6 Not to agree any reviewed rent payable under an underlease until the principal rent reserved by this Lease has been reviewed and agreed in accordance with the provisions of the Fourth Schedule hereto.

         (Sharing occupation)

         2.11.7 Not to share the occupation of the Demised Premises or any part of them.

2.12     Notifying Landlord of dealings with the lease

         2.12.1 Within ten working days after any disposition or devolution of this lease, or of any estate or interest in or derived out of it, to give the Landlord notice of the relevant transaction with a certified copy of the relevant document, and to pay the Landlord a fair and reasonable fee of not less than twenty-five pounds for registering each notice.

         2.12.2 To notify the Landlord of particulars of the determination of every rent review under any underlease of the Demised Premises within fourteen days after the date of determination.

2.13     To pay costs of notices and consents and orders

         2.13.1 To pay all proper and reasonable costs charges and expenses (including Solicitors costs and Surveyors fees) incurred by the Landlord in any proceedings under Sections 146 and 147 of the Law of Property Act 1925 or any statutory provision replacing the same notwithstanding that forfeiture is avoided otherwise than by relief granted by the Court

         2.13.2 To reimburse to the Landlord on demand all proper and reasonable fees costs charges and expenses incurred or suffered by the Landlord arising out of or in connection with or incidental to any application or request by the Tenant in connection with the Demised Premises or any provisions of this Lease whether or not the same shall be proceeded with by the Tenant or shall be granted subject to conditions or arising out of or in connection with any steps in connection with the preparation and service of a Schedule of Dilapidations during or within ninety days after the expiry of sooner determination of the Term or within ninety days after the Tenant vacates the Demised Premises whichever shall be the later (but in relation only to dilapidations occurring during the Term)

         2.13.3 To pay all proper and reasonable legal costs and disbursements incurred by the Landlord in the recovery of arrears of rent and any other monies due hereunder from the Tenant to the Landlord and proceedings in connection therewith

2.14     User

         2.14.1 Subject to sub-clause 2.16 hereof to use the Demised Premises for such use within Class B1 of the Town and Country Planning (Use Classes) Order 1987 as shall be first approved in writing by the Landlord (such consent not to be unreasonably withheld or delayed where the proposed use is compatible with uses on a Science Park and does not conflict with good estate management) and for no other purpose

         2.14.2 Not to use the car parking spaces on the Science Park allocated to the Tenant pursuant to the provisions of the First Schedule otherwise than for parking private motor cars of the Tenant its employees and visitors

2.15     Advertisements and signs

         2.15.1 Not to affix or permit to be affixed or exhibited to or upon any part of the exterior of the Demised Premises or on the interior visible from the exterior any placard poster sign notice or advertisement save those of a type size and in positions approved in writing by the Landlord

         2.15.2 At the end of the Term (howsoever determined) and if so required by the Landlord to remove such placard poster sign or advertisement from the Demised Premises and to make good to the reasonable satisfaction of the Landlord or its Surveyors any damage caused to the Demised Premises by such removal

         2.15.3 Always to display and maintain a suitable sign in a location reasonably prescribed by the Landlord showing the name (or trading name) of every permitted occupier of the Demised Premises

2.16     To comply with statutory provisions

         2.16.1 At all times during the Term to observe and comply in all respects with the provisions and requirements of any and every enactment (which expression in this covenant includes as well any and every Act of Parliament already or hereafter to be passed as any and every order regulation and bye-law already or hereafter to be made under or in pursuance of any such Act) so far as they relate to or affect the user of the Demised Premises or any additions or improvements thereto or the user thereof for the purpose of any manufacture process trade or business or the employment therein of any person or persons or any fixtures machinery plans or chattels for the time being affixed thereto or being thereupon or used for the purposes thereof and to execute all works and provide and maintain all arrangements which by or under any enactment or by any government department local authority or other public authority or duly authorized officer or court or competent jurisdiction acting under or in pursuance of any enactment are or may be directed or required to be executed provided and maintained at any time during the Term upon or in respect of the user of the Demised Premises or any additions or improvements thereto or in respect of any such user thereof or employment therein of any person or persons for fixtures machinery plant or chattels as aforesaid whether by the Landlord or Tenant thereof and to indemnify the Landlord at all times against all costs charges and expenses of or incidental to the execution of any works or the provision or maintenance of any arrangements so directed or required as aforesaid and not at any time during the Term to do or omit or suffer to be done or omitted on or about the Demised Premises any act or thing by reason of which the Landlord may under any enactment incur or have imposed upon him or become liable to pay any penalty damages compensation costs charges or expenses and to keep the Landlord effectually indemnified against all such compensation damages penalties costs charges or expenses

         2.16.2 At all times during the Term to comply in all respects with the provisions and requirements of any Town and Country Planning Act or Acts for the time being in force and any regulations and orders made thereunder and all licences consents permissions (to the extent such permissions shall be implemented) and conditions (if any) granted or imposed thereunder or under any enactment repealed thereby so far as the same respectively relate to or affect the Demised Premises or any part thereof or any operations works act or things already or hereafter to be carried out executed or done or omitted thereon or the use thereof for any purpose and before making any applications to the Local Authority for planning permission or bye-law consent to obtain the consent in writing of the Landlord (which consent shall not be unreasonably withheld or delayed) to such application and to provide the Landlord with copies of the relevant application and accompanying drawings and on the granting of such planning permission or bye-law consent to supply copies thereof to the Landlord

         2.16.3 Unless the Landlord shall otherwise direct to carry out before the expiration or sooner determination of the Term any works stipulated to be carried out to the Demised Premises by a date subsequent to such expiration or sooner determination as a condition of any planning permission which may have been granted and acted upon by the Tenant during the Term.

         2.16.4 To give notice to the Landlord as soon as reasonably practicable after receipt of the same of any notice order or proposal for a notice or order served on the Tenant under any legislation and if so reasonably required by the Landlord to produce the same and at the request and cost of the Landlord to make or join in making such objections or representations in respect of any proposals as the Landlord may reasonably require.

         2.16.5 At all times during the Term to comply with all requirements from time to time of the appropriate authority in relation to means of escape from the Demised Premises in case of fire and at the expense of the Tenant to keep the Demised Premises sufficiently supplied and equipped with fire fighting and extinguishing apparatus and appliances of a type to be approved from time to time by the relevant Fire Authority and suitable in all respects to the type of user of or business manufacture process or trade carried on upon the Demised Premises which shall be open to the inspection of the Landlord and also not to obstruct the access to or means of working such apparatus and appliances by their operations at or connected with the Demised Premises

2.17     Restriction on nuisance and auctions

         2.17.1 Not to use the Demised Premises or any part thereof for any immoral purpose or for any noisy noisome dangerous or offensive trade business manufacture operation or occupation provided that the permitted user from time to time shall be deemed not to be in breach of this clause and also not to do or permit to be done thereon anything which may be or grow to the damage nuisance disturbance or annoyance of the Landlord or the occupiers of any adjoining or neighbouring premises or permit any sale by auction to be held upon the Demised Premises or any part thereof or permit the Demised Premises to be used for residential purposes or as sleeping accommodation

         2.17.2 To pay to the Landlord all proper and reasonable costs charges and expenses which may properly and reasonably be incurred by the Landlord in abating a nuisance caused by the Tenant or its servants licensees or customers and executing all such works as may be necessary for abating a nuisance in obedience to a notice served by a local or public authority on the Landlord or the Tenant in respect of the Demised Premises

         2.17.3 Not at any time to permit any musical instrument gramaphone or similar apparatus to be played or used on the Demised Premises so as to be audible from outside the Demised Premises

         2.17.4   Sound insulation

                  To comply in all respects with any scheme or requirement which may be imposed by the Local Planning Authority in connection with the sound insulation of all plant and machinery

         2.17.5   Restriction on noise

                  Without prejudice to the preceding provisions of this Clause
                  2.17 hereof to ensure that the noise from operations conducted on the Demised Premises shall not exceed

                           40 db (A) between 08.00 hours and 18.00 hours

                           35 db (A) between 18.00 hours and 22.00 hours

                           and

                           30 db (A) between 22.00 hours and 08.00 hours
              all as measured on the boundary of the Science Park

2.18     To yield up

         On the expiration or sooner determination of the Term peaceable to yield up to the Landlord the Demised Premises in a good and tenantable state of repair and condition and decoration in accordance with the covenants by the Tenant herein contained together with all additions and improvements thereto and the keys and all Landlord's fixtures and fittings of every kind now in or upon the Demised Premises or which during the Term may be affixed or fastened to or upon the same all of which shall be at the expiration or sooner determination of the Term left complete with all parts and appurtenances thereof and in proper working order and PROVIDED ALWAYS that the foregoing covenants shall not apply to any articles held by the Tenant on hire nor to the Tenant's fixtures and fittings and to make good any damage caused to the Demised Premises by the removal of tenants and trade fixtures and fittings AND PROVIDED FURTHER that if so required by the Landlord the Tenant will remove from the Demised Premises such of the Tenant's fixtures and fittings as are then installed in the Demised Premises as the Landlord shall specify to be removed making good all damage caused thereby to the Landlord's satisfaction and reinstating the Demised Premises to their original condition PROVIDED FURTHER that the Tenant may from time to time (but only with the previous consent of the Landlord) substitute for any of the Landlord's fixtures and fittings other fixtures and fittings of at least as good a kind and quality as the Landlord's fixtures and fittings and not less suitable in character

2.19     Indemnity of the Landlord

         To indemnify and keep indemnified the Landlord from and against liability for all loss damage actions proceedings claims demands costs damages and expenses of whatever nature in respect of any injury to or the death of any person or damage to any property movable or immovable or in respect of the infringement disturbance or destruction of any right easement or privilege or otherwise by reason of or arising in any way directly or indirectly out of:

         2.19.1 the state of repair or condition of the Demised Premises insofar as the Tenant is liable for such state or condition under the covenants herein contained

         2.19.2 the act omission or default of the Tenant its agents employees customers invitees or visitors whilst on or about the Science Park or the Demised Premises

         2.19.3 the construction or existence of any extensions of or alterations to the Demised Premises carried out by or on behalf of the Tenant

         2.19.4 the user of the Demised Premises and other areas of the Science Park by the Tenant or its agents employees invitees or visitors

         2.19.5 anything now or hereafter attached to or on the Demised Premises or the Science Park by or on behalf of the Tenant

2.20     Not to obstruct

         2.20.1 Not to expose or place or permit or suffer to be exposed or placed any goods articles or things whatsoever outside the Demised Premises or upon any part of the Science Park and to keep the same free from obstruction of any kind

         2.20.2 Not to stop up darken or obstruct any windows or lights or ventilators belonging to the Landlord or to other tenants of the Landlord or to tenants of other units on the Science Park or other property adjoining the Demised Premises and not to stop up cover or obstruct access to any services on the Science Park or to any fire escapes and not to give to any third party any acknowledgement that the Tenant enjoys the access of light or air to any windows or openings in the Demised Premises by the consent of such third party or to pay any sum of money to or enter into agreement with such third party for the purpose of inducing or binding him to abstain from obstructing the access of light or air to any such windows or lights or ventilators and in the event that any such third party doing or threatening to do anything which obstructs or would obstruct such access of light or air forthwith in writing to notify the same to the Landlord

         2.20.3   Prevention of acquisition of easements

                  Without prejudice to sub-clause 2.20.2 above not to permit or suffer any owner of adjoining or neighbouring property to acquire any rights of way light or air or other easements over the Demised Premises but as soon as the Tenant becomes aware thereof to inform the Landlord or the Landlord's Managing Agents in writing of any act or thing which may result in the acquisition of any right or privilege over the Demised Premises (for the purpose of enabling the Landlord if it thinks fit to do anything necessary for preventing the acquisition of any such right or privilege and to permit the Landlord and the Landlord's Managing Agents to enter and examine the Demised Premises accordingly) and at the sole cost of the Landlord to join with the Landlord in taking such steps or action as may be reasonably required by the Landlord to prevent any such right or privilege from being acquired.

2.21     To notify Landlord of defects and damage

         2.21.1 To notify the Landlord without delay upon becoming aware of any "relevant defects" of which it is aware in the state of the Demised Premises within the meaning of Section 4 of the Defective Premises Act 1972 or any statutory modification or re-enactment thereof and (without prejudice to the foregoing) to give notice thereof as soon as reasonably practicable to the Landlord of any notice or claim affecting the Demised Premises

         2.21.2 In the event of the Demised Premises being destroyed or damaged to give notice thereof immediately to the Landlord or the Landlord's Managing Agents stating the cause of such destruction or damage if the Tenant can in fact determine the cause

2.22     For sale or to let boards

         To permit the Landlord and its surveyors workmen and agents at any time during the Term for the purpose of selling or disposing of the Landlord's reversionary interest or at any time within six calendar months next before the expiration or sooner determination of the Term for the purpose of re-letting the Demised Premises to enter upon the Demised Premises and to affix and retain upon any suitable part thereof (but not so as to block any door or window) a notice board for selling or letting the same (with or without any other premises) as the case may be and the Tenant will not remove or obscure the same and will at all times throughout the Term permit all prospective purchasers or tenants by order in writing of the Landlord or its agents to enter and view the Demised Premises or any part thereof at reasonable hours in the daytime by prior appointment without interruption

2.23     Covenants

         To comply with those covenants and other matters affecting the Demised Premises and not to interfere with those rights easements or other matters (if any) affecting the Demised Premises as (in each case) are contained or referred to in the documents referred to in the Fifth Schedule.

3.       THE LANDLORD HEREBY COVENANTS WITH THE TENANT AS FOLLOWS:

3.1      Quiet enjoyment

         That the Tenant paying the rents hereby reserved and observing and performing the several covenants and stipulations on its part herein contained shall peaceably hold and enjoy the Demised Premises during the Term without any interference of the Landlord or any person rightfully claiming under or in trust for him or by title paramount

3.2      To insure

         3.2.1 Subject to such limitations exclusions and excesses as are required by the insurers normal terms of insurance to keep insured at all times throughout the Term the Demised Premises (with the Tenant's interest being noted upon the policy of insurance if the insurers so permit) against loss or damage by fire explosion lightning storm and tempest riot civil commotion and aircraft and articles dropped therefrom and (where appropriate) flooding impact by vehicle escape of water from burst pipes or other water apparatus (and in time of war against war risks under any statutory insurance scheme which may be applicable to the Demised Premises) the cost of shoring up demolition and site clearance and against such other risks as the Landlord may from time to time reasonably require together with surveyors and architect's fees and three years loss of rent (to include not only the rent currently payable but having reasonable regard to potential increases in rent pursuant to the Fourth Schedule and with any addition to the amount insured as the Landlord may reasonably decide in respect of VAT) in some insurance office of repute to a value equal to the full cost of reinstatement thereof but not necessarily facsimile reinstatement in accordance with local and statutory requirements then current and against loss of or damage to property or personal injury arising by reason of the condition of the Demised Premises or any part thereof or any building erected thereon on anything done therein and to make all payments necessary for that purpose when the same shall respectively become payable and unless the policy of insurance shall be vitiated by act or default of the Tenant or its agents licensees servants or invitees to cause all monies received by virtue of any such insurance (save any monies received in respect of loss of rent) to be forthwith laid out in rebuilding and reinstating the Demised Premises in the event of the Demised Premises being damaged or destroyed as aforesaid unless the Landlord is unable having used its best endeavours (which the Landlord agrees to do) to obtain permission for such rebuilding or reinstatement of the Demised Premises whereupon this demise shall forthwith be at an end without prejudice to any right of action of the Landlord or the Tenant in respect of any antecedent breach of covenant Provided that the Tenant shall have no clam in respect of the said insurance monies

         3.2.2 Whenever reasonably so required by the Tenant to supply to the Tenant sufficient details of such policy or policies of insurance to enable the Tenant to comply with the terms and conditions thereof together with evidence of payment of the premium

3.3 To use all reasonable endeavours to do such of the things and to provide such of the services specified in the Third Schedule hereto as the Landlord or Landlord's Managing Agents from time to time shall deem appropriate and to use its like endeavours to enforce the covenant to contribute to the expenses referred to in the Third Schedule which are contained in leases of other premises on the Science Park (as defined in the First Schedule hereto)

3.4 Unless the Landlord reasonably considers it not to be in the interest of other tenants on the Science Park (as defined as aforesaid) to use reasonable endeavours at the Tenant's request to enforce the covenants contained in leases of other premises on the Science Park (as so defined) the Tenant indemnifying the Landlord against its expenses property incurred in so far as they are not recoverable under the provisions of the other leases (or otherwise)

4.       PROVIDED ALWAYS AND IT IS HEREBY AGREED AS FOLLOWS:

4.1 Notwithstanding and without prejudice to any other remedies and powers herein contained or otherwise available to the Landlord if the rents reserved or any part thereof shall be unpaid for twenty-one days after becoming payable whether formally demanded or not or if any covenant on the Tenant's part or condition contained in this Lease shall not be performed or observed or if the Tenant for the time being (being a company) shall enter into liquidation whether compulsory or voluntary (save for the purpose of reconstruction or amalgamation whilst solvent) or pass a resolution for winding up (save as aforesaid) or suffer an administrator or an administrative receiver to be appointed or being an individual or being more than one individual any one of them shall have a receiving order made against him or become bankrupt or if the Tenant (or if there shall be more than one Tenant any of them) shall enter into composition with their or his creditors or suffer any distress or execution to be levied on their or his goods then and in any such case it shall be lawful for the Landlord at any time thereafter to re-enter upon the Demised Premises or any part thereof in the name of the whole and thereupon this demise shall absolutely determine but without prejudice to any right of action or remedy of the Landlord in respect of any breach non-observance or non-performance of any of the Tenant's covenants or any conditions herein contained

4.2      Notices

         Any notice under this Lease shall be in writing and shall be deemed well served if posted to the Registered Office of the recipient or if an individual at his last known address or in the case of the service on the Tenant at the Demised Premises by first class post recorded delivery in which case the date of service shall be the day following the date of posting

4.3      Waiver

         No demand for or acceptance of or receipt for rent by the Landlord after knowledge or notice received by the Landlord or his agents of any breach of any of the Tenant's covenants hereunder shall be or operate as a waiver wholly or partially of any such breach but any such breach shall for all purposes of these presents be a continuing breach of covenant so long as such breach shall be subsisting and the Tenant shall not be entitled to set up any such demand or acceptance of or receipt for rent by the Landlord as a defence in any action or proceeding by the Landlord

4.4      Representations

         The Tenant hereby admits that the Demised Premises have been inspected by it or on its behalf and the Tenant has entered into this Lease solely on the basis of such inspection and upon the terms hereof and not in reliance of any collateral contract warranty or representation whether written oral or implied made by or on behalf of the Landlord other than any made by the Landlord's Solicitors in reply to any enquiries raised by the Tenant's Solicitors prior to the date hereof

4.5      Value Added Tax

         For the avoidance of doubt it is hereby declared that where any party has an obligation to make payment of any amount hereunder including (without prejudice to the generality of the foregoing) the rents hereby reserved and any Value Added Tax (or other like tax excise or custom or other duty) becomes payable in respect of the supply of any goods or services to which such amount relates or by reference to which in whole or in part such amount is ascertained then the obligation shall extend to and include the Value Added Tax (or other like tax as hereinbefore mentioned) or the appropriate proportion thereof

4.6      Rent abatement

         If the Demised Premises or any part thereof shall at any time during the Term be destroyed or so damaged by fire or other insured risk as to be unfit for occupation or use then and in any such case unless the insurance of the Demised Premises shall have been forfeited or payments of the said policy monies or any part thereof refused by or in consequence of any act or default of the Tenant their licensees or agents the rent hereby reserved (without prejudice to any monies owing to the Landlord at the date of such damage or destruction) or a fair and just proportion thereof according to the nature and extent of the damage sustained shall from the date of such damage or destruction and until the Demised Premises shall have been rebuilt or reinstated and made fit for occupation or until the end of the period for which the Landlord shall have initiated loss of rent insurance (whichever shall first occur) be suspended and cease to be payable

4.7      Ending of the lease following major damage

         If at any time the Demised Premises shall be destroyed or damaged and shall not have been reinstated by the Landlord by the date on which the insurance for loss of rent effected by the Landlord expires the Tenant may at any time thereafter by notice in writing to the Landlord determine this Lease and on the tenth working day following the service of such notice this Lease shall determine but without prejudice to any rights or remedies which may then have accrued in respect of any breach of any of the covenants or provisions contained therein provided that the Tenant may not determine this Lease if the Landlord had by the date falling two years and 6 months from the date of destruction or damage commenced and is diligently proceeding with the carrying out of works to replace the damaged or destroyed parts of the Demised Premises

4.8      Construction (Design and Management) Regulations 1994

         4.8.1    In this clause:

                  (A) the expression "Regulations" means the Construction (Design and Management) Regulations 1994 and any expressions appearing in this clause which are defined in the Regulations have the same meaning and

                  (B) the expression "relevant work" means any construction work which is undertaken by the Tenant or by a person claiming under it pursuant to an obligation or a right (whether or not requiring the Landlord's consent) under this lease and for the purposes of the Regulations the Tenant irrevocably acknowledges that it, and not the Landlord, arranges the design, carrying out and construction of relevant work.

         4.8.2 The Tenant irrevocably acknowledges that it will be the only client in respect of any relevant work.

         4.8.3 Before any relevant work is commenced the Tenant shall make a declaration in accordance with Regulation 4(4) and shall forthwith serve it on the Executive and a copy of it on the Landlord.

         4.8.4 The Tenant shall comply with its obligations as client in respect of any relevant work.

         4.8.5 The Tenant shall promptly provide the Landlord with a complete copy of the health and safety file for all relevant work and (no later than the expiry of the Term) the original health and safety file.

         4.8.6 The provisions of this clause 4.9 shall apply notwithstanding that any consent issued by the Landlord in respect of any relevant work does not refer to the said provisions or to the Regulations.

4.9      Restriction on acquisition of easements

         The Tenant shall not by virtue of this demise be deemed to have acquired or be entitled to nor shall it during the Term acquire or become entitled by any means whatever in respect of the Demised Premises to any right of light or air nor any other easement from or over or affecting any other land or premises now or at any time hereafter belonging to the Landlord and not comprised in this demise save such as is necessary for the carrying on of the Tenant's business in the Demised Premises

4.10     Warranty

         Nothing herein contained or implied shall be taken to be a covenant warranty or representation by the Landlord that the Demised Premises can lawfully be used for any particular purpose or that the Demised Premises are fit for any purpose for which the Tenant may use them

4.11     Remedies for dilapidations in the state

         If at the expiration or sooner determination of the Term the Demised Premises are not in the state of repair and condition in which they should be having regard to the Tenant's covenants herein contained the Tenant shall (if so required by Landlord) pay to the Landlord on demand by way of liquidated damages:

         4.11.1 such sum shall be agreed between the parties and in default of agreement as shall be certified by an independent chartered surveyor to be appointed by the Landlord to represent in his opinion:

                  (A) the cost of putting the Demised Premises into the state of repair and condition in which they should be aforesaid and

                  (B) the rent that would have been payable under this Lease if the Term had been extended for such period as is reasonably necessary to put the Demised Premises into the state of repair and condition in which they should be aforesaid and

         4.11.2 the reasonable fees of the Landlord or its agent for the preparation and service of a Schedule of Dilapidations and of the said independent chartered surveyor for the preparation and issue of the said certificate

4.12     Removal of Tenant's property

         If at such time as the Tenant has vacated the Demised Premises after the determination of the Term either by effluxion of time or otherwise any property of the Tenant shall remain in or on the Demised Premises and the Tenant shall fail to remove the same within twenty-eight days after being requested by the Landlord so to do by a notice in that behalf then and in such case the Landlord may as the agent of the Tenant (and the Landlord is hereby appointed by the Tenant to act in that behalf) sell such property and shall then hold the proceeds of sale after deducting the reasonable costs and expenses of removal storage and sale reasonably and properly incurred by it to the order of the Tenant PROVIDED THAT the Tenant will indemnify the Landlord against any liability incurred by it to any third party whose property shall have been sold by the Landlord in the bona fide mistaken belief (which shall be presumed unless the contrary be proved) that such property belonged to the Tenant and was liable to be dealt with as such pursuant to this sub-clause

4.13     Party Walls

         As walls separating the Demised Premises from any adjoining premises shall be party walls and shall be used and repaired and maintained as such and all ceiling joists beams slabs floors and walls separating the Demised Premises from any adjoining premises shall be party structures and shall be used and repaired and maintained as such

4.14     No liability for injury etc

         The Landlord shall not be responsible to the Tenant or its servants or visitors for any injury death damage destruction caused by natural or consequential loss whether to person property or goods due directly or indirectly to any act neglect or default of any other tenant or permitted occupier for the time being of the Science Park or to the condition of the Demised Premises or any of its appurtenances

4.15     Powers of Landlord's Managing Agents

         The obligations of the Tenant under this Lease shall be enforceable in case of default as well by the Landlord's Managing Agents in their own name as by the Landlord

4.16     No compensation

         If the Lease hereby granted is within Part II of the Landlord and Tenant Act 1954 then subject to the provisions of sub-clause (2) of
         Section 38 of that Act the Tenant shall not be entitled on quitting the Demised Premises to any compensation under Section 37 of the same Act or under any corresponding provision in any Act or under any corresponding provision in any Act amending or replacing the same

4.17     Tenant's right to break

         4.17.1 The Tenant may (subject to the provisions of this clause) determine this lease as at 24th December 2009 (the "Break Date").

         4.17.2 The Tenant shall give the Landlord written notice of its intention to determine at least thirteen months before the Break Date.

         4.17.3 If the Tenant duly serves a notice under this clause it shall procure that vacant possession of the Demised Premises will be available on the Break Date free of occupation by and of any estate or interest vested in the Tenant or any third party and this lease shall not determine as a result of any notice served by the Tenant if it is in material breach of any of its covenants contained in this lease (including those contained in this clause) at the Break Date except to the extent if at all the Landlord in its absolute discretion waives compliance with any of them.

         4.17.4   If a notice is duly served and the requirements of paragraph
                  4.17.3 of this clause are first satisfied this lease shall determine on the Break Date without prejudice to:

                  (A) any rights or remedies which may have accrued to either party in respect of any breach of any of the covenants or obligations contained in it including obligations under this clause which shall continue to bind the parties; and

                  (B) the continuing obligation of the parties to account to one another on demand for any payment or allowance apportioned up to the date of determination as soon as reasonably possible thereafter.

         4.17.5 Time is of the essence of all dates and periods referred to in this clause.

4.18     Freedom to deal with Science Park

         The Landlord may at any time or times hereafter convey demise or otherwise deal with all or any of the Science Park (as defined in the First Schedule hereto) free from all or any of the covenants and conditions herein contained or subject to any other covenants conditions or otherwise as the Landlord thinks fit

4.19     Overriding lease

         If, during the Term, the Landlord grants a tenancy of the reversion immediately expectant on the determination of this lease, whether pursuant to section 19 Landlord and Tenant (Covenants) Act 1995 or otherwise, any obligation of the Tenant to obtain the consent of the Landlord under this lease to any dealing shall be deemed to include a further obligation also to obtain the consent of the lessor under such tenancy to such a dealing.

4.20     Application of Landlord and Tenant (Covenants) Act 1995

         This lease is a new tenancy for the purposes of the Landlord and Tenant (Covenants) Act 1995.

4.21     Stamp duty certificate

         It is hereby certified that there is no agreement for lease to which this lease gives effect.

5.       INTERPRETATION

         In this lease:

5.1 The singular includes the plural and vice versa and one gender includes both other genders.

5.2 Where a party comprises more than one person, obligations of that party take effect as joint and several obligations.

5.3 An obligation by the Tenant not to do (or omit) any act or thing also operates as an obligation not to permit or suffer it to be done (or omitted) and to prevent (or as the case may be) to require it being done.

5.4      References to:

                  (A) any clause or schedule are reference to the relevant clause or schedule of this lease and any reference to a sub-clause or paragraph is a reference to that sub-clause or paragraph of the clause or schedule in which the reference appears and headings shall not affect the construction of this lease;

                  (B) any right of (or obligation to permit) the Landlord to enter the Demised Premises shall also be construed as entitling the Landlord to remain on the Demised Premises, with or without equipment, and permitting such right to be exercised by all persons authorised by the Landlord;

                  (C) any consent or approval of the Landlord, or words to similar effect mean a consent in writing signed by or on behalf of the Landlord and given before the act requiring consent or approval;

                  (D) the Demised Premises (except in clause 2.11) extend, where the context permits, to any part of the Premises;

                  (E) a specific Enactment include every statutory modification, consolidation and re-enactment and statutory extension of it for the time being in force, except in relation to the Town and Country Planning (Use Classes) Order 1987, when shall be interpreted exclusively by reference to the original provisions of Statutory Instrument 1987 No 764 whether or not it may have been revoked or modified;

                  (F) the last year of the Term includes the final year of the Term if this lease determines otherwise than by passing of time and references to the expiry of the Term include that type of determination;

                  (G) rent or other sums being due from the Tenant to the Landlord mean that they are exclusive of any VAT.

IN WITNESS whereof the parties hereto have executed this instrument as their Deed the day and year first before written in the presence of the persons mentioned below

                              THE FIRST SCHEDULE

                           hereinbefore referred to

                     (Description of the Demised Premises)

ALL THAT piece or parcel of land shown for the purpose of identification edged in red on Plan A annexed hereto together with all buildings and other structures thereon and known as Unit B1 being part of the Melbourn Science and Business Park shown for the purposes of identification edged in green on Plan B annexed hereto (in this lease called the "Science Park" which expression shall mean the whole of the Science Park or such part or parts thereof as shall for the time being be vested in the Landlord) TOGETHER WITH (for the avoidance of doubt) the roof and external walls thereof floor and screed and ceilings of the unit and the joists and beams on which such floors are laid and where any floors are concrete the screed on such floors together with any tiles laid thereon and the foundations and the joists beams and slabs to which the ceilings and roof are attached

TOGETHER ALSO WITH full and free right and liberty for the Tenant and where applicable the Tenant's licensees employees and customers visiting the Demised Premises and all other persons so authorised in common with the Landlord and the occupiers of other parts of the Science Park having the right:

(1) with or without vehicles to pass and repass to and from the Demised Premises or any part thereof and the public highway over and along such roads as may from time to time during the Term be constructed upon the Science Park but not at any time to park thereon and on foot to pass and repass to and from the Demised Premises or any part thereof from such roads

(2) upon reasonable notice being given to the Landlord to enter upon the adjoining or neighbouring property of the Landlord where the same is necessary for the purpose of complying with its covenants hereunder making good all damage occasioned thereby

(3) the free and uninterrupted passage and running of water soil electricity gas and telephone and other services to and from the Demised Premises through the sewers drains watercourses conduits pipes wires and cables which are now or may hereafter during the Term be in under or over the Demised Premises or the Science Park and the connecting with the main water drainage electricity and sewage systems serving the Science Park PROVIDED ALWAYS that no liability shall fall upon the Landlord for any damages to the Tenant if there shall be any interruption or obstruction to the roads or service areas or to the said systems caused by accident flood tempest frost breakdown of any machinery acts of the Queen's forces or of the Queen's enemies riot civil commotion operation of aircraft hostile or friendly or force majeure or act of God or by any restrictions or regulations of Her Majesty's Government or any strike or work to rule or lockout of workmen whether in the employment of the Landlord or not or any other circumstances or occurrence beyond the Landlord's control

(4) the right to use any refuse disposal receptacles provided by the Landlord

(5) the exclusive right to use the eight car parking spaces coloured blue on Plan A

(6) the right of support and protection for the benefit of the Demised Premises as is now enjoyed from the other units and other parts of the Science Park

(7) for the Tenant its servants and employees to use such of the recreational areas and facilities forming part of the Science Park as are available and suitable for use without obligation on the part of the Landlord to provide the same on such terms and in accordance with such regulations as the Landlord may from time to time prescribe

EXCEPT AND RESERVED unto the Landlord the full right and liberty for the Landlord and its tenants of any adjoining premises of the Landlord on the Science Park and where applicable their licensees employees and customers visiting the said adjoining premises of the Landlord and all other persons so authorised:

(i) to build upon and use any land adjoining or near to the Demised Premises and to rebuild or alter any of the adjoining or neighbouring buildings including the right to build on or into the walls of the Demised Premises according to such plans whether as to height extent or otherwise and in such manner as shall be approved by the Landlord or its Surveyors notwithstanding any interference thereby occasioned to the access of light or air to the Demised Premises which light and air shall be deemed to be enjoyed by licence only Provided always that the Demised Premises shall not be rendered unsuitable for the user permitted under the provisions of this Lease

(ii) the free and uninterrupted passage and running of water soil electricity gas and telephone services from and to other parts of the Science Park through the sewers gutters drains channels watercourses pipes conduits cables and wires which are now or may hereafter during the term hereby granted be in under or over the Demised Premises together with full liberty and power at all times (but on reasonable notice except in case of emergency) for the Landlord with or without or others together where necessary with appliances to enter upon the Demised Premises to inspect maintain repair cleanse amend re-route relay replace or renew the said services and the Demised Premises and to install any additional services for the benefit of the Demised Premises or the other buildings on the Science Park but causing as little interference as possible with the operation of the Tenant carried on by it on the Demised Premises doing no unnecessary damage by the exercise of this right and forthwith making good any damage to the Demised Premises thereby occasioned

(iii) the right of support and protection for the benefit of the other units and all other parts of the Science Park as is now enjoyed or as will be hereafter enjoyed from the Demised Premises

(iv) the right of entry for the Landlord or the Landlord's Managing Agents or others so authorised by them for the purposes of complying with any of the Landlord's obligations hereunder or for the repair maintenance or alteration of any adjoining premises of the Landlord

(v) the right for the Landlord and its tenants of other parts of the Science Park to pass on foot only through the Demised Premises for the purpose (in case of emergency only) of gaining access to any fire escapes situate within the building of which the Demised Premises form part

                                                                         UNIT B1
                                                                          PLAN A








                                     [MAP]

                                                                          PLAN B








                                     [MAP]

                          THE SECOND SCHEDULE hereto

                      (Landlord's fixtures and fittings)

1.       MECHANICAL EQUIPMENT                                                        QUANTITY
         Each Unit:

1.2      Stelrad Ideal Elan wall hung balanced flue gas boiler with terminal         No 1 complete
         guard

1.3      Brefco fill and expansion unit comprising 12 litre vessel, filling          No 1 complete
         valve, safety valve, pressure gauge and flexible quick fit hose connection

1.4      Grundfoss U P 15 60 water pump                                              No 1

1.5      Gas solenoid shut off valve wired to thermal link over boiler and           No 1 complete
         electric knock off button

1.6      Honeywell frost thermostat                                                  No 1

1.7      Sangamo time block                                                          No 1 complete

1.8      Radiator Stelrad Accord Complete with HERZ thermostatic regulating          No 13 complete
         valves

         No thermostatic regulating valves with a BALLOFIX regulating valve at       No 2 complete
         the end of each run

1.9      Stanton DFE 70 wall mounted electric water heater                           No 1

2.       ELECTRICAL

2.1      Thorn PP40/6/5 light fitting                                                No 1

2.2      Surelux light fitting 1200 x 600 LUX 14LL 3436                              No 36

2.3

2.4      Surelux light fitting 600 x 600 Recessed LAX 1455                           No 1

2.5
2.6      Surelux light fitting 300 x 150 Emergency Light 8w recessed                 No 1

2.7      MR Light up-lighter type 1339                                               No 2

2.8      MK 711 shaver point and light                                               No 1

2.9      Power Link sockets and trunking                                             No 46 complete

2.10     CHANNEL SAFETY SYSTEM LTD 2 Zone CH2                                        No 1
         Fire Alarm Panel complete with Bezzell Plate, Bells and
         Break Glass

2.11     Surelux Canopy lights                                                       No 2

2.12     Surelux 300 x 300 recessed lamps with SAS 2  louvres                        No 3

2.13     MERLIN GREEN LTD Elect Distribution Board                                   No 1 complete

2.14     ROOF UNITS LTD model SDX Euro Flo extract fan                               No 1 complete
         and controller (kitchen)

2.15     ROOF UNITS LTD model "G" series twin extract fan                            No 1 complete
         and controller (toilet)

3.       FITTINGS

3.1      Twyford "GALERIE" WC Bowl and Cistern                                       No 2

3.2      Twyford "GALERIE" wash hand basin and taps                                  No 1

3.3      Twyford "SOLA" wash hand basin and taps (disabled                           No 1
         toilet)

3.4      Twyford Coat Hooks                                                          No 2

3.5      Twyford toilet roll holders                                                 No 2

3.6      Mirror and Plate glass 500 x 1100                                           No 1

3.7      Mirror and Plate glass 400 x 1100                                           No 1

3.8      Twyford support rails (disabled toilet)                                     No 1

3.9      Southway mini kitchen - Ref 100 OAR                                         No 1

3.10     All ironmongery to doors by ALLGOODS                                        complete

3.11     ARMSTRONG "CORTEGA" suspended ceiling mineral fireboard tiles 600 x 600     complete
         x 15mm set on Armstrong "MICROLOOK" 15 exposed grid suspension system, colour white. Ground floor only

3.12     Pendock Maxi Profile encasement of soil vent pipe                           No 2
         (kitchen) and tub stack (disabled toilet)

                              THE THIRD SCHEDULE

                                  (Services)

The Maintenance Charge shall include the following:

1. The cost of inspecting repairing maintaining renewing replacing cleansing and keeping clean and tidy

1.1 any drains sewers or other services serving the Demised Premises or any other buildings on the Science Park but excluding those within the Demised Premises and exclusively serving the same

1.2      the fences walls gates and other boundary structures

1.3      the car park spaces

2. The cost of inspecting and maintaining the landscaped hedges on the Science Park

3. Without prejudice to paragraphs (1) and (2) of this Schedule the cost of insurance repair maintenance rebuilding renewing making lighting cleansing and decoration of any parts of the Science Park which in the Landlord's or the Landlord's Managing Agents' opinion benefit more than one tenant but are not the specific responsibility of any one tenant

4. The payment by the Landlord of any rates water or other outgoings which in the Landlord's or the Landlord's Managing Agents' reasonable opinion benefit the Science Park or any part thereof and which do not fall to be paid by any other tenant on the Science Park or by the Landlord in respect of any unoccupied premises available for letting on the Science Park

5. The employment of any staff (being reasonable in number) to perform duties on the Science Park including periodical payments in respect of National Health and Insurance Payments or similar or ancillary payments required by statute to be made by the Landlord in respect of any such staff and any reasonable benefits paid by the Landlord to any such staff as a condition of employment

6. The carrying out of all works on the Science Park which are not the specific responsibility of any one tenant and which shall be reasonably necessary to comply with the doing of anything which the Landlord or the Landlord's Managing Agents consider necessary or prudent to comply with or to contest the incidents of any requirements under the Factory Act 1961 the Offices Shops and Railway Premises Act 1963 the Fire Precautions Act 1971 the Town and Country Planning Acts 1971 to 1990 and the Health and Safety Work Act 1974 and in any other legislation or order or instrument deriving validity from any of them and any

         Act or Acts for the time being in force amending or replacing the same and any future legislation or order or instrument as aforesaid of the like nature or effect

7. The provision repair maintenance and updating of sign boards for the Science Park (excluding "to let" or "for sale" signs)

8. The payment of management and other professional fees and expenses reasonably incurred by the Landlord from time to time by virtue of or in relation to any matter provided for in this Lease and the employment of any accountant solicitor surveyor or other professional person for any purpose connected with the management of the Science Park and the cost of a professional valuation (not more than once in any period of twelve months) of the Science Park for insurance purposes

9. The enforcement of any regulations relating to the use of the Science Park or any part thereof and the preparation and enforcement of any regulations which may be made by the Landlord or the Landlord's Managing Agents to amend replace or extend the same

10. The provision repair maintenance and replacement of such vehicles equipment plant tools and materials as the Landlord or the Landlord's Managing Agents may reasonably consider necessary for the provision of services or the repair improvement and maintenance of the Science Park

11. The provision maintenance and renewal of such other services facilities or amenities or the carrying out of such works to the Science Park and its appurtenances and the effecting of such insurances in respect of third party and property owners' risks and otherwise as the Landlord or Landlord's Managing Agents shall from time to time reasonably consider necessary or desirable for the use enjoyment or benefit of the Tenant jointly with other tenants on the Science Park

12. (To the extent actually utilised by the Tenant) the cost of provision of any refuse service and of providing and renewing any rubbish bins and the periodical refuse collection charged to or undertaken by the Landlord

13. The current rental value (if the premises hereinafter mentioned were available for letting) from time to time (as certified by the Landlord's surveyor or valuer by reference to other rentals payable for units on the Science Park whose certificate shall be final and binding upon the parties hereto) of premises on the Science Park provided for use by the Landlord for the general management by the Landlord of the Science Park and of premises for reception facilities or for any other facility made available by the Landlord for the mutual use and benefit of the Tenant and other tenants on the Science Park together with the cost of heating and lighting all such premises whether or not tenant shall make use of such facilities

14. The cost of borrowing any monies required to pay the cost of carrying out the Landlord's obligations under this Lease

15. The sum or sums which the Landlord shall from time to time pay by way of premium (including any increased premium payable by reason of any act or omission of the Tenant) for keeping the Demised Premises insured in accordance with the Landlord's obligation in that behalf contained in Clause 3.2 hereof

                              THE FOURTH SCHEDULE

                            (Rent and rent review)

1. In this schedule the following expressions have the respective specified meanings:

1.1 "Current Rent" means the amount of the yearly rent first reserved by this lease payable immediately before the relevant Review Date;

1.2      "Review Date" means each of:

         1.2.1 25th December in the years 2001, 2004 and 2007; and (if applicable)

         1.2.2    any date so stipulated by virtue of paragraph 6;

1.3 "Review Rent" means the yearly market rack rental value which might reasonably be expected to be payable, following the expiry of any period at the beginning of the term which might be negotiated in the open market for the purposes of fitting out, during which no rent, or a concessionary rent, is payable (and on the assumption that the lessee has had the benefit of such rent free or concessionary rent period), if the Demised Premises had been let in the open market by a willing lessor to a willing lessee with vacant possession, on the relevant Review Date, without fine or premium, for a term of ten years computed from the relevant Review Date, and otherwise upon the provisions (save as to the amount of the rent first reserved by this lease but including the provisions for rent review at three-yearly intervals) contained in this lease and on the assumption if not a fact that the said provisions have been fully complied with and on the further assumptions that:

         1.3.1 the Permitted Use and Demised Premises comply with Planning Law and every other Enactment and that the lessee may lawfully implement and carry on the Permitted Use;

         1.3.2 the Demised Premises have been fitted out and are fit for immediate occupation and operation of the Permitted Use;

         1.3.3 no work has been carried out to the Demised Premises which has diminished their rental value;

         1.3.4 in case the Demised Premises or the Science Park or any part of it has been destroyed or damaged they have been fully restored,

         but disregarding any effect on rent of:

         (i) the fact that the Tenant or any underlessee or other occupier or their respective predecessors in title has been or is in occupation of the Demised Premises;

         (ii) any goodwill attached to the Demised Premises by the carrying on in them of the business of the Tenant or any underlessee or their respective predecessors in title or other occupier; and

         (iii) (without prejudice to paragraphs 1.3.2 and 1.3.3) any works carried out to the Demised Premises during the Term by the Tenant or any permitted underlessee, in either case at its own expense in pursuance of a licence granted by the Landlord and otherwise than in pursuance of any obligation to the Landlord or any other works carried out at the Demised Premises by the Tenant under any previous tenancy whether or not so licensed by the Landlord.

1.4 "Review Surveyor" means an independent chartered surveyor appointed pursuant to paragraph 4.1 and if he is to be nominated by or on behalf of the President of the Royal Institution of Chartered Surveyors, the President shall be requested to nominate an independent chartered surveyor having not less than ten years practice next before the date of his appointment and recent substantial experience in letting and valuation of premises of a similar character and quality to those of the Demised Premises and who is a partner or director of a firm or company of surveyors having appropriate market and valuation knowledge of such premises.

2. The yearly rent first reserved and payable under this lease for each year of the Term until the first Review Date is as follows:

         (a) for the period commencing on 25th December 1998 and expiring 24th December 1999 the sum of Twenty six Thousand One Hundred and Seventh Six Pounds ((pound)26,175); and

         (b) for the period commencing on 25th December 1999 until the first Review Date the sum of Twenty Nine Thousand Two Hundred Pounds ((pound)29,200).

3. The yearly rent first reserved and payable from each Review Date until the next following Review Date or (in the case of the period commencing on the last Review Date during the Term) until the expiry of the Term shall be the higher of:

3.1      the Current Rent; and

3.2      the Review Rent.

4. If the Landlord and the Tenant shall not have agreed the Review Rent by the date three months before the relevant Review Date it shall (without prejudice to the ability of the Landlord and the Tenant to agree it at any time) be assessed as follows:

4.1 the Review Surveyor shall (in the case of agreement about his appointment) be appointed by the Landlord or the Tenant to assess the Review Rent or (in the absence of agreement at any time about his appointment) be nominated to assess the Review Rent by or on behalf of the President for the time being of The Royal Institution of Chartered Surveyors on the application of the Landlord or the Tenant;

4.2 the Review Surveyor shall act as an arbitrator and the arbitration shall be conducted in accordance with the Arbitration Act 1996; and shall be required:

         4.2.1 to give written notice to the Landlord and the Tenant inviting each of them to submit to him within such time limits as he shall reasonably stipulate a proposal for the Review Rent supported by any or all of:

                  (A)      a statement of reasons;

                  (B)      a professional rental valuation;

                  (C) information in respect of any other matters they consider relevant; and (separately and later)

                  (D) submission in respect of each other's statement of reasons, valuation and other matters; and

         4.2.2 upon written request from the Landlord or the Tenant to assess the Review Rent with a hearing and not solely upon the written submissions and other matters referred to at paragraph 4.2.1 of this schedule 4; and

         4.2.3 to give written notice to the Landlord and the Tenant if he shall appoint a Solicitor or Counsel or expert to advise and assist him on points of law and/or procedure and/or evidence which notice shall include the name of the Solicitor or Counsel or expert and details of their anticipated fees and expenses and the Landlord or the Tenant shall notify the Review Surveyor within a reasonable period if there is any objection to such appointment or the level of such fees or expenses and the Review Surveyor shall give reasonable consideration to such representations.

4.3 if the Review Surveyor refuses to act, or is or becomes incapable of acting or dies, the Landlord or the Tenant may apply to the President for the appointment of another Review Surveyor.

5. If the Review Rent has not been agreed or assessed by the relevant Review Date the Tenant shall:

5.1      continue to pay the Current Rent on account; and

5.2 pay the Landlord, within seven days after the agreement or assessment of the Review Rent, any amount by which the Review Rent for the period commencing on the relevant Review Date and ending on the quarter day following the date of payment exceeds the Current Rent paid on account for the same period, plus interest (but calculated at 2% per annum above the Midland Bank Plc base lending rate then in force) for each instalment of rent due on and after the relevant Review Date on the difference between what would have been paid on that rent day had the Review Rent been fixed and the amount paid on account (the interest being payable from the date on which the instalment was due up to the date of payment of the shortfall).

6. If any Enactment restrict the right to review rent or to recover an increase in rent otherwise payable then, when the restriction is released, the Landlord may, at any time within six months after the date of release, give to the Tenant not less than one month's notice requiring an additional rent review as the next day following quarter day which shall for the purposes of this lease be a Review Date.

7. As soon as possible after any increase in rent is agreed or determined pursuant to this Fourth Schedule, a memorandum recording the increase shall be signed on behalf of the Landlord and the Tenant respectively and exchanged between them.

                              THE FIFTH SCHEDULE

                               (Covenants, etc.)

All rights easements quasi-easements privileges and other matters affecting the Demised Premises as are referred to in the Property and Charges Registers of Title No. CB 95837 so far as the same may be applicable to the Demised Premises.

                                SIXTH SCHEDULE

                       (Authorized Guarantee Agreement)

The Assignor agrees with the Landlord that from the Assignment during the period that the Lease is vested in the Assignee:

1.1 the rent reserved by the Lease (whether or not ascertained as to amount) and other sums payable by the Assignee shall be duly paid and that all the tenant's obligations contained in the Lease shall be performed and observed as required by the Lease and that if there is any breach of the tenant's obligations the Assignor shall comply with the obligations in respect of which the Assignee shall be in default and shall on demand pay to the Landlord an amount equivalent to the rents or other sums not paid and/or any loss damage costs charges expenses or any other liability incurred or suffered by the Landlord as a result of the breach and shall otherwise indemnify and hold harmless the Landlord against all actions claims costs damages demands expenses losses and proceedings arising from or incurred by the Landlord as a result of such non-compliance;

1.2 if any liquidator or other person having power to do so disclaims the Lease and if the Landlord by written notice served within three months after the date of disclaimer (the "Relevant Trigger Event") require the Assignor to accept a lease of the Premises (for a term computed from the date of the Relevant Trigger Event to the date on which the Term (as defined in the Lease) would have expired by effluxion of time and at the same rents and subject to the same covenants conditions and provisions as are reserved by and contained in the Lease immediately before the Relevant Trigger Event and with coincidental rent review dates (as defined in the Lease) (the said new lease to take effect as from the date of the Relevant Trigger Event) the Assignor shall forthwith accept such lease accordingly and execute and deliver to the Landlord a counterpart of it and indemnify the Landlord on demand against the costs incurred on the grant of the new lease;

1.3 without prejudice to the rights of the Landlord against the Assignee the Assignor shall be a principal debtor in respect of its obligations under this clause and not merely a surety and accordingly the Assignor's liability shall not be discharged by any act or thing by which it would not have been discharged if the Assignor had been a principal debtor;

1.4 the Assignor shall pay all charges (on a full indemnity basis) reasonably incurred by the Landlord in enforcing the Assignor's obligations under this deed.

2. The Landlord agreed with the Assignor that it will notify the Assignor in writing within ten working days of receiving notice that the Lease is no longer vested in the Assignee.

THE COMMON SEAL of SUN LIFE                   )
PENSIONS MANAGEMENT LIMITED                   )
was hereunto affixed in the presence of:      )


                                     __________________________________



                                     __________________________________

                            DATED 23/RD/ AUGUST 1999


                     SUN LIFE PENSIONS MANAGEMENT LIMITED


                                      and


                     CAMBRIDGE ANTIBODY TECHNOLOGY LIMITED



           _________________________________________________________

                                     LEASE
                                      of
                         Unit B2 Melbourn Science and
                 Business Park, Melbourn, South Cambridgeshire

           _________________________________________________________




NOTE:     This Lease is a new tenancy for the purposes of the Landlord and
     Tenant (Covenants) Act 1995.


                                           Herbert Smith
                                           Exchange House
                                           Primrose Street
                                           London EC2A 2HS
                                           Tel: 0171-374 8000
                                           Fax: 0171-374 0888
                                           Ref: 2065/2174/30794054

THIS LEASE is made the 23/rd/ day of August, 1999

BETWEEN:

(1) SUN LIFE PENSIONS MANAGEMENT LIMITED (Company Number 01105141) whose registered office is at 107 Cheapside London EC2V 6DU (hereinafter called the "Landlord") and

(2) CAMBRIDGE ANTIBODY TECHNOLOGY LIMITED (Company Number 2451177) whose registered office is at The Science Park Melbourn Cambridgeshire SG8 6JJ (hereinafter called the "Tenant")

WITNESSETH as follows:

1. The Landlord hereby demises unto the Tenant ALL THOSE PREMISES more particularly described in the First Schedule hereto together with the Landlord's fixtures and fittings therein set out in the Second Schedule hereto (all which premises are hereinafter referred to as the "Demised Premises") TO HOLD the same unto the Tenant for the term of twelve years subject to the provisions for earlier determination in Clause
         4.17 from and including 25/th/ December 1998 (the "Term") PAYING
         THEREFOR:

         FIRSTLY, yearly and proportionately for any part of a year, the rent specified in the Fourth Schedule, by equal quarterly payments in advance on the usual quarter days in every year, the first such payment or a proportionate part of it (being a proportionate part of the rent specified in paragraph 2 of the Fourth Schedule from the date hereof to the first anniversary of the date from which the Term is calculated, after deduction of the quarterly instalments of such yearly rent payable on the intervening usual quarter days) to be made on the date hereof;

         SECONDLY on demand by way of additional rent (and the Landlord's remedies for recovering rent in arrears shall apply hereto) a sum representing interest at the rate of four pounds per centum per annum above the Midland Bank Plc base lending rate in force at the date the rent falls due upon any payment of rent outstanding and unpaid upon the date when the payment of rent fell due and upon any other sum or sums of money payable under the terms of this Lease by the Tenant to the Landlord which shall remain unpaid the interest to be charged from the date upon which the payment of rent fell due or the said sum or sums was or were (as the case may be) demanded in writing throughout the entire period during which the payment of rent or other sum or sums remain outstanding or unpaid Provided always that this Clause shall not prejudice in any way the Landlord's right of re-entry contained in Clause 4.1 hereof

         THIRDLY as additional rent a proportionate part (hereinafter called "the service rent") of the Maintenance Charge (which expression in this Lease shall mean the aggregate in any one year of the costs expenses provisions liabilities and payments properly incurred or otherwise provided for by the Landlord in relation to the matters set forth in the Third Schedule hereto) being subject to the following terms and provisions:

1.1 the amount of the service rent shall be ascertained and certified annually by a certificate (hereinafter called "the certificate") signed by the Landlord or its Managing Agents (which expression in this Lease shall mean the Agents (if any) nominated by the Landlord and for the time being thereunder duly authorised by the Landlord and includes their sub-agents to whom if requested by the Landlord in writing all communications intended for the Landlord shall be addressed) so soon after the end of the Landlord's financial year as may be practicable and shall relate to such year in manner hereinafter mentioned

1.2 the expression "the Landlord's financial year" shall mean the period from the First day of April to the Thirty-first day of March or such other annual period as the Landlord may in its discretion from time to time determine

1.3 a copy of the certificate for each such financial year shall be supplied by the Landlord to the Tenant on written request and without charge to the Tenant

1.4 the certificate shall contain a fair and accurate summary of the Landlord's said expenses and outgoings incurred by the Landlord during the Landlord's financial year to which it relates and the certificate (or a copy thereof duly certified by the person by whom the same was given) shall be conclusive evidence for the purposes hereof of the matters which it purports to certify save in case of manifest error or mis-statement

1.5 the annual amount of the service rent payable by the Tenant as aforesaid shall be:

         (A) a percentage of the Maintenance Charge which is calculated by comparing the gross internal floor area of the Demised Premises with the total gross internal floor area of all premises (including the Demised Premises) let or available for letting (including any premises the freehold of which has been sold by the Landlord but subject to the payment to the Landlord of a service charge contribution) from time to time on the Science Park (as defined in the First Schedule) and the determination of such percentage by the Landlord or its Managing Agents shall be final

         (B) together with the whole of the insurance charge set forth in Paragraph 15 of the Third Schedule

1.6 on the usual quarter days in each year during the Term the Tenant shall pay to the Landlord such a sum (hereinafter referred to as "advance payment") in advance and on account of the service rent for the Landlord's financial year then current as the Landlord or its Managing Agents shall from time to time specify to be fair and reasonable

1.7 within a reasonable period after the end of each Landlord's financial year the Landlord shall furnish to the Tenant an account of the service rent payable by the Tenant for that year due credit being given therein for the advance payments made by the Tenant in respect of the said year and upon the furnishing of such account there shall be paid by the Tenant to the Landlord the service rent or any balance found payable or there shall be allowed or (after the expiry of the Term) repaid by the Landlord to the Tenant any amount which may have been overpaid by the Tenant by way of advance payment as the case may require PROVIDED ALWAYS that the provisions of this sub-clause shall continue to apply notwithstanding the expiration or sooner determination of the Term but only in respect of the period down to such expiration or sooner determination as aforesaid

1.8 it is hereby agreed and declared that the Landlord shall not be entitled to re-enter under the provision in that behalf hereinafter contained by reason only of the non payment by the Tenant of any advance payment as aforesaid prior to the issue of the certificate for the preceding financial year but nothing in this Clause or this Lease contained shall disable the Landlord from maintaining an action against the Tenant in respect of non payment of any such advance payment notwithstanding that the certificate had not been issued at the time of the proceedings subject nevertheless to proof in such proceedings by the Landlord that the advance payment demanded and unpaid is of a fair and reasonable amount having regard to the prospective service rent ultimately payable by the Tenant

2.       THE TENANT HEREBY COVENANTS WITH THE LANDLORD AS FOLLOWS:

2.1      To pay Rent

         To pay the rents hereby reserved and made payable on the days and in manner aforesaid without any deductions or set off and (unless the Landlord agrees otherwise) to pay the rent first reserved (together with any VAT on it) by Banker's standing order.

2.2      To pay Outgoings

         2.2.1 From time to time and at all times throughout the Term to pay and discharge all existing and future rates taxes duties charges community charges and assessments surcharges impositions and outgoings whatsoever whether parliamentary local or of any other description which now are or may at any time during the Term be assessed imposed or charged upon or payable in respect of the Demised Premises or any part thereof or upon the owner or occupier in respect thereof or payable by either in respect thereof and whether of national or local and whether of a capital or revenue nature and even though of a wholly novel character provided that the Tenant shall not in any event be liable for any payments as shall be occasioned by any development disposition of or dealing with the ownership of any estate or interest expectant in reversion on the determination of the Term or subject to

                  Clause 4.6 hereof upon the rents received by the Landlord

         2.2.2 To pay all charges for water, gas and electricity (including meter rents) consumed in the Demised Premises during the Term.

         2.2.3 To keep the Demised Premises in rateable occupation during the last three months of the Term or such longer period as The Secretary of State may specify as "the standard period" for the purpose of Section 42 of the Local Government Planning and Land Act 1980

         2.2.4 Immediately and in any case within seven days of receipt of any proposal by the Valuation Officer or Rating Authority respecting the rating assessment of the Demised Premises to give notice thereof to the Landlord and not to agree to any such proposal without the Landlord's written consent (such consent not to be unreasonably withheld or delayed)

2.3      To repair and keep clean and tidy

         2.3.1 Subject always to the proviso hereinafter appearing well and substantially to repair cleanse maintain and keep in good and substantial repair and condition the Demised Premises and without prejudice to the generality of the foregoing well and substantially to repair and keep in repair and maintain all party walls (jointly with tenants of adjoining premises) and all fencing and boundary walls lighting heating and ventilation and drainage systems plate glazing water gas and other installations fire fighting equipment and all other machinery and Landlord's fixtures and fittings in the Demised Premises and exclusively serving the same and all sewers drains channels watercourses gutters rainwater and soil pipes and cables and supply lines exclusively serving the same (damage by any of the insured risks save where the insurance moneys shall be irrecoverable in consequence of any act or default of the Tenant or its agents licensees servants or invitees or damage to the Tenant's trade fixtures fittings and stock (if any) only excepted)

         2.3.2 To keep the Demised Premises maintained to a good standard of decorative order and properly clean and, as often as necessary and at least once in every third year as to the exterior of the Demised Premises and once in every fifth year as to the interior of the Demised Premises and also in the last year of the Term (but not twice in any period of 18 months), to redecorate and treat the Demised Premises with appropriate materials in good and workmanlike manner (and during the last year of the Term in a colour scheme and with materials approved by the Landlord).

         2.3.3 Without prejudice to the generality of the foregoing to clean all glazing (both inside and outside and including frames) in the Demised Premises as often as shall reasonably be necessary but not less than once in every three months

         2.3.4 To clean the brickwork cladding and other finishes in a workmanlike manner as often as shall reasonably be considered necessary by the Landlord

         2.3.5 Immediately preceding the determination of the Term (howsoever determined) to thoroughly clean and scour the external and internal parts of the Demised Premises and leave the same clean and secure in every respect on the last day of the Term

         2.3.6 To make good all damage caused to the Demised Premises and all other parts of the Science Park (as defined in the First Schedule hereto) by the Tenant its servants agents or licensees or caused in the furtherance of theft and within one month (or within twenty-four hours in case of emergency) after service upon the Tenant by the Landlord of a notice in writing specifying any repairs for which the Tenant is responsible and necessary to be done to commence and thereafter proceed diligently to complete the execution of such repairs and the cost thereof shall be a debt due from the Tenant to the Landlord and be forthwith recoverable by action and the Landlord's remedies for recovering rent in arrears shall apply hereto

         2.3.7 To pay to the Landlord forthwith upon written demand (and the Landlord's remedies for recovering rent in arrears shall apply hereto) the reasonable cost to the Landlord of inspecting repairing maintaining renewing replacing any party walls separating the Demised Premises from any adjoining premises in case of failure by the Tenant to comply with its obligations under Clause 2.3.1. of this Lease

         2.3.8 To take all steps necessary to prevent the freezing of water pipes in the Demised Premises

         PROVIDED ALWAYS that the Tenant shall not be liable hereunder for latent or inherent defects in the Demised Premises.

2.4 Landlords discretion as to painting and repairs and of making regulations

         To abide by the decision of the Landlord or the Landlord's Managing Agents as to whether and the time and manner in which any work ought to be done pursuant to the covenants in sub-clause 2.3. of this Clause and to comply with their reasonable directions in that behalf and as to the mode of bringing telephone communication wires into the Demised Premises and to abide by all reasonable regulations from time to time in force (written details of which shall have first been given to the Tenant) relating to the use of any parts of the Science Park which the Tenant is entitled to use but which are not included in the Demised Premises the Landlord being entitled to make and from time to time amend any such regulations as it shall at its discretion think appropriate for the preservation of the quality and character of the Science Park and the amenities thereof and the wellbeing of its occupants (including but without limiting the generality of the foregoing regulations restricting the use of the Science Park but not the Demised Premises for such periods as the Landlord shall deem reasonably necessary or expedient in the interests of safety expedition of repairs or decorations or otherwise)

2.5      Restriction on effluent and rubbish

         2.5.1 Not to discharge into the drains of the Landlord any effluent other than storm water or into the sewers of the Landlord any effluent other than sewerage water and soil otherwise than as authorised by licence issued by Anglian Water Plc or Geodesys Limited or other drainage authority for the time being having jurisdiction in relation to the Science Park and strictly in compliance with all conditions regulations and requirements attaching to such license PROVIDED THAT the Tenant shall at all times indemnify the Landlord in relation to any liability for contamination or other costs, claims or damage whatsoever or howsoever arising from and directly attributable to such discharge and not to wash down vehicles of any type on any part of the Science Park

         2.5.2 To supply to the Landlord within 7 days of a request therefor a copy of any licence obtained by the Tenant pursuant to Sub-Clause 2.5.1. above.

         2.5.3 Not to form any refuse dump or rubbish or scrap heap on the Demised Premises or in any yard passageway staircase or balcony adjacent thereto but to remove as frequently as reasonably necessary all refuse rubbish and scrap and all used tins cans boxes and other containers which may have accumulated on the Demised Premises and to use the refuse disposal receptacles (if any) provided by the Landlord and to keep the Demised Premises generally free from weeds deposit of materials or refuse and clean and tidy and not to bring or keep or suffer to be brought or kept upon the Demised Premises or on any part of the Science Park anything which is or may become untidy unclean unsightly or in any way detrimental to the amenity of the neighbourhood and within two working days to comply with the requirements of any written notice from the Landlord to restore any amenity injured as aforesaid and in the event of the Tenant failing to comply with such notice the Landlord shall be entitled to enter upon the Demised Premises or elsewhere on the Science Park and carry out any works necessary to comply with such notice and to recover the reasonable cost thereof from the Tenant which shall at the option of the Landlord be recoverable from the Tenant as rent in arrear

2.6      To permit entry for inspection

         2.6.1 To permit the Landlord or the Landlord's Managing Agents or such workmen as may be authorised in writing by them respectively at all reasonable times within forty-eight hours of notice in writing from the Landlord to the Tenant (except in case of emergency when no notice shall be required) to enter the Demised Premises and take a plan and examine the state of repair and condition of the same and to keep inventories of the fixtures and things to be surrendered at the expiry of this Lease and within one calendar month or sooner if requisite after notice in writing to the Tenant of all defects and wants of reparation for which the Tenant is liable under the covenants on his part herein contained found on such examination shall have been given or left at the Demised Premises to proceed diligently to repair and make good the same according to such notice and the covenants and conditions and in accordance with the requirements of the Landlord or the Landlord's Managing Agents and in case the Tenant shall make default in so doing within one month of the service of such notice (or within twenty-four hours in case of emergency in the opinion of the Landlord) it shall be lawful for workmen and others to be employed by the Landlord to enter upon the Demised Premises and repair and restore the same and all costs and expenses incurred thereby and Value Added Tax thereon (including Surveyor's and other professional fees) shall on demand be paid by the Tenant to the Landlord and if not so paid shall be recoverable by the Landlord as rent in arrear

         2.6.2 To permit the Landlord or its Agents or workmen at all reasonable times within forty-eight hours of notice in writing from the Landlord to the Tenant (except in case of emergency when no notice shall be required) to enter upon the Demised Premises for the purpose of executing repairs additions or alterations painting and redecoration to or upon any adjoining or neighbouring premises or for making repairing renewing or connecting or cleansing any services belonging to or leading from the same such persons causing as little inconvenience or interruption to business as possible and making good to the reasonable satisfaction of the Tenant all damage to the Demised Premises thereby occasioned

         2.6.3 The Tenant shall indemnify the Landlord from and against all liability whatsoever including all actions proceedings costs claims and demands brought or made against the Landlord under or by virtue of the Defective Premises Act 1972 or any Act or Acts for the time being amending or replacing the same or any regulations or orders made thereunder in the event of the Landlord exercising the right to enter the Demised Premises to carry out any description of maintenance or repair thereof under the power contained in sub-clause 2.6.1. of this sub-clause

2.7      Restriction on Alterations

         2.7.1 Not to make any structural alterations to the Demised Premises or any part thereof nor to erect any new buildings or extensions thereon and without prejudice to the generality of the foregoing not to install any outlets for pipes wires cables or flues through the walls doors or windows of the Demised Premises (save as hereinafter contained) Provided always that the cutting of one or more doors or similar openings in a wall or walls separating the Demised Premises from any adjoining premises occupied by the Tenant shall not for the purposes of this sub-clause be regarded as a structural alteration and shall require the consent of the Landlord under Clause 2.7.2

         2.7.2 Not without the previous consent in writing of the Landlord such consent not to be unreasonably withheld or delayed (and then only in accordance with plans previously approved in writing by the Landlord such approval not to be unreasonably withheld or delayed and subject to conditions reasonably imposed by and under the supervision and to the reasonable satisfaction of the Landlord or its Surveyors or Architects) to make any non-structural alterations or additions to the Demised Premises (excepting the installation of or alterations to internal demountable partitioning for which no consent will be necessary) and if required by the Landlord to reinstate all such approved alterations and modifications (including demountable partitioning) at the end of the Term (or (if earlier) in the case of works to create an opening in walls separating the Demised Premises from adjoining premises occupied by the Tenant the date on which the adjoining premises cease to be occupied by the Tenant) to the reasonable satisfaction of the Landlord or its Surveyor.

         2.7.3 At the expiry of the Term (howsoever determined) (or (or earlier) in the case of works to create an opening in walls separating the Demised Premises from adjoining premises occupied by the Tenant the date on which the adjoining premises cease to be occupied by the Tenant) if and to the extent required by the Landlord to remove all alterations or additions made to the Demised Premises or any part by the Tenant or its predecessors in title prior to the date of this lease pursuant to any previous tenancy of the Demised Premises under which the Tenant or any predecessor in title of the Tenant was permitted to carry out alterations to the Demised Premises subject to a liability to reinstate and where the Tenant or the predecessor in title did not reinstate the alterations on the determination of that tenancy and to restore and make good the Demised Premises in a good and workmanlike manner to the condition and design which existed before the alterations were made to the reasonable satisfaction of the Landlord or its surveyor.

2.8      Not to affix heavy apparatus or exceed loads or overload services

         2.8.1 Not to affix to the structure or any part of the Demised Premises any heating apparatus ducting pipes or electric power cables or any crane or hoist for the lifting or transport of merchandise or other goods without the written permission of the Landlord first obtained such permission not to be unreasonably withheld or delayed such permission to be hereby deemed and acknowledged in relation to any such apparatus pipes cables crane or hoist affixed to the Demised Premises by the

                  Tenant prior to the date hereof pursuant to any previous lease.

         2.8.2 Not to suspend or permit or suffer to be suspended any heavy load from the ceilings or main structure of the Demised Premises nor load or use or permit or suffer to be loaded or used the floor or structure of the Demised Premises in any manner which will in any way impose a weight or strain in excess of that which such premises are constructed to bear with due margin for safety or which will in any way strain or interfere with the structural members thereof

         2.8.3    Not to overload the services to the Demised Premises

         2.8.4 To pay to the Landlord on demand all reasonable costs reasonably incurred by the Landlord in obtaining the opinion of a suitably qualified engineer as to whether the Tenant has been in breach of this sub-clause 2.8 and the Landlord's remedies for recovering rent in arrears shall apply hereto

2.9      Not to avoid insurance

         2.9.1 Not to do or permit or suffer to be done anything (save that the permitted use from time to time shall not be deemed to be a breach of this covenant) whereby the policy or policies of insurance of the Demised Premises and/or the adjoining or neighbouring premises of the Landlord may become void or voidable and to comply with all reasonable recommendations and requirements of the insurers as to fire precautions relating to the Demised Premises

         2.9.2 To pay to the Landlord on demand any increased premium which the Landlord may be reasonably required to pay under any insurance policy in respect of the Demised Premises or any other property of the Landlord arising from the user as hereinafter mentioned of the Demised Premises and all such payment shall be added to the rent hereinbefore reserved and shall be recoverable as rent

         2.9.3 In the event of the Demised Premises or any part thereof being destroyed or damaged by any of the insured risks and the insurance moneys under any insurance against the same effected thereon by the Landlord being wholly or partly irrecoverable by reason solely or in part of any act or default of the Tenant or its agents licensees servants or invitees then and in every such case the Tenant will forthwith (in addition to the said rent) pay to the Landlord the irrecoverable proportion of the cost of completely rebuilding and reinstating the same

         2.9.4 Not to effect any policy of insurance of its own in respect of risks covered by the insurance effected by the Landlord of the Demised Premises (and in default any insurance money received by or payable to the Tenant shall become the property of the Landlord)

2.10     Dangerous substances

         2.10.1 Not to keep or permit or suffer to be kept on the Demised Premises any material liquid or gas of a dangerous combustible corrosive explosive flammable radio-active or offensive nature otherwise than in accordance with the provisions of any relevant Act or Acts of Parliament or regulations made thereunder or issued by the Health and Safety Executive or any other like statutory body for the time being in force and after due notice to the Landlord and the insurers of the Demised Premises and payment of every increased or extra premium which ought properly to be paid and in any event not to store in the Demised Premises materials the keeping of which may contravene any statute order or regulation or bye-law

         2.10.2 If it shall be necessary for the Landlord or any tenant of any unit adjoining the Demised Premises to carry out any work to such adjoining unit as a result of the storage in the Demised Premises or any of the substances mentioned in sub-clause
                  2.10.1 hereof then the Tenant shall forthwith on demand pay to the Landlord or such adjoining tenant the cost incurred in carrying out such work as aforesaid

         2.10.3 Within seven days of a request by the Landlord to supply to the Landlord copies of any applications made by the Tenant to any statutory or other authority or body for consent to keep any of the matters referred to in sub-clause 2.10.1 hereof on the Demised Premises together with copies of any licenses issued pursuant to any such applications

2.11     Dealings with the lease

         2.11.1 Not to transfer, mortgage, charge, hold on trust for another, underlet or otherwise part with possession of any part (as distinct from the whole) of the Demised Premises or agree to do so.

         2.11.2 Not to transfer, hold on trust for another, underlet or otherwise part with possession of the whole of the Demised Premises or agree to do so, except that the Tenant may transfer or underlet the whole of the Demised Premises if, before the transfer or underletting is completed, the Tenant complies with the conditions described in clause 2.11.3 or clause 2.11.4, as applicable.

         (Assignment)

         2.11.3 The conditions (which are specified for the purposes of section 19(1A) of the Landlord and Tenant Act 1927 and which operate without prejudice to the Landlord's right to withhold consent on any reasonable ground) applying to a transfer of the whole of the Demised Premises are:

                  (A) that the Tenant enters into an authorised guarantee agreement, as defined in section 16 of the Landlord and Tenant (Covenants) Act 1995, with the Landlord in the form of the draft set out in the Sixth Schedule hereto; and

                  (B) that any guarantor of the Tenant's obligations guarantees to the Landlord that the Tenant will comply with the authorised guarantee agreement in a form which the Landlord reasonably requires; and

                  (C) that, subject as provided in paragraph ((D)) and if the Landlord so reasonably requires, the proposed assignee procures one, but not both, of the following:

                           (1) covenants with the Landlord by an additional guarantor or guarantors approved by the Landlord (who shall act reasonably in giving its approval), in terms having a form and content reasonably required by the Landlord; or

                           (2) a deposit with the Landlord of an amount in cleared funds equal to half of the then current yearly rent first reserved by this lease and an amount equal to VAT on that amount, on terms which the Landlord reasonably requires; and

                  (D) if the proposed transfer is to a Group Company (which expression shall have the meaning set out in Section 42 of the Landlord and Tenant Act 1954); and

                           (1) if the Tenant's obligations, or any of them, are guaranteed by another Group Company, that such Group Company covenants with the Landlord terms having a form and content reasonably required by the Landlord; or

                           (2)      if the Tenant's obligations are not
                                    guaranteed by another Group Company and if the transferee is not, in the Landlord's reasonable opinion, of equal financial standing to the Tenant, that the proposed transferee procures covenants by a Group Company other than the Tenant and the transferee and which is, in the Landlord's reasonable opinion, of equal financial standing to the Tenant, in a form which the Landlord reasonably requires; and

                           (3) whether or not paragraph (D)(1) or (2) applies, if the Tenant's obligations, or any of them, are secured by a security deposit, the proposed transferee procures a deposit with the Landlord of the amount and on terms described in paragraph (C)(2); and

                  (E) that the Landlord's consent, which will not be unreasonably withheld, is obtained to, and within two months before, the transfer.

         (Underletting)

         2.11.4   Not to underlet the whole of the Demised Premises except:

                  (A)      to a person who has covenanted with the Landlord:

                           (1) to observe the Tenant's obligations in this Lease (other than the payment of rents);

                           (2) not to transfer the whole of the Demised Premises without the Landlord's consent (which shall not be unreasonably withheld if the conditions which are referred to in clause 2.11.3 are first satisfied); and

                           (3) not to transfer part of the Demised Premises or to underlet or otherwise part with possession or share the occupation of the Demised Premises or any part of them;

                  (B) by reserving as a yearly rent, without payment of a fine or premium, an amount equal to their then open market rack rental value such rent to be approved by the Landlord (who shall not unreasonably withhold it) and to be payable by equal quarterly instalments in advance on the usual quarter days and by reserving, as additional rents, amounts equal to and payable at the same times as the other rents reserved by this lease;

                  (C) by a form of underlease (which does not express any sum to be payable by reference to a percentage or proportion of the rent or any other sum payable under this lease, but which requires it to be payable and assessed in accordance with the same principles as are required by this lease) to be approved by the Landlord, such approval not to be unreasonably withheld;

                  (D)      by a form of underlease which requires:

                           (1) the principal rent reserved by it to be reviewed upwards only at each of those Review Dates which will occur during the sub-term, in accordance with the same principles which apply to rent reviews under this lease;

                           (2) the underlessee to observe the Tenant's obligations (other than the obligation to pay rents under this lease) to the extent they relate to the Demised Premises and containing:

                               (a)       a condition for re-entry by the
                                         underlessor on breach of any obligation
                                         by the underlessee;

                               (b) a qualified covenant not to transfer the whole of the Demised Premises (subject to prior compliance with conditions as set out in clause 2.11.3) and an unqualified covenant not to transfer part of the Demised Premises or to underlet or otherwise part with possession or share the occupation of the Demised Premises or any part of them;

                               (c) an agreement excluding sections 24 to 28 inclusive of the Landlord and Tenant Act 1954 in relation to the underlease, pursuant to an Order duly made under section 38(4) of that Act; and

                  (E) with the Landlord's consent, issued within two months before completion of the underletting, which consent (subject to compliance with the foregoing conditions precedent shall not be unreasonably withheld.

         2.11.5 To enforce the observe by every underlessee of the provisions of the underlease and not expressly or impliedly to waive any breach of them, nor to vary the terms of any underlease.

         2.11.6 Not to agree any reviewed rent payable under an underlease until the principal rent reserved by this Lease has been reviewed and agreed in accordance with the provisions of the Fourth Schedule hereto.

         (Sharing occupation)

         2.11.7 Not to share the occupation of the Demised Premises or any part of them.

  2.12   Notifying Landlord of dealings with the lease

         2.12.1 Within ten working days after any disposition or devolution of this lease, or of any estate or interest in or derived out of it, to give the Landlord notice of the relevant transaction with a certified copy of the relevant document, and to pay the Landlord a fair and reasonable fee of not less than twenty five pounds for registering each notice.

         2.12.2 To notify the Landlord of particulars of the determination of every rent review under any underlease of the Demised Premises within fourteen days after the date of determination.

2.13     To pay costs of notices and consents and orders

         2.13.1 To pay all proper and reasonable costs charges and expenses (including Solicitors costs and Surveyors fees) incurred by the Landlord in any proceedings under Sections 146 and 147 of the Law of Property Act 1925 or any statutory provision replacing the same notwithstanding that forfeiture is avoided otherwise than by relief granted by the Court

         2.13.2 To reimburse to the Landlord on demand all proper and reasonable fees costs charges and expenses incurred or suffered by the Landlord arising out of or in connection with or incidental to any application or request by the Tenant in connection with the Demised Premises or any provisions of this Lease whether or not the same shall be proceeded with by the Tenant or shall be granted subject to conditions or arising out of or in connection with any steps in connection with the preparation and service of a Schedule of Dilapidations during or within ninety days after the expiry of sooner determination of the Term or within ninety days after the Tenant vacates the Demised Premises whichever shall be the later (but in relation only to dilapidations occurring during the Term)

         2.13.3 To pay all proper and reasonable legal costs and disbursements incurred by the Landlord in the recovery of arrears of rent and any other monies due hereunder from the Tenant to the Landlord and proceedings in connection therewith

2.14     User

         2.14.1 Subject to sub-clause 2.16 hereof to use the Demised Premises for such use within Class B1 of the Town and Country Planning (Use Classes) Order 1987 as shall be first approved in writing by the Landlord (such consent not to be unreasonably withheld or delayed where the proposed use is compatible with uses on a Science Park and does not conflict with good estate management) and for no other purpose

         2.14.2 Not to use the car parking spaces on the Science Park allocated to the Tenant pursuant to the provisions of the First Schedule otherwise than for parking private motor cars of the Tenant its employees and visitors

2.15     Advertisements and signs

         2.15.1 Not to affix or permit to be affixed or exhibited to or upon any part of the exterior of the Demised Premises or on the interior visible from the exterior any placard poster sign notice or advertisement save those of a type size and in positions approved in writing by the Landlord

         2.15.2 At the end of the Term (howsoever determined) and if so required by the Landlord to remove such placard poster sign or advertisement from the Demised Premises and to make good to the reasonable satisfaction of the Landlord or its Surveyors any damage caused to the Demised Premises by such removal

         2.15.3 Always to display and maintain a suitable sign in a location reasonably prescribed by the Landlord showing the name (or trading name) of every permitted occupier of the Demised Premises

2.16     To comply with statutory provisions

         2.16.1 At all times during the Term to observe and comply in all respects with the provisions and requirements of any and every enactment (which expression in this covenant includes as well any and every Act of Parliament already or hereafter to be passed as any and every order regulation and bye-law already or hereafter to be made under or in pursuance of any such Act) so far as they relate to or affect the user of the Demised Premises or any additions or improvements thereto or the user thereof for the purpose of any manufacture process trade or business or the employment therein of any person or persons or any fixtures machinery plant or chattels for the time being affixed thereto or being thereupon or used for the purposes thereof and to execute all works and provide and maintain all arrangements which by or under any enactment or by any government department local authority or other public authority or duly authorised officer or court of competent jurisdiction acting under or in pursuance of any enactment are or may be directed or required to be executed provided and maintained at any time during the Term upon or in respect of the user of the Demised Premises or any additions or improvements thereto or in respect of any such user thereof or employment therein of any person or persons for fixtures machinery plant or chattels as aforesaid whether by the Landlord or Tenant thereof and to indemnify the Landlord at all times against all costs charges and expenses of or incidental to the execution of any works or the provision or maintenance of any arrangements so directed or required as aforesaid and not at any time during the Term to do or omit or suffer to be done or omitted on or about the Demised Premises any act or thing by reason of which the Landlord may under any enactment incur or have imposed upon him or become liable to pay any penalty damages compensation costs charges or expenses and to keep the Landlord effectually indemnified against all such compensation damages penalties costs charges or expenses

         2.16.2 At all times during the Term to comply in all respects with the provisions and requirements of any Town and Country Planning Act or Acts for the time being in force and any regulations and orders made thereunder and all licenses consents permissions (to the extent such permissions shall be implemented) and conditions (if any) granted or imposed thereunder or under any enactment repealed thereby so far as the same respectively relate to or affect the Demised Premises or any part thereof or any operations works act or things already or hereafter to be carried out executed or done or omitted thereon or the use thereof for any purpose and before making any applications to the Local Authority for planning permission or bye-law consent to obtain the consent in Authority for planning permission or bye-law consent to obtain the consent in writing of the Landlord (which consent shall not be unreasonably withheld or delayed) to such application and to provide the Landlord with copies of the relevant application and accompanying drawings and on the granting of such planning permission or bye-law consent to supply copies thereof to the Landlord

         2.16.3 Unless the Landlord shall otherwise direct to carry out before the expiration or sooner determination of the Term any works stipulated to be carried out to the Demised Premises by a date subsequent to such expiration or sooner determination as a condition of any planning permission which may have been granted and acted upon by the Tenant during the Term

         2.16.4 To give notice to the Landlord as soon as reasonably practicable after receipt of the same of any notice order or proposal for a notice or order served on the Tenant under any legislation and if so reasonably required by the Landlord to produce the same and at the request and cost of the Landlord to make or join in making such objections or representations in respect of any proposals as the Landlord may reasonably require

         2.16.5 At all times during the Term to comply with all requirements from time to time of the appropriate authority in relation to means of escape from the Demised Premises in case of fire and at the expense of the Tenant to keep the Demised Premises sufficiently supplied and equipped with fire fighting and extinguishing apparatus and appliances of a type to be approved from time to time by the relevant Fire Authority and suitable in all respects to the type of user of or business manufacture process or trade carried on upon the Demised Premises which shall be open to the inspection of the Landlord and also not to obstruct the access to or means of working such apparatus and appliances by their operations at or connected with the Demised Premises

2.17     Restriction on nuisance and auctions


         2.17.1 Not to use the Demised Premises or any part thereof for any immoral purpose or for any noisy noisome dangerous or offensive trade business manufacture operation or occupation provided that the permitted user from time to time shall be deemed not to be in breach of this clause and also not to do or permit to be done thereon anything which may be or grow to the damage nuisance disturbance or annoyance of the Landlord or the occupiers of any adjoining or neighbouring premises or permit any sale by auction to be held upon the Demised Premises or any part thereof or permit the Demised Premises to be used for residential purposes or as sleeping accommodation

         2.17.2 To pay to the Landlord all proper and reasonable costs charges and expenses which may properly and reasonably be incurred by the Landlord in abating a nuisance caused by the Tenant or its servants licensees or customers and executing all such works as may be necessary for abating a nuisance in obedience to a notice served by a local or public authority on the Landlord or the Tenant in respect of the Demised Premises

         2.17.3 Not at any time to permit any musical instrument gramaphone or similar apparatus to be played or used on the Demised Premises so as to be audible from outside the Demised Premises

         2.17.4   Sound insulation

                  To comply in all respects with any scheme or requirement which may be imposed by the Local Planning Authority in connection with the sound insulation of all plant and machinery

         2.17.5   Restriction on noise

                  Without prejudice to the preceding provisions of this Clause
                  2.17 hereof to ensure that the noise from operations conducted on the Demised Premises shall not exceed

                        40 db (A) between 08.00 hours and 18.00 hours

                        35 db (A) between 18.00 hours and 22.00 hours

                        and

                        30 db (A) between 22.00 hours and 08.00 hours

                  all as measured on the boundary of the Science Park

2.18     To yield up

         On the expiration or sooner determination of the Term peaceably to yield up to the Landlord the Demised Premises in a good and tenantable state of repair and condition and decoration in accordance with the covenants by the Tenant herein contained together with all additions and improvements thereto and the keys and all Landlord's fixtures and fittings of every kind now in or upon the Demised Premises or which during the Term may be affixed or fastened to or upon the same all of which shall be at the expiration or sooner determination of the Term left complete with all parts and appurtenances thereof and in proper working order and condition PROVIDED ALWAYS that the foregoing covenants shall not apply to any articles held by the Tenant on hire nor to the Tenant's fixtures and fittings and to make good any damage caused to the Demised Premises by the removal of tenants and trade fixtures and fittings AND PROVIDED FURTHER that if so required by the Landlord the Tenant will remove from the Demised Premises such of the Tenant's fixtures and fittings as are then installed in the Demised Premises as the Landlord shall specify to be removed making good all damage caused thereby to the Landlord's satisfaction and reinstating the Demised Premises to their original condition PROVIDED FURTHER that the Tenant may from time to time (but only with the previous consent of the Landlord) substitute for any of the Landlord's fixtures and fittings other fixtures and fittings of at least as good a kind and quality as the Landlord's fixtures and fittings and not less suitable in character

2.19     Indemnity of the Landlord

         To indemnify and keep indemnified the Landlord from and against liability for all loss damage actions proceedings claims demands costs damages and expenses of whatever nature in respect of any injury to or the death of any person or damage to any property movable or immovable or in respect of the infringement disturbance or destruction of any right easement or privilege or otherwise by reason of or arising in any way directly or indirectly out of:

         2.19.1 the state of repair or condition of the Demised Premises insofar as the Tenant is liable for such state or condition under the covenants herein contained

         2.19.2 the act omission or default of the Tenant its agents employees customers invitees or visitors whilst on or about the Science Park or the Demised Premises

         2.19.3 the construction or existence of any extensions of or alterations to the Demised Premises carried out by or on behalf of the Tenant

         2.19.4 the user of the Demised Premises and other areas of the Science Park by the Tenant or its agents employees invitees or visitors

         2.19.5 anything now or hereafter attached to or on the Demised Premises or the Science Park by or on behalf of the Tenant

2.20     Not to obstruct

         2.20.1 Not to expose or place or permit or suffer to be exposed or placed any goods articles or things whatsoever outside the Demised Premises or upon any part of the Science Park and to keep the same free from obstruction of any kind

         2.20.2 Not to stop up darken or obstruct any windows or lights or ventilators belonging to the Landlord or to other tenants of the Landlord or to tenants of other units on the Science Park or other property adjoining the Demised Premises and not to stop up cover or obstruct access to any services on the Science Park or to any fire escapes and not to give to any third party any acknowledgement that the Tenant enjoys the access of light or air to any windows or openings in the Demised Premises by the consent of such third party or to pay any sum of money to or enter into agreement with such third party for the purpose of inducing or binding him to abstain from obstructing the access of light or air to any such windows or lights or ventilators and in the event that any such third party doing or threatening to do anything which obstructs or would obstruct such access of light or air forthwith in writing to notify the same to the Landlord

         2.20.3   Prevention of acquisition of easements

                  Without prejudice to sub-clause 2.20.2 above not to permit or suffer any owner of adjoining or neighbouring property to acquire any rights of way light or air or other easements over the Demised Premises but as soon as the Tenant becomes aware thereof to inform the Landlord or the Landlord's Managing Agents in writing of any act or thing which may result in the acquisition of any right or privilege over the Demised Premises (for the purpose of enabling the Landlord if it thinks fit to do anything necessary for preventing the acquisition of any such right or privilege and to permit the Landlord and the Landlord's Managing Agents to enter and examine the Demised Premises accordingly) and at the sole cost of the Landlord to join with the Landlord in taking such steps or action as may be reasonably required by the Landlord to prevent any such right or privilege from being acquired

2.21     To notify Landlord of defects and damage

         2.21.1 To notify the Landlord without delay upon becoming aware of any "relevant defects" of which it is aware in the state of the Demised Premises within the meaning of Section 4 of the Defective Premises Act 1972 or any statutory modification or re-enactment thereof and (without prejudice to the foregoing) to give notice thereof as soon as reasonably practicable to the Landlord of any notice or claim affecting the Demised Premises

         2.21.2 In the event of the Demised Premises being destroyed or damaged to give notice thereof immediately to the Landlord or the Landlord's Managing Agents stating the cause of such destruction or damage if the Tenant can in fact determine the cause

2.22     For sale or to let boards

         To permit the Landlord and its surveyors workmen and agents at any time during the Term for the purpose of selling or disposing of the Landlord's reversionary interest or at any time within six calendar months next before the expiration or sooner determination of the Term for the purpose of re-letting the Demised Premises to enter upon the Demised Premises and to affix and retain upon any suitable part thereof (but not so as to block any door or window) a notice board for selling or letting the same (with or without any other premises) as the case may be and the Tenant will not remove or obscure the same and will at all times throughout the Term permit all prospective purchasers or tenants by order in writing of the Landlord or its agents to enter and view the Demised Premises or any part thereof at reasonable hours in the daytime by prior appointment without interruption

2.23     Covenants

         To comply with those covenants and other matters affecting the Demised Premises and not to interfere with those rights easements or other matters (if any) affecting the Demised Premises as (in each case) are contained or referred to in the documents referred to in the Fifth Schedule.

3.       THE LANDLORD HEREBY COVENANTS WITH THE TENANT AS FOLLOWS:

3.1      Quiet enjoyment

         That the Tenant paying the rents hereby reserved and observing and performing the several covenants and stipulations on its part herein contained shall peaceably hold and enjoy the demised Premises during the Term without any interference of the Landlord or any person rightfully claiming under or in trust for him or by title paramount

3.2      To insure

         3.2.1 Subject to such limitations exclusions and excesses as are required by the insurers normal terms of insurance to keep insured at all times throughout the Term the Demised Premises (with the Tenant's interest being noted upon the policy of insurance if the insurers so permit) against loss or damage by fire explosion lightning storm and tempest riot civil commotion and aircraft and articles dropped therefrom and (where appropriate) flooding impact by vehicle escape of water from burst pipes or other water apparatus (and in time of war against war risks under any statutory insurance scheme which may be applicable to the Demised Premises) the cost of shoring up demolition and site clearance and against such other risks as the Landlord may from time to time reasonably require together with surveyors and architect's fees and three years loss of rent (to include not only the rent currently payable but having reasonable regard to potential increases in rent pursuant to the Fourth Schedule and with any addition to the amount insured as the Landlord may reasonable decide in respect of VAT) in some insurance office of repute to a value equal to the full cost of reinstatement thereof but not necessarily facsimile reinstatement in accordance with local and statutory requirements then current and against loss of or damage to property or personal injury or any building erected thereon or anything done therein and to make all payments necessary for that purpose when the same shall respectively become payable and unless the policy of insurance shall be vitiated by act or default of the Tenant or its agents licensees servants or invitees to cause all monies received by virtue of any such insurance (save any monies received in respect of loss of rent) to be forthwith laid out in rebuilding and reinstating the Demised Premises in the event of the Demised Premises being damaged or destroyed as aforesaid unless the Landlord is unable having used its best endeavours (which the Landlord agrees to do) to obtain permission for such rebuilding or reinstatement of the Demised Premises whereupon this demise shall forthwith be at an end without prejudice to any right of action of the Landlord or the Tenant in respect of any antecedent breach of covenant Provided that the Tenant shall have no claim in respect of the said insurance monies

         3.2.2 Whenever reasonably so required by the Tenant to supply to the Tenant sufficient details of such policy or policies of insurance to enable the Tenant to comply with the terms and conditions thereof together with evidence of payment of the premium

3.3 To use all reasonable endeavours to do such of the things and to provide such of the services specified in the Third Schedule hereto as the Landlord or Landlord's Managing Agents from time to time shall deem appropriate and to use its like endeavours to enforce the covenant to contribute to the expenses referred to in the Third Schedule which are contained in leases of other premises on the Science Park (as defined in the First Schedule hereto)

3.4 Unless the Landlord reasonably considers it not to be in the interest of other tenants on the Science Park (as defined as aforesaid) to use reasonable endeavours at the Tenant's request to enforce the covenants contained in leases of other premises on the Science Park (as so defined) the Tenant indemnifying the Landlord against its expenses properly incurred in so far as they are not recoverable under the provisions of the other leases (or otherwise)

4.       PROVIDED ALWAYS AND IT IS HEREBY AGREED AS FOLLOWS:

4.1 Notwithstanding and without prejudice to any other remedies and powers herein contained or otherwise available to the Landlord if the rents reserved or any part thereof shall be unpaid for twenty-one days after becoming payable whether formally demanded or not or if any covenant on the Tenant's part or condition contained in this Lease shall not be performed or observed or if the Tenant for the time being (being a company) shall enter into liquidation whether compulsory or voluntary (save for the purpose of reconstruction or amalgamation whilst solvent) or pass a resolution for winding up (save as aforesaid) or suffer an administrator or an administrative receiver to be appointed or being an individual or being more than one individual any one of them shall have a receiving order made against him or become bankrupt or if the Tenant (or if there shall be more than one Tenant any of them) shall enter into composition with their or his creditors or suffer any distress or execution to be levied on their or his goods then and in any such case it shall be lawful for the Landlord at any time thereafter to re-enter upon the Demised Premises or any part thereof in the name of the whole and thereupon this demise shall absolutely determine but without prejudice to any right of action or remedy of the Landlord in respect of any breach non-observance or non-performance of any of the Tenant's covenants or any conditions herein contained

4.2      Notices

         Any notice under this Lease shall be in writing and shall be deemed well served if posted to the Registered Office of the recipient or if an individual at his last known address or in the case of the service on the Tenant at the Demised Premises by first class post recorded delivery in which case the date of service shall be the day following the date of posting

4.3      Waiver

         No demand for or acceptance of or receipt for rent by the Landlord after knowledge or notice received by the Landlord or his agents of any breach of any of the Tenant's covenants hereunder shall be or operate as a waiver wholly or partially of any such breach but any such breach shall for all purposes of these presents be a continuing breach of covenant so long as such breach shall be subsisting and the Tenant shall not be entitled to set up any such demand or acceptance of or receipt for rent by the Landlord as a defence in any action or proceeding by the Landlord

4.4      Representations

         The Tenant hereby admits that the Demised Premises have been inspected by it or on its behalf and the Tenant has entered into this Lease solely on the basis of such inspection and upon the terms hereof and not in reliance of any collateral contract warranty or representation whether written oral or implied made by or on behalf of the Landlord other than any made by the Landlord's Solicitors in reply to any enquiries raised by the Tenant's Solicitors prior to the date hereof

4.5      Value Added Tax

         For the avoidance of doubt it is hereby declared that where any party has an obligation to make payment of any amount hereunder including (without prejudice to the generality of the foregoing) the rents hereby reserved and any Value Added Tax (or other like tax excise or custom or other duty) becomes payable in respect of the supply of any goods or services to which such amount relates or by reference to which in whole or in part such amount is ascertained then the obligation shall extend to and include the Value Added Tax (or other like tax as hereinbefore mentioned) or the appropriate proportion thereof

4.6      Rent abatement

         If the Demised Premises or any part thereof shall at any time during the Term be destroyed or so damaged by fire or other insured risk as to be unfit for occupation or use then and in any such case unless the insurance of the Demised Premises shall have been forfeited or payment of the said policy monies or any part thereof refused by or in consequence of any act or default of the Tenant their licensees or agents the rent hereby reserved (without prejudice to any monies owing to the Landlord at the date of such damage or destruction) or a fair and just proportion thereof according to the nature and extent of the damage sustained shall from the date of such damage or destruction and until the Demised Premises shall have been rebuilt or reinstated and made fit for occupation or until the end of the period for which the Landlord shall have initiated loss of rent insurance (whichever shall first occur) be suspended and cease to be payable

4.7      Ending of the lease following major damage

         If at any time the Demised Premises shall be destroyed or damaged and shall not have been reinstated by the Landlord by the date on which the insurance for loss of rent effected by the Landlord expires the Tenant may at any time thereafter by notice in writing to the Landlord determine this Lease and on the tenth working day following the service of such notice this Lease shall determine but without prejudice to any rights or remedies which may then have accrued in respect of any breach of any of the covenants or provisions contained therein provided that the Tenant may not determine this Lease if the Landlord had by the date falling two years and 6 months from the date of destruction or damage commenced and is diligently proceeding with the carrying out of works to replace the damaged or destroyed parts of the Demised Premises

4.8      Construction (Design and Management) Regulations 1994

         4.8.1    In this clause:

                  (A) the expression "Regulations" means the Construction (Design and Management) Regulations 1994 and any expressions appearing in this clause which are defined in the Regulations have the same meaning; and

                  (B) the expression "relevant work" means any construction work which is undertaken by the Tenant or by a person claiming under it pursuant to an obligation or a right (whether or not requiring the Landlord's consent) under this lease and for the purposes of the Regulations the Tenant irrevocably acknowledges that it, and not the Landlord, arranges the design, carrying out and construction of relevant work.

         4.8.2 The Tenant irrevocably acknowledges that it will be the only client in respect of any relevant work.

         4.8.3 Before any relevant work is commenced the Tenant shall make a declaration in accordance with Regulation 4(4) and shall forthwith serve it on the Executive and a copy of it on the Landlord.

         4.8.4 The Tenant shall comply with its obligations as client in respect of any relevant work.

         4.8.5 The Tenant shall promptly provide the Landlord with a complete copy of the health and safety file for all relevant work and (no later than the expiry of the Term) the original health and safety file.

         4.8.6 The provisions of this clause 4.9 shall apply notwithstanding that any consent issued by the Landlord in respect of any relevant work does not refer to the said provisions or to the Regulations

4.9      Restriction on acquisition of easements

         The Tenant shall not by virtue of this demise be deemed to have acquired or be entitled to nor shall it during the Term acquire or become entitled by any means whatever in respect of the Demised Premises to any right of light or air nor any other easement from or over or affecting any other land or premises now or at any time hereafter belonging to the Landlord and not comprised in this demise save such as is necessary for the carrying on of the Tenant's business in the Demised Premises

4.10     Warranty

         Nothing herein contained or implied shall be taken to be a covenant warranty or representation by the Landlord that the Demised Premises can lawfully be used for any particular purpose or that the Demised Premises are fit for any purpose for which the Tenant may use them

4.11     Remedies for dilapidations in the state

         If at the expiration or sooner determination of the Term the Demised Premises are not in the state of repair and condition in which they should be having regard to the Tenant's covenants herein contained the Tenant shall (if so required by the Landlord) pay to the Landlord on demand by way of liquidated damages:

         4.11.1 such sum as shall be agreed between the parties and in default of agreement as shall be certified by an independent chartered surveyor to be appointed by the Landlord to represent in this opinion:

                  (A) the cost of putting the Demised Premises into the state of repair and condition in which they should be as aforesaid and

                  (B) the rent that would have been payable under this Lease if the Term had been extended for such period as is reasonably necessary to put the Demised Premises into the state of repair and condition in which they should be as aforesaid and

         4.11.2 the reasonable fees of the Landlord or its agent for the preparation and service of a Schedule of Dilapidations and of the said independent chartered surveyor for the preparation and issue of the said certificate

4.12     Removal of Tenant's property

         If at such time as the Tenant has vacated the Demised Premises after the determination of the Term either by effluxion of time or otherwise any property of the Tenant shall remain in or on the Demised Premises and the Tenant shall fail to remove the same within twenty-eight days after being requested by the Landlord so to do by a notice in that behalf then and in such case the Landlord may as the agent of the Tenant (and the Landlord is hereby appointed by the Tenant to act in that behalf) sell such property and shall then hold the proceeds of sale after deducting the reasonable costs and expenses of removal storage and sale reasonably and properly incurred by it to the order of the Tenant PROVIDED THAT the Tenant will indemnify the Landlord against any liability incurred by it to any third party whose property shall have been sold by the Landlord in the bona fide mistaken belief (which shall be presumed unless the contrary be proved) that such property belonged to the Tenant and was liable to be dealt with as such pursuant to this sub-clause

4.13     Party Walls

         All walls separating the Demised Premises from any adjoining premises shall be party walls and shall be used and repaired and maintained as such and all ceiling joists beams slabs floors and walls separating the Demised Premises from any adjoining premises shall be party structures and shall be used and repaired and maintained as such

4.14     No liability for injury etc

         The Landlord shall not be responsible to the Tenant or its servants or visitors for any injury death damage destruction caused by natural or consequential loss whether to person property or goods due directly or indirectly to any act neglect or default of any other tenant or permitted occupier for the time being of the Science Park or to the condition of the Demised Premises or any of its appurtenances

4.15     Powers of Landlord's Managing Agents

         The obligations of the Tenant under this Lease shall be enforceable in case of default as well by the Landlord's Managing Agents in their own name as by the Landlord

4.16     No compensation

         If the Lease hereby granted is within Part II of the Landlord and Tenant Act 1954 then subject to the provisions of sub-clause (2) of
         Section 38 of that Act the Tenant shall not be entitled on quitting the Demised Premises to any compensation under Section 37 of the same Act or under any corresponding provision in any Act or under any corresponding provision in any Act amending or replacing the same

4.17     Tenant's right to break

         4.17.1 The Tenant may (subject to the provisions of this clause) determine this lease as at 24/th/ December 2009 (the "Break Date").

         4.17.2 The Tenant shall give the Landlord written notice of its intention to determine at least thirteen months before the Break Date.

         4.17.3 If the Tenant duly serves a notice under this clause it shall procure that vacant possession of the Demised Premises will be available on the Break Date free of occupation by and of any estate or interest vested in the Tenant or any third party and this lease shall not determine as a result of any notice served by the Tenant if it is in material breach of any of its covenants contained in this lease (including those contained in this clause) at the Break Date except to the extent if at all the Landlord in its absolute discretion waives compliance with any of them.

         4.17.4   If a notice is duly served and the requirements of paragraph
                  4.17.3 of this clause are first satisfied this lease shall determine on the Break Date without prejudice to:

                  (A) any rights or remedies which may have accrued to either party in respect of any breach of any of the covenants or obligations contained in it including obligations under this clause which shall continue to bind the parties; and

                  (B) the continuing obligation of the parties to account to one another on demand for any payment or allowance apportioned up to the date of determination as soon as reasonably possible thereafter.

         4.17.5 Time is of the essence of all dates and periods referred to in this clause.

4.18     Freedom to deal with Science Park

         The Landlord may at any time or times hereafter convey demise or otherwise deal with all or any of the Science Park (as defined in the First Schedule hereto) free from all or any of the covenants and conditions herein contained or subject to any other covenants conditions or otherwise as the Landlord thinks fit

4.19     Overriding lease

         If, during the Term, the Landlord grants a tenancy of the reversion immediately expectant on the determination of this lease, whether pursuant to section 19 Landlord and Tenant (Covenants) Act 1995 or otherwise, any obligation of the Tenant to obtain the consent of the Landlord under this lease to any dealing shall be deemed to include a further obligation also to obtain the consent of the lessor under such tenancy to such a dealing.

4.20     Application of Landlord and Tenant (Covenants) Act 1995

         This lease is a new tenancy for the purposes of the Landlord and Tenant (Covenants) Act 1995.

4.21     Stamp duty certificate

         It is hereby certified that there is no agreement for lease to which this lease gives effect.

5.       INTERPRETATION

         In this lease:

5.1 The singular includes the plural and vice versa and one gender includes both other genders.

5.2 Where a party comprises more than one person, obligations of that party take effect as joint and several obligations.

5.3 An obligation by the Tenant not to do (or omit) any act or thing also operates as an obligation not to permit or suffer it to be done (or omitted) and to prevent (or as the case may be) to require it being done.

5.4      References to:

         (A) any clause or schedule are reference to the relevant clause or schedule of this lease and any reference to a sub-clause or paragraph is a reference to that sub-clause or paragraph of the clause or schedule in which the reference appears and headings shall not affect the construction of this lease;

         (B) any right of (or obligation to permit) the Landlord to enter the Demised Premises shall also be construed as entitling the Landlord to remain on the Demised Premises, with or without equipment, and permitting such right to be exercised by all persons authorised by the Landlord;

         (C) any consent or approval of the Landlord, or words to similar effect mean a consent in writing signed by or on behalf of the Landlord and given before the act requiring consent or approval;

         (D) the Demised Premises (except in clause 2.11) extend, where the context permits, to any part of the Premises;

         (E) a specific Enactment include every statutory modification, consolidation and re-enactment and statutory extension of it for the time being in force, except in relation to the Town and Country Planning (Use Classes) Order 1987, which shall be interpreted exclusively by reference to the original provisions of Statutory Instrument 1987 No 764 whether or not it may have been revoked or modified;

         (F) the last year of the Term includes the final year of the Term if this lease determines otherwise than by passing of time and references to the expiry of the Term include that type of determination;

         (G) rents or other sums being due from the Tenant to the Landlord mean that they are exclusive of any VAT.

IN WITNESS whereof the parties hereto have executed this instrument as their Deed the day and year first before written in the presence of the persons mentioned below

                              THE FIRST SCHEDULE

                           hereinbefore referred to

                     (Description of the Demised Premises)

ALL THAT piece or parcel of land shown for the purpose of identification edged in red on Plan A annexed hereto together with all buildings and other structures thereon and known as Unit B2 being part of the Melbourn Science and Business Park shown for the purposes of identification edged in green on Plan B annexed hereto (in this lease called the "Science Park" which expression shall mean the whole of the Science Park or such part or parts thereof as shall for the time being be vested in the Landlord) TOGETHER WITH (for the avoidance of doubt) the roof and external walls thereof floor and screed and the ceilings of the unit and the joists and beams on which such floors are laid and where any floors are concrete the screed on such floors together with any tiles laid thereon and the foundations and the joists beams and slabs to which the ceilings and roof are attached

TOGETHER ALSO WITH full and free right and liberty for the Tenant and where applicable the Tenant's licensees employees and customers visiting the Demised Premises and all other persons so authorised in common with the Landlord and the occupiers of other parts of the Science Park having the right:

(i) with or without vehicles to pass and repass to and from the Demised Premises or any part thereof and the public highway over and along such roads as may from time to time during the Term be constructed upon the Science Park but not at any time to park thereon and on foot to pass and repass to and from the Demised Premises or any part thereof from such roads

(ii) upon reasonable notice being given to the Landlord to enter upon the adjoining or neighbouring property of the Landlord where the same is necessary for the purpose of complying with its covenants hereunder making good all damage occasioned thereby

(iii) the free and uninterrupted passage and running of water soil electricity gas and telephone and other services to and from the Demised Premises through the sewers drains watercourses conduits pipes wires and cables which are now or may hereafter during the Term be in under or over the Demised Premises or the Science Park and connecting with the main water drainage electricity and sewage systems serving the Science Park PROVIDED ALWAYS that no liability shall fall upon the Landlord for any damage to the Tenant if there shall be any interruption or obstruction to the roads or service areas or to the said systems caused by accident flood tempest frost breakdown of any machinery acts of the Queen's forces or of the Queen's enemies riot civil commotion operation of aircraft hostile or friendly or force majeure or act of God or by any restrictions or regulations of Her Majesty's Government or any strike or work to rule or lockout of workmen whether in the employment of the Landlord or not or any other circumstances or occurrence beyond the Landlord's control
(iv) the right to use any refuse disposal receptacles provided by the Landlord

(v) the exclusive right to use the six car parking spaces coloured blue on Plan A

                                      MAP

(vi) the right of support and protection for the benefit of the Demised Premises as is now enjoyed from the other units and other parts of the Science Park

(vii) for the Tenant its servants and employees to use such of the recreational areas and facilities forming part of the Science Park as are available and suitable for use without obligation on the part of the Landlord to provide the same on such terms and in accordance with such regulations as the Landlord may from time to time prescribe

EXCEPT AND RESERVED unto the Landlord the full right and liberty for the Landlord and its tenants of any adjoining premises of the Landlord on the Science Park and where applicable their licensees employees and customers visiting the said adjoining premises of the Landlord and all other persons so authorised:

(i) to build upon and use any land adjoining or near to the Demised Premises and to rebuild or alter any of the adjoining or neighbouring buildings including the right to build on or into the walls of the Demised Premises according to such plans whether as to height extent or otherwise and in such manner as shall be approved by the Landlord or its Surveyors notwithstanding any interference thereby occasioned to the access of light or air to the Demised Premises which light and air shall be deemed to be enjoyed by licence only Provided always that the Demised Premises shall not be rendered unsuitable for the user permitted under the provisions of this Lease

(ii) the free and uninterrupted passage and running of water soil electricity gas and telephone services from and to other parts of the Science Park through the sewers gutters drains channels watercourses pipes conduits cables and wires which are now or may hereafter during the term hereby granted be in under or over the Demised Premises together with full liberty and power at all times (but on reasonable notice except in case of emergency) for the Landlord with or without or others together where necessary with appliances to enter upon the Demised Premises to inspect maintain repair cleanse amend re-route relay replace or renew the said services and the Demised Premises and to install any additional services for the benefit of the Demised Premises or the other buildings on the Science Park but causing as little interference as possible with the operation of the Tenant carried on by it on the Demised Premises doing no unnecessary damage by the exercise of this right and forthwith making good any damage to the Demised Premises thereby occasioned

(iii) the right of support and protection for the benefit of the other units and all other parts of the Science Park as is now enjoyed or as will be hereafter enjoyed from the Demised Premises

(iv) the right of entry for the Landlord or the Landlord's Managing Agents or others so authorised by them for the purposes of complying with any of the Landlord's obligations hereunder or for the repair maintenance or alteration of any adjoining premises of the Landlord

(v) the right for the Landlord and its tenants of other parts of the Science Park to pass on foot only through the Demised Premises for the purpose (in case of emergency only) of gaining access to any fire escapes situate within the building of which the Demised Premises form part

                          THE SECOND SCHEDULE hereto

                      (Landlord's fixtures and fittings)

1.                MECHANICAL EQUIPMENT                                                  QUANTITY
1.1               Stelrad Ideal Elan wall bung balanced flue gas boiler
                  with terminal guard                                                   No. 1 complete

1.2               Brefco fill and expansion unit comprising 12 litre
                  vessel, filling valve, safety valve, pressure gauge and
                  flexible quick fit hose connection                                    No. 1 complete

1.3               Grundfoss U P 15 60 water pump                                        No. 1

1.4               Gas solenoid shut off valve wired to thermal link
                  over boiler and electric knock off button                             No. 1 complete

1.5               Honeywell frost thermostat                                            No. 1

1.6               Sangamo time clock                                                    No. 1

1.7               Radiator Stelrad Accord Complete with HERTZ
                  thermostatic regulating valves                                        No. 11 complete

                  No thermostatic regulating valves with a
                  BALLOFIX regulating valve at the end of each run                      No. 2 complete

1.8               Stanton DFE 70 wall mounted electric water heater                     No. 1

2.                ELECTRICAL

2.1               Thorn PP40/6/5 light fitting                                          No. 1

2.2               Surelux light fitting 1200 x 600 LUX 14LL 3436                        No. 21

2.3

2.4               Surelux light fitting 600 x 600 Recessed LAX 1455
                  4218                                                                  No. 1

2.5

2.6               Surelux light fitting 300 x 150 Emergency Light
                  8w recessed                                                           No. 1

2.7               MR Light up-lighter type 1339                                         No. 1

2.8               MK 711 shaver point and light                                         No. 1

2.9               Power Link sockets and trunking                                       No. 46 complete

2.10              CHANNEL SAFETY SYSTEM LTD 2 Zone CH2
                  Fire Alarm Panel complete with Bezzell Plate, Bells
                  and Break Glass                                                       No. 1

2.11              Surelux Canopy lights                                                 No. 2

2.12              Surelux 300 x 300 recessed lamps complete with
                  SAS 2 louvres                                                         No. 3

2.13              MERLIN GREEN LTD Elect Distribution Board                             No. 1 complete

2.14              ROOF UNITS LTD model SDX Euro Flo extract
                  fan and controller (kitchen)                                          No. 1 complete

2.15              ROOF UNITS LTD model "G" series twin extract
                  fan and controller (toilet)                                           No. 1 complete

3.                FITTINGS

3.1               Twyford "GALERIE" WC Bowl and Cistern                                 No. 2

3.2               Twyford "GALERIE' wash hand basin and taps                            No. 1

3.3               Twyford "SOLA" wash hand basin and taps
                  (disabled toilet)                                                     No. 1

3.4               Twyford Coat Hooks                                                    No. 2

3.5               Twyford toilet roll holders                                           No. 2

3.6               Mirror and Plate glass 500 x 1100                                     No. 1

3.7               Mirror and Plate glass 400 x 1100                                     No. 1

3.8               Twyford support rails (disabled toilet)                               No. 1

3.9               Southway mini kitchen - Ref 100 OAR                                   No. 1

3.10              All ironmongery to doors by ALLGOODS                                  Complete

3.11              ARMSTRONG "CORTEGA" suspended ceiling mineral fibreboard tiles
                  600 x 600 x 15 mm et on Armstrong "MICROLOOK" 15 exposed grid
                  suspension system, colour white. Ground floor only.                   Complete

3.12              Pendock Maxi Profile encasement of soil vent pipe
                  (kitchen) and stub stack (disabled toilet)                            No. 2

                              THE THIRD SCHEDULE

                                  (Services)

The Maintenance Charge shall include the following:

1. The cost of inspecting repairing maintaining renewing replacing cleansing and keeping clean and tidy

1.1 any drains sewers or other services serving the Demised Premises or any other buildings on the Science Park but excluding those within the Demised Premises and exclusively serving the same

1.2      the fences walls gates and other boundary structures

1.3      the car park spaces

2. The cost of inspecting and maintaining the landscaped areas and hedges on the Science Park

3. Without prejudice to paragraphs (1) and (2) of this Schedule the cost of insurance repair maintenance rebuilding renewing making lighting cleansing and decoration of any parts of the Science Park which in the Landlord's or the Landlord's Managing Agents' opinion benefit more than one tenant but are not the specific responsibility of any one tenant

4. The payment by the Landlord of any rates water rates or other outgoings which in the Landlord's or the Landlord's Managing Agents' reasonable opinion benefit the Science Park or any part thereof and which do not fall to be paid by any other tenant on the Science Park or by the Landlord in respect of any unoccupied premises available for letting on the Science Park

5. The employment of any staff (being reasonable in number) to perform duties on the Science Park including periodical payments in respect of National Health and Insurance Payments or similar or ancillary payments required by statute to be made by the Landlord in respect of any such staff and any reasonable benefits paid by the Landlord to any such staff as a condition of employment

6. The carrying out of all works on the Science Park which are not the specific responsibility of any one tenant and which shall be reasonably necessary to comply with the doing of anything which the Landlord or the Landlord's Managing Agents consider necessary or prudent to comply with or to contest the incidence of any requirements under the Factory Act 1961 the Offices Shops and Railway Premises Act 1963 the Fire Precautions Act 1971 the Town and Country Planning Acts 1971 to 1990 and the Health and Safety at Work Act 1974 and in any other legislation or order or instrument deriving validity from any of them and any Act or Acts for the time being in force amending or replacing the same and any future legislation or order or instrument as aforesaid of the like nature or effect

7. The provision repair maintenance and updating of sign boards for the Science Park (excluding "to let" or "for sale" signs)

8. The payment of management and other professional fees and expenses reasonably incurred by the Landlord from time to time by virtue of or in relation to any matter provided for in this Lease and the employment of any accountant solicitor surveyor or other professional person for any purpose connected with the management of the Science Park and the cost of a professional valuation (not more than once in any period of twelve months) of the Science Park for insurance purposes

9. The enforcement of any regulations relating to the use of the Science Park or any part thereof and the preparation and enforcement of any other regulations which may be made by the Landlord or the Landlord's Managing Agents to amend replace or extend the same

10. The provision repair maintenance and replacement of such vehicles equipment plant tools and materials as the Landlord or the Landlord's Managing Agents may reasonably consider necessary for the provision of services or the repair improvement and maintenance of the Science Park

11. The provision maintenance and renewal of such other services facilities or amenities or the carrying out of such works to the Science Park and its appurtenances and the effecting of such insurances in respect of third party and property owners' risks and otherwise as the Landlord or the Landlord's Managing Agents shall from time to time reasonably consider necessary or desirable for the use enjoyment or benefit of the Tenant jointly with other tenants on the Science Park

12. (To the extent actually utilised by the Tenant) the cost of provision of any refuse service and of providing and renewing any rubbish bins and the periodical refuse collection charged to or undertaken by the Landlord

13. The current rental value (if the premises hereinafter mentioned were available for letting) from time to time (as certified by the Landlord's surveyor or valuer by reference to other rentals payable for units on the Science Park whose certificate shall be final and binding upon the parties hereto) of premises on the Science Park provided for use by the Landlord for the general management by the Landlord of the Science Park and of premises for reception facilities or for any other facility made available by the Landlord for the mutual use and benefit of the Tenant and other tenants on the Science Park together with the cost of heating and lighting all such premises whether or not the Tenant shall make use of such facilities

14. The cost of borrowing any monies required to pay the cost of carrying out the Landlord's obligations under this Lease

15. The sum or sums which the Landlord shall from time to time pay by way of premium (including any increased premium payable by reason of any act or omission of the Tenant) for keeping the Demised Premises insured in accordance with the Landlord's obligation in that behalf contained in Clause 3.2 hereof

                              THE FOURTH SCHEDULE

                            (Rent and rent review)

1. In this schedule the following expressions have the respective specified meanings:

1.1 "Current Rent" means the amount of the yearly rent first reserved by this lease payable immediately before the relevant Review Date;

1.2      "Review Date" means each of:

         1.2.1 25/th/ December in the years 2001, 2004 and 2007; and (if applicable)

         1.2.2    any date so stipulated by virtue of paragraph 6;

1.3 "Review Rent" means the yearly market rack rental value which might reasonably be expected to be payable, following the expiry of any period at the beginning of the term which might be negotiated in the open market for the purposes of fitting out, during which no rent, or a concessionary rent, is payable (and on the assumption that the lessee has had the benefit of such rent free or concessionary rent period), if the Demised Premises had been let in the open market by a willing lessor to a willing lessee with vacant possession, on the relevant Review Date, without fine or premium, for a term of ten years computed from the relevant Review Date, and otherwise upon the provisions (save as to the amount of the rent first reserved by this lease but including the provisions for rent review at three-yearly intervals) contained in this lease and on the assumption if not a fact that the said provisions have been fully complied with and on the further assumptions that:

         1.3.1 the Permitted Use and the Demised Premises comply with Planning Law and every other Enactment and that the lessee may lawfully implement and carry on the Permitted Use;

         1.3.2 the Demised Premises have been fitted out and are fit for immediate occupation and operation of the Permitted Use;

         1.3.3 no work has been carried out to the Demised Premises which has diminished their rental value;

         1.3.4 in case the Demised Premises or the Science Park or any part of it has been destroyed or damaged they have been fully restored,

         but disregarding any effect on rent of:

         (i) the fact that the Tenant or any underlessee or other occupier or their respective predecessors in title has been or is in occupation of the Demised Premises;

         (ii) any goodwill attached to the Demised Premises by the carrying on in them of the business of the Tenant or any underlessee or their respective predecessors in title or other occupier; and

         (iii) (without prejudice to paragraphs 1.3.2 and 1.3.3) any works carried out to the Demised Premises during the Term by the Tenant or any permitted underlessee, in either case at its own expense in pursuance of a licence granted by the Landlord and otherwise than in pursuance of any obligation to the Landlord and any other works carried out at the Demised Premises by the Tenant under any previous tenancy whether or not so licensed by the Landlord.

1.4 "Review Surveyor" means an independent chartered surveyor appointed pursuant to paragraph 4.1 and if he is to be nominated by or on behalf of the President of the Royal Institution of Chartered Surveyors, the President shall be requested to nominate an independent chartered surveyor having not less than ten years practice next before the date of his appointment and recent substantial experience in the letting and valuation of premises of a similar character and quality to those of the Demised Premises and who is a partner or director of a firm or company of surveyors having appropriate market and valuation knowledge of such premises.

2. The yearly rent first reserved and payable under this lease for each year of the Term until the first Review Date is as follows:

         (a) for the period commencing on 25/th/ December 1998 and expiring on 24/th/ December 1999 the sum of Nineteen Thousand Seven Hundred and Twenty Six Pounds ((pound)19,726); and

         (b) for the period commencing on 25/th/ December 1999 until the first Review Date the sum of Twenty-one Thousand Nine Hundred and Fifty Pounds ((pound)21,950).

3. The yearly rent first reserved and payable from each Review Date until the next following Review Date or (in the case of the period commencing on the last Review Date during the Term) until the expiry of the Term shall be the higher of:

3.1      the Current Rent; and

3.2      the Review Rent.

4. If the Landlord and the Tenant shall not have agreed the Review Rent by the date three months before the relevant Review Date it shall (without prejudice to the ability of the Landlord and the Tenant to agree it at any time) be assessed as follows:

4.1 the Review Surveyor shall (in the case of agreement about his appointment) be appointed by the Landlord or the Tenant to assess the Review Rent or (in the absence of agreement at any time about his appointment) be nominated to assess the Review Rent by or on behalf of the President for the time being of The Royal Institution of Chartered Surveyors on the application of the Landlord or the Tenant;

4.2 the Review Surveyor shall act as an arbitrator and the arbitration shall be conducted in accordance with the Arbitration Act 1996; and shall be required:

         4.2.1 to give written notice to the Landlord and the Tenant inviting each of them to submit to him within such time limits as he shall reasonably stipulate a proposal for the Review Rent supported by any or all of:

                  (A)      a statement of reasons;

                  (B)      a professional rental valuation;

                  (C) information in respect of any other matters they consider relevant; and (separately and later)

                  (D) submissions in respect of each other's statement of reasons, valuation and other matters; and

         4.2.2 upon written request from the Landlord or the Tenant to assess the Review Rent with a hearing and not solely upon the written submissions and other matters referred to at paragraph 4.2.1 of this schedule 4; and

         4.2.3 to give written notice to the Landlord and the Tenant if he shall appoint a Solicitor or Counsel or expert to advise and assist him on points of law and/or procedure and/or evidence which notice shall include the name of the Solicitor or Counsel or expert and details of their anticipated fees and expenses and the Landlord or the Tenant shall notify the Review Surveyor within a reasonable period if there is any objection to such appointment or the level of such fees or expenses and the Review Surveyor shall give reasonable consideration to such representations.

4.3 if the Review Surveyor refuses to act, or is or becomes incapable of acting or dies, the Landlord or the Tenant may apply to the President for the appointment of another Review Surveyor.

5. If the Review Rent has not been agreed or assessed by the relevant Review Date the Tenant shall:

5.1      continue to pay the Current Rent on account; and

5.2 pay the Landlord, within seven days after the agreement or assessment of the Review

         Rent, any amount by which the Review Rent for the period commencing on the relevant Review Date and ending on the quarter day following the date of payment exceeds the Current Rent paid on account for the same period, plus interest (but calculated at 2% per annum above the Midland Bank Plc base lending rate then in force) for each instalment of rent due on and after the relevant Review Date on the difference between what would have been paid on that rent day had the Review Rent been fixed and the amount paid on account (the interest being payable from the date on which the instalment was due up to the date of payment of the shortfall).

6. If any Enactment restricts the right to review rent or to recover an increase in rent otherwise payable then, when the restriction is released, the Landlord may, at any time within six months after the date of release, give to the Tenant not less than one month's notice requiring an additional rent review as at the next following quarter day which shall for the purposes of this lease be a Review Date.

7. As soon as possible after any increase in rent is agreed or determined pursuant to this Fourth Schedule, a memorandum recording the increase shall be signed on behalf of the Landlord and the Tenant respectively and exchanged between them.

                              THE FIFTH SCHEDULE

                               (Covenants etc.)

All rights easements quasi-easements privileges and other matters affecting the Demised Premises as are referred to in the Property and Charges Registers of Title No. CB 95837 so far as the same may be applicable to the Demised Premises.

                                SIXTH SCHEDULE

                       (Authorised Guarantee Agreement)

The Assignor agrees with the Landlord that from the Assignment during the period that the Lease is vested in the Assignee:

1.1 the rent reserved by the Lease (whether or not ascertained as to amount) and other sums payable by the Assignee shall be duly paid and that all the tenant's obligations contained in the Lease shall be performed and observed as required by the Lease and that if there is any breach of the tenant's obligations the Assignor shall comply with the obligations in respect of which the Assignee shall be in default and shall on demand pay to the Landlord an amount equivalent to the rents or other sums not paid and/or any loss damage costs charges expenses or any other liability incurred or suffered by the Landlord as a result of the breach and shall otherwise indemnify and hold harmless the Landlord against all actions claims costs damages demands expenses losses and proceedings arising from or incurred by the Landlord as a result of such non-compliance;

1.2 if any liquidator or other person having power to do so disclaims the Lease and if the Landlord by written notice served within three months after the date of disclaimer (the "Relevant Trigger Event") requires the Assignor to accept a lease of the Premises (for a term computed from the date of the Relevant Trigger Event to the dat on which the Term (as defined in the Lease) would have expired by effluxion of time and at the same rents and subject to the same covenants conditions and provisions as are reserved by and contained in the Lease immediately before the Relevant Trigger Event and with coincidental rent review dates (as defined in the Lease) (the said new lease to take effect as from the date of the Relevant Trigger Event) the Assignor shall forthwith accept such lease accordingly and execute and deliver to the Landlord a counterpart of it and indemnify the Landlord on demand against the costs incurred on the grant of the new lease;

1.3 without prejudice to the rights o the Landlord against the Assignee the Assignor shall be a principal debtor in respect of its obligations under this clause and not merely a surety and accordingly the Assignor's liability shall not be discharged by any act or thing by which it would not have been discharged if the Assignor had been a principal debtor;

1.4 the Assignor shall pay all charges (on a fully indemnity basis) reasonably incurred by the Landlord in enforcing the Assignor's obligations under this deed.

2. The Landlord agrees with the Assignor that it will notify the Assignor in writing within ten working days of receiving notice that the Lease is no longer vested in the Assignee.

THE COMMON SEAL of SUN LIFE                )
PENSIONS MANAGEMENT LIMITED                )
was hereunto affixed in the presence of:   )




                                           Director

                                           Director/Secretary

               DATED                     23/RD/           AUGUST            1999
--------------------------------------------------------------------------------





                     SUN LIFE PENSIONS MANAGEMENT LIMITED


                                      and


                     CAMBRIDGE ANTIBODY TECHNOLOGY LIMITED



________________________________________________________________________________


                                     LEASE
                                      of
                         Unit B3 Melbourn Science and
                 Business Park, Melbourn, South Cambridgeshire

________________________________________________________________________________




NOTE:    This Lease is a new tenancy for the purposes of the Landlord and Tenant
     (Covenants) Act 1995.


                                                     Herbert Smith
                                                     Exchange House
                                                     Primrose Street
                                                     London EC2A 2HS
                                                     Tel: 0171-374 8000
                                                     Fax: 0171-374 0888
                                                     Ref: 2065/2174/30794054

THIS LEASE is made the 23/rd/ day of August 1999

BETWEEN:

(1) SUN LIFE PENSIONS MANAGEMENT LIMITED (Company Number 01105141) whose registered office is at 107 Cheapside London EC2V 6DU (hereinafter called the "Landlord") and

(2) CAMBRIDGE ANTIBODY TECHNOLOGY LIMITED (Company Number 2451177) whose registered office is at The Science Park Melbourn Cambridgeshire SG8 6JJ (hereinafter called the "Tenant")

WITNESSETH as follows:

1. The Landlord hereby demises unto the Tenant ALL THOSE PREMISES more particularly described in the First Schedule hereto together with the Landlord's fixtures and fittings therein set out in the Second Schedule hereto (all which premises are hereinafter referred to as the "Demised Premises") TO HOLD the same unto the Tenant for the term of twelve years subject to the provisions for earlier determination in Clause
         4.17 from and including 25/th/ December 1998 (the "Term") PAYING
         THEREFOR:

         FIRSTLY, yearly and proportionately for any part of a year, the rent specified in the Fourth Schedule, by equal quarterly payments in advance on the usual quarter days in every year, the first such payment or a proportionate part of it (being a proportionate part of the rent specified in paragraph 2 of the Fourth Schedule from the date hereof to the first anniversary of the date from which the Term is calculated, after deduction of the quarterly installments of such yearly rent payable on the intervening usual quarter days) to be made on the date hereof:

         SECONDLY on demand by way of additional rent (and the Landlord's remedies for recovering rent in arrears shall apply hereto) a sum representing interest at the rate of four pounds per centum per annum above the Midland Bank Plc base lending rate in force at the date the rent falls due upon any payment of rent outstanding and unpaid upon the date when the payment of rent fell due and upon any other sum or sums of money payable under the terms of this Lease by the Tenant to the Landlord which shall remain unpaid the interest to be charged from the date upon which the payment of rent fell due or the said sum or sums was or were (as the case may be) demanded in writing throughout the entire period during which the payment of rent or other sum or sums remain outstanding or unpaid Provided always that this Clause shall not prejudice in any way the Landlord's right of re-entry contained in Clause 4.1 hereof

         THIRDLY as additional rent a proportionate part (hereinafter called "the service rent") of the Maintenance Charge (which expression in this Lease shall mean the aggregate in any one year of the costs expenses provisions liabilities and payments properly incurred or otherwise provided for by the Landlord in relation to the matters set forth in the Third Schedule hereto) being subject to the following terms and provisions:


         1.1 the amount of the service rent shall be ascertained and certified annually by a certificate (hereinafter called "the certificate") signed by the Landlord or its Managing Agents (which expression in this Lease shall mean the Agents (if any) nominated by the Landlord and for the time being thereunder duly authorised by the Landlord and includes their sub-agents to whom if requested by the Landlord in writing all communications intended for the Landlord shall be addressed) so soon after the end of the Landlord's financial year as may as practicable and shall relate to such year in manner hereinafter mentioned

         1.2 the expression "the Landlord's financial year" shall mean the period from the First day of April to the Thirty-first day of March or such other annual period as the Landlord may in its discretion from time to time determine

         1.3 a copy of the certificate for each such financial year shall be supplied by the Landlord to the Tenant on written request and without charge to the Tenant

         1.4 the certificate shall contain a fair and accurate summary of the Landlord's said expenses and outgoings incurred by the Landlord during the Landlord's financial year to which it relates and the certificate (or a copy thereof duly certified by the person by whom the same was given) shall be conclusive evidence for the purposes hereof of the matters which it purports to certify save in case of manifest error or mis-statement

         1.5 the annual amount of the service rent payable by the Tenant as aforesaid shall be:

                           (A) a percentage of the Maintenance Charge which is calculated by comparing the gross internal floor area of the Demised Premises with the total gross internal floor area of all premises (including the Demised Premises) let or available for letting (including any premises the freehold of which has been sold by the Landlord but subject to the payment to the Landlord of a service charge contribution) from time to time on the Science Park (as defined in the First Schedule) and the determination of such percentage by the Landlord or its Managing Agent shall be final

                           (B) together with the whole of the insurance charge set forth in Paragraph 15 of the Third Schedule

         1.6 on the usual quarter days in each year during the Term the Tenant shall pay to the Landlord such a sum (hereinafter referred to as "advance payment") in advance and on account of the service rent for the Landlord's financial year then current as the Landlord or its Managing Agents shall from time to time specify to be fair and reasonable

         1.7 within a reasonable period after the end of each Landlord's financial year the Landlord shall furnish to the Tenant an account of the service rent payable by the Tenant for that year due credit being given therein for the advance payments made by the Tenant in respect of the said year and upon the furnishing of such account there shall be paid by the Tenant to the Landlord the service rent or any balance found payable or there shall be allowed or (after the expiry of the Term) repaid by the Landlord to the Tenant any amount which may have been overpaid by the Tenant by way of advance payment as the case may require PROVIDED ALWAYS that the provisions of this sub-clause shall continue to apply notwithstanding the expiration or sooner determination of the Term but only in respect of the period down to such expiration or sooner determination as aforesaid

         1.8 it is hereby agreed and declared that the Landlord shall not be entitled to re-enter under the provision in that behalf hereinafter contained by reason only of the non payment by the Tenant of any advance payment as aforesaid prior to the issue of the certificate for the preceding financial year but nothing in this Clause or this Lease contained shall disable the Landlord from maintaining an action against the Tenant in respect of non payment of any such advance payment notwithstanding that the certificate had not been issued at the time of the proceedings subject nevertheless to proof in such proceedings by the Landlord that the advance payment demanded and unpaid is of a fair and reasonable amount having regard to the prospective service rent ultimately payable by the Tenant.

2.       THE TENANT HEREBY COVENANTS WITH THE LANDLORD AS FOLLOWS:

         2.1      To pay Rent

         To pay the rents hereby reserved and made payable on the days and in manner aforesaid without any deductions or set off and (unless the Landlord agrees otherwise) to pay the rent first reserved (together with any VAT on it) by Banker's standing order.

         2.2      To pay Outgoings

                  2.2.1 From time to time and at all times throughout the Term to pay and discharge all existing and future rates taxes duties charges community charges and assessments surcharges impositions and outgoings whatsoever whether parliamentary local or of any other description which now are or may at any time during the Term be assessed imposed or charged upon or payable in respect of the Demised Premises or any part thereof or upon the owner or occupier in respect thereof or payable by either in respect thereof and whether of national or local and whether of a capital or revenue nature and even though of a wholly novel character provided that the Tenant shall not in any event be liable for any payments as shall be occasioned by any development disposition of or dealing with the ownership of any estate or interest expectant in reversion on the determination of the Term or subject to Clause 4.6 hereof upon the rents received by the Landlord

                  2.2.2 To pay all charges for water, gas and electricity (including meter rents) consumed in the Demised Premises during the Term.

                  2.2.3 To keep the Demised Premises in rateable occupation during the last three months of the Term or such longer period as The Secretary of State may specify as "the standard period" for the purpose of Section 42 of the Local Government Planning and Land Act 1980

                  2.2.4 Immediately and in any case within seven days of receipt of any proposal by the Valuation Officer or Rating Authority respecting the rating assessment of the Demised Premises to give notice thereof to the Landlord and not to agree to any such proposal without the Landlord's written consent (such consent not to be unreasonably withheld or delayed)

         2.3      To repair and keep clean and tidy

                  2.3.1 Subject to always to the proviso hereinafter appearing well and substantially to repair cleanse maintain and keep in good and substantial repair and condition the Demised Premises and without prejudice to the generality of the foregoing well and substantially to repair and keep in repair and maintain all party walls (jointly with tenants of adjoining premises) and all fencing and boundary walls lighting heating and ventilation and drainage systems plate glazing water gas and other installations fire fighting equipment and all other machinery and Landlord's fixtures and fittings in the Demised Premises and exclusively serving the same and all sewers drains channels watercourses gutters rainwater and soil pipes and cables and supply lines exclusively serving the same (damage by any of the insured risks save where the insurance moneys shall be irrecoverable in consequence of any act or default of the Tenant or its agents licensees servants or invitees or damage to the Tenant's trade fixtures fittings and stock (if any) only excepted)

                  2.3.2 To keep the Demised Premises maintained to a good standard of decorative order and properly clean and, as often as necessary and at least once in every third year as to the exterior of the Demised Premises and once in every fifth year as to the interior of the Demised Premises and also in the last year of the Term (but not twice in any period of 18 months), to redecorate and treat the Demised Premises with appropriate materials in a good and workmanlike manner (and during the last year of the Term in a colour scheme and with materials approved by the Landlord).

                  2.3.3 Without prejudice to the generality of the foregoing to clean all glazing (both inside and outside and including frames) in the Demised Premises as often as shall reasonably be necessary but not less than once in every three months


                  2.3.4 To clean the brickwork cladding and other finishes in a workmanlike manner as often as shall reasonably be considered necessary by the Landlord

                  2.3.5 Immediately preceding the determination of the Term (howsoever determined) to thoroughly clean and scour the external and internal parts of the Demised Premises and leave the same clean and secure in every respect on the last day of the Term

                  2.3.6 To make good all damage caused to the Demised Premises and all other parts of the Science Park (as defined in the First Schedule hereto) by the Tenant its servants agents or licensees or caused in the furtherance of theft and within one month (or within twenty-four hours in case of emergency) after service upon the Tenant by the Landlord of a notice in writing specifying any repairs for which the Tenant is responsible and necessary to be done to commence and thereafter proceed diligently to complete the execution of such repairs and if the Tenant shall fail to do so the Landlord may execute such repairs and the cost thereof shall be a debt due from the Tenant to the Landlord and be forthwith recoverable by action and the Landlord's remedies for recovering rent in arrears shall apply hereto

                  2.3.7 To pay to the Landlord forthwith upon written demand (and the Landlord's remedies for recovering rent in arrears shall apply hereto) the reasonable cost to the Landlord of inspecting repairing maintaining renewing replacing any party walls separating the Demised Premises from any adjoining premises in case of failure by the Tenant to comply with its obligations under Clause 2.3.1. of this Lease

                  2.3.8 To take all steps necessary to prevent the freezing of water pipes in the Demised Premises.

                  PROVIDED ALWAYS that the Tenant shall not be liable hereunder for latent or inherent defects in the Demised Premises.

         2.4 Landlords discretion as to painting and repairs and of making regulations

         To abide by the decision of the Landlord or the Landlord's Managing Agents as to whether and the time and manner in which any work ought to be done pursuant to the covenants in sub-clause 2.3. of this Clause and to comply with their reasonable directions in that behalf and as to the mode of bringing telephone communication wires into the Demised Premises and to abide by all reasonable regulations from time to time in force (written details of which shall have first been given to the Tenant) relating to the use of any parts of the Science Park which the Tenant is entitled to use but which are not included in the Demised Premises the Landlord being entitled to make and from time to time amend any such regulations as it shall at its discretion think appropriate for the preservation of the quality and character of the Science Park and the amenities thereof and the wellbeing of its occupants (including but without limiting the generality of the foregoing regulations restricting the use of the Science Park but not the Demised Premises for such periods as the Landlord shall deem reasonably necessary or expedient in the interests of safety expedition of repairs or decorations or otherwise)

         2.5      Restriction on effluent and rubbish

                  2.5.1 Not to discharge into the drains of the Landlord any effluent other than storm water or into the sewers of the Landlord any effluent other than sewerage water and soil otherwise than as authorised by licence issued by Anglian Water Plc or Geodesys Limited or other drainage authority for the time being having jurisdiction in relation to the Science Park and strictly in compliance with all conditions regulations and requirements attaching to such licence PROVIDED THAT the Tenant shall at all times indemnify the Landlord in relation to any liability for contamination or other costs, claims or damage whatsoever or howsoever arising from and directly attributable to such discharge and not to wash down vehicles of any type on any part of the Science Park

                  2.5.2 To supply the Landlord within 7 days of a request therefor a copy of any licence obtained by the Tenant pursuant to Sub-Clause 2.5.1. above.

                  2.5.3 Not to form any refuse dump or rubbish or scrap heap on the Demised Premises or in any yard passageway staircase or balcony adjacent thereto but to remove as frequently as reasonably necessary all refuse rubbish and scrap and all used tins cans boxes and other containers which may have accumulated on the Demised Premises and to use the refuse disposal receptacles (if any) provided by the Landlord and to keep the Demised Premises generally free from weeds deposit of materials or refuse and clean and tidy and not to bring or keep or suffer to be brought or kept upon the Demised Premises or on any part of the Science Park anything which is or may become untidy unclean unsightly or in any way detrimental to the amenity of the neighbourhood and within two working days to comply with the requirements of any written notice from the Landlord to restore any amenity injured as aforesaid and in the event of the Tenant failing to comply with such notice the Landlord shall be entitled to enter upon the Demised Premises or elsewhere on the Science Park and carry out any works necessary to comply with such notice and to recover the reasonable cost thereof from the Tenant which shall at the option of the Landlord be recoverable from the Tenant as rent in arrear

         2.6      To permit entry for inspection

                  2.6.1 To permit the Landlord or the Landlord's Managing Agents or such workmen as may be authorised in writing by them respectively at all reasonable times within forty-eight hours of notice in writing from the Landlord to the Tenant (except in case of emergency when no notice shall be required) to enter the Demised Premises and take a plan and examine the state of repair and condition of the same and to keep inventories of the fixtures and things to be surrendered at the expiry of this Lease and within one calendar month or sooner if requisite after notice in writing to the Tenant of all defects and wants of reparation for which the Tenant is liable under the covenants on his part herein contained found on such examination shall have been given or left at the Demised Premises to proceed diligently to repair and make good the same according to such notice and the covenants and conditions and in accordance with the requirements of the Landlord or the Landlord's Managing Agents and in case the Tenant shall make default in so doing within one month of the service of such notice (or within twenty-four hours in case of emergency in the opinion of the Landlord) it shall be lawful for workmen and others to be employed by the Landlord to enter upon the Demised Premises and repair and restore the same and all costs and expenses incurred thereby and Value Added Tax thereon (including Surveyor's and other professional fees) shall on demand be paid by the Tenant to the Landlord and if not so paid shall be recoverable by the Landlord as rent in arrear

                  2.6.2 To permit the Landlord or its Agents or workmen at all reasonable times within forty-eight hours of notice in writing from the Landlord to the Tenant (except in case of emergency when no notice shall be required) to enter upon the Demised Premises for the purpose of executing repairs additions or alterations painting and redecoration to or upon any adjoining or neighbouring premises or for making repairing renewing or connecting or cleansing any services belonging to or leading from the same such persons causing as little inconvenience or interruption to business as possible and making good to the reasonable satisfaction of the Tenant all damage to the Demised Premises thereby occasioned

                  2.6.3 The Tenant shall indemnify the Landlord from and against all liability whatsoever including all actions proceedings costs claims and demands brought or made against the Landlord under or by virtue of the Defective Premises Act 1972 or any Act or Acts for the time being amending or replacing the same or any regulations or orders made thereunder in the event of the Landlord exercising the right to enter the Demised Premises to carry out any description of maintenance or repair thereof under the power contained in sub-clause
                           2.6.1. of this sub-clause

         2.7      Restriction on Alterations

                  2.7.1 Not to make any structural alterations to the Demised Premises or any part thereof nor to erect any new buildings or extensions thereon and without prejudice to the generality of the foregoing not to install any outlets for pipes wires cables or flues through the walls doors or windows of the Demised Premises (save as hereinafter contained) Provided always that the cutting of one or more doors or similar openings in a wall or walls separating the Demised Premises from any adjoining premises occupied by the Tenant shall not for the purposes of this sub-clause be regarded as a structural alteration and shall require the consent of the Landlord under Clause 2.7.2

                  2.7.2 Not without the previous consent in writing of the Landlord such consent not to be unreasonably withheld or delayed (and then only in accordance with plans previously approved in writing by the Landlord such approval not to be unreasonably withheld or delayed and subject to conditions reasonably imposed by and under the supervision and to the reasonable satisfaction of the Landlord or its Surveyors or Architects) to make any non-structural alterations or additions to the Demised Premises (excepting the installation of or alterations to internal demountable partitioning for which no consent will be necessary) and if required by the Landlord to reinstate all such approved alterations and modifications (including demountable partitioning) at the end of the Term (or (if earlier) in the case of works to create an opening in walls separating the Demised Premises from adjoining premises occupied by the Tenant the date on which the adjoining premises cease to be occupied by the Tenant) to the reasonable satisfaction of the Landlord or its Surveyor.

                  2.7.3 At the expiry of the Term (howsoever determined) (or (if earlier) in due case of works to create an opening in walls separating the Demised Premises from adjoining premises occupied by the Tenant the date on which the adjoining premises cease to be occupied by the Tenant) if and to the extent required by the Landlord to remove all alterations or additions made to the Demised Premises or any part by the Tenant or its predecessors in title prior to the date of this lease pursuant to any previous tenancy of the Demised Premises under which the Tenant or any predecessor in title of the Tenant was permitted to carry out alterations to the Demised Premises subject to a liability to reinstate and where the Tenant or the predecessor in title did not reinstate the alterations on the determination of that tenancy and to restore and make good the Demised Premises in a good and workmanlike manner to the condition and design which existed before the alterations were made to the reasonable satisfaction of the Landlord or its surveyor.

         2.8 Not to affix heavy apparatus or exceed loads or overload services

                  2.8.1 Not to affix to the structure or any part of the Demised Premises any heating apparatus ducting pipes or electric power cables or any crane or hoist for the lifting or transport of merchandise or other goods without the written permission of the Landlord first obtained such permission not to be unreasonably withheld or delayed such permission to be hereby deemed and acknowledged in relation to any such apparatus pipes cables crane or hoist affixed to the Demised Premises by the Tenant prior to the date hereof pursuant to any previous lease.

                  2.8.2 Not to suspend or permit or suffer to be suspended any heavy load from the ceilings or main structure of the Demised Premises nor load or use or permit or suffer to be loaded or used the floor or structure of the Demised Premises in any manner which will in any way impose a weight or strain in excess of that which such premises are constructed to bear with due margin for safety or which will in any way strain or interfere with the structural members thereof

                  2.8.3    Not to overload the services to the Demised Premises

                  2.8.4 To pay to the Landlord on demand all reasonable costs reasonably incurred by the Landlord in obtaining the opinion of a suitably qualified engineer as to whether the Tenant has been in breach of this sub-clause 2.8 and the Landlord's remedies for recovering rent in arrears shall apply hereto

         2.9      Not to avoid insurance

                  2.9.1 Not to do or permit or suffer to be done anything (save that the permitted use from time to time shall not be deemed to be a breach of this covenant) whereby the policy or policies of insurance of the Demised Premises and/or the adjoining or neighbouring premises of the Landlord may become void or voidable and to comply with all reasonable recommendations and requirements of the insurers as to fire precautions relating to the Demised Premises

                  2.9.2 To pay to the Landlord on demand any increased premium which the Landlord may be reasonably required to pay under any insurance policy in respect of the Demised Premises or any other property of the Landlord arising from the user as hereinafter mentioned of the Demised Premises and all such payment shall be added to the rent hereinbefore reserved and shall be recoverable as rent

                  2.9.3 In the event of the Demised Premises or any part thereof being destroyed or damaged by any of the insured risks and the insurance moneys under any insurance against the same effected thereon by the Landlord being wholly or partly irrecoverable by reason solely or in part of any act or default of the Tenant or its agents licensees servants or invitees then and in every such case the Tenant will forthwith (in addition to the said rent) pay to the Landlord the irrecoverable proportion of the cost of completely rebuilding and reinstating the same

                  2.9.4 Not to effect any policy of insurance of its own in respect of risks covered by the insurance effected by the Landlord of the Demised Premises (and in default any insurance money received by or payable to the Tenant shall become the property of the Landlord)

         2.10     Dangerous substances

                  2.10.1 Not to keep or permit or suffer to be kept on the Demised Premises any material liquid or gas of a dangerous combustible corrosive explosive flammable radio-active or offensive nature otherwise than in accordance with the provisions of any relevant Act or Acts of Parliament or regulations made thereunder or issued by the Health and Safety Executive or any other like statutory body for the time being in force and after due notice to the Landlord and the insurers of the Demised Premises and payment of every increased or extra premium which ought properly to be paid and in any event not to store in the Demised Premises materials the keeping of which may contravene any statute order or regulation or bye-law

                  2.10.2 If it shall be necessary for the Landlord or any tenant of any unit adjoining the Demised Premises to carry out any work to such adjoining unit as a result of the storage in the Demised Premises or any of the substances mentioned in sub-clause 2.10.1 hereof then the Tenant shall forthwith on demand pay to the Landlord or such adjoining tenant the cost incurred in carrying out such work as aforesaid

                  2.10.3 Within seven days of a request by the Landlord to supply to the Landlord copies of any applications made by the Tenant to any statutory or other authority or body for consent to keep any of the matters referred to in sub-clause
                           2.10.1 hereof on the Demised Premises together with copies of any licenses issued pursuant to any such applications

         2.11     Dealings with the lease

                  2.11.1 Not to transfer, mortgage, charge, hold on trust for another, underlet or otherwise part with possession of any part (as distinct from the whole) of the Demised Premises or agree to do so.

                  2.11.2 Not to transfer, hold on trust for another, underlet or otherwise part with possession of the whole of the Demised Premises or agree to do so, except that the Tenant may transfer or underlet the whole of the Demised Premises if, before the transfer or underletting is completed, the Tenant complies with the conditions described in clause 2.11.3 or clause 2.11.4, as applicable.

                  (Assignment)

                  2.11.3 The conditions (which are specified for the purposes of section 19(1A) of the Landlord and Tenant Act 1927 and which operate without prejudice to the Landlord's right to withhold consent on any reasonable ground) applying to a transfer of the whole of the Demised Premises are:

                           (A) that the Tenant enters into an authorised guarantee agreement, as defined in section 16 of the Landlord and Tenant (Covenants) Act 1995, with the Landlord in the form of the draft set out in the Sixth Schedule hereto; and

                           (B) that any guarantor of the Tenant's obligations guarantees to the Landlord that the Tenant will comply with the authorised guarantee agreement in a form which the Landlord reasonably requires; and

                           (C) that, subject as provided in paragraph ((D)) and if the Landlord so reasonably requires, the proposed assignee procures one, but not both, of the following:

                                 (1)   covenants with the Landlord by an
                                       additional guarantor or guarantors
                                       approved by the Landlord (who shall act
                                       reasonably in giving its approval), in
                                       terms having a form and content
                                       reasonably required by the Landlord; or

                                 (2) a deposit with the Landlord of an amount in cleared funds equal to half of the then current yearly rent first reserved by this lease and an amount equal to VAT on that amount, on terms which the Landlord reasonably requires; and

                           (D) if the proposed transfer is to a Group Company (which expression shall have the meaning set out in Section 42 of the Landlord and Tenant Act 1954); and

                                 (1)   if the Tenant's obligations, or any of
                                       them, are guaranteed by another Group
                                       Company, that such Group Company
                                       covenants with the Landlord terms having a form and content reasonably required by the Landlord; or

                                 (2)   if the Tenant's obligations are not
                                       guaranteed by another Group Company and
                                       if the transferee is not, in the
                                       Landlord's reasonable opinion, of equal
                                       financial standing to the Tenant, that
                                       the proposed transferee procures
                                       covenants by a Group Company other than
                                       the Tenant and the transferee and which
                                       is, in the Landlord's reasonable opinion, of equal financial standing to the Tenant, in a form which the Landlord reasonably requires; and

                                 (3)   whether or not paragraph (D)(1) or (2)
                                       applies, if the Tenant's obligations, or any of them, are secured by a security deposit, the proposed transferee procures a deposit with the Landlord of the amount and on terms described in paragraph
                                       (C)(2); and

                           (E) that the Landlord's consent, which will not be unreasonably withheld, is obtained to, and within two months before, the transfer.

                  (Underletting)

                  2.11.4 Not to underlet the whole of the Demised Premises except:

                           (A)   to a person who has covenanted with the
                                 Landlord:

                                 (1)   to observe the Tenant's obligations in
                                       this Lease (other than the payment of
                                       rents);

                                 (2) not to transfer the whole of the Demised Premises without the Landlord's consent (which shall not be unreasonably withheld if the conditions which are referred to in clause

                                       2.11.3 are first satisfied); and

                                 (3)   not to transfer part of the Demised
                                       Premises or to underlet or otherwise part with possession or share the occupation of the Demised Premises or any part of them;

                           (B) by reserving as a yearly rent, without payment of a fine or premium, an amount equal to their then open market rack rental value such rent to be approved by the Landlord (who shall not unreasonably withhold it) and to be payable by equal quarterly instalments in advance on the usual quarter days and reserving, as additional rents, amounts equal to and payable at the same times as the other rents reserved by this lease;

                           (C) by a form of underlease (which does not excess any sum to be payable by reference to a percentage or proportion of the rent or any other sum payable under this lease, but which requires it to be payable and assessed in accordance with the same principles as are required by this lease) to be approved by the Landlord, such approval not to be unreasonably withheld;

                           (D)   by a form of underlease which requires:

                                 (1) the principal rent reserved by it to be reviewed upwards only at each of those Review Dates which will occur during the sub- term in accordance with the same principles which apply to rent reviews under this lease;

                                 (2) the underlessee to observe the Tenant's obligations (other than the obligation to pay rents under this lease) to the extent they relate to the Demised Premises and containing:

                                       (a)    a condition for re-entry by the
                                              underlessor on breach of any
                                              obligation by the underlessee;

                                       (b)    a qualified convenant not to
                                              transfer the whole of the Demised
                                              Premises (subject to prior
                                              compliance with conditions as a
                                              set out in clause 2.11.3) and an
                                              unqualified covenant not to
                                              transfer part of the Demised
                                              Premises or to underlet or
                                              otherwise part with possession or
                                              share the occupation of the
                                              Demised Premises or any part of
                                              them;

                                       (c)    an agreement excluding sections 24
                                              to 28 inclusive
                                              of the Landlord and Tenant Act
                                              1954 in relation to the
                                              underlease, pursuant to an Order
                                              duly made under section 38(4) of
                                              that Act; and

                           (E) with the Landlord's consent, issued within two months before completion of the underletting, which consent (subject to compliance with the foregoing conditions precedent) shall not be unreasonably withheld.

                  2.11.5 To enforce the observance by every underlessee of the provisions of the underlease and not expressly or impliedly to waive any breach of them, nor to vary the terms of any underlease.

                  2.11.6 Not to agree any reviewed rent payable under an underlease until the principal rent reserved by this Lease has been reviewed and agreed in accordance with the provisions of the Fourth Schedule hereto.

                  (Sharing occupation)

                  2.11.7 Not to share the occupation of the Demised Premises or any part of them.

         2.12     Notifying Landlord of dealings with the lease

                  2.12.1 Within ten working days after any disposition or devolution of this lease, or of any estate or interest in or derived out of it, to give the Landlord notice of the relevant transaction with a certified copy of the relevant document, and to pay the Landlord a fair and reasonable fee of not less than twenty five pounds for registering each notice.

                  2.12.2 To notify the Landlord of particulars of the determination of every rent review under any underlease of the Demised Premises within fourteen days after the date of determination.

         2.13     To pay costs of notices and consents and orders

                  2.13.1 To pay all proper and reasonable costs charges and expenses (including Solicitors costs and Surveyors fees) incurred by the Landlord in any proceedings under Section 146 and 147 of the Law of Property Act 1925 or any statutory provision replacing the same notwithstanding that forfeiture is avoided otherwise than by relief granted by the Court

                  2.13.2 To reimburse to the Landlord on demand all proper and reasonable fees costs charges and expenses incurred or suffered by the Landlord arising out of or in connection with or incidental to any application or request by the Tenant in connection with the Demised Premises or any provisions of this Lease whether or not the same shall be proceeded with by the Tenant or shall be granted subject to conditions or arising out of or in connection with any steps in connection with the preparation and service of a Schedule of Dilapidations during or within ninety days after the expiry of sooner determination of the Term or within ninety days after the Tenant vacates the Demised Premises whichever shall be the later (but in relation only to dilapidations occurring during the
                           Term)

                  2.13.3 To pay all proper and reasonable legal costs and disbursements incurred by the Landlord in the recovery of arrears of rent and any other monies due hereunder from the Tenant to the Landlord and proceedings in connection therewith

         2.14     User

                  2.14.1 Subject to sub-clause 2.16 hereof to use the Demised Premises for such use within Class B1 of the Town and Country Planning (Use Classes) order 1987 as shall be first approved in writing by the Landlord (such consent not to be unreasonably withheld or delayed where the proposed use is compatible with uses on a Science Park and does not conflict with good estate management) and for no other purpose

                  2.14.2 Not to use the car parking spaces on the Science Park allocated to the Tenant pursuant to the provisions of the First Schedule otherwise than for parking private motor cars of the Tenant its employees and visitors

         2.15     Advertisements and signs

                  2.15.1 Not to affix or permit to be affixed or exhibited to or upon any part of the exterior of the Demised Premises or on the interior visible from the exterior any placard poster sign notice or advertisement save those of a type size and in positions approved in writing by the Landlord

                  2.15.2 At the end of the Term (howsoever determined) and if so required by the Landlord to remove such placard poster sign or advertisement from the Demises Premises and to make good to the reasonable satisfaction of the Landlord or its Surveyors any damage caused to the Demised Premises by such removal

                  2.15.3 Always to display and maintain a suitable sign in a location reasonably prescribed by the Landlord showing the name (or trading name) of every permitted occupier of the Demised Premises

         2.16     To comply with statutory provisions

                  2.16.1 At all times during the Term to observe and comply in all respects with the provisions and requirements of any and every enactment (which expression in this covenant includes as well any and every Act of Parliament already or hereafter to be passed as any and every order regulation and bye-law already or hereafter to be made under or in pursuance of any such Act) so far as they relate to or affect the user of the Demised Premises or any additions or improvements thereto or the user thereof for the purpose of any manufacture process trade or business or the employment therein of any person or persons or any fixtures machinery plant or chattels for the time being affixed thereto or being thereupon or used for the purposes thereof and to execute all works and provide and maintain all arrangements which by or under any enactment or by any government department local authority or other public authority or duly authorised officer or court of competent jurisdiction acting under or in pursuance of any enactment are or may be directed or required to be executed provided and maintained at any time during the Term upon or in respect of the user of the Demised Premises or any additions or improvements thereto or in respect of any such user thereof or employment therein of any person or persons for fixtures machinery plant or chattels as aforesaid whether by the Landlord or Tenant thereof and to indemnify the Landlord at all times against all costs charges and expenses of or incidental to the execution of any works or the provisions or maintenance of any arrangements so directed or required as aforesaid and not at any time during the Term to do or omit or suffer to be done or omitted on or about the Demised Premises any act or thing by reason of which the Landlord may under any enactment incur or have imposed upon him or become liable to pay any penalty damages compensation costs charges or expenses and to keep the Landlord effectually indemnified against all such compensation damages penalties costs charges or expenses

                  2.16.2 At all times during the Term to comply in all respects with the provisions and requirements of any Town and Country Planning Act or Acts for the time being in force and any regulations and orders made thereunder and all licences consents permissions (to the extent such permissions shall be implemented) and conditions (if any) granted or imposed thereunder or under any enactment repealed thereby so far as the same respectively relate to or affect the Demised Premises or any part thereof or any operations works act or things already or hereafter to be carried out executed or done or omitted thereon or the use thereof for any purpose and before making any applications to the Local Authority for planning permission or bye-law consent to obtain the consent in writing of the Landlord (which consent shall not be unreasonably withheld or delayed) to such application and to provide the Landlord with copies of the relevant application and accompanying drawings and on the granting of such planning permission or bye-law consent to supply copies thereof to the Landlord

                  2.16.3 Unless the Landlord shall otherwise direct to carry out before the expiration or sooner determination of the Term any works stipulated to be carried out to the Demised Premises by a date subsequent to such expiration or sooner determination as a condition of any planning permission which may have been granted and acted upon by the Tenant during the Term

                  2.16.4 To give notice to the Landlord as soon as reasonably practicable after receipt of the same of any notice order or proposal for a notice or order served on the Tenant under any legislation and if so reasonably required by the Landlord to produce the same and at the request and cost of the Landlord to make or join in making such objections or representations in respect of any proposals as the Landlord may reasonably require

                  2.16.5 At all times during the Term to comply with all requirements from time to time of the appropriate authority in relation to means of escape from the Demised Premises in case of fire and at the expense of the Tenant to keep the Demised Premises sufficiently supplied and equipped with fire fighting and extinguishing apparatus and appliances of a type to be approved from time to time by the relevant Fire Authority and suitable in all respects to the type of user of or business manufacture process or trade carried on upon the Demised Premises which shall be open to the inspection of the Landlord and also not to obstruct the access to or means of working such apparatus and appliances by their operations at or connected with the Demised Premises

         2.17     Restriction on nuisance and auctions

                  2.17.1 Not to use the Demised Premises or any part thereof for any immoral purpose or for any noisy noisome dangerous or offensive trade business manufacture operation or occupation provided that the permitted user from time to time shall be deemed not to be in breach of this clause and also not to do or permit to be done thereon anything which may be or grow to the damage nuisance disturbance or annoyance of the Landlord or the occupiers of any adjoining or neighbouring premises or permit any sale by auction to be held upon the Demised Premises or any part thereof or permit the Demised Premises to be used for residential purposes or as sleeping accommodation

                  2.17.2 To pay to the Landlord all proper and reasonable costs charges and

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

                           expenses which may properly and reasonably be incurred by the Landlord in abating a nuisance caused by the Tenant or its servants licensees or customers and executing all such works as may be necessary for abating a nuisance in obedience to a notice served by a local or public authority on the Landlord or the Tenant in respect of the Demised Premises

                  2.17.3 Not at any time to permit any musical instrument gramaphone or similar apparatus to be played or used on the Demised Premises so as to be audible from outside the Demised Premises

                  2.17.4   Sound insulation

                           To comply in all respects with any scheme or requirement which may be imposed by the Local Planning Authority in connection with the sound insulation of all plant and machinery

                  2.17.5   Restriction on noise

                           Without prejudice to the preceding provisions of this Clause 2.17 hereof to ensure that the noise from operations conducted on the Demised Premises shall not exceed

                                40 db (A) between 08.00 hours and 18.00 hours

                                35 db (A) between 18.00 hours and 22.00 hours

                                and

                                30 db (A) between 22.00 hours and 08.00 hours

                           all as measured on the boundary of the Science Park

         2.18     To yield up

                  On the expiration or sooner determination of the Term peaceably to yield up to the Landlord the Demised Premises in a good and tenantable state of repair and condition and decoration in accordance with the covenants by the Tenant herein contained together with all additions and improvements thereto and the keys and all Landlord's fixtures and fittings of every kind now in or upon the Demised Premises or which during the Term may be affixed or fastened to or upon the same all of which shall be at the expiration or sooner determination of the Term left complete with all parts and appurtenances thereof and in proper working order and condition PROVIDED ALWAYS that the foregoing covenants shall not apply to any articles held by the Tenant on hire nor to the Tenant's fixtures and fittings and to make good any damage caused to the Demised Premises by the removal of tenants and trade fixtures and fittings AND PROVIDED FURTHER that if so required by the Landlord the Tenant will remove from the Demised Premises such of the Tenant's fixtures and fittings as are then installed in the Demised Premises as the Landlord shall specify to be removed making good all damage caused thereby to the Landlord's satisfaction and reinstating the Demised Premises to their original condition PROVIDED FURTHER that the Tenant may from time to time (but only with the previous consent of the Landlord) substitute for any of the Landlord's fixtures and fittings other fixtures and fittings of at least as good a kind and quality as the Landlord's fixtures and fittings and not less suitable in character

         2.19     Indemnity of the Landlord

                  To indemnify and keep indemnified the Landlord from and against liability for all loss damage actions proceedings claims demands costs damages and expenses of whatever nature in respect of any injury to or the death of any person or damage to any property movable or immovable or in respect of the infringement disturbance or destruction of any right easement or privilege or otherwise by reason of or arising in any way directly or indirectly out of:

                  2.19.1 the state of repair or condition of the Demised Premises insofar as the Tenant is liable for such state or condition under the covenants herein contained

                  2.19.2 the act omission or default of the Tenant its agents employees customers invitees or visitors whilst on or about the Science Park or the Demised Premises

                  2.19.3 the construction or existence of any extensions of or alterations to the Demised Premises carried out by or on behalf of the Tenant

                  2.19.4 the user of the Demised Premises and other areas of the Science Park by the Tenant or its agents employees invitees or visitors

                  2.19.5 anything now or hereafter attached to or on the Demised Premises or the Science Park by or on behalf of the Tenant

         2.20     Not to obstruct

                  2.20.1 Not to expose or place or permit or suffer to be exposed or placed any goods articles or things whatsoever outside the Demised Premises or upon any part of the Science Park and to keep the same free from obstruction of any kind

                  2.20.2 Not to stop up darken or obstruct any windows or lights or ventilators belonging to the Landlord or to other tenants of the Landlord or to tenants of other units on the Science Park or other property adjoining the Demised Premises and not to stop up cover or obstruct access to any services on the Science Park or to any fire escapes and not to give to any third party any acknowledgement that the Tenant enjoys the access of light or air to any windows or openings in the Demised Premises by the consent of such third party or to pay any sum of money to or enter into agreement with such third party for the purpose of inducing or binding him to abstain from obstructing the access of light or air to any such windows or lights or ventilators and in the event that any such third party doing or threatening to do anything which obstructs or would obstruct such access of light or air forthwith in writing to notify the same to the Landlord

                  2.20.3   Prevention of acquisition of easements

                           Without prejudice to sub-clause 2.20.2 above not to permit or suffer any owner of adjoining or neighbouring property to acquire any rights of way light or air or other easements over the Demised Premises but as soon as the Tenant becomes aware thereof to inform the Landlord or the Landlord's Managing Agents in writing of any act or thing which may result in the acquisition of any right or privilege over the Demised Premises (for the purpose of enabling the Landlord if its thinks fit to do anything necessary for preventing the acquisition of any such right or privilege and to permit the Landlord and the Landlord's Managing Agents to enter and examine the Demised Premises accordingly) and at the sole cost of the Landlord to join with the Landlord in taking such steps or action as may be reasonably required by the Landlord to prevent any such right or privilege from being acquired

         2.21     To notify Landlord of defects and damages

                  2.21.1 To notify the Landlord without delay upon becoming aware of any "relevant defects" of which it is aware in the state of the Demised Premises within the meaning of Section 4 of the Defective Premises Act 1972 or any statutory modification or re-enactment thereof and (without prejudice to the foregoing) to give notice thereof as soon as reasonably practicable to the Landlord of any notice or claim affecting the Demised Premises

                  2.21.2 In the event of the Demised Premises being destroyed or damaged to give notice thereof immediately to the Landlord or the Landlord's Managing Agents stating the cause of such destruction or damage if the Tenant can in fact determine the cause

         2.22     For sale or to let boards

                  To permit the Landlord and its surveyors workmen and agents at any time during the Term for the purpose of selling or disposing of the Landlord's reversionary interest or at any time within six calendar months next before the expiration or sooner determination of the Term for the purpose of re-letting the Demised Premises to enter upon the Demised Premises and to affix and retain upon any suitable part thereof (but not so as to block any door or window) a notice board for selling or letting the same (with or without any other premises) as the case may be and the Tenant will not remove or obscure the same and will at all times throughout the Term permit all prospective purchasers or tenants by order in writing of the Landlord or its agents to enter and view the Demised Premises or any part thereof at reasonable hours in the daytime by prior appointment without interruption

         2.23     Covenants

                  To comply with those covenants and other matters affecting the Demised Premises and not to interfere with those rights easements or other matters (if any) affecting the Demised Premises as (in each case) are contained or referred to in the documents referred to in the Fifth Schedule.

3.       THE LANDLORD HEREBY COVENANTS WITH THE TENANT AS FOLLOWS:

         3.1      Quiet enjoyment

                  That the Tenant paying the rents hereby reserved and observing and performing the several covenants and stipulations on its part herein contained shall peaceably hold and enjoy the Demised Premises during the Term without any interference of the Landlord or any person rightfully claiming under or in trust for him or by title paramount

         3.2      To insure

                  3.2.1 Subject to such limitations exclusions and excesses as are required by the insurers normal terms of insurance to keep insured at all times throughout the Term the Demised Premises (with the Tenant's interest being noted upon the policy of insurance if the insurers so permit) against loss or damage by fire explosion lightning storm and tempest riot civil commotion and aircraft and articles dropped therefrom and (where appropriate) flooding impact by vehicle escape of water from burst pipes or other water apparatus (and in time of war against war risks under any statutory insurance scheme which may be applicable to the Demised Premises) the cost of shoring up demolition and site clearance and against such other risks as the Landlord may from time to time reasonably require together with surveyors and architect's fees and three years loss of rent (to include not only the rent currently payable but having reasonable regard to potential increases in rent pursuant to the Fourth Schedule and with any addition to the amount insured as the Landlord may reasonably decide in respect of
                           VAT) in some insurance office of repute to a value equal to the full cost of reinstatement thereof but not necessarily facsimile reinstatement in accordance with local and statutory requirements then current and against loss of or damage to property or personal injury arising by reason of the condition of the Demised Premises or any part thereof or any building erected thereon or anything done therein and to make all payments necessary for that purpose when the same shall respectively become payable and unless the policy of insurance shall be vitiated by act or default of the Tenant or its agents licensees servants or invitees to cause all monies received by virtue of any such insurance (save any monies received in respect of loss of rent) to be forthwith laid out in rebuilding and reinstating the Demised Premises in the event of the Demised Premises being damaged or destroyed as aforesaid unless the Landlord is unable having used its best endeavours (which the Landlord agrees to do) to obtain permission for such rebuilding or reinstatement of the Demised Premises whereupon this demise shall forthwith be at an end without prejudice to any right of action of the Landlord or the Tenant in respect of any antecedent breach of covenant Provided that the Tenant shall have no claim in respect of the said insurance monies

                  3.2.2 Whenever reasonably so required by the Tenant to supply to the Tenant sufficient details of such policy or policies of insurance to enable the Tenant to comply with the terms and conditions thereof together with evidence of payment of the premium

         3.3 To use all reasonable endeavours to do such of the things and to provide such of the services specified in the Third Schedule hereto as the Landlord or Landlord's Managing Agents from time to time shall deem appropriate and to use its like endeavours to enforce the covenant to contribute to the expenses referred to in the Third Schedule which are contained in leases of other premises on the Science Park (as defined in the First Schedule hereto)

         3.4 Unless the Landlord reasonably considers it not to be in the interest of other tenants on the Science Park (as defined as aforesaid) to use reasonable endeavours at the Tenant's request to enforce the covenants contained in leases of other premises on the Science Park (as so defined) the Tenant indemnifying the Landlord against its expenses properly incurred in so far as they are not recoverable under the provisions of the other leases (or otherwise)

4.       PROVIDED ALWAYS AND IT IS HEREBY AGREED AS FOLLOWS

         4.1 Notwithstanding and without prejudice to any other remedies and powers herein contained or otherwise available to the Landlord if the rents reserved or any part thereof shall be unpaid for twenty-one days after becoming payable whether formally demanded or not or if any covenant on the Tenant's part or condition contained in this Lease shall not be performed or observed or if the Tenant for the time being (being a company) shall enter into liquidation whether compulsory or voluntary (save for the purpose of reconstruction or amalgamation whilst solvent) or pass a resolution for winding up (save as aforesaid) or suffer an administrator or an administrative receiver to be appointed or being an individual or being more than one individual any one of them shall have a receiving order made against him or become bankrupt or if the Tenant (or if there shall be more than one Tenant any of them) shall enter into composition with their or his creditors or suffer any distress or execution to be levied on their or his goods then and in any such case it shall be lawful for the Landlord at any time thereafter to re-enter upon the Demised Premises or any part thereof in the name of the whole and thereupon this demise shall absolutely determine but without prejudice to any right of action or remedy of the Landlord in respect of any breach non-observance or non-performance of any of the Tenant's covenants or any conditions herein contained

         4.2      Notices

                  Any notice under this Lease shall be in writing and shall be deemed well served if posted to the Registered Office of the recipient or if an individual at his last known address or in the case of the service on the Tenant at the Demised Premises by first class post recorded delivery in which case the date of service shall be the day following the date of posting

         4.3      Waiver

                  No demand for or acceptance of or receipt for rent by the Landlord after knowledge or notice received by the Landlord or his agents of any breach of any of the Tenant's covenants hereunder shall be or operate as a waiver wholly or partially of any such breach but any such breach shall for all purposes of these presents be a continuing breach of covenant so long as such breach shall be subsisting and the Tenant shall not be entitled to set up any such demand or acceptance of or receipt for rent by the Landlord as a defence in any action or proceeding by the Landlord

         4.4      Representations

                  The Tenant hereby admits that the Demised Premises have been inspected by it or on its behalf and the Tenant has entered into this Lease solely on the basis of such inspection and upon the terms hereof and not in reliance of any collateral contract warranty or representation whether written oral or implied made by or on behalf of the Landlord other than any made by the Landlord's Solicitors in reply to any enquiries raised by the Tenant's Solicitors prior to the date hereof

         4.5      Value Added Tax

                  For the avoidance of doubt it is hereby declared that where any party has an obligation to make payment of any amount hereunder including (without prejudice to the generality of the foregoing) the rents hereby reserved and any Value Added Tax (or other like tax excise or custom or other duty) becomes payable in respect of the supply of any goods or services to which such amount relates or by reference to which in whole or in part such amount is ascertained then the obligation shall extend to and include the Value Added Tax (or other like tax as hereinbefore mentioned) or the appropriate proportion thereof

         4.6      Rent abatement

                  If the Demised Premises or any part thereof shall at any time during the Term be destroyed or so damaged by fire or other insured risk as to be unfit for occupation or use then and in any such case unless the insurance of the Demised Premises shall have been forfeited or payment of said policy monies or any part thereof refused by or in consequence of any act or default of the Tenant their licensees or agents the rent hereby reserved (without prejudice to any monies owing to the Landlord at the date of such damage or destruction) or a fair and just proportion thereof according to the nature and extent of the damage sustained shall from the date of such damage or destruction and until the Demised Premises shall have been rebuilt or reinstated and made fit for occupation or until the end of the period for which the Landlord shall have initiated loss of rent insurance (whichever shall first occur) be suspended and cease to be payable

         4.7      Ending of the lease following major damage

                  If at any time the Demised Premises shall be destroyed or damaged and shall not have been reinstated by the Landlord by the date on which the insurance for loss of rent effected by the Landlord expires the Tenant may at any time thereafter by notice in writing to the Landlord determine this Lease and on the tenth working day following the service of such notice this Lease shall determine but without prejudice to any rights or remedies which may then have accrued in respect of any breach of any of the covenants or provisions contained therein provided that the Tenant may not determine this Lease if the Landlord had by the date falling two years and 6 months from the date of destruction or damage commenced and is diligently proceeding with the carrying out of works to replace the damaged or destroyed parts of the Demised Premises

         4.8      Construction (Design and Management) Regulations 1994

                  4.8.1    In this clause:

                           (A) the expression "Regulations" means the Construction (Design and Management) Regulations 1994 and any expressions appearing in this clause which are defined in the Regulations have the same meaning; and

                           (B) the expression "relevant work" means any construction work which is undertaken by the Tenant or by a person claiming under it pursuant to an obligation or a right (whether or not requiring the Landlord's consent) under this lease and for the purposes of the Regulations the Tenant irrevocably acknowledges that it, and not the Landlord, arranges the design, carrying out and construction of relevant work

                  4.8.2 The Tenant irrevocably acknowledges that it will be the only client in respect of any relevant work.

                  4.8.3 Before any relevant work is commenced the Tenant shall make a declaration in accordance with Regulation 4(4) and shall forthwith serve it on the Executive and a copy of it on the Landlord.

                  4.8.4 The Tenant shall comply with its obligations as client in respect of any relevant work.

                  4.8.5 The Tenant shall promptly provide the Landlord with a complete copy of the health and safety file for all relevant work and (no later than the expiry of the Term) the original health and safety file.

                  4.8.6 The provisions of this clause 4.9 shall apply notwithstanding that any consent issued by the Landlord in respect of any relevant work does not refer to the said provisions or to the Regulations.

         4.9      Restrictions on acquisition of easements

                  The Tenant shall not by virtue of this demise be deemed to have acquired or be entitled to nor shall it during the Term acquire or become entitled by any means whatever in respect of the Demised Premises to any right of light or air nor any other easement from or over or affecting any other land or premises now or at any time hereafter belonging to the Landlord and not comprised in this demise save such as is necessary for the carrying on of the Tenant's business in the Demised Premises

         4.10     Warranty

                  Nothing herein contained or implied shall be taken to be a covenant warranty or representation by the Landlord that the Demised Premises can lawfully be used for any particular purpose or that the Demised Premises are fit for any purpose for which the Tenant may use them

         4.11     Remedies for dilapidations in the state

                  If at the expiration or sooner determination of the Term the Demised Premises are not in the state of repair and condition in which they should be having regard to the Tenant's covenants herein contained the Tenant shall (if so required by the Landlord) pay to the Landlord on demand by way of liquidated damages:

                  4.11.1 such sum as shall be agreed between the parties and in default of agreement as shall be certified by an independent chartered surveyor to be appointed by the Landlord to represent in his opinion:

                           (A) the cost of putting the Demised Premises into the state of repair and condition in which they should be as aforesaid and

                           (B) the rent that would have been payable under this Lease if the Term had been extended for such period as is reasonably necessary to put the Demised Premises into the state of repair and condition in which they should be as aforesaid and

                  4.11.2 the reasonable fees of the Landlord or its agent for the preparation and service of a Schedule of Dilapidations and of the said independent chartered surveyor for the preparation and issue of the said certificate

         4.12     Removal of Tenant's property

                  If at such time as the Tenant has vacated the Demised Premises after the determination of the Term either by effluxion of time or otherwise any property of the Tenant shall remain in or on the Demised Premises and the Tenant shall fail to remove the same within twenty-eight days after being requested by the Landlord so to do by a notice in that behalf then and in such case the Landlord may as the agent of the Tenant (and the Landlord is hereby appointed by the Tenant to act in that behalf) sell such property and shall then hold the proceeds of sale after deducting the reasonable costs and expenses of removal storage and sale reasonably and properly incurred by it to the order of the Tenant PROVIDED THAT the Tenant will indemnify the Landlord against any liability incurred by it to any third party whose property shall have been sold by the Landlord in the bona fide mistaken belief (which shall be presumed unless the contrary be proved) that such property belonged to the Tenant and was liable to be dealt with as such pursuant to this sub-clause

         4.13     Party Walls

                  All walls separating the Demised Premises from any adjoining premises shall be party walls and shall be used and repaired and maintained as such and all ceiling joists beams slabs floors and walls separating the Demised Premises from any adjoining premises shall be party structures and shall be used and repaired and maintained as such

         4.14     No liability for injury etc

                  The Landlord shall not be responsible to the Tenant or its servants or visitors for any injury death damage destruction caused by natural or consequential loss whether to person property or goods due directly or indirectly to any act neglect or default of any other tenant or permitted occupier for the time being of the Science Park or to the condition of the Demised Premises or any of its appurtenances

         4.15     Powers of Landlord's Managing Agents

                  The obligations of the Tenant under this Lease shall be enforceable in case of default as well by the Landlord's Managing Agents in their own name as by the Landlord

         4.16     No compensation

                  In the Lease hereby granted is within Part II of the Landlord and Tenant Act 1954 then subject to the provisions of sub-clause (2) of Section 38 of that Act the Tenant shall not be entitled on quitting the Demised Premises to any compensation under Section 37 of the same Act or under any corresponding provision in any Act or under any corresponding provision in any Act amending or replacing the same

         4.17     Tenant's right to break

                  4.17.1 The Tenant may (subject to the provisions of this clause) determine this lease as at 24/th/ December 2009 (the "Break Date").

                  4.17.2 The Tenant shall give the Landlord written notice of its intention to determine at least thirteen months before the Break Date.

                  4.17.3 If the Tenant duly serves a notice under this clause it shall procure that vacant possession of the Demised Premises will be available on the Break Date free of occupation by and of any estate or interest vested in the Tenant or any third party and this lease shall not determine as a result of any notice served by the Tenant if it is in material breach of any of its covenants contained in this lease (including those contained in this clause) at the Break Date except to the extent if at all the Landlord in its absolute discretion waives compliance with any of them.

                  4.17.4 If a notice is duly served and the requirements of paragraph 4.17.3 of this clause are first satisfied this lease shall determine on the Break Date without prejudice to:

                           (A) any rights or remedies which may have accrued to either party in respect of any breach of any of the covenants or obligations contained in it including obligations under this clause which shall continue to bind the parties; and

                           (B) the continuing obligation of the parties to account to one another on demand for any payment or allowance apportioned up to the date of determination as soon as reasonably possible thereafter.

                  4.17.5 Time is of the essence of all dates and periods referred to in this clause.

         4.18     Freedom to deal with Science Park

                  The Landlord may at any time or times hereafter convey demise or otherwise deal with all or any of the Science Park (as defined in the First Schedule hereto) free from all or any of the covenants or conditions herein contained or subject to any other covenants conditions or otherwise as the Landlord thinks fit

         4.19     Overriding lease

                  If, during the Term, the Landlord grants a tenancy of the reversion immediately expectant on the determination of this lease, whether pursuant to section 19 Landlord and Tenant (Covenants) Act 1995 or otherwise, any obligation of the Tenant to obtain the consent of the Landlord under this lease to any dealing shall be deemed to include a further obligation also to obtain the consent of the lessor under such tenancy to such a dealing.

         4.20     Application of Landlord and Tenant (Covenants) Act 1995

                  This lease is a new tenancy for the purposes of the Landlord and Tenant (Covenants) Act 1995.

         4.21     Stamp duty certificate

                  It is hereby certified that there is no agreement for lease to which this lease gives effect.

5.       INTERPRETATION

         In this lease:

         5.1 The singular includes the plural and vice versa and one gender includes both other genders.

         5.2 Where a party comprises more than one person, obligations of that party take effect as joint and several obligations.

         5.3 An obligation by the Tenant not to do (or omit) any act or thing also operates as an obligation not to permit or suffer it to be done (or omitted) and to prevent (or as the case may be) to require it being done.

         5.4      References to:

                       (A) any clause or schedule are reference to the relevant clause or schedule of this lease and any reference to a sub-clause or paragraph is a reference to that sub-clause or paragraph of the clause or schedule in which the reference appears and headings shall not affect the construction of this lease;

                       (B) any right of (or obligation to permit) the Landlord to enter the Demised Premises shall also be construed as entitling the Landlord to remain on the Demised Premises, with or without equipment, and permitting such right to be exercised by all persons authorised by the Landlord;

                       (C) any consent or approval of the Landlord, or words to similar effect mean a consent in writing signed by or on behalf of the Landlord and given before the act requiring consent or approval;

                       (D) the Demised Premises (except in clause 2.11) extend, where the context permits, to any part of the Premises;

                     (E) a specific Enactment include every statutory modification, consolidation and re-enactment and statutory extension of it for the time being in force, except in relating to the Town and Country Planning (Use Classes) Order 1987, which shall be interpreted exclusively by reference to the original provisions of Statutory Instrument 1987 No 764 whether or not it may have been revoked or modified;

                     (F) the last year of the Term includes the final year of the Term if this lease determines otherwise than by passing of time and references to the expiry of the Term include that type of determination;

                     (G) rents or other sums being due from the Tenant to the Landlord mean that they are exclusive of any VAT.

         IN WITNESS whereof the parties have executed this instrument as their Deed the day and year first before written in the presence of the persons mentioned below

                              THE FIRST SCHEDULE

                           hereinbefore referred to

                     (Description of the Demised Premises)


ALL THAT piece or parcel of land shown for the purpose of identification edged in red on Plan A annexed hereto together with all buildings and other structures thereon and known as Unit B3 being part of the Melbourn Science and Business Park shown for the purposes of identification edged in green on Plan B annexed hereto (in this lease called the "Science Park") which expression shall mean the whole of the Science Park or such part or parts thereof a shall for the time being be vested in the Landlord) TOGETHER WITH (for the avoidance of doubt) the roof and external walls thereof floor and screed and the ceilings of the unit and the joists and beams on which such floors are laid and where any floors are concrete the screed on such floors together with any tiles laid thereon and the foundations and the joists beams and slabs to which the ceilings and roof are attached

TOGETHER ALSO WITH full and free right and liberty for the Tenant and where applicable the Tenant's licensees employees and customers visiting the Demised Premises and all other persons so authorised in common with the Landlord and the occupiers of other parts of the Science Park having the right:

(i) with or without vehicles to pass and repass to and from the Demised Premises or any part thereof and the public highway over and along such roads as may from time to time during the Term be constructed upon the Science Park but not at any time to park thereon and on foot to pass and repass to and from the Demised Premises or any part thereof from such roads

(ii) upon reasonable notice being given to the Landlord to enter upon the adjoining or neighboring property of the Landlord where the same is necessary for the purpose of complying with its covenants hereunder making good all damage occasioned thereby

(iii) the free and uninterrupted passage and running of water soil electricity gas and telephone and other services to and from the Demised Premises through the sewers drains watercourses conduits pipes wires and cables which are now or may hereafter during the Term be in under or over the Demised Premises or the Science Park and connecting with the main water drainage electricity and sewage systems servicing the Science Park PROVIDED ALWAYS that no liability shall fall upon the Landlord for any damage to the Tenant if there shall be any interruption or obstruction to the roads or service areas or to the said systems caused by accident flood tempest frost breakdown of any machinery acts of the Queen's forces or of the Queen's enemies riot civil commotion operation of aircraft hostile or friendly or force majeure or act of God or by any restrictions or regulations of Her Majesty's Government or any strike or work to rule or lockout of workmen whether in the employment of the Landlord or not or any other circumstances or occurrence beyond the Landlord's control

(iv) the right to use any refuse disposal receptacles provided by the Landlord

(v) the exclusive right to use the ten car parking spaces coloured blue on Plan A

(vi) the right of support and protection for the benefit of the Demised Premises as is now enjoyed from the other units and other parts of the Science Park

(vii) for the Tenant its servants and employees to use such of the recreational areas and facilities forming part of the Science Park as are available and suitable for use without obligation on the part of the Landlord to provide the same on such terms and in accordance with such regulations as the Landlord may from time to time prescribe

EXCEPT AND RESERVED unto the Landlord the full right and liberty for the Landlord and its tenants of any adjoining premises of the Landlord on the Science Park and where applicable their licensees employees and customers visiting the said adjoining premises of the Landlord and all other persons so authorised:

(i) to build upon and use any land adjoining or near to the Demised Premises and to rebuild or alter any of the adjoining or neighbouring buildings including the right to build on or into the walls of the Demised Premises according to such plans whether as to height extent or otherwise and in such manner as shall be approved by the Landlord or its Surveyors notwithstanding any interference thereby occasioned to the access of light or air to the Demised Premises which light and air shall be deemed to be enjoyed by licence only Provided always that the Demised Premises shall not be rendered unsuitable for the user permitted under the provisions of this Lease

(ii) the free and uninterrupted passage and running of water soil electricity gas and telephone services from and to other parts of the Science Park through the sewers gutters drains channels watercourses pipes conduits cables and wires which are now or may hereafter during the term hereby granted be in under or over the Demised Premises together with full liberty and power at all times (but on reasonable notice except in case of emergency) for the Landlord with or without or others together where necessary with appliances to enter upon the Demised Premises to inspect maintain repair cleanse amend re-route relay replace or renew the said services and the Demised Premises and to install any additional services for the benefit of the Demised Premises or the other buildings on the Science Park but causing as little interference as possible with the operation of the Tenant carried on by it on the Demised Premises doing no unnecessary damage by the exercise of its right and forthwith making good any damage to the Demised Premises thereby occasioned

(iii) the right of support and protection for the benefit of the other units and all other parts of the Science Park as is now enjoyed or as will be hereafter enjoyed from the Demised Premises

(iv) the right of entry for the Landlord or the Landlord's Managing Agents or others so authorised by them for the purposes of complying with any of the Landlord's obligations hereunder or for the repair maintenance or alteration of any adjoining premises of the Landlord

(v) the right for the Landlord and its tenants of other parties of the Science Park to pass on foot only through the Demised Premises for the purpose (in case of emergency only) of gaining access to any fire escapes situate within the building of which the Demised Premises form part

                                                                         Unit B3
                                                                          Plan A









                                     [MAP]

                                                                          Plan B






                                     [MAP]

                          THE SECOND SCHEDULE hereto

                      (Landlord's fixtures and fittings)

Ground Floor
------------

1. 2 No. Ideal Elan gas boilers with time clock serving 9 No. hot water radiators with thermostatic valves within the demised premises.

2. Suspended ceiling tile system incorporating 36 No Fluorescent light fittings.

3. Three compartment perimeter trunking incorporating 16 No double 13 amp sockets.

4. High quality combined cooker hob unit, sink unit and refrigerator with base kitchen unit and wall unit above.

5.   Santon Electric water heater to kitchen.

First Floor
-----------

Radiators
---------

11 x single

1 x double

12 x thermostatic control valves

Electrical Trunking
-------------------

Around all walls at skirting level

17 x sockets (double) and 1 single socket

Lighting
--------

17 x 600 x 1200mm and 1 x 600 x 600mm fluorescent light fittings

1 x light (switch with3/4switches)

1 x fire bell (with break glass activator)

1 x Welmondwyke Supercord carpet (dusty pink)

                              THE THIRD SCHEDULE

                                  (Services)


The Maintenance Charge shall include the following:

1. The cost of inspecting repairing maintenance renewing replacing cleansing and keeping clean and tidy

1.1 any drains sewers or other services serving the Demised Premises or any other buildings on the Science Park but excluding those within the Demised Premises and exclusively serving the same

1.2  the fences walls gates and other boundary structures

1.3  the car park spaces

2. The cost of inspecting and maintaining the landscaped areas and hedges on the Science Park

3. Without prejudice to paragraphs (1) and (2) of this Schedule the cost of insurance repair maintenance rebuilding renewing making lighting cleansing and decoration of any parts of the Science Park which in the Landlord's or the Landlord's Managing Agents' opinion benefit more than one tenant but are not the specific responsibility of any one tenant

4. The payment by the Landlord of any rates water rates or other outgoings which in the Landlord's or the Landlord's Managing Agents' reasonable opinion benefit the Science Park or any part thereof and which do not fall to be paid by any other tenant on the Science Park or by the Landlord in respect of any unoccupied premises available for letting on the Science Park

5. The employment of any staff (being reasonable in number) to perform duties on the Science Park including periodical payments in respect of National Health and Insurance Payments or similar or ancillary payments required by statute to be made by the Landlord in respect of any such staff and any reasonable benefits paid by the Landlord to any such staff as a condition of employment

6. The carrying out of all works on the Science Park which are not the specific responsibility of any one tenant and which shall be reasonably necessary to comply with the doing of anything which the Landlord or the Landlord's Managing Agents consider necessary or prudent to comply with or to contest the incidence of any requirements under the Factory Act 1961 the Offices Shops and Railway Premises Act 1963 the Fire Precautions Act 1971 the Town and Country Planning Acts 1971 to 1990 and the Health and Safety at

     Work Act 1974 and in any other legislation or order or instrument deriving validity from any of them and any Act or Acts for the time being in force amending or replacing the same and any future legislation or order or instrument as aforesaid of the like nature or effect

7. The provision repair maintenance and updating of sign boards for the Science Park (excluding "to let" or "for sale" signs)

8. The payment of management and other professional fees and expenses reasonably incurred by the Landlord from time to time by virtue of or in relation to any matter provided for in this Lease and the employment of any accountant solicitor surveyor or other professional person for any purpose connected with the management of the Science Park and the cost of a professional valuation (not more than once in any period of twelve months) of the Science Park for insurance purposes

9. The enforcement of any regulations relating to the use of the Science Park or any part thereof and the preparation and enforcement of any other regulations which may be made by the Landlord or the Landlord's Managing Agents to amend replace or extend the same

10. The provision repair maintenance and replacement of such vehicles equipment plant tools and materials as the Landlord or the Landlord's Managing Agents may reasonably consider necessary for the provision of services or the repair improvement and maintenance of the Science Park

11. The provision maintenance and renewal of such other services facilities or amenities or the carrying out of such works to the Science Park and its appurtenances and the effecting of such insurances in respect of third party and property owners' risks and otherwise as the Landlord or the Landlord's Managing Agents shall from time to time reasonably consider necessary or desirable for the use enjoyment or benefit of the Tenant jointly with other tenants on the Science Park

12. (To the extent actually utilised by the Tenant) the cost of provision of any refuse service and of providing and renewing any rubbish bins and the periodical refuse collection charged to or undertaken by the Landlord

13. The current rental value (if the premises hereinafter mentioned were available for letting) from time to time (as certified by the Landlord's surveyor or valuer by reference to other rentals payable for units on the Science Park whose certificates shall be final and binding upon the parties hereto) of premises on the Science Park provided for use by the Landlord for the general management by the Landlord of the Science Park and of premises for reception facilities or for any other facility made available by the Landlord for the mutual use and benefit of the Tenant and other tenants on the Science Park together with the cost of heating and lighting all such premises whether or not the Tenant shall make use of such facilities

14. The cost of borrowing any monies required to pay the cost of carrying out the Landlord's obligations under this Lease

15. The sum or sums which the Landlord shall from time to time pay by way of premium (including any increased premium payable by reason of any act or omission of the Tenant) for keeping the Demised Premises insured in accordance with the Landlord's obligation in that behalf contained in Clause 3.2 hereof

                              THE FOURTH SCHEDULE

                            (Rent and rent review)


1. In this schedule the following expressions have the respective specified meanings:

1.1 "Current Rent" means the amount of the yearly rent first reserved by this lease payable immediately before the relevant Review Date;

1.2      "Review Date" means each of:

         1.2.1 25/th/ December in the years 2001, 2004 and 2007; and (if applicable)

         1.2.2    any date so stipulated by virtue of paragraph 6;

1.3 "Review Rent" means the yearly market rack rental value which might reasonably be expected to be payable, following the expiry of any period at the beginning of the term which might be negotiated in the open market for the purposes of fitting out, during which no rent, or a concessionary rent, is payable (and on the assumption that the lessee has had the benefit of such rent free or concessionary rent period), if the Demised Premises had been let in the open market by a willing lessor to a willing lessee with vacant possession, on the relevant Review Date, without fine or premium, for a term of ten years computed from the relevant Review Date, and otherwise upon the provisions (save as to the amount of the rent first reserved by this lease but including the provisions for rent review at three-yearly intervals) contained in this lease and on the assumption if not a fact that the said provisions have been fully complied with and on the further assumptions that:

         1.3.1 the Permitted Use and the Demised Premises comply with Planning Law and every other Enactment and that the lessee may lawfully implement and carry on the Permitted Use;

         1.3.2 the Demised Premises have been fitted out and are fit for immediate occupation and operation of the Permitted Use;

         1.3.3 no work has been carried out to the Demised Premises which has diminished their rental value;

         1.3.4 in case the Demised Premises or the Science Park or any part of it has been destroyed or damaged they have been fully restored,

         but disregarding any effect on rent of:

         (i) the fact that the Tenant or any underlessee or other occupier or their respective predecessors in title has been or is in occupation of the Demised Premises;

         (ii) any goodwill attached to the Demised Premises by the carrying on in them of the business of the Tenant or any underlessee or their respective predecessors in title or other occupier; and

         (iii) (without prejudice to paragraphs 1.3.2 and 1.3.3) any works carried out to the Demised Premises during the Term by the Tenant or any permitted underlessee, in either case at its own expense in pursuance of a licence granted by the Landlord and otherwise than in pursuance of any obligation to the Landlord and any other works carried out at the Demised Premises by the Tenant under any previous tenancy whether or not so licensed by the Landlord.

1.4 "Review Surveyor" means an independent chartered surveyor appointed pursuant to paragraph 4.1 and if he is to be nominated by or on behalf of the President of the Royal Institution of Chartered Surveyors, the President shall be requested to nominate an independent chartered surveyor having not less than ten years practice next before the date of his appointment and recent substantial experience in the letting and valuation of premises of a similar character and quality to those of the Demised Premises and who is a partner or director of a firm or company of surveyors having appropriate market and valuation knowledge of such premises.

2. The yearly rent first reserved and payable under this lease for each year of the Term until the first Review Date is as follows:

         (a) for the period commencing on 25th December 1998 and expiring on 24th December 1999 the sum of Forty Five Thousand Nine Hundred and Fifty Six Pounds ((pound)45,956); and

         (b) for the period commencing on 25th December 1999 until the first Review Date the sum of Fifty Thousand Nine Hundred Pounds ((pound)50,900).

3. The yearly rent first reserved and payable from each Review Date until the next following Review Date or (in the case of the period commencing on the last Review Date during the Term) until the expiry of the Term shall be the higher of:

3.1      the Current Rent; and

3.2      the Review Rent.

4. If the Landlord and the Tenant shall not have agreed the Review Rent by the date three months before the relevant Review Date it shall (without prejudice to the ability of the Landlord and the Tenant to agree it at any time) be assessed as follows:

4.1 the Review Surveyor shall (in the case of agreement about his appointment) be appointed by the Landlord or the Tenant to assess the Review Rent or (in the absence of agreement at any time about his appointment) be nominated to assess the Review Rent by or on behalf of the President for the time being of The Royal Institution of Chartered Surveyors on the application of the Landlord or the Tenant;

4.2 the Review Surveyor shall act as an arbitrator and the arbitration shall be conducted in accordance with the Arbitration Act 1996; and shall be required:

         4.2.1 to give written notice to the Landlord and the Tenant inviting each of them to submit to him within such time limits as he shall reasonably stipulate a proposal for the Review Rent supported by any or all of:

                  (A)      a statement of reasons;

                  (B)      a professional rental valuation;

                  (C) information in respect of any other matters they consider relevant; and (separately and later)

                  (D) submissions in respect of each other's statement of reasons, valuation and other matters; and

         4.2.2 upon written request from the Landlord or the Tenant to assess the Review Rent with a hearing and not solely upon the written submissions and other matters referred to at paragraph 4.2.1 of this schedule 4; and

         4.2.3 to give written notice to the Landlord and the Tenant if he shall appoint a Solicitor or Counsel or expert to advise and assist him on points of law and/or procedure and/or evidence which notice shall include the name of the Solicitor or Counsel or expert and details of their anticipated fees and expenses and the Landlord or the Tenant shall notify the Review Surveyor within a reasonable period if there is any objection to such appointment or the level of such fees or expenses and the Review Surveyor shall give reasonable consideration to such representations.

4.3 if the Review Surveyor refuses to act, or is or becomes incapable of acting or dies, the Landlord of the Tenant may apply to the President for the appointment of another Review Surveyor.

5. If the Review Rent has not been agreed or assessed by the relevant Review Date the Tenant shall:

5.1      continue to pay the Current Rent on account; and

5.2 pay the Landlord, within seven days after the agreement or assessment of the Review Rent, any amount by which the Review Rent for the period commencing on the relevant Review Date and ending on the quarter day following the date of payment exceeds the Current Rent paid on account for the same period, plus interest (but calculated at 2% per annum above the Midland Bank Plc base lending rate then in force) for each instalment of rent due on and after the relevant Review Date on the difference between what would have been paid on that rent day had the Review Rent been fixed and the amount paid on account (the interest being payable from the date on which the instalment was due up to the date of payment of the shortfall).

6. If any Enactment restricts the right to review rent or to recover an increase in rent otherwise payable then, when the restriction is released, the Landlord may, at any time within six months after the date of release, give to the Tenant not less than one month's notice requiring an additional rent review as at the next following quarter day which shall for the purposes of this lease be a Review Date.

7. As soon as possible after any increase in rent is agreed or determined pursuant to this Fourth Schedule, a memorandum recording the increase shall be signed on behalf of the Landlord and the Tenant respectively and exchanged between them.

                              THE FIFTH SCHEDULE

                               (Covenants etc.)


All rights easements quasi-easements privileges and other matters affecting the Demised Premises as are referred to in the Property and Charges Registers of Title No. CB 95837 so far as the same may be applicable to the Demised Premises.


                                SIXTH SCHEDULE

                       (Authorised Guarantee Agreement)


The Assignor agrees with the Landlord that from the Assignment during the period that the Lease is vested in the Assignee:

1.1 the rent reserved by the Lease (whether or not ascertained as to amount) and other sums payable by the Assignee shall be duly paid and that all the tenant's obligations contained in the Lease shall be performed and observed as required by the Lease and that if there is any breach of the tenant's obligations the Assignor shall comply with the obligations in respect of which the Assignee shall be in default and shall on demand pay to the Landlord an amount equivalent to the rents and other sums not paid and/or any loss damage costs charges expenses or any other liability incurred or suffered by the Landlord as a result of the breach and shall otherwise indemnify and hold harmless the Landlord against all actions claims costs damages demands expenses losses and proceedings arising from or incurred by the Landlord as a result of such non-compliance;

1.2 if any liquidator or other person having power to do so disclaims the Lease and if the Landlord by written notice served within three months after the date of disclaimer (the "Relevant Trigger Event") requires the Assignor to accept a lease of the Premises (for a term computed from the date of the Relevant Trigger Event to the date on which the Term (as defined in the Lease) would have expired by effluxion of time and at the same rents and subject to the same covenants conditions and provisions as are reserved by and contained in the Lease immediately before the Relevant Trigger Event and with coincidental rent review dates (as defined in the Lease) (the said new lease to take effect as from the date of the Relevant Trigger Event) the Assignor shall forthwith accept such lease accordingly and execute and deliver to the Landlord a counterpart of it and indemnify the Landlord on demand against the costs incurred on the grant of the new lease;

1.3 without prejudice to the rights of the Landlord against the Assignee the Assignor shall be a principal debtor in respect of its obligations under this clause and not merely a surety and accordingly the Assignor's liability shall not be discharged by any act or thing by which it would not have been discharged if the Assignor had been a principal debtor;

1.4 the Assignor shall pay all charges (on a full indemnity basis) reasonably incurred by the Landlord in enforcing the Assignor's obligations under this deed.

2. The Landlord agrees with the Assignor that it will notify the Assignor in writing within ten working days of receiving notice that the Lease is no longer vested in the Assignee.

                                                     (THE COMMON SEAL of SUN
                                                     LIFE (PENSIONS MANAGEMENT
                                                     LIMITED (was hereunto
                                                     affixed in the presence of:


                                                     Director


                                                     Director/Secretary

                                                                DATED    1999
                                                                -----    ----


                     SUN LIFE PENSIONS MANAGEMENT LIMITED

                                      and

                     CAMBRIDGE ANTIBODY TECHNOLOGY LIMITED



               _________________________________________________

                                     LEASE
                                      of
                         Unit B4 Melbourn Science and
                 Business Park, Melbourn, South Cambridgeshire

               _________________________________________________



NOTE:    This Lease is a new tenancy for the purposes of the Landlord and Tenant
     (Covenants) Act 1995.

                                      Herbert Smith
                                      Exchange House
                                      Primrose Street
                                      London EC2A 2HS
                                      Tel: 0171-374 8000
                                      Fax: 0171-374 0888
                                      Ref: 2065/2174/30794054
                                      \\HERA\PG1\sjf\sun-life\Melbourn-Science-
                                      Park\documents\LEASE_1999-06-22_unit-b4-
                                      sjf_sun-life_BAKERL4.doc

THIS LEASE is made the _____ day of _____________ __, 1999

BETWEEN: __________________________________________

(1) SUN LIFE PENSIONS MANAGEMENT LIMITED (Company Number 01105141) whose registered office is at 107 Cheapside London EC2V 6DU (hereinafter called the "Landlord") and

(2) CAMBRIDGE ANTIBODY TECHNOLOGY LIMITED (Company Number 2451177) whose registered office is at The Science Park Melbourn Cambridgeshire SG8 6JJ (hereinafter called the "Tenant")

WITNESSETH as follows:

1. The Landlord hereby demises unto the Tenant ALL THOSE PREMISES more particularly described in the First Schedule hereto together with the Landlord's fixtures and fittings therein set out in the Second Schedule hereto (all which premises are hereinafter referred to as the "Demised Premises") TO HOLD the same unto the Tenant for the term of twelve years subject to the provisions for earlier determination in Clause
         4.17 from and including 25/th/ December 1998 (the "Term") PAYING
         THEREFOR:

         FIRSTLY, yearly and proportionately for any part of a year, the rent specified in the Fourth Schedule, by equal quarterly payments in advance on the usual quarter days in every year, the first such payment or a proportionate part of it (being a proportionate part of the rent specified in paragraph 2 of the Fourth Schedule from the date hereof to the first anniversary of the date from which the Term is calculated, after deduction of the quarterly instalments of such yearly rent payable on the intervening usual quarter days) to be made on the date hereof;

         SECONDLY on demand by way of additional rent (and the Landlord's remedies for recovering rent in arrears shall apply hereto) a sum representing interest at the rate of four pounds per centum per annum above the Midland Bank Plc base lending rate in force at the date the rent falls due upon any payment of rent outstanding and unpaid upon the date when the payment of rent fell due and upon any other sum or sums of money payable under the terms of this Lease by the Tenant to the Landlord which shall remain unpaid the interest to be charged from the date upon which the payment of rent fell due or the said sum or sums was or were (as the case may be) demanded in writing throughout the entire period during which the payment of rent or other sum or sums remain outstanding or unpaid Provided always that this Clause shall not prejudice in any way the Landlord's right of re-entry contained in Clause 4.1 hereof

         THIRDLY as additional rent a proportionate part (hereinafter called "the service rent") of the Maintenance Charge (which expression in this Lease shall mean the aggregate in any one year of the costs expenses provisions liabilities and payments properly incurred or otherwise provided for by the Landlord in relation to the matters set forth in the Third Schedule hereto) being subject to the following terms and provisions:

1.1 the amount of the service rent shall be ascertained and certified annually by a certificate (hereinafter called "the certificate") signed by the Landlord or its Managing Agents (which expression in this Lease shall mean the Agents (if any) nominated by the Landlord and for the time being thereunder duly authorised by the Landlord and includes their sub-agents to whom if requested by the Landlord in writing all communications intended for the Landlord shall be addressed) so soon after the end of the Landlord's financial year as may be practicable and shall related to such year in manner hereinafter mentioned

1.2 the expression "the Landlord's financial year" shall mean the period from the First day of April to the Thirty-first day of March or such other annual period as the Landlord may in its discretion from time to time determine

1.3 a copy of the certificate for each such financial year shall be supplied by the Landlord to the Tenant on written request and without charge to the Tenant

1.4 the certificate shall contain a fair and accurate summary of the Landlord's said expenses and outgoings incurred by the Landlord during the Landlord's financial year to which it relates and the certificate (or a copy thereof duly certified by the person by whom the same was given) shall be conclusive evidence for the purposes hereof of the matters which it purports to certify save in case of manifest error or mis-statement

1.5 the annual amount of the service rent payable by the Tenant as aforesaid shall be:

         (A) a percentage of the Maintenance Charge which is calculated by comparing the gross internal floor area of the Demised Premises with the total gross internal floor area of all premises (including the Demised Premises) let or available for letting (including any premises the freehold of which has been sold by the Landlord but subject to the payment to the Landlord of a service charge contribution) from time to time on the Science Park (as defined in the First Schedule) and the determination of such percentage by the Landlord or its Managing Agents shall be final

         (B) together with the whole of the insurance charge set forth in Paragraph 15 of the Third Schedule

1.6 on the usual quarter days in each year during the Term the Tenant shall pay to the Landlord such a sum (hereinafter referred to as "advance payment") in advance and on account of the service rent for the Landlord's financial year then current as the Landlord or its Managing Agents shall from time to time specify to be fair and reasonable

1.7 within a reasonable period after the end of each Landlord's financial year the Landlord shall furnish to the Tenant an account of the service rent payable by the Tenant for the year due credit being given therein for the advance payments made by the Tenant in respect of the said year and upon the furnishing of such account there shall be paid by the Tenant to the Landlord the service rent or any balance found payable or there shall be allowed or (after the expiry of the Term) repaid by the Landlord to the Tenant any amount which may have been overpaid by the Tenant by way of advance payment as the case may require PROVIDED ALWAYS that the provisions of this sub-clause shall continue to apply notwithstanding the expiration or sooner determination of the Term but only in respect of the period down to such expiration or sooner determination as aforesaid

1.8 it is hereby agreed and declared that the Landlord shall not be entitled to re-enter under the provision in that behalf hereinafter contained by reason only of the non payment by the Tenant of any advance payment as aforesaid prior to the issue of the certificate for the preceding financial year but nothing in this Clause or this Lease contained shall disable the Landlord from maintaining an action against the Tenant in respect of non payment of any such advance payment notwithstanding that the certificate had not been issued at the time of the proceedings subject nevertheless to proof in such proceedings by the Landlord that the advance payment demanded and unpaid is of a fair and reasonable amount having regard to the prospective service rent ultimately payable by the Tenant

2.       THE TENANT HEREBY COVENANTS WITH THE LANDLORD AS FOLLOWS:

2.1      To pay Rent

         To pay the rents hereby reserved and made payable on the days and in manner aforesaid without any deductions or set off and (unless the Landlord agrees otherwise) to pay the rent first reserved (together with any VAT on it) by Banker's standing order.

2.2      To pay Outgoings

         2.2.1 From time to time and at all times throughout the Term to pay and discharge all existing and future rates taxes duties charges community charges and assessments surcharges impositions and outgoings whatsoever whether parliamentary local or of any other description which now are or may at any time during the Term be assessed imposed or charged upon or payable in respect of the Demised Premises or any part thereof or upon the owner or occupier in respect thereof or payable by either in respect thereof and whether of national or local and whether of a capital or revenue nature and even though of a wholly novel character provided that the Tenant shall not in any event be liable for any payments as shall be occasioned by any development disposition of or dealing with the ownership of any estate or interest expectant in reversion on the determination of the Term or subject to Clause 4.6 hereof upon the rents received by the Landlord

          2.2.2 To pay all charges for water, gas and electricity (including meter rents) consumed in the Demised Premises during the Term.

          2.2.3 To keep the Demised Premises in rateable occupation during the last three months of the Term or such longer period as The Secretary of State may specify as "the standard period") for the purpose of Section 42 of the Local Government Planning and Land Act 1980

          2.2.4 Immediately and in any case within seven days of receipt of any proposal by the Valuation Officer or Rating Authority respecting the rating assessment of the Demised Premises to give notice thereof to the Landlord and not to agree to any such proposal without the Landlord's written consent (such consent not to be unreasonably withheld or delayed)

2.3       To repair and keep clean and tidy

          2.3.1 Subject always to the proviso hereinafter appearing well and substantially to repair cleanse maintain and keep in good and substantial repair and condition the Demised Premises and without prejudice to the generality of the foregoing well and substantially to repair and keep in repair and maintain all party walls (jointly with tenants of adjoining premises) and all fencing and boundary walls lighting heating and ventilation and drainage systems plate glazing water gas and other installations fire fighting equipment and all other machinery and Landlord's fixtures and fittings in the Demised Premises and exclusively serving the same and all sewers drains channels watercourses gutters rainwater and soil pipes and cables and supply lines exclusively serving the same (damage by any of the insured risks save where the insurance moneys shall be irrecoverable in consequence of any act or default of the Tenant or its agents licensees servants or invitees or damage to the Tenant's trade fixtures fittings and stock (if any) only excepted)

          2.3.2 To keep the Demised Premises maintained to a good standard of decorative order and properly clean and, as often as necessary and at least once in every third year as to the exterior of the Demised Premises and once in every fifth year as to the interior of the Demised Premises and also in the last year of the Term (but not twice in any period of 18 months), to redecorate and treat the Demised Premises with appropriate materials in a good and workmanlike manner (and during the last year of the Term in a colour scheme and with materials approved by the Landlord).

          2.3.3 Without prejudice to the generality of the foregoing to clean all glazing (both inside and outside and including frames) in the Demised Premises as often as shall reasonably be necessary but not less than once in every three months

          2.3.4 To clean the brickwork cladding and other finishes in a workmanlike manner as often as shall reasonably be considered necessary by the Landlord

          2.3.5 Immediately preceding the determination of the Term (howsoever determined) to thoroughly clean and scour the external and internal parts of the Demised Premises and leave the same clean and secure in every respect on the last day of the Term

          2.3.6 To make good all damage caused to the Demised Premises and all other parts of the Science Park (as defined in the First Schedule hereto) by the Tenant its servants agents or licensees or caused in the furtherance of theft and within one month (or within twenty-four hours in case of emergency) after service upon the Tenant by the Landlord of a notice in writing specifying any repairs for which the Tenant is responsible and necessary to be done to commence and thereafter proceed diligently to complete the execution of such repairs and if the Tenant shall fail so to do the Landlord may execute such repairs and the cost thereof shall be a debt due from the Tenant to the Landlord and be forthwith recoverable by action and the Landlord's remedies for recovering rent in arrears shall apply hereto

          2.3.7 To pay to the Landlord forthwith upon written demand (and the Landlord's remedies for recovering rent in arrears shall apply hereto) the reasonable cost to the Landlord of inspecting, repairing, maintaining, renewing, replacing any party walls separating the Demised Premises from any adjoining premises in case of failure by the Tenant to comply with its obligations under Clause 2.3.1. of this Lease

          2.3.8 To take all steps necessary to prevent the freezing of water pipes in the Demised Premises


          PROVIDED ALWAYS that the Tenant shall not be liable hereunder for latent or inherent defects in the Demised Premises.

2.4 Landlords discretion as to painting and repairs and of making regulations

          To abide by the decision of the Landlord or the Landlord's Managing Agents as to whether and the time and manner in which any work ought to be done pursuant to the covenants in sub-clause 2.3. of this Clause and to comply with their reasonable directions in that behalf and as to the mode of bringing telephone communication wires into the Demised Premises and to abide by all reasonable regulations from time to time in force (written details of which shall have first been given to the Tenant) relating to the use of any parts of the Science Park which the Tenant is entitled to use but which are not included in the Demised Premises the Landlord being entitled to make and from time to time amend any such regulations as it shall at its discretion think appropriate for the preservation of the quality and character of the Science Park and the amenities thereof and the wellbeing of its occupants (including but without limiting the generality of the foregoing regulations restricting the use of the Science Park but not the Demised Premises for such periods as the Landlord shall deem reasonably necessary or expedient in the interests of safety expedition of repairs or decorations or otherwise)

2.5       Restriction on effluent and rubbish

          2.5.1 Not to discharge into the drains of the Landlord any effluent other than storm water or into the sewers of the Landlord any effluent other than sewerage water and soil otherwise than as authorised by licence issued by Anglian Water Plc or Geodesys Limited or other drainage authority for the time being having jurisdiction in relation to the Science Park and strictly in compliance with all conditions regulations and requirements attaching to such licence PROVIDED THAT the Tenant shall at all times indemnify the Landlord in relation to any liability for contamination or other costs, claims or damage whatsoever or howsoever arising from and directly attributable to such discharge and not to wash down vehicles of any type on any part of the Science Park

          2.5.2 To supply to the Landlord within 7 days of a request therefor a copy of any licence obtained by the Tenant pursuant to Sub-Clause 2.5.1. above.

          2.5.3 Not to form any refuse dump or rubbish or scrap heap on the Demised Premises or in any yard passageway staircase or balcony adjacent thereto but to remove as frequently as reasonably necessary all refuse rubbish and scrap and all used tin cans, boxes and other containers which may have accumulated on the Demised Premises and to use the refuse disposal receptacles (if any) provided by Landlord and to keep the Demised Premises generally free from weeds deposits of materials or refuse and clean and tidy and not to bring or keep or suffer to be brought or kept upon the Demised Premises or on any part of the Science Park anything which is or may become untidy unclean unsightly or in any way detrimental to the amenity of the neighbourhood and within two working days to comply with the requirements of any written notice from the Landlord to restore any amenity injured as aforesaid and in the event of the Tenant failing to comply with such notice the Landlord shall be entitled to enter upon the Demised Premises or elsewhere on the Science Park and carry out any works necessary to comply with such notice and to recover the reasonable cost thereof from the Tenant which shall at the option of the Landlord be recoverable from the Tenant as rent in arrear

2.6       To permit entry for inspection

          2.6.1 To permit the Landlord or the Landlord's Managing Agents or such workmen as may be authorised in writing by them respectively at all reasonable times within forty-eight hours of notice in writing from the Landlord to the Tenant (except in case of emergency when no notice shall be required) to enter the Demised

                 Premises and take a plan and examine the state of repair and condition of the same and to keep inventories of the fixtures and things to be surrendered at the expiry of this Lease and within one calendar month or sooner if requisite after notice in writing to the Tenant of all defects and wants of reparation for which the Tenant is liable under the covenants on his part herein contained found on such examination shall have been given or left at the Demised Premises to proceed diligently to repair and make good the same according to such notice and the covenants and conditions and in accordance with the requirements of the Landlord or the Landlord's Managing Agents and in case the Tenant shall make default in so doing within one month of the service of such notice (or within twenty-four hours in case of emergency in the opinion of the Landlord) it shall be lawful for workmen and others to be employed by the Landlord to enter upon the Demised Premises and repair and restore in the same and all costs and expenses incurred thereby and Value Added Tax thereon (including Surveyor's and other professional fees) shall on demand be paid by the Tenant to the Landlord and if not so paid shall be recoverable by the Landlord as rent in arrear

          2.6.2 To permit the Landlord or its Agents or workmen at all reasonable times within forty-eight hours of notice in writing from the Landlord to the Tenant (except in case of emergency when no notice shall be required) to enter upon the Demised Premises for the purpose of executing repairs, additions or alterations, painting and redecoration to or upon any adjoining or neighbouring premises or for making repairs, renewing or connecting or cleansing any services belonging to or leading from the same such persons causing as little inconvenience or interruption to business as possible and making good to the reasonable satisfaction of the Tenant all damage to the Demised Premises thereby occasioned

          2.6.3 The Tenant shall indemnify the Landlord from and against all liability whatsoever including all actions proceedings costs claims and demands brought or made against the Landlord under or by virtue of the Defective Premises Act of 1972 or any Act or Acts for the time being amending or replacing the same or any regulations or orders made thereunder in the event of the Landlord exercising the right to enter the Demised Premises to carry out any description of maintenance or repair thereof under the power contained in sub-clause 2.6.1. of this sub-clause

2.7       Restrictions on Alterations

          2.7.1 Not to make any structural alterations to the Demised Premises or any part thereof nor to erect any new buildings or extensions thereon and without prejudice to the generality of the foregoing not to install any outlets for pipes, wires, cables or flues through the walls, doors or windows of the Demised Premises (save as hereinafter contained) Provided always that the cutting of one or more doors or similar openings in a wall or walls separating the Demised Premises from any adjoining premises occupied by the Tenant shall not for the purposes of this sub-clause be regarded as a structural alteration and shall require the consent of the Landlord under Clause 2.7.2

          2.7.2 Not without the previous consent in writing of the Landlord such consent no to be unreasonably withheld or delayed (and then only in accordance with plans previously approved in writing by the Landlord such approval not to be unreasonably withheld or delayed and subject to conditions reasonably imposed by and under the supervision and to the reasonable satisfaction of the Landlord or its Surveyors or Architects) to make any non-structural alterations or additions to the Demised Premises (excepting the installation of or alterations to internal demountable partitioning for which no consent will be necessary) and if required by the Landlord to reinstate all such approved alterations and modifications (including demountable partitioning) at the end of the Term (or (if earlier) in the case of works to create an opening in walls separating the Demised Premises from adjoining premises occupied by the Tenant the date on which the adjoining premises cease to be occupied by the Tenant) to the reasonable satisfaction of the Landlord or its Surveyor.

          2.7.3 At the expiry of the Term (howsoever determined) (or (if earlier) in the case of works to create an opening in walls separating the Demised Premises from adjoining premises occupied by the Tenant the date on which the adjoining premises cease to be occupied by the Tenant) if and to the extent required by the Landlord to remove all alterations or additions made to the Demised Premises or any part by the Tenant or its predecessors in title prior to the date of this lease pursuant to any previous tenancy of the Demised Premises under which the Tenant or any predecessor in title of the Tenant was permitted to carry out alterations to the Demised Premises subject to a liability to reinstate and where the Tenant or the predecessor in title did not reinstate the alterations on the determination of that tenancy and to restore and make good the Demised Premises in a good and workmanlike manner to the condition and design which existed before the alterations were made to the reasonable satisfaction of the Landlord or its surveyor.

2.8       Not to affix heavy apparatus or exceed loads or overload services

          2.8.1 Not to affix to the structure or any part of the Demised Premises any heating apparatus ducting pipes or electric power cables or any crane or hoist for the lifting or transport of merchandise or other goods without the written permission of the Landlord first obtained such permission not to be unreasonably withheld or delayed such permission to be hereby deemed and acknowledged in relation to any such apparatus pipes cables crane or hoist affixed to the Demised Premises by the Tenant prior to the date hereof pursuant to any previous lease.

          2.8.2 Not to suspend or permit or suffer or be suspended any heavy load from the ceiling or main structure of the Demised Premises nor load or use or permit or suffer to be loaded or used the floor structure of the Demised Premises in any manner which will in any way impose a weight or strain in excess of that which such premises are constructed to bear with due margin for safety or which will in any way strain or interfere with the structural members thereof

          2.8.3  Not to overload the services to the Demised Premises

          2.8.4 To pay to the Landlord on demand all reasonable costs reasonably incurred by the Landlord in obtaining the opinion of a suitably qualified engineer as to whether the Tenant has been in breach of this sub- clause 2.8 and the Landlord's remedies for recovering rent in arrears shall apply hereto

2.9       Not to avoid insurance

          2.9.1 Not to do or permit or suffer to be done anything (save that the permitted use from time to time shall not be deemed to be a breach of this covenant) whereby the policy or policies of insurance of the Demised Premises and/or the adjoining or neighbouring premises of the Landlord may become void or voidable and to comply with all reasonable recommendations and requirements of the insurers as to fire precautions relating to the Demised Premises

          2.9.2 To pay to the Landlord on demand any increased premium which the Landlord may be reasonably required to pay under any insurance policy in respect of the Demised Premises or any other property of the Landlord arising from the user as hereinafter mentioned of the Demised Premises and all such payment shall be added to the rent hereinbefore reserved and shall be recoverable as rent

          2.9.3 In the event of the Demised Premises or any part thereof being destroyed or damaged by any of the insured risks and the insurance moneys under any insurance against the same effected thereon by the Landlord being wholly or partly irrecoverable by reason solely or in part of any act or default of the Tenant or its agents licensees servants or invitees then and in every such case the Tenant will forthwith (in addition to the said rent) pay to the Landlord the irrecoverable proportion of the cost of completely rebuilding and reinstating the same

          2.9.4 Not to effect any policy of insurance of its own in respect of risks covered by the insurance effected by the Landlord of the Demised Premises (and in default any insurance money received by or payable to the Tenant shall become the property of the Landlord)

2.10      Dangerous substances

          2.10.1 Not to keep or permit or suffer to be kept on the Demised Premises any material, liquid or gas of a dangerous combustible corrosive explosive flammable radio-active or offensive nature otherwise than in accordance with the provisions of any relevant Act or Acts of Parliament or regulations made thereunder or issued by the Health and Safety Executive or any other like statutory body for the time being in force and after due notice to the Landlord and the insurers of the Demised Premises and payment of every increased or extra premium which ought properly to be paid and in any event not to store in the Demised Premises materials the keeping of which may contravene any statute, order or regulation or bye-law

     2.10.2 If it shall be necessary for the Landlord or any tenant of any unit adjoining the Demised Premises to carry out any work to such adjoining unit as a result of the storage in the Demised Premises or any of the substances mentioned in sub-clause 2.10.1 hereof then the Tenant shall forthwith on demand pay to the Landlord or such adjoining tenant the cost incurred in carrying out such work as aforesaid

     2.10.3 Within seven days of a request by the Landlord to supply to the Landlord copies of any applications made by the Tenant to any statutory or other authority or body for consent to keep any of the matters referred to in sub-clause 2.10.1 hereof on the Demised Premises together with copies of any licences issued pursuant to any such applications

2.11 Dealings with the lease

     2.11.1 Not to transfer, mortgage, charge, hold on trust for another, underlet or otherwise part with possession of any part (as distinct from the whole) of the Demised Premises or agree to do so.

     2.11.2 Not to transfer, hold on trust for another, underlet or otherwise part with possession of the whole of the Demised Premises or agree to do so, except that the Tenant may transfer or underlet the whole of the Demised Premises if, before the transfer or underletting is completed, the Tenant complies with the conditions described in clause 2.11.3 or clause 2.11.4, as applicable.

     (Assignment)

     2.11.3 The conditions (which are specified for the purposes of section 19(1A) of the Landlord and Tenant Act 1927 and which operate without prejudice to the Landlord's right to withhold consent on any reasonable ground) applying to a transfer of the whole of the Demised Premises are:

               (A) that the Tenant enters into an authorised guarantee agreement, as defined in section 16 of the Landlord and Tenant (Covenants) Act 1995, with the Landlord in the form of the draft set out in the Sixth Schedule hereto; and

               (B) that any guarantor of the Tenant's obligations guarantees to the Landlord that the Tenant will comply with the authorised guarantee agreement in a form which the Landlord reasonably requires; and

               (C) that, subject as provided in paragraph (D) and if the Landlord so reasonably requires, the proposed assignee procures one, but not both, of the following:

                    (1) covenants with the Landlord by an additional guarantor or guarantors approved by the Landlord (who shall act reasonably in giving its approval), in terms having a form and content reasonably required by the Landlord; or

                    (2) a deposit with the Landlord of an amount in cleared funds equal to half of the then current yearly rent first reserved by this lease and an amount equal to VAT on that amount, on terms which the Landlord reasonably requires; and

               (D) if the proposed transfer is to a Group Company (which expression shall have the meaning set out in Section 42 of the Landlord and Tenant Act 1954); and

                    (1) if the Tenant's obligations, or any them, are guaranteed by another Group Company, that such Group Company covenants with the Landlord terms having a form and content reasonably required by the Landlord; or

                    (2) if the Tenant's obligations are not guaranteed by another Group Company and if the transferee is not, in the Landlords reasonable opinion, of equal financial standing to the Tenant, that the proposed transferee procures covenants by a Group Company other than the Tenant and the transferee and which is, in the Landlord's reasonable opinion, of equal financial standing to the Tenant, in a form which the Landlord reasonably requires; and

                    (3) whether or not paragraph (D)(1) or (2) applies, if the Tenant's obligations, or any of them, are secured by a security deposit, the proposed transferee procures a deposit with the Landlord of the amount and on terms described in paragraph (C)(2); and

               (E) that the Landlord's consent, which will not be unreasonably withheld, is obtained to, and within two months before, the transfer.

          (Underletting)

     2.11.4    Not to underlet the whole of the Demised Premises except:

               (A)  to a person who has covenanted with the Landlord:

                    (1) to observe the Tenant's obligations in this Lease (other than the payment of rents);

                    (2) not to transfer the whole of the Demised Premises without the Landlord's consent (which shall not be unreasonably withheld if the conditions which are referred to in clause 2.11.3 are first satisfied); and

                    (3) not to transfer part of the Demised Premises or to underlet or otherwise part with possession or share the occupation of the Demised Premises or any part of them;

               (B) by reserving as a yearly rent, without payment of a fine or premium, an amount equal to their then open market rack rental value such rent to be approved by the Landlord (who shall not unreasonably withhold it) and to be payable by equal quarterly instalments in advance on the usual quarter days and by reserving, as additional rents, amounts equal to and payable at the same times as the other rents reserved by this lease;

               (C) by a form of underlease (which does not express any sum to be payable by reference to a percentage or proportion of the rent or any other sum payable under this lease, but which requires it to be payable and assessed in accordance with the same principles as are required by this lease) to be approved by the Landlord, such approval not to be unreasonably withheld;

               (D)  by a form of underlease which requires:

                    (1) the principal rent reserved by it to be reviewed upwards only at each of those Review Dates which will occur during the sub-term, in accordance with the same principles which apply to rent reviews under this lease;

                    (2) the underlessee to observe the Tenant's obligations (other than the obligation to pay rents under this lease) to the extent they relate to the Demised Premises and containing:

                         (a) a condition for re-entry by the underlessor on breach of any obligation by the underlessee;

                         (b) a qualified covenant not to transfer the whole of the

                              Demised Premises (subject to prior compliance with conditions as set out in clause 2.11.3) and an unqualified covenant not to transfer part of the Demised Premises or to underlet or otherwise part with possession or share the occupation of the Demised Premises or any part of them;

                         (c) an agreement excluding sections 24 to 28 inclusive of the Landlord and Tenant Act 1954 in relation to the underlease, pursuant to an Order duly made under section 38(4) of that Act; and

               (E) with the Landlord's consent, issued within two months before completion of the underletting, which consent (subject to compliance with the foregoing conditions precedent shall not be unreasonably withheld.

     2.11.5 To enforce the observance by every underlessee of the provisions of the underlease and not expressly or impliedly to waive any breach of them, nor to vary the terms of any underlease.

     2.11.6 Not to agree any reviewed rent payable under an underlease until the principal rent reserved by this Lease has been reviewed and agreed in accordance with the provisions of the Fourth Schedule hereto.

     (Sharing occupation)

     2.11.7 Not to share the occupation of the Demised Premises or any part of them.

2.12 Notifying Landlord of dealings with the lease

     2.12.1 Within ten working days after any disposition or devolution of this lease, or of any estate or interest in or derived out of it, to give the Landlord notice of the relevant transaction with a certified copy of the relevant document, and to pay the Landlord a fair and reasonable fee of not less than twenty five pounds for registering each notice.

     2.12.2 To notify the Landlord of particulars of the determination of every rent review under any underlease of the Demised Premises within fourteen days after the date of determination.

2.13 To pay costs of notices and consents and orders

     2.13.1 To pay all proper and reasonable costs charges and expenses (including Solicitors costs and Surveyors fees) incurred by the Landlord in any proceedings under Section 146 and 147 of the Law of Property Act 1925 or any statutory provision replacing the same notwithstanding that forfeiture is avoided otherwise than by relief granted by the Court

     2.13.2 To reimburse to the Landlord on demand all proper and reasonable fees costs charges and expenses incurred or suffered by the Landlord arising out of or in connection with or incidental to any application or request by the Tenant in connection with the Demised Premises or any provisions of this Lease whether or not the same shall be proceeded with by the Tenant or shall be granted subject to conditions or arising out of or in connection with any steps in connection with the preparation and service of a Schedule of Dilapidations during or within ninety days after the expiry of sooner determination of the Term or within ninety days after the Tenant vacates the Demised Premises whichever shall be the later (but in relation only to dilapidations occurring during the Term)

     2.13.3 To pay all proper and reasonable legal costs and disbursements incurred by the Landlord in the recovery of arrears of rent and any other monies due hereunder from the Tenant to the Landlord and proceedings in connection therewith

2.14 User

     2.14.1 Subject to sub-clause 2.16 hereof to use the Demised Premises for such use within Class B1 of the Town and Country Planning (Use Classes) Order 1987 as shall be first approved in writing by the Landlord (such consent not to be unreasonably withheld or delayed where the proposed use is compatible with uses on a Science Park and does not conflict with good estate management) and for no other purpose

     2.14.2 Not to use the car parking spaces on the Science Park allocated to the Tenant pursuant to the provisions of the First Schedule otherwise than for parking private motor cars of the Tenant its employees and visitors

2.15 Advertisements and signs

     2.15.1 Not to affix or permit to be affixed or exhibited to or upon any part of the exterior of the Demised Premises or on the interior visible from the exterior any placard poster sign notice or advertisement save those of a type size and in positions approved in writing by the Landlord

     2.15.2 At the end of the Term (howsoever determined) and if so required by the Landlord to remove such placard poster sign or advertisement from the Demised Premise and to make good to the reasonable satisfaction of the Landlord or its Surveyors any damage caused to the Demised Premises by such removal

     2.15.3 Always to display and maintain a suitable sign in a location reasonably prescribed by the Landlord showing the name (or trading name) of every permitted occupier of the Demised Premises

2.16 To comply with statutory provisions

     2.16.1 At all times during the Term to observe and comply in all respects with the provisions and requirements of any and every enactment (which expression in this covenant includes as well any and every Act of Parliament already or hereafter to be passed as any and every order regulation and bye-law already or hereafter to be made under or in pursuance of any such Act) so far as they relate to or affect the user of the Demised Premises or any additions or improvements thereto or the user thereof for the purpose of any manufacture process trade or business or the employment therein of any person or persons or any fixtures machinery plant or chattels for the time being affixed thereto or being thereupon or used for the purposed thereof and to execute all works and provide and maintain all arrangements which by or under any enactment or by any government department local authority or other public authority or duly authorised officer or court of competent jurisdiction acting under or in pursuance of any enactment are or may be directed or required to be executed provided and maintained at any time during the Term upon or in respect of the user of the Demised Premises or any additions or improvements thereto or in respect of any such user thereof or employment therein of any person or persons for fixtures machinery plant or chattels as aforesaid whether by the Landlord or Tenant thereof and to indemnify the Landlord at all times against all costs charges and expenses of or incidental to the execution of any works or the provision or maintenance of any arrangements so directed or required as aforesaid and not at any time during the Term to do or omit or suffer to be done or omitted on or about the Demised Premises any act or thing by reason of which the Landlord may under any enactment incur or have imposed upon him or become liable to pay penalty damages compensation costs charges or expenses and to keep the Landlord effectually indemnified against all such compensation damages penalties costs charges or expenses

     2.16.2 At all times during the Term to comply in all respects with the provisions and requirements of any Town and Country Planning Act or Acts for the time being in force and any regulations and orders made thereunder and all licences consents permissions (to the extent such permissions shall be implemented) and conditions (if any) granted or imposed thereunder or under any enactment repealed thereby so far as the same respectively relate to or affect the Demised Premises or any part thereof or any operations works act or things already or hereafter to be carried out executed or done or omitted thereon or the use thereof for any purpose and before making any applications to the Local Authority for planning permission or bye-law consent to obtain the consent in writing of the Landlord (which consent shall not be unreasonably withheld or delayed) to such application and to provide the Landlord with copies of the relevant application and accompanying drawings and on the granting of such planning permission or bye-law consent to supply copies thereof to the Landlord

     2.16.3 Unless the Landlord shall otherwise direct to carry out before the expiration or sooner determination of the Term any works stipulated to be carried out to the Demised Premises by a date subsequent to such expiration or sooner determination as a condition of any planning permission which may have been granted and acted upon by the Tenant during the Term

     2.16.4 To give notice to the Landlord as soon as reasonably practicable after receipt of the same of any notice order or proposal for a notice or order served on the Tenant under any legislation and if so reasonably required by the Landlord to produce the same and at the request and cost of the Landlord to make or join in making such objections or representations in respect of any proposals as the Landlord may reasonably require

     2.16.5 At all times during the Term to comply with all requirements from time to time of the appropriate authority in relation to means of escape from the Demised Premises in case of fire and at the expense of the Tenant to keep the Demised Premises sufficiently supplied and equipped with fire fighting and extinguishing apparatus and appliances of a type to be approved from time to time by the relevant Fire Authority and suitable in all respect to the type of user of or business manufacture process or trade carried on upon the Demised Premises which shall be open to the inspection of the Landlord and also not to obstruct the access to or means of working such apparatus and appliances by their operations at or connected with the Demised Premises

2.17 Restriction on nuisance and auctions

     2.17.1 Not to use the Demised Premises or any part thereof for any immoral purpose or for any noisy noisome dangerous or offensive trade business manufacture operation or occupation provided that the permitted user from time to time shall be deemed not to be in breach of this clause and also not to do or permit to be done thereon anything which may be or grow to the damage nuisance disturbance or annoyance of the Landlord or the occupiers of any adjoining or neighbouring premises or permit any sale by auction to be held upon the Demised Premises or any part thereof or permit the Demised Premises to be used for residential purposes or as sleeping accommodation

     2.17.2 To pay to the Landlord all proper and reasonable costs charges and expenses which may properly and reasonably be incurred by the Landlord in abating a nuisance caused by the Tenant or its servants licensees or customers and executing all such works as may be necessary for abating a nuisance in obedience to a notice served by a local or public authority on the Landlord or the Tenant in respect of the Demised Premises

     2.17.3 Not at any time to permit any musical instrument gramaphone or similar apparatus to be played or used on the Demised Premises so as to be audible from outside the Demised Premises

     2.17.4    Sound insulation

               To comply in all respects with any scheme or requirement which may be imposed by the Local Planning Authority in connection with the sound insulation of all plant and machinery

     2.17.5    Restriction on noise

               Without prejudice to the preceding provisions of this Clause 2.17 hereof to ensure that the noise from operations conducted on the Demised Premises shall not exceed

                    40 db (A) between 08.00 hours and 18.00 hours

                    35 db (A) between 18.00 hours and 22.00 hours

                    and

                    30 db (A) between 22.00 hours and 08.00 hours

               all as measured on the boundary of the Science Park

2.18 To yield up

     On the expiration or sooner determination of the Term peaceably to yield up to the Landlord the Demised Premises in a good and tenantable state of repair and condition and decoration in accordance with the covenants by the Tenant herein contained together with all additions and improvements thereto and the keys and all Landlord's fixtures and fittings of every kind now in or upon the Demised Premises or which during the Term may be affixed or fastened to or upon the same all of which shall be at the expiration or sooner determination of the Term left complete with all parts and appurtenances thereof and in proper working order and condition PROVIDED ALWAYS that the foregoing covenants shall not apply to any articles held by the Tenant on hire nor to the Tenant's fixtures and fittings and to make good any damage caused to the Demised Premises by the removal of tenants and trade fixtures and fittings AND PROVIDED FURTHER that if so required by the Landlord the Tenant will remove from the Demised Premises such of the Tenant's fixtures and fittings as are then installed in the Demised Premises as the Landlord shall specify to be removed making good all damage caused thereby to the Landlord's satisfaction and reinstating the Demised Premises to their original condition

     PROVIDED FURTHER that the Tenant may from time to time (but only with previous consent of the Landlord) substitute for any of the Landlord's fixtures and fittings other fixtures and fittings of at least as good a kind and quality as the Landlord's fixtures and fittings and not less suitable in character

2.19 Indemnity of the Landlord

     To indemnify and keep indemnified the Landlord from and against liability for all loss damage actions proceedings claims demands costs damages and expenses of whatever nature in respect of any injury to or the death of any person or damage to any property movable or immovable or in respect of the infringement disturbance or destruction of any right easement or privilege or otherwise by reason of or arising in any way directly or indirectly out of:

     2.19.1 the state of repair or condition of the Demised Premises insofar as the Tenant is liable for such state or condition under the covenants herein contained

     2.19.2 the act omission or default of the Tenant its agents employees customers invitees or visitors whilst on or about the Science Park or the Demised Premises

     2.19.3 the construction or existence of any extensions of or alterations to the Demised Premises carried out by or on behalf of the Tenant

     2.19.4 the user of the Demised Premises and other areas of the Science Park by the Tenant or its agents employees invitees or visitors

     2.19.5 anything now or hereafter attached to or on the Demised Premises or the Science Park by or on behalf of the Tenant

2.20 Not to obstruct

     2.20.1 Not to expose or place or permit or suffer to be exposed or placed any goods articles or things whatsoever outside the Demised Premises or upon any part of the Science Park and to keep the same free from obstruction of any kind

     2.20.2 Not to stop up darken or obstruct any windows or lights or ventilators belonging to the Landlord or to other tenants of the Landlord or to tenants of other units on the Science Park or other property adjoining the Demised Premises and not to stop up cover or obstruct access to any services on the Science Park or to any fire escapes and not to give to any third party any acknowledgement that the Tenant enjoys the access of light or air to any windows or openings in the Demised Premises by the consent of such third party or to pay any sum of money to or enter into agreement with such third party for the purpose of inducing or binding him to abstain from obstructing the access of light or air to any such windows or lights or ventilators and in the event that any such third party doing or threatening to do anything which obstructs or would obstruct such access of light or air forthwith in writing to notify the same to the Landlord

     2.20.3    Prevention of acquisition of easements

               Without prejudice to sub-clause 2.20.2 above not to permit or suffer any owner of adjoining or neighbouring property to acquire any rights of way light or air or other easements over the Demised Premises but as soon as the Tenant becomes aware thereof to inform the Landlord or the Landlord's Managing Agents in writing of any act or thing which may result in the acquisition of any right or privilege over the Demised Premises (for the purpose of enabling the Landlord if it thinks fit to do anything necessary for preventing the acquisition of any such right or privilege and to permit the Landlord and the Landlord's Managing Agents to enter and examine the Demised Premises accordingly) and at the sole cost of the Landlord to join with the Landlord in taking such steps or action as may be reasonably required by the Landlord to prevent any such right or privilege from being acquired

2.21 To notify Landlord of defects and damage

     2.21.1 To notify the Landlord without delay upon becoming aware of any "relevant defects" of which it is aware in the state of the Demised Premises within the meaning of Section 4 of the Defective Premises Act 1972 or any statutory modification or re-enactment thereof and (without prejudice to the foregoing) to give notice thereof as soon as reasonably practicable to the Landlord of any notice or claim affecting the Demised Premises

     2.21.2 In the event of the Demised Premises being destroyed or damaged to give notice thereof immediately to the Landlord or the Landlord's Managing Agents stating the cause of such destruction or damage if the Tenant can in fact determine the cause

2.22 For sale or to let boards

     To permit the Landlord and its surveyors workmen and agents at any time during the Term for the purpose of selling or disposing of Landlord's reversionary interest or at any time within six calendar months next before the expiration or sooner determination of the Term for the purpose of re-letting the Demised Premises to enter upon the Demised Premises and to affix and retain upon any suitable part thereof (but not so as to block any door or window) a notice board for selling or letting the same (without or without any other premises) as the case may be and the Tenant will not remove or obscure the same and will at all times throughout the Term permit all prospective purchasers or tenants by order in writing of the Landlord or its agents to enter and view the Demised Premises or any part thereof at reasonable hours in the daytime by prior appointment without interruption

2.23  Covenants

      To comply with those covenants and other matters affecting the Demised Premises and not to interfere with those rights easements or other matters (if any) affecting the Demised Premises as (in each case) are contained or referred to in the documents referred to in the Fifth Schedule.

3.    THE LANDLORD HEREBY COVENANTS WITH THE TENANT AS FOLLOWS:

3.1   Quiet enjoyment

      That the Tenant paying the rents hereby reserved and observing and performing the several covenants and stipulations on its part herein contained shall peaceably hold and enjoy the Demised Premises during the Term without any interference of the Landlord or any person rightfully claiming under or in trust for him or by title paramount

3.2   To insure

      3.2.1 Subject to such limitations exclusions and excesses as are required by the insurers normal terms of insurance to keep insured at all times throughout the Term the Demised Premises (with the Tenant's interest being noted upon the policy of insurance if the insurers so permit) against loss or damage by fire explosion lightning storm and tempest riot civil commotion and aircraft and articles dropped therefrom and (where appropriate) flooding impact by vehicle escape of water from burst pipes or other water apparatus (and in time of war against war risks under any statutory insurance scheme which may be applicable to the Demised Premises) the cost of shoring up demolition and site clearance and against such other risks as the Landlord may from time to time reasonably require together with surveyors and architect's fees and three years loss of rent (to include not only the rent currently payable but having reasonable regard to potential increases in rent pursuant to the Fourth Schedule and with any addition to the amount insured as the Landlord may reasonably decide in respect of VAT) in some insurance office of repute to a value equal to the full cost of reinstatement thereof but not necessarily facsimile reinstatement in accordance with local and statutory requirements then current and against loss of or damage to property or personal injury arising by reason of the condition of the Demised Premises or any part thereof or any building erected thereon or anything done therein and to make all payments necessary for that purpose when the same shall respectively become payable and unless the policy of insurance shall be vitiated by act or default of the Tenant or its agents licensees servants or invitees to cause all monies received by virtue of any such insurance (save any monies received in respect of loss of rent) to be forthwith laid out in rebuilding and reinstating the Demised Premises in the event of the Demised Premises being damaged or destroyed as aforesaid unless the Landlord is unable having used its best endeavours (which the Landlord agrees to do) to obtain permission for such rebuilding or reinstatement of the Demised Premises whereupon this demise shall forthwith be at an end without prejudice to any right of action of the Landlord or the Tenant in respect of any antecedent breach of covenant Provided that the Tenant shall have no claim in respect of the said insurance monies

      3.2.2 Whenever reasonably so required by the Tenant to supply to the Tenant sufficient details of such policy or policies of insurance to enable the Tenant to comply with the terms and conditions thereof together with evidence of payment of the premium

3.3 To use all reasonable endeavours to do such of the things and to provide such of the services specified in the Third Schedule hereto as the Landlord or Landlord's Managing Agents from time to time shall deem appropriate and to use its like endeavours to enforce the covenant to contribute to the expenses referred to in the Third Schedule which are contained in leases of other premises on the Science Park (as defined in the First Schedule hereto)

3.4 Unless the Landlord reasonably considers it not to be in the interest of other tenants on the Science Park (as defined as aforesaid) to use reasonable endeavours at the Tenant's request to enforce the covenants contained in leases of other premises on the Science Park (as so defined) the Tenant indemnifying the Landlord against its expenses properly incurred in so far as they are not recoverable under the provisions of the other leases (or otherwise)

4.    PROVIDED ALWAYS AND IT IS HEREBY AGREED AS FOLLOWS:

4.1 Notwithstanding and without prejudice to any other remedies and powers herein contained or otherwise available to the Landlord if the rents reserved or any part thereof shall be unpaid for twenty-one days after becoming payable whether formally demanded or not or if any covenant on the Tenant's part or condition contained in this Lease shall not be performed or observed or if the Tenant for the time being (being a company) shall enter into liquidation whether compulsory or voluntary (save for the purpose of reconstruction or amalgamation whilst solvent) or pass a resolution for winding up (save as aforesaid) or suffer an administrator or an administrative receiver to be appointed or being an individual or being more than one individual any one of them shall have a receiving order made against him or become bankrupt or if the Tenant (or if there shall be more than one Tenant any of them) shall enter into composition with their or his creditors or suffer any distress or execution to be levied on their or his goods then and in any such case it shall be lawful for the Landlord at any time thereafter to re-enter upon the Demised Premises or any part thereof in the name of the whole and thereupon this demise shall absolutely determine but without prejudice to any right of action or remedy of the Landlord in respect of any breach non-observance or non-performance of any of the Tenant's covenants or any conditions herein contained

4.2   Notices

      Any notice under this Lease shall be in writing and shall be deemed well served if posted to the Registered Office of the recipient or if an individual at his last known address or in the case of the service on the Tenant at the Demised Premises by first class post recorded delivery in which case the date of service shall be the day following the date of posting

4.3   Waiver

      No demand for or acceptance of or receipt for rent by the Landlord after knowledge or notice received by the Landlord or his agents of any breach of any of the Tenant's covenants hereunder shall be or operate as a waiver wholly or partially of any such breach but any such breach shall for all purposes of these presents be a continuing breach of covenant so long as such breach shall be subsisting and the Tenant shall not be entitled to set up any such demand or acceptance of or receipt for rent by the Landlord as a defence in any action or proceeding by the Landlord

4.4   Representations

      The Tenant hereby admits that the Demised Premises have been inspected by it or on its behalf and the Tenant has entered into this Lease solely on the basis of such inspection and upon the terms hereof and not in reliance of any collateral contract warranty or representation whether written oral or implied made by or on behalf of the Landlord other than any made by the Landlord's Solicitors in reply to any enquiries raised by the Tenant's Solicitors prior to the date hereof

4.5   Value Added Tax

      For the avoidance of doubt it is hereby declared that where any party has an obligation to make payment of any amount hereunder including (without prejudice to the generality of the foregoing) the rents hereby reserved and any Value Added Tax (or other like tax excise or custom or other duty) becomes payable in respect of the supply of any goods or services to which such amount relates or by reference to which in whole or in part such amount is ascertained then the obligation shall extend to and include the Value Added Tax (or other like tax as hereinbefore mentioned) or the appropriate proportion thereof

4.6   Rent abatement

      If the Demised Premises or any part thereof shall at any time during the Term be destroyed or so damaged by fire or other insured risk as to be unfit for occupation or use then and in any such case unless the insurance of the Demised Premises shall have been forfeited or payment of the said policy monies or any part thereof refused by or in consequence of any act or default of the Tenant their licensees or agents the rent hereby reserved (without prejudice to any monies owing to the Landlord at the date of such damage or destruction) or a fair and just proportion thereof according to the nature and extent of the damage sustained shall from the date of such damage or destruction and until the Demised Premises shall have been rebuilt or reinstated and made fit for occupation or until the end of the period for which the Landlord shall have initiated loss of rent insurance (whichever shall first occur) be suspended and cease to be payable

4.7   Ending of the lease following major damage

      If at any time the Demised Premises shall be destroyed or damaged and shall not have been reinstated by the Landlord by the date on which the insurance for loss of rent effected by the Landlord expires the Tenant may at any time thereafter by notice in writing to the Landlord determine this Lease and on the tenth working day following the service of such notice this Lease shall determine but without prejudice to any rights or remedies which may then have accrued in respect of any breach of any of the covenants or provisions contained therein provided that the Tenant may not determine this Lease if the Landlord had by the date falling two years and 6 months from the date of destruction or damage commenced and is diligently proceeding with the carrying out of works to replace the damaged or destroyed parts of the Demised Premises

4.8   Construction (Design and Management) Regulations 1994

      4.81.  In this clause:

             (A) the expression "Regulations" means the Construction (Design and Management) Regulations 1994 and any expressions appearing in this clause which are defined in the Regulations have the same meaning; and

             (B) the expression "relevant work" means any construction work which is undertaken by the Tenant or by a person claiming under it pursuant to an obligation or a right (whether or not requiring the Landlord's consent) under this lease and for the purposes of the Regulations the Tenant irrevocably acknowledges that it, and not the Landlord, arranges the design, carrying out and construction of relevant work.

      4.8.2 The Tenant irrevocably acknowledges that it will be the only client in respect of any relevant work.

      4.8.3 Before any relevant work is commenced the Tenant shall make a declaration in accordance with Regulation 4(4) and shall forthwith serve it on the Executive and a copy of it on the Landlord.

      4.8.4 The Tenant shall comply with its obligations as client in respect of any relevant work.

      4.8.5 The Tenant shall promptly provide the Landlord with a complete copy of the health and safety file for all relevant work and (no later than the expiry of the Term) the original health and safety file.

      4.8.6 The provisions of this clause 4.8 shall apply notwithstanding that any consent issued by the Landlord in respect of any relevant work does not refer to the said provisions or to the Regulations.

4.9   Restriction on acquisition of easements

      The Tenant shall not by virtue of this demise be deemed to have acquired or be entitled to nor shall it during the Term acquire or become entitled by any means whatever in respect of the Demised Premises to any right of light or air nor any other easement from or over or affecting any other land or premises now or at any time hereafter belonging to the Landlord and not comprised in this demise save such as is necessary for the carrying on of the Tenant's business in the Demised Premises

4.10  Warranty

      Nothing herein contained or implied shall be taken to be a covenant warranty or representation by the Landlord that the Demised Premises can lawfully be used for any particular purpose or that the Demised Premises are fit for any purpose for which the Tenant may use them

4.11  Remedies for dilapidations in the state

      If at the expiration or sooner determination of the Term the Demised Premises are not in the state of repair and condition in which they should be having regard to the Tenant's covenants herein contained the Tenant shall (if so required by the Landlord) pay to the Landlord on demand by way of liquidated damages:

      4.11.1 such sum as shall be agreed between the parties and in default of agreement as shall be certified by an independent chartered surveyor to be appointed by the Landlord to represent in his opinion:

             (A) the cost of putting the Demised Premises into the state of repair and condition in which they should be as aforesaid and

             (B) the rent that would have been payable under this Lease if the Term had been extended for such period as is reasonably necessary to put the

                     Demised Premises into the state of repair and condition in which they should be as aforesaid and

      4.11.2 the reasonable fees of the Landlord or its agent for the preparation and service of a Schedule of Dilapidations and of the said independent chartered surveyor for the preparation and issue of the said certificate

4.12  Removal of Tenant's property

      If at such time as the Tenant has vacated the Demised Premises after the determination of the Term either by effluxion of time or otherwise any property of the Tenant shall remain in or on the Demised Premises and the Tenant shall fail to remove the same within twenty-eight days after being requested by the Landlord so to do by a notice in that behalf then and in such case the Landlord may as the agent of the Tenant (and the Landlord is hereby appointed by the Tenant to act in that behalf) sell such property and shall then hold the proceeds of sale after deducting the reasonable costs and expenses of removal storage and sale reasonably and properly incurred by it to the order of the Tenant PROVIDED THAT the Tenant will indemnify the Landlord against any liability incurred by it to any third party whose property shall have been sold by the Landlord in the bona fide mistaken belief (which shall be presumed unless the contrary be proved) that such property belonged to the Tenant and was liable to be dealt with as such pursuant to this sub-clause

4.13  Party Walls

      All walls separating the Demised Premises from any adjoining premises shall be party walls and shall be used and repaired and maintained as such and all ceiling joists beams slabs floors and walls separating the Demised Premises from any adjoining premises shall be party structures and shall be used and repaired and maintained as such

4.14  No liability for injury etc

      The Landlord shall not be responsible to the Tenant or its servants or visitors for any injury death damage destruction caused by natural or consequential loss whether to person property or goods due directly or indirectly to any act neglect or default of any other tenant or permitted occupier for the time being of the Science Park or to the condition of the Demised Premises or any of its appurtenances

4.15  Powers of Landlord's Managing Agents

      The obligations of the Tenant under this Lease shall be enforceable in case of default as well by the Landlord's Managing Agents in their own name as by the Landlord

4.16  No compensation

      If the Lease hereby granted is within Part II of the Landlord and Tenant Act 1954 then subject to the provisions of sub-clause (2) of Section 38 of that Act the Tenant shall not be entitled on quitting the Demised Premises to any compensation under Section 37 of the same act or under any corresponding provision in any Act or under any corresponding provision in any Act amending or replacing the same

4.17  Tenant's right to break

      4.17.1 The Tenant may (subject to the provisions of this clause) determine this lease as at 24/th/ December 2009 (the "Break Date").

      4.17.2 The Tenant shall give the Landlord written notice of its intention to determine at least thirteen months before the Break Date.

      4.17.3 If the Tenant duly serves a notice under this clause it shall procure that vacant possession of the Demised Premises will be available on the Break Date free of occupation by and of any estate or interest vested in the Tenant or any third party and this lease shall not determine as a result of any notice served by the Tenant if it is in material breach of any of its covenants contained in this lease (including those contained in this clause) at the Break Date except to the extent if at all the Landlord in its absolute discretion waives compliance with any of them.

      4.17.4 If a notice is duly served and the requirements of paragraph 4.17.3 of this clause are first satisfied this lease shall determine on the Break Date without prejudice to:

             (A) any rights or remedies which may have accrued to either party in respect of any breach of any of the covenants or obligations contained in it including obligations under this clause which shall continue to bind the parties; and

             (B) the continuing obligation of the parties to account to one another on demand for any payment or allowance apportioned up to the date of determination as soon as reasonably possible thereafter.

      4.17.5 Time is of the essence of all dates and periods referred to in this clause.

4.18  Freedom to deal with Science Park

      The Landlord may at any time or times hereafter convey demise or otherwise deal with all or any of the Science Park (as defined in the First Schedule hereto) free from all or any of the covenants and conditions herein contained or subject to any other covenants conditions or otherwise as the Landlord thinks fit

4.19  Overriding lease

      If, during the Term, the Landlord grants a tenancy of the reversion immediately expectant on the determination of this lease, whether pursuant to section 19 Landlord and Tenant (Covenants) Act 1995 or otherwise, any obligation of the Tenant to obtain the consent of the Landlord under this lease to any dealing shall be deemed to include a further obligation also to obtain the consent of the lessor under such tenancy to such a dealing.

4.20  Application of Landlord and Tenant (Covenants) Act 1995

      This lease is a new tenancy for the purposes of the Landlord and Tenant (Covenants) Act 1995.

4.21  Stamp duty certificate

      It is hereby certified that there is no agreement for lease to which this lease give effect.

5.    INTERPRETATION

      In this lease:
5.1 The singular includes the plural and vice versa and one gender includes both other genders.

5.2 Where a party comprises more than one person, obligations of that party take effect as joint and several obligations.

5.3 An obligation by the Tenant not to do (or omit) any act or thing also operates as an obligation not to permit or suffer it to be done (or omitted) and to prevent (or as the case may be) to require it being done.

5.4   References to:

             (A) any clause or schedule are reference to the relevant clause or schedule of this lease and any reference to a sub-clause or paragraph is a reference to that sub-clause or paragraph of the clause or schedule in which the reference appears and headings shall not affect the construction of this lease;

             (B) any right of (or obligation to permit) the Landlord to enter the Demised Premises shall also be construed as entitling the Landlord to remain on the Demised Premises, with or without equipment, and permitting such right to be exercised by all persons authorised by the Landlord;

             (C) any consent or approval of the Landlord, or words to similar effect mean a consent in writing signed by or on behalf of the Landlord and given before the act requiring consent or approval;

             (D) the Demised Premises (except in clause 2.11) extend, where the context permits, to any part of the Premises;

             (E) a specific Enactment include every statutory modification, consolidation and re- enactment and statutory extension of it for the time being in force, except in relation to the Town and Country Planning (Use Classes) Order 1987, which shall be interpreted exclusively by reference to the original provisions of Statutory Instrument 1987 No 764 whether or not it may have been revoked or modified;

             (F) the last year of the Term includes the final year of the Term if this lease determines otherwise than by passing of time and references to the expiry of the Term include that type of determination;

             (G) rents or other sums being due from the Tenant to the Landlord mean that they are exclusive of any VAT.

IN WITNESS whereof the parties hereto have executed this instrument as their Deed the day and year first before written in the presence of the persons mentioned below

                              THE FIRST SCHEDULE

                           hereinbefore referred to

                     (Description of the Demised Premises)

ALL THAT piece or parcel of land shown for the purpose of identification edged in red on Plan A annexed hereto together with all buildings and other structures thereon and known as Unit B5 being part of the Melbourn Science and Business Park shown for the purposes of identification edged in green on Plan B annexed hereto (in this lease called the "Science Park" which expression shall mean the whole of the Science Park or such part or parts thereof as shall for the time being be vested in the Landlord) TOGETHER WITH (for the avoidance of doubt) the roof and external walls thereof floor and screed and the ceilings of the unit and the joists and beams on which such floors are laid and where any floors are concrete the screed on such floors together with any tiles laid thereon and the foundations and the joists beams and slabs to which the ceilings and roof are attached

TOGETHER ALSO WITH full and free right and liberty for the Tenant and where applicable the Tenant's licensees employees and customers visiting the Demised Premises and all other persons so authorised in common with the Landlord and the occupiers of other parts of the Science Park having the right:

(i) with or without vehicles to pass and repass to and from the Demised Premises or any part thereof and the public highway over and along such roads as may from time to time during the Term be constructed upon the Science Park but not at any time to park thereon and on foot to pass and repass to and from the Demised Premises or any part thereof from such roads

(ii) upon reasonable notice being given to the Landlord to enter upon the adjoining or neighbouring property of the Landlord where the same is necessary for the purpose of complying with its covenants hereunder making good all damage occasioned thereby

(iii) the free and uninterrupted passage and running of water soil electricity gas and telephone and other services to and from the Demised Premises through the sewers drains watercourses conduits pipes wires and cables which are now or may hereafter during the Term be in under or over the Demised Premises or the Science Park and connecting with the main water drainage electricity and sewage systems serving the Science Park PROVIDED ALWAYS that no liability shall fall upon the Landlord for any damage to the Tenant if there shall be any interruption or obstruction to the roads or service areas or to the said systems caused by accident flood tempest frost breakdown of any machinery acts of the Queen's forces or of the Queen's enemies riot civil commotion operation of aircraft hostile or friendly or force majeure or act of God or by any restrictions or regulations of Her Majesty's Government or any strike or work to rule or lockout of workmen whether in the employment of the Landlord or not or any other circumstances occurrence beyond the Landlord's control

                                     [MAP]

(iv) the right to use any refuse disposal receptacles provided by the Landlord

(v) the exclusive right to use the seven car parking spaces coloured blue on Plan A

                                     [MAP]

(vi) the right of support and protection for the benefit of the Demised Premises as is now enjoyed from the other units and other parts of the Science Park

(vii) for the Tenant its servants and employees to use such of the recreational areas and facilities forming part of the Science Park as are available and suitable for use without obligation on the part of the Landlord to provide the same on such terms and in accordance with such regulations as the Landlord may from time to time prescribe

EXCEPT AND RESERVED unto the Landlord the full right and liberty for the Landlord and its tenants of any adjoining premises of the Landlord on the Science Park and where applicable their licensees employees and customers visiting the said adjoining premises of the Landlord and all other persons so authorised:

(i) to build upon and use any land adjoining or near to the Demised Premises and to rebuild or alter any of the adjoining or neighbouring buildings including the right to build on or into the walls of the Demised Premises according to such plans whether as to height extent or otherwise and in such manner as shall be approved by the Landlord or its Surveyors notwithstanding any interference thereby occasioned to the access of light or air to the Demised Premises which light and air shall be deemed to be enjoyed by licence only Provided always that the Demised Premises shall not be rendered unsuitable for the user permitted under the provisions of this Lease.

(ii) the free and uninterrupted passage and running of water soil electricity gas and telephone services from and to other parts of the Science Park through the sewers gutters drains channels watercourses pipes conduits cables and wires which are now or may hereafter during the term hereby granted be in under or over the Demised Premises together with full liberty and power at all times (but on reasonable notice except in case of emergency) for the Landlord with or without or others together where necessary with appliances to enter upon the Demised Premises to inspect maintain repair cleanse amend re-route relay replace or renew the said services and the Demised Premises and to install any additional services for the benefit of the Demised Premises or the other buildings on the Science Park but causing as little interference as possible with the operation of the Tenant carried on by it on the Demised Premises doing no unnecessary damage by the exercise of this right and forthwith making good any damage to the Demised Premises thereby occasioned

(iii) the right of support and protection for the benefit of the other units and all other parts of the Science Park as is now enjoyed or as will be hereafter enjoyed from the Demised Premises

(iv) the right of entry for the Landlord or the Landlord's Managing Agents or others so authorised by them for the purposes of complying with any of the Landlord's obligations hereunder or for the repair maintenance or alteration of any adjoining premises of the Landlord

(v) the right for the Landlord and its tenants of other parts of the Science Park to pass on foot only through the Demised Premises for the purpose (in case of emergency only) of gaining access to any fire escapes situate within the building of which the Demised Premises form part

                          THE SECOND SCHEDULE hereto

                      (Landlord's fixtures and fittings)

Unit B5 Melbourn Science and Business Park
------------------------------------------

1 x      Stelrad Ideal Elan wall hung balanced flue pas boiler

1 x Brefco fill expansion unit comprising 12 litre vessel filling valve, safety valve, pressure gauge and flexible quick fit hose connection

1 x      Grundfoss U P 15 60 water pump

1 x Gas solenoid shut off valve wired to thermal link over boiler and electric knock off button

16 x     Stelrad Accord hot water radiators

1 x      Honeywell frost thermostat

19 x     Surelux light fitting 1200 x 600 recessed with SAS louvres

12 x     Surelux light fitting 1200 x 600 surface SAX LL 3436

1 x      Surelux light fitting 300 x 150 Emergency light 8w recessed

2 x      MR Light up-lighter type 1339

2 x      Surelux canopy light

1 x Channel Safety Sytem ltd 2 zone CH2 fire alarm panel with Bezzell plate, three fire bells and two break glasses

1 x      Merlin Gerin Ltd elect distribution board

1 x      Roof Unit Ltd model SDX Euro Flo extract fan and controller (kitchen)

1 x      Roof Unit Ltd model "G" series twin extract fan and controller (toilet)

52 x     Power link sockets and trunking

1 x      MK 711 shaver point and light

2 x      Twyford Galerie WC bowl and cistern

1 x      Galerie wash hand basin and taps

1 x      Twyford Sola wash hand basin and taps (disabled)

2 x      Toiler roll holders

1 x      Plate glass mirror 500 x 1100

1 x      Plate glass mirror 400 x 1100

2 x      Twyford support rails (disabled WC)

1 x      Southway mini kitchen - Ref 100 AR

1 x      Santon wall mounted water heater

1 x      Armstrong Cortege suspended ceiling mineral fibre board tile 600 x
         600 x 15mm set on Armstrong Microlock 15 exposed grid suspension system (Ground Floor only)

                              THE THIRD SCHEDULE

                                  (Services)

The Maintenance Charge shall include the following:

1. The cost of inspecting repairing maintaining renewing replacing cleasing and keeping clean and tidy

1.1 any drains sewers or other services serving the Demised Premises or any other buildings on the Science Park but excluding those within the Demised Premises and exclusively serving the same

1.2      the fences walls gates and other boundary structures

1.3      the car park spaces

2. The cost of inspecting and maintaining the landscaped areas and hedges on the Science Park

3. Without prejudice to paragraphs (1) and (2) of this Schedule the cost of insurance repair maintenance rebuilding renewing making lighting cleansing and decoration of any parts of Science Park which in the Landlord's or the Landlord's Managing Agent's opinion benefit more than one tenant but are not the specific responsibility of any one tenant

4. The payment by the Landlord of any rates water rates or other outgoings which in the Landlord's or the Landlord's Managing Agents' reasonable opinion benefit the Science Park or any part thereof and which do not fall to be paid by any other tenant on the Science Park or by the Landlord in respect of any unoccupied premises available for letting on the Science Park

5. The employment of any staff (being reasonable in number) to perform duties on the Science Park including periodical payments in respect of National Health and Insurance Payments or similar or ancillary payments required by statute to be made by the Landlord in respect of any such staff and any reasonable benefits paid by the Landlord to any such staff as a condition of employment

6. The carrying out of all works on the Science Park which are not the specific responsibility of any one tenant and which shall be reasonably necessary to comply with the doing of anything which the Landlord or the Landlord's Managing Agents consider necessary or prudent to comply with or to contest the incidence of any requirements under the Factory Act 1961 the Offices Shops and Railway Premises Act 1963 the Fire Precautions Act 1971 the Town and Country Planning Acts 1971 to 1990 and the Health and Safety at Work Act 1974 and in any other legislation or order or instrument deriving validity from any of them and any Act or Acts for the time being in force amending or replacing the same and any future legislation or order or instrument as aforesaid of the like nature or effect

7. The provision repair maintenance and updating of sign boards for the Science Park (excluding "to let" or "for sale" signs)

8. The payment of management and other professional fees and expenses reasonably incurred by the Landlord from time to time by virtue of or in relation to any matter provided for in this Lease and the employment of any accountant solicitor surveyor or other professional person for any purpose connected with the management of the Science Park and the cost of a professional valuation (not more than once in any period of twelve months) of the Science Park for insurance purposes

9. The enforcement of any regulations relating to the use of the Science Park or any part thereof and the preparation and enforcement of any other regulations which may be made by the landlord or the Landlord's Managing Agents to amend replace or extend the same

10. The provision repair maintenance and replacement of such vehicles equipment plant tools and materials as the Landlord or the Landlord's Managing Agents may reasonably consider necessary for the provision of services or the repair improvement and maintenance of the Science Park

11. The provision maintenance and renewal of such other services facilities or amenities or the carrying out of such works to the Science Park and its appurtenances and the effecting of such insurances in respect of third party and property owners' risks and otherwise as the Landlord or Landlord's Managing Agents shall from time to time reasonably consider necessary or desirable for the use enjoyment or benefit of the Tenant jointly with other tenants on the Science Park

12. (To the extent actually utilised by the Tenant) the cost of provision of any refuse service and of providing and renewing any rubbish bins and the periodical refuse collection charged to or undertaken by the Landlord

13. The current rental value (if the premises hereinafter mentioned were available for letting) from tie to time (as certified by the Landlord's surveyor or valuer by reference to other rentals payable for units in the Science Park whose certificate shall be final and binding upon the parties hereto) of premises on the Science Park provided for use by the Landlord for the general management of the Science Park and of premises for reception facilities or for any other facility made available by the Landlord for the mutual use and benefit of the Tenant and other tenants on the Science Park together with the cost of heating and lighting all such premises whether or not the Tenant shall make use of such facilities

14. The cost of borrowing any monies required to pay the cost of carrying out the Landlord's obligations under this Lease

15. The sum or sums which the Landlord shall from time to time pay by way of premium (including any increased premium payable by reason of any act or omission of the Tenant) for keeping the Demised Premises insured in accordance with Landlord's obligation in that behalf contained in Clause
     3.2 hereof

                              THE FOURTH SCHEDULE

                            (Rent and rent review)


1. In this schedule the following expressions have the respective specified meanings:

1.1 "Current Rent" means the amount of the yearly rent first reserved by this lease payable immediately before the relevant Review Date;

1.2  "Review Date" means each of:

     1.2.1 25th December in the years 2001, 2004 and 2007; and (if applicable)

     1.2.2     any date so stipulated by virtue of paragraph 6;

1.3 "Review Rent" means the yearly market rack rental value which might reasonably be expected to be payable, following the expiry of any period at the beginning of the term which might be negotiated in the open market for the purposes of fitting out, during which no rent, or a concessionary rent, is payable (and on the assumption that the lessee has had the benefit of such rent free or concessionary rent period), if the Demised Premises had been let in the open market by a willing lessor to a willing lessee with vacant possession, on the relevant Review Date, without fine or premium, for a term of ten years computed from the relevant Review Date, and otherwise upon the provisions (save as to the amount of rent first reserved by this lease but including the provisions for rent at three-yearly intervals) contained in this lease and on the assumption if not a fact that the said provisions have been fully complied with and on the further assumptions that:

     1.3.1 the Permitted Use of the Demised Premises comply with Planning Law and every other Enactment and that the lessee may lawfully implement and carry on the Permitted Use;

     1.3.2 the Demised Premises have been fitted out and are fit for immediate occupation and operation of the Permitted Use;

     1.3.3 no work has been carried out to the Demised Premises which has diminished their rental value;

     1.3.4 in case the Demised Premises or the Science Park or any part of it has been destroyed or damaged they have been fully restored,

     But disregarding any effect on rent of:

     (i) the fact that the Tenant or any underlessee or other occupier or their respective predecessors in title has been or is in occupation of the Demised Premises;

     (ii) any goodwill attached to the Demised Premises by the carrying on in them of the business of the Tenant or any underlessee or their respective predecessors in title or other occupier; and

     (iii) (without prejudice to paragraphs 1.3.2 and 1.3.3) any works carried out to the Demised Premises during the Term by the Tenant or any permitted underlessee, in either case at its own expense in the pursuance of a licence granted by the Landlord and otherwise than in pursuance of any obligation to the Landlord and any other works carried out at the Demised Premises by the Tenant under any previous tenancy whether or not so licensed by the Landlord;

1.4 "Review Surveyor" means an independent chartered surveyor appointed pursuant to paragraph 4.1 and if he is to be nominated by or on behalf of the President of the Royal Institution of Chartered Surveyors, the President shall be requested to nominate an independent chartered surveyor having not less than ten years practice next before the date of his appointment and recent substantial experience in the letting and valuation of premises of a similar character and quality to those of the Demised Premises and who is a partner or director of a firm or company of surveyors having appropriate market and valuation knowledge of such premises.

2. The yearly rent first reserved and payable under this lease for each year of the Term until the first Review Date is as follows:

     (a) for the period commencing on 25th December 1998 and expiring on 24th December 1999 the sum of Twenty Five Thousand Five Hundred and Eighty Five Pounds ((pounds)25,585); and

     (b) for the period commencing on 25th December 1999 until the first Review Date the sum of Twenty Eight Thousand Three Hundred Pounds ((pounds)28,300)

3. The yearly rent first reserved and payable from each Review Date until the next following Review Date or (in the case of the period commencing on the last Review Date during the Term) until the expiry of the Term shall be the higher of:

3.1  the Current Rent; and

3.2  the Review Rent.

4. If the Landlord and the Tenant shall not have agreed the Review Rent by the date three months before the relevant Review Date it shall (without prejudice to the ability of the Landlord and the Tenant to agree it at any time) be assessed as follows:

4.1 the Review Surveyor shall (in the case of agreement about his appointment) be appointed by the Landlord or the Tenant to assess the Review Rent or (in the absence of agreement at any time about his appointment) be nominated to assess the Review Rent by or on behalf of the President for the time being of The Royal Institution of Chartered Surveyors on the application of the Landlord or the Tenant;

4.2 the Review Surveyor shall act as an arbitrator and the arbitration shall be conducted in accordance with the Arbitration Act 1996; and shall be required:

     4.2.1 to give written notice to the Landlord and the Tenant inviting each of them to submit to him within such time limits as he shall reasonably stipulate a proposal for the Review Rent supported by any or all of:

               (A)  a statement of reasons;

               (B)  a professional rental valuation;

               (C) information in respect of any other matters they consider relevant; and (separately and later)

               (D) submissions in respect of each other's statement of reasons, valuation and other matters; and

     4.2.2 upon written request from the Landlord or the Tenant to assess the Review Rent with a hearing and not solely upon the written submissions and other matters referred to at paragraph 4.2.1 of this schedule 4; and

     4.2.3 to give written notice to the Landlord and the Tenant if he shall appoint a Solicitor or Counsel or expert to advise and assist him on points of law and/or procedure and/or evidence which notice shall include the name of the Solicitor or Counsel or expert and details of their anticipated fees and expenses and the Landlord or the Tenant shall notify the Review Surveyor within a reasonable period if there is any objection to such appointment or the level of such fees or expenses and the Review Surveyor shall give reasonable consideration to such representations.

4.3 if the Review Surveyor refuses to act, or is or becomes incapable of acting or dies, the Landlord or the Tenant may apply to the President for the appointment of another Review Surveyor.

5. If the Review Rent has not been agreed or assessed by the relevant Review Date the Tenant shall:

5.1  continue to pay the Current Rent on account; and

5.2 pay the Landlord, within seven days after the agreement or assessment of the Review Rent, any amount by which the Review Rent for the period commencing on the relevant Review Date and ending on the quarter day following the date of payment exceeds the Current Rent paid on account for the same period, plus interest (but calculated at 2% per annum above the Midland Bank Plc base lending rate then in force) for each instalment of rent due on and after the relevant Review Date on the difference between what would have been paid on that rent day had the Review Rent been fixed and the amount paid on account (the interest being payable from the date on which the instalment was due up to the date of payment of the shortfall).

6. If any Enactment restricts the right to review rent or to recover an increase in rent otherwise payable then, when the restriction is released, the Landlord may, at any time within six months after the date of release, give the Tenant not less than one month's notice requiring an additional rent review as at the next following quarter day which shall for the purposes of this lease be a Review Date.

7. As soon as possible after any increase in rent is agreed or determined pursuant to this Fourth Schedule, a memorandum recording the increase shall be signed on behalf of the Landlord and the Tenant respectively and exchanged between them.

                              THE FIFTH SCHEDULE

                               (Covenants etc.)

All rights easements quasi-easements privileges and other matters affecting the Demised Premises as are referred to in the Property and Charges Registers of Title No. CB 95837 so far as the same may be applicable to the Demised Premises.

                              THE SIXTH SCHEDULE

                       (Authorised Guarantee Agreement)

The Assignor agrees with the Landlord that from the Assignment during the period that the Lease is vested in the Assignee:

1.1 the rent reserved by the Lease (whether or not ascertained as to amount) and other sums payable by the Assignee shall be duly paid and that all the tenant's obligations contained in the Lease shall be performed and observed as required by the Lease and that if there is any breach of the tenant's obligations as the Assignor shall comply with the obligations in respect of which the Assignee shall be in default and shall on demand pay to the Landlord an amount equivalent to the rents or other sums not paid and/or any loss damage costs charges expenses or any other liability incurred or suffered by the Landlord as a result of the breach and shall otherwise indemnify and hold harmless the landlord against all actions claims costs damages demands expenses losses and proceedings arising from or incurred by the Landlord as a result of such non-compliance;

1.2 if any liquidator or other person having power to do so disclaims the Lease and if the Landlord by written notice served within three months after the date of disclaimer (the "Relevant Trigger Event") requires the Assignor to accept a lease of the Premiums (for a term computed from the date of the Relevant Trigger Event to the date on which the Term (as defined in the Lease) would have expired by effluxion of time and at the same rents and subject to the same covenants conditions and provisions as are reserved by and contained in the Lease immediately before the Relevant Trigger Event and with coincidental rent review dates (as defined in the Lease) (the said new lease to take effect as from the date of the Relevant Trigger Event) the Assignor shall forthwith accept such lease accordingly and execute and deliver to the Landlord a counterpart of it and indemnify the Landlord on demand against the costs incurred on the grant of the new lease;

1.3 without prejudice to the rights of the Landlord against the Assignee the Assignor shall be a principal debtor in respect of its obligations under this clause and not merely a surety and accordingly the Assignor's liability shall not be discharged by any act or thing by which it would not have been discharged if the Assignor had been a principal debtor;

1.4 the Assignor shall pay all charges (on a full indemnity basis) reasonably incurred by the Landlord in enforcing the Assignor's obligations under this deed.

2. The Landlord agrees with the Assignor that it will notify the Assignor in writing within ten working dates of receiving notice that the Lease is no longer vested in the Assignee.

                                                        THE COMMON SEAL SUN LIFE
                                                     PENSIONS MANAGEMENT LIMITED
                                        was hereunto affixed in the presence of:

                                                            Authorized signatory



                                                            Authorized signatory

                           DATED 23/RD/ AUGUST 1999
                           ------------ -----------



                     SUN LIFE PENSIONS MANAGEMENT LIMITED


                                      and


                     CAMBRIDGE ANTIBODY TECHNOLOGY LIMITED




                  __________________________________________

                                    LEASE
                                      of
                         Unit B5 Melbourn Science and
                 Business Park, Melbourn, South Cambridgeshire

                  __________________________________________


NOTE:    This Lease is a new tenancy for the purposes of the Landlord and Tenant
     (Covenants) Act 1995.


                                                  Herbert Smith
                                                  Exchange House
                                                  Primrose Street
                                                  London EC2A 2HS
                                                  Tel: 0171-374 8000
                                                  Fax: 0171-374 0888
                                                  Ref: 2065/2174/30794054

THIS LEASE is made the 23/rd/ day of August 1999

BETWEEN:

(1) SUN LIFE PENSIONS MANAGEMENT LIMITED (Company Number 01105141) whose registered office is at 107 Cheapside London EC2V 6DU (hereinafter called the "Landlord") and

(2) CAMBRIDGE ANTIBODY TECHNOLOGY LIMITED (Company Number 2451177) whose registered office is at The Science Park Melbourn Cambridgeshire SG8 6JJ (hereinafter called the "Tenant")

WITNESSETH as follows:

1. The Landlord hereby demises unto the Tenant ALL THOSE PREMISES more particularly described in the First Schedule hereto together with the Landlord's fixtures and fittings therein set out in the Second Schedule hereto (all which premises are hereinafter referred to as the "Demised Premises") TO HOLD the same unto the Tenant for the term of twelve years subject to the provisions for earlier determination in Clause 4.17 from and including 25/th/ December 1998 (the "Term") PAYING THEREFOR:

       FIRSTLY, yearly and proportionately for any part of a year, the rent specified in the Fourth Schedule, by equal quarterly payments in advance on the usual quarter days in every year, the first such payment or a proportionate part of it (being a proportionate part of the rent specified in paragraph 2 of the Fourth Schedule from the date hereof to the first anniversary of the date from which the Term is calculated, after deduction of the quarterly instalments of such yearly rent payable on the intervening usual quarter days) to be made on the date hereof;

       SECONDLY on demand by way of additional rent (and the Landlord's remedies for recovering rent in arrears shall apply hereto) a sum representing interest at the rate of four pounds per centum per annum above the Midland Bank Plc base lending rate in force at the date the rent falls due upon any payment of rent outstanding and unpaid upon the date when the payment of rent fell due and upon any other sum or sums of money payable under the terms of this Lease by the Tenant to the Landlord which shall remain unpaid the interest to be charged from the date upon which the payment of rent fell due or the said sum or sums was or were (as the case may be) demanded in writing throughout the entire period during which the payment of rent or other sum or sums remain outstanding or unpaid Provided always that this Clause shall not prejudice in any way the Landlord's right of re-entry contained in Clause 4.1 hereof

       THIRDLY as additional rent a proportionate part (hereinafter called "the service rent") of the Maintenance Charge (which expression in this Lease shall mean the aggregate in any one year of the costs expenses provisions liabilities and payments properly incurred or otherwise provided for by the Landlord in relation to the matters set forth in the Third Schedule hereto) being subject to the following terms and provisions:

1.1 the amount of the service rent shall be ascertained and certified annually by a certificate (hereinafter called "the certificate") signed by the Landlord or its Managing Agents (which expression in this Lease shall mean the Agents (if any) nominated by the Landlord and for the time being thereunder duly authorised by the Landlord and includes their sub-agents to whom if requested by the Landlord in writing all communications intended for the Landlord shall be addressed) so soon after the end of the Landlord's financial year as may be practicable and shall relate to such year in manner hereinafter mentioned

1.2 the expression "the Landlord's financial year" shall mean the period from the First day of April to the Thirty-first day of March or such other annual period as the Landlord may in its discretion from time to time determine

1.3 a copy of the certificate for each such financial year shall be supplied by the Landlord to the Tenant on written request and without charge to the Tenant

1.4 the certificate shall contain a fair and accurate summary of the Landlord's said expenses and outgoings incurred by the Landlord during the Landlord's financial year to which it relates and the certificate (or a copy thereof duly certified by the person by whom the same was given) shall be conclusive evidence for the purposes hereof of the matters which it purports to certify save in case of manifest error or mis-statement

1.5 the annual amount of the service rent payable by the Tenant as aforesaid shall be:

               (A) a percentage of the Maintenance Charge which is calculated by comparing the gross internal floor area of the Demised Premises with the total gross internal floor area of all premises (including the Demised Premises) let or available for letting (including any premises the freehold of which has been sold by the Landlord but subject to the payment to the Landlord of a service charge contribution) from time to time on the Science Park (as defined in the First Schedule) and the determination of such percentage by the Landlord or its Managing Agents shall be final

               (B) together with the whole of the insurance charge set forth in Paragraph 15 of the Third Schedule

1.6 on the usual quarter days in each year during the Term the Tenant shall pay to the Landlord such a sum (hereinafter referred to as "advance payment") in advance and on account of the service rent for the Landlord's financial year then current as the Landlord or its Managing Agents shall from time to time specify to be fair and reasonable

1.7 within a reasonable period after the end of each Landlord's financial year the Landlord shall furnish to the Tenant an account of the service rent payable by the Tenant for that year due credit being given therein for the advance payments made by the Tenant in respect of the said year and upon the furnishing of such account there shall be paid by the Tenant to the Landlord the service rent or any balance found payable or there shall be allowed or (after the expiry of the Term) repaid by the Landlord to the Tenant any amount which may have been overpaid by the Tenant by way of advance payment as the case may require PROVIDED ALWAYS that the provisions of this sub-clause shall continue to apply notwithstanding the expiration or sooner determination of the Term but only in respect of the period down to such expiration or sooner determination as aforesaid

1.8 it is hereby agreed and declared that the Landlord shall not be entitled to re-enter under the provision in that behalf hereinafter contained by reason only of the non payment by the Tenant of any advance payment as aforesaid prior to the issue of the certificate for the preceding financial year but nothing in this Clause or this Lease contained shall disable the Landlord from maintaining an action against the Tenant in respect of non payment of any such advance payment notwithstanding that the certificate had not been issued at the time of the proceedings subject nevertheless to proof in such proceedings by the Landlord that the advance payment demanded and unpaid is of a fair and reasonable amount having regard to the prospective service rent ultimately payable by the Tenant

2.     THE  TENANT  HEREBY  COVENANTS  WITH  THE  LANDLORD  AS  FOLLOWS:

2.1    To pay Rent

       To pay the rents hereby reserved and made payable on the days and in manner aforesaid without any deductions or set off and (unless the Landlord agrees otherwise) to pay the rent first reserved (together with any VAT on it) by Banker's standing order.

2.2    To pay Outgoings

       2.2.1 From time to time and at all times throughout the Term to pay and discharge all existing and future rates taxes duties charges community charges and assessments surcharges impositions and outgoings whatsoever whether parliamentary local or of any other description which now are or may at any time during the Term be assessed imposed or charged upon or payable in respect of the Demised Premises or any part thereof or upon the owner or occupier in respect thereof or payable by either in respect thereof and whether of national or local and whether of a capital or revenue nature and even though of a wholly novel character provided that the Tenant shall not in any event be liable for any payments as shall be occasioned by any development disposition of or dealing with the ownership of any estate or interest expectant in reversion on the determination of the Term or subject to Clause 4.6 hereof upon the rents received by the Landlord

       2.2.2 To pay all charges for water, gas and electricity (including meter rents) consumed in the Demised Premises during the Term.

       2.2.3 To keep the Demised Premises in ratable occupation during the last three months of the Term or such longer period as The Secretary of State may specify as "the standard period" for the purpose of Section 42 of the Local Government Planning and Land Act 1980

       2.2.4 Immediately and in any case within seven days of receipt of any proposal by the Valuation Officer or Rating Authority respecting the rating assessment of the Demised Premises to give notice thereof to the Landlord and not to agree to any such proposal without the Landlord's written consent (such consent not to be unreasonably withheld or delayed)

2.3    To repair and keep clean and tidy

       2.3.1 Subject always to the proviso hereinafter appearing well and substantially to repair cleanse maintain and keep in good and substantial repair and condition the Demised Premises and without prejudice to the generality of the foregoing well and substantially to repair and keep in repair and maintain all party walls (jointly with tenants of adjoining premises) and all fencing and boundary walls lighting heating and ventilation and drainage systems plate glazing water gas and other installations fire fighting equipment and all other machinery and Landlord's fixtures and fittings in the Demised Premises and exclusively serving the same and all sewers drains channels watercourses gutters rainwater and soil pipes and cables and supply lines exclusively serving the same (damage by any of the insured risks save where the insurance moneys shall be irrecoverable in consequence of any act or default of the Tenant or its agents licensees servants or invitees or damage to the Tenant's trade fixtures fittings and stock (if any) only excepted)

       2.3.2 To keep Demised Premises maintained to a good standard of decorative order and properly clean and, as often as necessary and at least once in every third year as to the exterior of the Demised Premises and once in every fifth year as to the interior of the Demised Premises and also in the last year of the Term (but not twice in any period of 18 months), to redecorate and treat the Demised Premises with appropriate materials in a good and workmanlike manner (and during the last year of the Term in a colour scheme and with materials approved by the Landlord).

       2.3.3 Without prejudice to the generality of the foregoing to clean all glazing (both inside and outside and including frames) in the Demised Premises as often as shall reasonably be necessary but not less than once in every three months

       2.3.4 To clean the brickwork cladding and other finishes in a workmanlike manner as often as shall reasonably be considered necessary by the Landlord

       2.3.5 Immediately preceding the determination of the Term (howsoever determined) to thoroughly clean and scour the external and internal parts of the Demised Premises and leave the same clean and secure in every respect on the last day of the Term


       2.3.6 To make good all damage caused to the Demised Premises and all other parts of the Science Park (as defined in the First Schedule hereto) by the Tenant its servants agents or licensees or caused in the furtherance of theft and within one month (or within twenty-four hours in case of emergency) after service upon the Tenant by the Landlord of a notice in writing specifying any repairs for which the Tenant is responsible and necessary to be done to commence and thereafter proceed diligently to complete the execution of such repairs and if the Tenant shall fail so to do the Landlord may execute such repairs and the cost thereof shall be a debt due from the Tenant to the Landlord and be forthwith recoverable by action and the Landlord's remedies for recovering rent in arrears shall apply hereto

       2.3.7 To pay the Landlord forthwith upon written demand (and the Landlord's remedies for recovering rent in arrears shall apply hereto) the reasonable cost to the Landlord of inspecting repairing maintaining renewing replacing any party walls separating the Demised Premises from any adjoining premises in case of failure by the Tenant to comply with its obligations under Clause 2.3.1. of this Lease.

       2.3.8 To take all steps necessary to prevent the freezing of water pipes in the Demised Premises

       PROVIDED ALWAYS that the Tenant shall not be liable hereunder for latent or inherent defects in the Demised Premises.

2.4    Landlords discretion as to painting and repairs and of making regulations

       To abide by the decision of the Landlord or the Landlord's Managing Agents as to whether and the time and manner in which any work ought to be done pursuant to the covenants in sub- clause 2.3. of this Clause and to comply with their reasonable directions in that behalf and as to the mode of bringing telephone communication wires into the Demised Premises and to abide by all reasonable regulations from time to time in force (written details of which shall have first been given to the Tenant) relating to the use of any parts of the Science Park which the Tenant is entitled to use but which are not included in the Demised Premises the Landlord being entitled to make and from time to time amend any such regulations as it shall at its discretion think appropriate for the preservation of the quality and character of the Science Park and the amenities thereof and the wellbeing of its occupants (including but without limiting the generality of the foregoing regulations restricting the use of the Science Park but not the Demised Premises for such periods as the Landlord shall deem reasonably necessary or expedient in the interests of safety expedition of repairs or decorations or otherwise)

2.5    Restriction on effluent and rubbish

       2.5.1 Not to discharge into the drains of the Landlord any affluent other than storm water or into the sewers of the Landlord any effluent other than sewerage water and soil otherwise than as authorised by licence issued by Anglian Water Plc or Geodesys Limited or other drainage authority for the time being having jurisdiction in relation to the Science Park and strictly in compliance with all conditions regulations and requirements attaching to such licence PROVIDED THAT the Tenant shall at all times indemnify the Landlord in relation to any liability for contamination or other costs, claims or damage whatsoever or howsoever arising from and directly attributable to such discharge and not to wash down vehicles of any type on any part of the Science Park

       2.5.2 To supply to the Landlord within 7 days of a request therefor a copy of any licence obtained by the Tenant pursuant to Sub-Clause 2.5.1. above.

       2.5.3 Not to form any refuse dump or rubbish or scrap heap on the Demised Premises or in any yard passageway staircase or balcony adjacent thereto but to remove as frequently as reasonably necessary all refuse rubbish and scrap and all used tins cans boxes and other containers which may have accumulated on the Demised Premises and to use the refuse disposal receptacles (if any) provided by the Landlord and to keep the Demised Premises generally free from weeds deposit of materials or refuse and clean and tidy and not to bring or keep or suffer to be brought or kept upon the Demised Premises or on any part of the Science Park anything which is or may become untidy unclean unsightly or in any way detrimental to the amenity of the neighbourhood and within two working days to comply with the requirements of any written notice from the Landlord to restore any amenity injured as aforesaid and in the event of the Tenant failing to comply with such notice the Landlord shall be entitled to enter upon the Demised Premises or elsewhere on the Science Park and carry out any works necessary to comply with such notice and to recover the reasonable cost thereof from the Tenant which shall at the option of the Landlord be recoverable from the Tenant as rent in arrear

2.6    To permit entry for inspection

       2.6.1 To permit the Landlord or the Landlord's Managing Agents or such workmen as may be authorised in writing by them respectively at all reasonable times within forty-eight hours of notice in writing from the Landlord to the Tenant (except in case of emergency when no notice shall be required) to enter the Demised Premises and take a plan and examine the state of repair and condition of the same and to keep inventories of the fixtures and things to be surrendered at the expiry of this Lease and within one calendar month or sooner if requisite after notice in writing to the Tenant of all defects and wants of reparation for which the Tenant is liable under the covenants on his part herein contained found on such examination shall have been given or left at the Demised Premises to proceed diligently to repair and make good the same according to such notice and the covenants and conditions and in accordance with the requirements of the Landlord or the Landlord's Managing Agents and in case the Tenant shall make default in so doing within one month of the service of such notice (or within twenty-four hours in case of emergency in the opinion of the Landlord) it shall be lawful for workmen and others to be employed by the Landlord to enter upon the Demised Premises and repair and restore the same and all costs and expenses incurred thereby and Value Added Tax thereon (including Surveyor's and other professional fees) shall on demand be paid by the Tenant to the Landlord and if not so paid shall be recoverable by the Landlord as rent in arrear

       2.6.2 To permit the Landlord or its Agents or workmen at al reasonable times within forty-eight hours of notice in writing from the Landlord to the Tenant (except in case of emergency when no notice shall be required) to enter upon the Demised Premises for the purpose of executing repairs additions or alterations painting and redecoration to or upon any adjoining or neighbouring premises or for making repairing renewing or connecting or cleansing any services belonging to or leading from the same such persons causing as little inconvenience or interruption to business as possible and making good to the reasonable satisfaction of the Tenant all damage to the Demised Premises thereby occasioned

       2.6.3 The Tenant shall indemnify the Landlord from and against all liability whatsoever including all actions proceedings costs claims and demands brought or made against the Landlord under or by virtue of the Defective Premises Act 1972 or any Act or Acts for the time being amending or replacing the same or any regulations or orders made thereunder in the event of the Landlord exercising the right to enter the Demised Premises to carry out any description of maintenance or repair thereof under the power contained in sub-clause 2.6.1. of this sub-clause

2.7    Restriction on Alterations

       2.7.1 Not to make any structural alterations to the Demised Premises or any part thereof nor to erect any new buildings or extensions thereon and without prejudice to the generality of the foregoing not to install any outlets for pipes wires cables or flues through the walls doors or windows of the Demised Premises (save as hereinafter contained) Provided always that the cutting of one or more doors or similar openings in a wall or walls separating the Demised Premises from any adjoining premises occupied by the Tenant shall not for the purposes of this sub-clause be regarded as a structural alteration and shall require the consent of the Landlord under Clause 2.7.2

       2.7.2 Not without the previous consent in writing of the Landlord such consent not to be unreasonably withheld or delayed (and then only in accordance with plans previously approved in writing by the Landlord such approval not to be unreasonably withheld or delayed and subject to conditions reasonably imposed by and under the supervision and to the reasonable satisfaction of the Landlord or its Surveyors or Architects) to make any non-structural alterations or additions to the Demised Premises (excepting the installation of or alterations to internal demountable partitioning for which no consent will be necessary) and if required by the Landlord to reinstate all such approved alterations and modifications (including demountable partitioning) at the end of the Term (or (if earlier) in the case of works to create an opening in walls separating the Demised Premises from adjoining premises occupied by the Tenant the date on which the adjoining premises cease to be occupied by the Tenant) to the reasonable satisfaction of the Landlord or its Surveyor.

       2.7.3 At the expiry of the Term (howsoever determined) (or (if earlier) in the case of works to create an opening in walls separating the Demised Premises from adjoining premises occupied by the Tenant the date on which the adjoining premises cease to be occupied by the Tenant) if and to the extent required by the Landlord to remove all alterations or additions made to the Demised Premises or any part by the Tenant or its predecessors in title prior to the date of this lease pursuant to any previous tenancy of the Demised Premises under which the Tenant or any predecessor in title of the Tenant was permitted to carry out alterations to the Demised Premises subject to a liability to reinstate and where the Tenant or the predecessor in title did not reinstate the alterations on the determination of that tenancy and to restore and make good the Demised Premises in a good and workmanlike manner to the condition and design which existed before the alterations were made to the reasonable satisfaction of the Landlord or its surveyor.

2.8    Not to affix heavy apparatus or exceed loads or overload services

       2.8.1 Not to affix to the structure or any part of the Demised Premises any heating apparatus ducting pipes or electric power cables or any crane or hoist for the lifting or transport of merchandise or other goods without the written permission of the Landlord first obtained such permission not to be unreasonably withheld or delayed such permission to be hereby deemed and acknowledged in relation to any such apparatus pipes cables crane or hoist affixed to the Demised Premises by the Tenant prior to the date hereof pursuant to any previous lease.

       2.8.2 Not to suspend or permit or suffer to be suspended any heavy load from the ceilings or main structure of the Demised Premises nor load or use or permit or suffer to be loaded or used the floor or structure of the Demised Premises in any manner which will in any way impose a weight or strain in excess of that which such premises are constructed to bear with due margin for safety or which will in any way strain or interfere with the structural members thereof

       2.8.3    Not to overload the services to the Demised Premises

       2.8.4 To pay to the Landlord on demand all reasonable costs reasonably incurred by the Landlord in obtaining the opinion of a suitably qualified engineer as to whether the Tenant has been in breach of this sub-clause 2.8 and the Landlord's remedies for recovering rent in arrears shall apply hereto

2.9    Not to avoid insurance

       2.9.1 Not to do or permit or suffer to be done anything (save that the permitted use from time to time shall not be deemed to be a breach of this covenant) whereby the policy or policies of insurance of the Demised Premises and/or the adjoining or neighbouring premises of the Landlord may become void or voidable and to comply with all reasonable recommendations and requirements of the insurers as to fire precautions relating to the Demised Premises

       2.9.2 To pay to the Landlord on demand any increased premium which the Landlord may be reasonably required to pay under any insurance policy in respect of the Demised Premises or any other property of the Landlord arising from the user as hereinafter mentioned of the Demised Premises and all such payment shall be added to the rent hereinbefore reserved and shall be recoverable as rent

       2.9.3 In the event of the Demised Premises or any part thereof being destroyed or damaged by any of the insured risks and the insurance moneys under any insurance against the same effected thereon by the Landlord being wholly or partly irrecoverable by reason solely or in part of any act or default of the Tenant or its agents licensees servants or invitees then and in every such case the Tenant will forthwith (in addition to the said rent) pay to the Landlord the irrecoverable proportion of the cost of completely rebuilding and reinstating the same

       2.9.4 Not to effect any policy of insurance of its own in respect of risks covered by the insurance effected by the Landlord of the Demised Premises (and in default any insurance money received by or payable to the Tenant shall become the property of the Landlord)

2.10   Dangerous substances

         2.10.1 Not to keep or permit or suffer to be kept on the Demised Premises any material liquid or gas of a dangerous combustible corrosive explosive flammable radio-active or offensive nature otherwise than in accordance with the provisions of any relevant Act or Acts of Parliament or regulations made thereunder or issued by the Health and Safety Executive or any other like statutory body for the time being in force and after due notice to the Landlord and the insurers of the Demised Premises and payment of every increased or extra premium which ought properly to be paid and in any event not to store in the Demised Premises materials the keeping of which may contravene any statute order or regulation or bye-law

         2.10.2 If it shall be necessary for the Landlord or any tenant of any unit adjoining the Demised Premises to carry out any work to such adjoining unit as a result of the storage in the Demised Premises or any of the substances mentioned in sub-clause
                  2.10.1 hereof then the Tenant shall forthwith on demand pay to the Landlord or such adjoining tenant the cost incurred in carrying out such work as aforesaid

         2.10.3 Within seven days of a request by the Landlord to supply to the Landlord copies of any applications made by the Tenant to any statutory or other authority or body for consent to keep any of the matters referred to in sub-clause 2.10.1 hereof on the Demised Premises together with copies of any licences issued pursuant to any such applications

2.11     Dealings with the lease

         2.11.1 Not to transfer, mortgage, charge, hold on trust for another, underlet or otherwise part with possession of any part (as distinct from the whole) of the Demised Premises or agree to do so.

         2.11.2 Not to transfer, hold on trust for another, underlet or otherwise part with possession of the whole of the Demised Premises or agree to do so, except that the Tenant may transfer or underlet the whole of the Demised Premises if, before the transfer or underletting is completed, the Tenant complies with the conditions described in clause 2.11.3 or clause 2.11.4, as applicable.

         (Assignment)

         2.11.3 The conditions (which are specified for the purposes of section 19(1A) of the Landlord and Tenant Act 1927 and which operate without prejudice to the Landlord's right to withhold consent on any reasonable ground) applying to a transfer of the whole of the Demised Premises are:

                  (A) that the Tenant enters into an authorised guarantee agreement, as defined in section 16 of the Landlord and Tenant (Covenants) Act 1995, with the Landlord in the form of the draft set out in the Sixth Schedule hereto; and

                  (B) that any guarantor of the Tenant's obligations guarantees to the Landlord that the Tenant will comply with the authorised guarantee agreement in a form which the Landlord reasonably requires; and

                  (C) that, subject as provided in paragraph ((D)) and if the Landlord so reasonably requires, the proposed assignee procures one, but not both, of the following:

                        (1) covenants with the Landlord by an additional guarantor or guarantors approved by the Landlord (who shall act reasonably in giving its approval), in terms having a form and content reasonably required by the Landlord; or


                        (2) a deposit with the Landlord of an amount in cleared funds equal to half of the then current yearly rent first reserved by this lease and an amount equal to VAT on that amount, on terms which the Landlord reasonably requires; and

                  (D) if the proposed transfer is to a Group Company (which expression shall have the meaning set out in Section 42 of the Landlord and Tenant Act 1954); and

                        (1) if the Tenant's obligations, or any of them, are guaranteed by another Group Company, that such Group Company covenants with the Landlord terms having a form and content reasonably required by the Landlord; or

                        (2) if the Tenant's obligations are not guaranteed by another Group Company and if the transferee is not, in the Landlord's reasonable opinion, of equal financial standing to the Tenant, that the proposed transferee procures covenants by a Group Company other than the Tenant and the transferee and which is, in the Landlord's reasonable opinion, of equal financial standing to the Tenant, in a form which the Landlord reasonably requires; and

                        (3) whether or not paragraph (D)(1) or (2) applies, if the tenant's obligations, or any of them, are secured by a security deposit, the proposed transferee procures a deposit with the Landlord of the amount and on terms described in paragraph
                              (C)(2); and

                  (E) that the Landlord's consent, which will not be unreasonably withheld, is obtained to, and within two months before, the transfer.

         (Underletting)

         2.11.4   Not to underlet the whole of the Demised Premises except:

                  (A)    to a person who has covenanted with the Landlord:

                         (1) to observe the Tenant's obligations in this Lease (other than the payment of rents);

                         (2) not to transfer the whole of the Demised Premises without the Landlord's consent (which shall not be unreasonably withheld if the conditions which are referred to in clause
                                2.11.3 are first satisfied); and

                         (3) not to transfer part of the Demised Premises or to underlet or otherwise part with possession or share the occupation of the Demised Premises or any part of them;

                  (B) by reserving as a yearly rent, without payment of a fine or premium, an amount equal to their then open market rack rental value such rent to be approved by the Landlord (who shall not unreasonably withhold it) and to be payable by equal quarterly instalments in advance on the usual quarter days and by reserving, as additional rents, amounts equal to and payable at the same times as the other rents reserved by this lease;

                  (C) by a form of underlease (which does not express any sum to be payable by reference to a percentage or proportion of the rent or any other sum payable under this lease, but which requires it to be payable and assessed in accordance with the same principles as are required by this lease) to be approved by the Landlord, such approval not to be unreasonably withheld;

                  (D)    by a form of underlease which requires:

                         (1) the principal rent reserved by it to be reviewed upwards only at each of those Review Dates which will occur during the sub-term, in accordance with the same principles which apply to rent reviews under this lease;

                         (2) the underlessee to observe the Tenant's obligations (other than the obligation to pay rents under this lease) to the extent they relate to the Demised Premises and containing:

                                (a)   a condition for re-entry by the
                                      underlessor on breach of any obligation by the underlessee;

                                (b) a qualified covenant not to transfer the whole of the Demised Premises (subject to prior compliance with conditions as set out in clause 2.11.3) and an unqualified covenant not to transfer part of the Demised Premises or to underlet or otherwise part with possession or share the occupation of the Demised Premises or any part of them;

                                (c) an agreement excluding sections 24 to 28 inclusive of the Landlord and Tenant Act 1954 in relation to the underlease, pursuant to an Order duly made under section 38(4) of that Act; and

                (E) with the Landlord's consent, issued within two months before completion of the underletting, which consent (subject to compliance with the foregoing conditions precedent) shall not be unreasonably withheld.

         2.11.5 To enforce the observance by every underlessee of the provisions of the underlease and not expressly or impliedly to waive any breach of them, nor to vary the terms of any underlease.

         2.11.6 Not to agree any reviewed rent payable under an underlease until the principal rent reserved by this Lease has been reviewed and agreed in accordance with the provisions of the Fourth Schedule hereto.

         (Sharing occupation)

         2.11.7 Not to share occupation of the Demised Premises or any part of them.

2.12     Notifying Landlord of dealings with the lease

         2.12.1 Within ten working days after any disposition or devolution of this lease, or of any estate or interest in or derived out of it, to give the Landlord notice of the relevant transaction with a certified copy of the relevant document, and to pay the Landlord a fair and reasonable fee of not less than twenty five pounds for registering each notice.

         2.12.2 To notify the Landlord of particulars of the determination of every rent review under any underlease of the Demised Premises within fourteen days after the date of determination.

2.13     To pay costs of notices and consents and orders

         2.13.1 To pay all proper and reasonable costs charges and expenses (including Solicitors costs and Surveyors fees) incurred by the Landlord in any proceedings under Sections 146 and 147 of the Law of Property Act 1925 or any statutory provision replacing the same notwithstanding that forfeiture is avoided otherwise than by relief granted by the Court

         2.13.2 To reimburse to the Landlord on demand all proper and reasonable fees costs charges and expenses incurred or suffered by the Landlord arising out of or in connection with or incidental to any application or request by the Tenant in connection with the Demised Premises or any provisions of this Lease whether or not the same shall be proceeded with by the Tenant or shall be granted subject to conditions or arising out of or in connection with any steps in connection with the preparation and service of a Schedule of Dilapidations during or within ninety days after the expiry of sooner determination of the Term or within ninety days after the tenant vacates the Demised Premises whichever shall be the later (but in relation only to dilapidations occurring during the Term)

         2.13.3 To pay all proper and reasonable legal costs and disbursements incurred by the Landlord in the recovery of arrears of rent and any other monies due hereunder from the Tenant to the Landlord and proceedings in connection therewith

2.14     User

         2.14.1 Subject to sub-clause 2.16 hereof to use the Demised Premises for such use within Class B1 of the Town and Country Planning (Use Classes) Order 1987 as shall be first approved in writing by the Landlord (such consent not to be unreasonably withheld or delayed where the proposed use is compatible with uses on a Science Park and does not conflict with good estate management) and for no other purpose

         2.14.2 Not to use the car parking spaces on the Science Park allocated to the Tenant pursuant to the provisions of the First Schedule otherwise than for parking private motor cars of the Tenant its employees and visitors

2.15     Advertisements and signs

         2.15.1 Not to affix or permit to be affixed or exhibited to or upon any part of the exterior of the Demised Premises or on the interior visible from the exterior any placard poster sign notice or advertisement save those of a type size and in positions approved in writing by the Landlord

         2.15.2 At the end of the Term (howsoever determined) and if so required by the Landlord to remove such placard poster sign or advertisement from the Demised Premises and to make good to the reasonable satisfaction of the Landlord or its Surveyors any damage caused to the Demised Premises by such removal

         2.15.3 Always to display and maintain a suitable sign in a location reasonably prescribed by the Landlord showing the name (or trading name) of every permitted occupier of the Demised Premises

2.16     To comply with statutory provisions

         2.16.1 At all times during the Term to observe and comply in all respects with the provisions and requirements of any and every enactment (which expression in this covenant includes as well any and every Act of Parliament already or hereafter to be passed as any and every order regulation and bye-law already or hereafter to be made under or in pursuance of any such Act) so far as they relate to or affect the user of the Demised Premises or any additions or improvements thereto or the user thereof for the purpose of any manufacture process trade or business or the employment therein of any person or persons or any fixtures machinery plant or chattels for the time being affixed thereto or being thereupon or used for the purposes thereof and to execute all works and provide and maintain all arrangements which by or under any enactment or by any government department local authority or other public authority or duly authorised officer or court of competent jurisdiction acting under or in pursuance of any enactment are or may be directed or required to be executed provided and maintained at any time during the Term upon or in respect of the user of the Demised Premises or any additions or improvements thereto or in respect of any such user thereof or employment therein of any person or persons for fixtures machinery plant or chattels as aforesaid whether by the Landlord or Tenant thereof and to indemnify the Landlord at all times against all costs charges and expenses of or incidental to the execution of any works or the provision or maintenance of any arrangements so directed or required as aforesaid and not at any time during the Term to do or omit or suffer to be done or omitted on or about the Demised Premises any act or thing by reason of which the Landlord may under any enactment incur or have imposed upon him or become liable to pay any penalty damages compensation costs charges or expenses and to keep the Landlord effectually indemnified against all such compensation damages penalties costs charges or expenses

         2.16.2 At all times during the Term to comply in all respects with the provisions and requirements of any Town and Country Planning Act or Acts for the time being in force and any regulations and orders made thereunder and all licences consents permissions (to the extent such permissions shall be implemented) and conditions (if any) granted or imposed thereunder or under any enactment repealed thereby so far as the same respectively relate to or affect the Demised Premises or any part thereof or any operations works act or things already or hereafter to be carried out executed or done or omitted thereon or the use thereof for any purpose and before making any applications to the Local Authority for planning permission or bye-law consent to obtain the consent in writing of the Landlord (which consent shall not be unreasonably withheld or delayed) to such application and to provide the

                  Landlord with copies of the relevant application and accompanying drawings and on the granting of such planning permission or bye-law consent to supply copies thereof to the Landlord

         2.16.3 Unless the Landlord shall otherwise direct to carry out before the expiration or sooner determination of the Term any works stipulated to be carried out to the Demised Premises by a date subsequent to such expiration or sooner determination as a condition of any planning permission which may have been granted and acted upon by the Tenant during the Term

         2.16.4 To give notice to the Landlord as soon as reasonably practicable after receipt of the same of any notice order or proposal for a notice or order served on the Tenant under any legislation and if so reasonably required by the Landlord to produce the same and at the request and cost of the Landlord to make or join in making such objections or representations in respect of any proposals as the Landlord may reasonably require

         2.16.5 At all times during the Term to comply with all requirements from time to time of the appropriate authority in relation to means of escape from the Demised Premises in case of fire and at the expense of the Tenant to keep the Demised Premises sufficiently supplied and equipped with fire fighting and extinguishing apparatus and appliances of a type to be approved from time to time by the relevant Fire Authority and suitable in all respects to the type of user of or business manufacture process or trade carried on upon the Demised Premises which shall be open to the inspection of the Landlord and also not to obstruct the access to or means of working such apparatus and appliances by their operations at or connected with the Demised Premises

2.17     Restriction on nuisance and auctions

         2.17.1 Not to use the Demised Premises or any part thereof for any immoral purpose or for any noisy noisome dangerous or offensive trade business manufacture operation or occupation provided that the permitted user from time to time shall be deemed not to be in breach of this clause and also not to do or permit to be done thereon anything which may be or grow to the damage nuisance disturbance or annoyance of the Landlord or the occupiers of any adjoining or neighbouring premises or permit any sale by auction to be held upon the Demised Premises or any part thereof or permit the Demised Premises to be used for residential purposes or as sleeping accommodation

         2.17.2 To pay to the Landlord all proper and reasonable costs charges and expenses which may properly and reasonably be incurred by the Landlord in abating a nuisance caused by the Tenant or its servants licensees or customers and executing all such works as may be necessary for abating a nuisance in obedience to a notice served by a local or public authority on the Landlord or the Tenant in respect of the Demised Premises

         2.17.3 Not at any time to permit any musical instrument gramaphone or similar apparatus to be played or used on the Demised Premises so as to be audible from outside the Demised Premises

         2.17.4   Sound insulation

                  To comply in all respects with any scheme or requirement which may be imposed by the Local Planning Authority in connection with the sound insulation of all plant and machinery

         2.17.5   Restriction on noise

                  Without prejudice to the preceding provisions of this Clause
                  2.17 hereof to ensure that the noise from operations conducted on the Demised Premises shall not exceed

                         40 db (A) between 08.00 hours and 18.00 hours

                         35 db (A) between 18.00 hours and 22.00 hours

                         and

                         30 db (A) between 22.00 hours and 08.00 hours

                  all as measured on the boundary of the Science Park
2.18     To yield up

         On the expiration or sooner determination of the Term peaceably to yield up to the Landlord the Demised Premises in a good tenantable state of repair and condition and decoration in accordance with the covenants by the Tenant herein contained together with all additions and improvements thereto and the keys and all Landlord's fixtures and fittings of every kind now in or upon the Demised Premises or which during the Term may be affixed or fastened to or upon the same all of which shall be at the expiration or sooner determination of the Term left complete with all parts and appurtenances thereof and in proper working order and condition PROVIDED ALWAYS that the foregoing covenants shall not apply to any articles held by the Tenant on hire nor to the Tenant's fixtures and fittings and to make good any damage caused to the Demised Premises by the removal of tenants and trade fixtures and fittings AND PROVIDED FURTHER that if so required by the Landlord the Tenant will remove from the Demised Premises such of the Tenant's fixtures and fittings as are then installed in the Demised Premises as the Landlord shall specify to be removed making good all damage caused thereby to the

         Landlord's satisfaction and reinstating the Demised Premises to their original condition PROVIDED FURTHER that the Tenant may from time to time (but only with the previous consent of the Landlord) substitute for any of the Landlord's fixtures and fittings other fixtures and fittings of at least as good a kind and quality as the Landlord's fixtures and fittings and not less suitable in character.

2.19     Indemnity of the Landlord

         To indemnify and keep indemnified the Landlord from and against liability for all loss damage actions proceedings claims demands costs damages and expenses of whatever nature in respect of any injury to or the death of any person or damage to any property movable or immovable or in respect of the infringement disturbance or destruction of any right easement or privilege or otherwise by reason of or arising in any way directly or indirectly out of:

         2.19.1 the state of repair or condition of the Demised Premises insofar as the Tenant is liable for such state or condition under the covenants herein contained

         2.19.2 the act omission or default of the Tenant its agents employees customers invitees or visitors whilst on or about the Science Park or the Demised Premises

         2.19.3 the construction or existence of any extensions of or alterations to the Demised Premises carried out by or on behalf of the Tenant

         2.19.4 the user of the Demised Premises and other areas of the Science Park by the Tenant or its agents employees invitees or visitors

         2.19.5 anything now or hereafter attached to or on the Demised Premises or the Science Park by or on behalf of the Tenant

2.20     Not to obstruct

         2.20.1 Not to expose or place or permit or suffer to be exposed or placed any goods articles or things whatsoever outside the Demised Premises or upon any part of the Science Park and to keep the same free from obstruction of any kind

         2.20.2 Not to stop up darken or obstruct any windows or lights or ventilators belonging to the Landlord or to other tenants of the Landlord or to tenants of other units on the Science Park or other property adjoining the Demised Premises and not to stop up cover or obstruct access to any services on the Science Park or to any fire escapes and not to give to any third party any acknowledgment that the Tenant enjoys the access of light or air to any windows or openings in the Demised Premises by the consent of such third party or to pay any sum of money to or enter into agreement with such third party for the purpose of inducing or binding him to abstain from obstructing the access of light or air to any such windows or lights or ventilators and in the event that any such third party doing or threatening to do anything which obstructs or would obstruct such access of light or air forthwith in writing to notify the same to the Landlord

         2.20.3   Prevention of acquisition of easements

                  Without prejudice to sub-clause 2.20.2 above not to permit or suffer any owner of adjoining or neighbouring property to acquire any rights of way light or air or other easements over the Demised Premises but as soon as the Tenant becomes aware thereof to inform the Landlord or the Landlord's Managing Agents in writing of any act or thing which may result in the acquisition of any right or privilege over the Demised Premises (for the purpose of enabling the Landlord if it thinks fit to do anything necessary for preventing the acquisition of any such right or privilege and to permit the Landlord and the Landlord's Managing Agents to enter and examine the Demised Premises accordingly) and at the sole cost of the Landlord to join with the Landlord in taking such steps or action as may be reasonably required by the Landlord to prevent any such right or privilege from being acquired

2.21     To notify Landlord of defects and damage

         2.21.1 To notify the Landlord without delay upon becoming aware of any "relevant defects" of which it is aware in the state of the Demised Premises within the meaning of Section 4 of the Defective Premises Act 1972 or any statutory modification or re-enactment thereof and (without prejudice to the foregoing) to give notice thereof as soon as reasonably practicable to the Landlord of any notice or claim affecting the Demised Premises

         2.21.2 In the event of the Demised Premises being destroyed or damaged to give notice thereof immediately to the Landlord or the Landlord's Managing Agents stating the cause of such destruction or damage if the Tenant can in fact determine the cause

2.22     For sale or to let boards

         To permit the Landlord and its surveyors workmen and agents at any time during the Term for the purpose of selling or disposing of the Landlord's reversionary interest or at any time within six calendar months next before the expiration or sooner determination of the Term for the purpose of re-letting the Demised Premises to enter upon the Demised Premises and to affix and retain upon any suitable part thereof (but not so as to block any door or window) a notice board for selling or letting the same (with or without any other premises) as the case may be and the Tenant will not remove or obscure the same and will at all times throughout the Term permit all prospective purchasers or tenants by order in writing of the Landlord or its agents to enter and view the Demised Premises or any part thereof at reasonable hours in the daytime by prior appointment without interruption

2.23     Covenants

         To comply with those covenants and other matters affecting the Demised Premises and not to interfere with those rights easements or other matters (if any) affecting the Demised Premises as (in each case) are contained or referred to in the documents referred to in the Fifth Schedule.

3.       THE LANDLORD HEREBY COVENANTS WITH THE TENANT AS FOLLOWS:

3.1      Quiet enjoyment

         That the Tenant paying the rents hereby reserved and observing and performing the several covenants and stipulations on its part herein contained shall peaceably hold and enjoy the Demised Premises during the Term without any interference of the Landlord or any person rightfully claiming under or in trust for him or by title paramount

3.2      To insure

         3.2.1 Subject to such limitations exclusions and excesses as are required by the insurers normal terms of insurance to keep insured at all times throughout the Term the Demised Premises (with the Tenant's interest being noted upon the policy of insurance if the insurers so permit) against loss or damage by fire explosion lightning storm and tempest riot civil commotion and aircraft and articles dropped therefrom and (where appropriate) flooding impact by vehicle escape of water from burst pipes or other water apparatus (and in time of war against war risks under any statutory insurance scheme which may be applicable to the Demised Premises) the cost of shoring up demolition and site clearance and against such other risks as the Landlord may from time to time reasonably require together with surveyors and architect's fees and three years loss of rent (to include not only the rent currently payable but having reasonable regard to potential increases in rent pursuant to the Fourth Schedule and with any addition to the amount insured as the Landlord may reasonably decide in respect of VAT) in some insurance office of repute to a value equal to the full cost of reinstatement thereof but not necessarily facsimile reinstatement in accordance with local and statutory requirements then current and against loss of or damage to property or personal injury arising by reason of the condition of the Demised Premises or any part thereof or any building erected thereon or anything done therein and to make all payments necessary for that purpose when the same shall respectively become payable and unless the policy of insurance shall be vitiated by act or default of the Tenant or its agents licensees servants or invitees to cause all monies received by virtue of any such insurance (save any monies received in respect of loss of rent) to be forthwith laid out in rebuilding and reinstating the Demised Premises in the event of the Demised Premises being damaged or destroyed as aforesaid unless the Landlord is unable having used its best endeavours (which the Landlord agrees to do) to obtain permission for such rebuilding or reinstatement of the Demised Premises whereupon this demise shall forthwith be at an end without prejudice to any right of action of the Landlord or the Tenant in respect of any antecedent breach of covenant Provided that the Tenant shall have no claim in respect of the said insurance monies

         3.2.2 Whenever reasonably so required by the Tenant to supply to the Tenant sufficient details of such policy or policies of insurance to enable the Tenant to comply with the terms and conditions thereof together with evidence of payment of the premium

3.3 To use all reasonable endeavours to do such of the things and to provide such of the services specified in the Third Schedule hereto as the Landlord or Landlord's Managing Agents from time to time shall deem appropriate and to use its like endeavours to enforce the covenant to contribute to the expenses referred to in the Third Schedule which are contained in leases of other premises on the Science Park (as defined in the First Schedule hereto)

3.4 Unless the Landlord reasonably considers it not to be in the interest of other tenants on the Science Park (as defined as aforesaid) to use reasonable endeavours at the Tenant's request to enforce the covenants contained in leases of other premises on the Science Park (as so defined) the Tenant indemnifying the Landlord against its expenses properly incurred in so far as they are not recoverable under the provisions of the other leases (or otherwise)

4.       PROVIDED ALWAYS AND IT IS HEREBY AGREED AS FOLLOWS:

4.1 Notwithstanding and without prejudice to any other remedies and powers herein contained or otherwise available to the Landlord if the rents reserved or any part thereof shall be unpaid for twenty-one days after becoming payable whether formally demanded or not or if any covenant on the Tenant's part or condition contained in this Lease shall not be performed or observed or if the Tenant for the time being (being a company) shall enter into liquidation whether compulsory or voluntary (save for the purpose of reconstruction or amalgamation whilst solvent) or pass a resolution for winding up (save as aforesaid) or suffer an administrator or an administrative receiver to be appointed or being an individual or being more than one individual any one of them shall have a receiving order made against him or become bankrupt or if the Tenant (or if there shall be more than one Tenant any of them) shall enter into composition with their or his creditors or suffer any distress or execution to be levied on their or his goods than and in any such case it shall be lawful for the Landlord at any time thereafter to re-enter upon the

         Demised Premises or any part thereof in the name of the whole and thereupon this demise shall absolutely determine but without prejudice to any right of action or remedy of the Landlord in respect of any breach non-observance or non-performance of any of the Tenant's covenants or any conditions herein contained

4.2      Notices

         Any notice under this Lease shall be in writing and shall be deemed well served if posted to the Registered Office of the recipient or if an individual at his last known address or in the case of the service on the Tenant at the Demised Premises by first class post recorded delivery in which case the date of service shall be the day following the date of posting

4.3      Waiver

         No demand for or acceptance of or receipt for rent by the landlord after knowledge or notice received by the Landlord or his agents of any breach of any of the Tenant's covenants hereunder shall be or operate as a waiver wholly or partially of any such breach but any such breach shall for all purposes of these presents be a continuing breach of covenant so long as such breach shall be subsisting and the Tenant shall not be entitled to set up any such demand or acceptance of or receipt for rent by the Landlord as a defence in any action or proceeding by the Landlord

4.4      Representations

         The Tenant hereby admits that the Demised Premises have been inspected by it or on its behalf and the Tenant has entered into this Lease solely on the basis of such inspection and upon the terms hereof and not in reliance of any collateral contract warranty or representation whether written oral or implied made by or on behalf of the Landlord other than any made by the Landlord's Solicitors in reply to any enquiries raised by the Tenant's Solicitors prior to the date hereof

4.5      Value Added Tax

         For the avoidance of doubt it is hereby declared that where any party has an obligation to make payment of any amount hereunder including (without prejudice to the generality of the foregoing) the rents hereby reserved and any Value Added Tax (or other like tax excise or custom or other duty) becomes payable in respect of the supply of any goods or services to which such amount relates or by reference to which in whole or in part such amount is ascertained then the obligation shall extend to and include the Value Added Tax (or other like tax as hereinbefore mentioned) or the appropriate proportion thereof

4.6      Rent abatement

         If the Demised Premises or any part thereof shall at any time during the Term be destroyed or so damaged by fire or other insured risk as to be unfit for occupation or use then and in any such case unless the insurance of the Demised Premises shall have been forfeited or payment of the said policy monies or any part thereof refused by or in consequence of any act or default of the Tenant their licensees or agents the rent hereby reserved (without prejudice to any monies owing to the Landlord at the date of such damage or destruction) or a fair and just proportion thereof according to the nature and extent of the damage sustained shall from the date of such damage or destruction and until the Demised Premises shall have been rebuilt or reinstated and made fit for occupation or until the end of the period for which the Landlord shall have initiated loss of rent insurance (whichever shall first occur) be suspended and cease to be payable

4.7      Ending of the lease following major damage

         If at any time the Demised Premises shall be destroyed or damaged and shall not have been reinstated by the Landlord by the date on which the insurance for loss of rent effected by the Landlord expires the Tenant may at any time thereafter by notice in writing to the Landlord determine this Lease and on the tenth working day following the service of such notice this Lease shall determine but without prejudice to any rights or remedies which may then have accrued in respect of any breach of any of the covenants or provisions contained therein provided that the Tenant may not determine this Lease if the Landlord had by the date falling two years and 6 months from the date of destruction or damage commenced and is diligently proceeding with the carrying out of works to replace the damaged or destroyed parts of the Demised Premises

4.8      Construction (Design and Management) Regulations 1994

         4.8.1    In this clause:

                  (A) the expression "Regulations" means the Construction (Design and Management) Regulations 1994 and any expressions appearing in this clause which are defined in the Regulations have the same meaning; and

                  (B) the expression "relevant work" means any construction work which is undertaken by the Tenant or by a person claiming under it pursuant to an obligation or a right (whether or not requiring the Landlord's consent) under this lease and for the purposes of the Regulations the Tenant irrevocably acknowledges that it, and not the Landlord, arranges the design, carrying out and construction of relevant work.

         4.8.2 The Tenant irrevocably acknowledges that it will be the only client in respect of any relevant work.

         4.8.3 Before any relevant work is commenced the Tenant shall make a declaration in accordance with Regulation 4(4) and shall forthwith serve it on the Executive and a copy of it on the Landlord

         4.8.4 The Tenant shall comply with its obligations as client in respect of any relevant work.

         4.8.5 The Tenant shall promptly provide the Landlord with a complete copy of the health and safety file for all relevant work and (no later than the expiry of the Term) the original health and safety file.

         4.8.6 The provisions of this clause 4.9 shall apply notwithstanding that any consent issued by the Landlord in respect of any relevant work does not refer to the said provisions or to the Regulations.

4.9      Restriction on acquisition of easements

         The Tenant shall not by virtue of this demise be deemed to have acquired or be entitled to nor shall it during the Term acquire or become entitled by any means whatever in respect of the Demised Premises to any right of light or air nor any other easement from or over or affecting any other land or premises now or at any time hereafter belonging to the Landlord and not comprised in this demise save such as is necessary for the carrying on of the Tenant's business in the Demised Premises

4.10     Warranty

         Nothing herein contained or implied shall be taken to be a covenant warranty or representation by the Landlord that the Demised Premises can lawfully be used for any particular purpose or that the Demised Premises are fit for any purpose for which the Tenant may use them

4.11     Remedies for dilapidations in the state

         If at the expiration or sooner determination of the Term the Demised Premises are not in the state of repair and condition in which they should be having regard to the Tenant's covenants herein contained the Tenant shall (if so required by the Landlord) pay to the Landlord on demand by way of liquidated damages:


         4.11.1 such sum as shall be agreed between the parties and in default of agreement as shall be certified by an independent chartered surveyor to be appointed by the Landlord to represent in his opinion:

                 (A) the cost of putting the Demised Premises into the state of repair and condition in which they should be as aforesaid and

                      [REMAINING PAGES OF LEASE MISSING]

                              THE FIRST SCHEDULE

                            hereinafter referred to

                     (Description of the Demised Premises)

                             [FIRST PAGE MISSING]








                                     [MAP]

                                     [MAP]

(vi) the right of support and protection for the benefit of the Demised Premises as is now enjoyed from the other units and other parts of the Science Park

(vii) for the Tenant its servants and employees to use such of the recreational areas and facilities forming part of the Science Park as are available and suitable for use without obligation on the part of the Landlord to provide the same on such terms and in accordance with such regulations as the Landlord may from time to time prescribe

EXCEPT AND RESERVED unto the Landlord the full right and liberty for the Landlord and its tenants of any adjoining premises of the Landlord on the Science Park and where applicable their licensees employees and customers visiting the said adjoining premises of the Landlord and all other persons so authorised:

(i) to build upon and use any land adjoining or near to the Demised Premises and to rebuild or alter any of the adjoining or neighbouring buildings including the right to build on or into the walls of the Demised Premises according to such plans whether as to height extent or otherwise and in such manner as shall be approved by the Landlord or its Surveyors notwithstanding any interference thereby occasioned to the access of light or air to the Demised Premises which light and air shall be deemed to be enjoyed by licence only Provided always that the Demised Premises shall not be rendered unsuitable for the user permitted under the provisions of this Lease

(ii) the free and uninterrupted passage and running of water soil electricity gas and telephone services from and to other parts of the Science Park through the sewers gutters drains channels watercourses pipes conduits cables and wires which are now or may hereafter during the term hereby granted be in under or over the Demised Premises together with full liberty and power at all times (but on reasonable notice except in case of emergency) for the Landlord with or without or others together where necessary with appliances to enter upon the Demised Premises to inspect maintain repair cleanse amend re-route relay replace or renew the said services and the Demised Premises and to install any additional services for the benefit of the Demised Premises or the other buildings on the Science Park but causing as little interference as possible with the operation of the Tenant carried on by it on the Demised Premises doing no unnecessary damage by the exercise of this right and forthwith making good any damage to the Demised Premises thereby occasioned

(iii) the right of support and protection for the benefit of the other units and all other parts of the Science Park as is now enjoyed or as will be hereafter enjoyed from the Demised Premises

(iv) the right of entry for the Landlord or the Landlord's Managing Agents or others so authorised by them for the purposes of complying with any of the Landlord's obligations hereunder or for the repair maintenance or alteration of any adjoining premises of the Landlord

(v) the right for the Landlord and its tenants of other parts of the Science Park to pass on foot only through the Demised Premises for the purpose (in case of emergency only) of gaining access to any fire escapes situate within the building of which the Demised Premises form part


                          THE SECOND SCHEDULE hereto

                      (Landlord's fixtures and fittings)

Unit B6 Melbourn Science and Business Park

1 x   Stelrad Ideal Elan Wall mounted gas fired boiler

1 x   Brefco fill expansion unit

1 x   Grundfoss U P 15 60 water pump

17 x  Stelrad Accord hot water radiators

1 x   Honeywell frost thermostat

19 x  Surelux light fitting 1200 x 600 recessed with SAS louvres

2 x   Surelux light fitting 600 x 600 recessed with SAS louvres

12 x  Surelux light fitting 1200 x 600 surface SAX LL 3436

2 x   Surelux wall light/emergency light

1 x   Surelux canopy light

1 x Armstrong Cortege suspended ceiling mineral fibre board tile 600 x 600 x 15mm set on Armstrong Microlock 15 Exposed grid suspension system (ground floor only)

1 x Channel Safety Systems Ltd 2 zone CH2 fire alarm panel with Bezzell plate, three fire bells and two call points

1 x   Santon wall mounted water heater

1 x   Southway mini kitchen - Ref 100 AR

25 x  Double power link sockets and trunking

2 x    Twyford Galerie WC bowl and cistern

1 x    Twyford Galerie wash hand basin and taps

1 x    Twyford Sola wash hand basin and taps (disabled WC)

2 x    Twyford support rails (disabled WC)

2 x    Toilet roll holders

1 x    Plate glass mirror 500 x 1100

1 x    Plate glass mirror 400 x 1100

1 x    MK 711 shaver point and light

1 x    Roof Unit Ltd. model SDX Euro Flo extract fan and controller (kitchen)

1 x    Roof Unit Ltd model "G" series twin extract fan and controller (toilets)

                              THE THIRD SCHEDULE

                                  (Services)

The Maintenance Charge shall include the following:

1. The cost of inspecting repairing maintaining renewing replacing cleansing and keeping clean and tidy

1.1 any drains sewers or other services serving the Demised Premises or any other buildings on the Science Park but excluding those within the Demised Premises and exclusively serving the same

1.2      the fences walls gates and other boundary structures

1.3      the car park spaces

2. The cost of inspecting and maintaining the landscaped areas and hedges on the Science Park

3. Without prejudice to paragraphs (1) and (2) of this Schedule the cost of insurance repair maintenance rebuilding renewing making lighting cleansing and decoration of any parts of the Science Park which in the Landlord's or the Landlord's Managing Agent's opinion benefit more than one tenant but are not the specific responsibility of any one tenant

4. The payment by the Landlord of any rates water rates or other outgoings which in the Landlord's or the Landlord's Managing Agents' reasonable opinion benefit the Science Park or any part thereof and which do not fall to be paid by any other tenant on the Science Park or by the Landlord in respect of any unoccupied premises available for letting on the Science Park

5. the employment of any staff (being reasonable in number) to perform duties on the Science Park including periodical payments in respect of National Health and Insurance Payments or similar or ancillary payments required by statute to be made by the Landlord in respect of any such staff and any reasonable benefits paid by the Landlord to any such staff as a condition of employment

6. The carrying out of all works on the Science Park which are not the specific responsibility of any one tenant and which shall be reasonably necessary to comply with the doing of anything which the Landlord or the Landlord's Managing Agents consider necessary or prudent to comply with or to contest the incidence of any requirements under the Factory Act 1961 the Offices Shops and Railway Premises Act 1963 the Fire Precautions Act 1971 the Town and Country Planning Acts 1971 to 1990 and the Health and Safety at Work Act 1974 and in any other legislation or order or instrument deriving validity from any of them and any Act or Acts for the time being in force amending or replacing the same and any future legislation or order or instrument as aforesaid of the like nature or effect.

7. The provision repair maintenance and updating of sign boards for the Science Park (excluding "to let" or "for sale" signs)

8. The payment of management and other professional fees and expenses reasonably incurred by the Landlord from time to time by virtue of or in relation to any matter provided for in this Lease and the employment of any accountant solicitor surveyor or other professional person for any purpose connected with the management of the Science Park and the cost of a professional valuation (not more than once in any period of twelve months) of the Science Park for insurance purposes

9. The enforcement of any regulations relating to the use of the Science Park or any part thereof and the preparation and enforcement of any other regulations which may be made by the Landlord or the Landlord's Managing Agents to amend replace or extend the same

10. The provision repair maintenance and replacement of such vehicles equipment plant tools and materials as the Landlord or the Landlord's Managing Agents may reasonably consider necessary for the provision of services or the repair improvement and maintenance of the Science Park

11. The provision maintenance and renewal of such other services facilities or amenities or the carrying out of such works to the Science Park and its appurtenances and the effecting of such insurances in respect of third party and property owners' risks and otherwise as the Landlord or the Landlord's Managing Agents shall from time to time reasonably consider necessary or desirable for the use enjoyment or benefit of the Tenant jointly with other tenants on the Science park

12. (To the extent actually utilised by the Tenant) the cost of provision of any refuse service and of providing and renewing any rubbish bins and the periodical refuse collection charged to or undertaken by the Landlord

13. The current rental value (if the premises hereinafter mentioned were available for letting) from time to time (as certified by the Landlord's surveyor or valuer by reference to other rentals payable for units on the Science Park whose certificate shall be final and binding upon the parties hereto) of premises on the Science Park provided for use by the Landlord for the general management by the Landlord of the Science Park and of premises for reception facilities or for any other facility made available by the Landlord for the mutual use and benefit of the Tenant and other tenants on the Science Park together with the cost of heating and lighting all such premises whether or not the Tenant shall make use of such facilities

14. The cost of borrowing any monies required to pay the cost of carrying out the Landlord's obligations under this Lease

15. The sum or sums which the Landlord shall from time to time pay by way of premium (including any increased premium payable by reason of any act or omission of the Tenant) for keeping the Demised Premises insured in accordance with the Landlord's obligation in that behalf contained in Clause 3.2 hereof

                              THE FOURTH SCHEDULE

                            (Rent and rent review)

1. In this schedule the following expressions have the respective specified meanings:

1.1 "Current Rent" means the amount of the yearly rent first reserved by this lease payable immediately before the relevant Review Date;

1.2      "Review Date" means each of:

         1.2.1 25/th/ December in the years 2001, 2004 and 2007; and (if applicable)

         1.2.2    any date so stipulated by virtue of paragraph 6;

1.3 "Review Rent" means the yearly market rack rental value which might reasonably be expected to be payable, following the expiry of any period at the beginning of the term which might be negotiated in the open market for the purposes of fitting out, during which no rent, or a concessionary rent, is payable (and on the assumption that the lessee has had the benefit of such rent free or concessionary rent period), if the Demised Premises had been let in the open market by a willing lessor to a willing lessee with vacant possession, on the relevant Review Date, without fine or premium, for a term of ten years computed from the relevant Review Date, and otherwise upon the provisions (save as to the amount of the rent first reserved by this lease but including the provisions for rent review at three-yearly intervals) contained in this lease and on the assumption if not a fact that the said provisions have been fully complied with and on the further assumptions that:

         1.3.1 the Permitted Use and the Demised Premises comply with Planning Law and every other Enactment and that the lessee may lawfully implement and carry on the Permitted Use;

         1.3.2 the Demised Premises have been fitted out and are fit for immediate occupation and operation of the Permitted Use;

         1.3.3 no work has been carried out to the Demised Premises which has diminished their rental value;

         1.3.4 in case the Demised Premises or the Science Park or any part of it has been destroyed or damaged they have been fully restored,

         but disregarding any effect on rent of:

         (i) the fact that the Tenant or any underlessee or other occupier or their respective predecessors in title has been or is in occupation of the Demised Premises;

         (ii) any goodwill attached to the Demised Premises by the carrying on in them of the business of the Tenant or any underlessee or their respective predecessors in title or other occupier; and

         (iii) (without prejudice to paragraphs 1.3.2 and 1.3.3) any works carried out to the Demised Premises during the Term by the Tenant or any permitted underlessee, in either case at its own expense in pursuance of a licence granted by the Landlord and otherwise than in pursuance of any obligation to the Landlord and any other works carried out at the Demised Premises by the Tenant under any previous tenancy whether or not so licensed by the Landlord.

1.4 "Review Surveyor" means an independent chartered surveyor appointed pursuant to paragraph 4.1 and if he is to be nominated by or on behalf of the President of the Royal Institution of Chartered Surveyors, the President shall be requested to nominate an independent charted surveyor having not less than ten years practice next before the date of his appointment and recent substantial experience in the letting and valuation of premises of a similar character and quality of those of the Demised Premises and who is a partner or director of a firm or company of surveyors having appropriate market and valuation knowledge of such premises.

2. The yearly rent first reserved and payable under this lease for each year of the Term until the first Review Date is as follows:

         (a) for the period commencing on 25th December 1998 and expiring on the 24th December 1999 the sum of Twenty Five Thousand Four Hundred and Twenty Five Pounds ((pound)25,425); and

         (b) for the period commencing on 25th December 1999 until the first Review Date the sum of Twenty Eight Thousand Three Hundred and Fifty Pounds ((pound)28,350)

3. The yearly rent first reserved and payable from each Review Date until the next following Review Date or (in the case of the period commencing on the last Review Date during the Term) until the expiry of the Term shall be the higher of:

3.1      the Current Rent; and

3.2      the Review Rent.

4. If the Landlord and the Tenant shall not have agreed the Review Rent by the date three months before the relevant Review Date it shall (without prejudice to the ability of the Landlord and the Tenant to agree it at any time) be assessed as follows:

4.1 the Review Surveyor shall (in the case of agreement about his appointment) be appointed by the Landlord or the Tenant to assess the Review Rent or (in the absence of agreement at any time about his appointment) be nominated to assess the Review Rent by or on behalf of the President for the time being of The Royal Institution of Chartered Surveyors on the application of the Landlord or the Tenant;

4.2 the Review Surveyor shall act as an arbitrator and the arbitration shall be conducted in accordance with the Arbitration Act 1996; and shall be required:

         4.2.1 to give written notice to the Landlord and the Tenant inviting each of them to submit to him within such time limits as he shall reasonably stipulate a proposal for the Review Rent supported by any or all of:

                  (A)      a statement of reasons;

                  (B)      a professional rental valuation;

                  (C) information in respect of any other matters they consider relevant; and (separately and later)

                  (D) submissions in respect of each other's statement of reasons, valuation and other matters; and

         4.2.2 upon written request from the Landlord or the Tenant to assess the Review Rent with a hearing and not solely upon the written submissions and other matters referred to at paragraph 4.2.1 of this schedule 4; and

         4.2.3 to give written notice to the Landlord and the Tenant if he shall appoint a Solicitor or Counsel or expert to advise and assist him on points of law and/or procedure and/or evidence which notice shall include the name of the Solicitor or Counsel or expert and details of their anticipated fees and expenses and the Landlord or the Tenant shall notify the Review Surveyor within a reasonable period if there is any objection to such appointment or the level of such fees or expenses and the Review Surveyor shall give reasonable consideration to such representations.

4.3 if the Review Surveyor refuses to act, or is or becomes incapable of acting or dies, the Landlord or the Tenant may apply to the President for the appointment of another Review Surveyor.

5. If the Review Rent has not been agreed or assessed by the relevant Review Date the Tenant shall:

5.1      continue to pay the Current Rent on account; and

5.2 pay the Landlord, within seven days after the agreement or assessment of the Review Rent, any amount by which the Review Rent for the period commencing on the relevant Review Date and ending on the quarter day following the date of payment exceeds the Current Rent paid on account for the same period, plus interest (but calculated at 2% per annum above the Midlan Bank Plc base lending rate then in force) for each instalment of rent due on and after the relevant Review Date on the difference between what would have been paid on that rent day had the Review Rent been fixed and the amount paid on account (the interest being payable from the date on which the instalment was due up to the date of payment of the shortfall).

6. If any Enactment restricts the right to review rent or to recover an increase in rent otherwise payable then, when the restriction is released, the Landlord may, at any time within six months after the date of release, give to the Tenant not less than one month's notice requiring an additional rent review as at the next following quarter day which shall for the purposes of this lease be a Review Date.

7. As soon as possible after any increase in rent is agreed or determined pursuant to this Fourth Schedule, a memorandum recording the increase shall be signed on behalf of the Landlord and the Tenant respectively and exchanged between them.

                              THE FIFTH SCHEDULE

                               (Covenants etc.)

All rights easements quasi-easements privileges and other matters affecting the Demised Premises as are referred to in the Property and Charges Registers of Title No. CB 95837 so far as the same may be applicable to the Demised Premises.

                                SIXTH SCHEDULE

                       (Authorised Guarantee Agreement)

The Assignor agrees with the Landlord that from the Assignment during the period that the Lease is vested in the Assignee:

1.1 the rent reserved by the Lease (whether or not ascertained as to amount) and other sums payable by the Assignee shall be duly paid and that all the tenant's obligations contained in the Lease shall be performed and observed as required by the Lease and that if there is any breach of the tenant's obligations the Assignor shall comply with the obligations in respect of which the Assignee shall be in default and shall on demand pay to the Landlord an amount equivalent to the rents or other sums not paid and/or any loss damage costs charges expenses or any other liability incurred or suffered by the Landlord as a result of the breach and shall otherwise indemnify and hold harmless the Landlord against all actions claims costs damages demands expenses losses and proceedings arising from or incurred by the Landlord as a result of such non-compliance;

1.2 if any liquidator or other person having power to do so disclaims the Lease and if the Landlord by written notice served within three months after the date of disclaimer (the "Relevant Trigger Event") requires the Assignor to accept a lease of the Premises (for a term computed from the date of the Relevant Trigger Event to the date on which the Term (as defined in the Lease) would have expired by effluxion of time and at the same rents and subject to the same covenants conditions and provisions as are reserved by and contained in the Lease immediately before the Relevant Trigger Event and with coincidental rent review dates (as defined in the Lease) (the said new lease to take effect as from the date of the Relevant Trigger Event) the Assignor shall forthwith accept such lease accordingly and execute and deliver to the Landlord a counterpart of it and indemnify the Landlord on demand against the costs incurred on the grant of the new lease;

1.3 without prejudice to the rights of the Landlord against the Assignee the Assignor shall be a principal debtor in respect of its obligations under this clause and not merely a surety and accordingly the Assignor's liability shall not be discharged by any act or thing by which it would not have been discharged if the Assignor had been a principal debtor;

1.4 the Assignor shall pay all charges (on a full indemnity basis) reasonably incurred by the Landlord in enforcing the Assignor's obligations under this deed.

2. The Landlord agrees with the Assignor that it will notify the Assignor in writing within ten working days of receiving notice that the Lease is no longer vested in the Assignee.

                                              (THE COMMON SEAL of SUN LIFE
                                              (PENSIONS MANAGEMENT LIMITED
                                              (was hereunto affixed in the
                                               presence of:



                                               Authorized Signatory



                                               Authorized Signatory

                DATED 23/rd/ AUGUST                          1999
        --------------------------------------------------------------




                     SUN LIFE PENSIONS MANAGEMENT LIMITED


                                      and


                     CAMBRIDGE ANTIBODY TECHNOLOGY LIMITED


        --------------------------------------------------------------


                                     LEASE

                                      of
                         Unit B6 Melbourn Science and
                 Business Park, Melbourn, South Cambridgeshire

        --------------------------------------------------------------




NOTE: This Lease is a new tenancy for the purposes of the Landlord and Tenant (Covenants) Act 1995.



                                                        Herbert Smith
                                                        Exchange House
                                                        Primrose Street
                                                        London EC2A 2HS
                                                        Tel: 0171-374 8000
                                                        Fax: 0171-374 0888
                                                        Ref: 2065/2174/30794054

THIS LEASE is made the 23/rd/ day of August 1999

BETWEEN:

(1) SUN LIFE PENSIONS MANAGEMENT LIMITED (Company Number 01105141) whose registered office is at 107 Cheapside London EC2V 6DU (hereinafter called the "Landlord") and

(2) CAMBRIDGE ANTIBODY TECHNOLOGY LIMITED (Company Number 2451177) whose registered office is at The Science Park Melbourn Cambridgeshire SG8 6JJ (hereinafter called the "Tenant")

WITNESSETH as follows:

1. The Landlord hereby demises unto the Tenant ALL THOSE PREMISES more particularly described in the First Schedule hereto together with the Landlord's fixtures and fittings therein set out in the Second Schedule hereto (all which premises are hereinafter referred to as the "Demised Premises") TO HOLD the same unto the Tenant for the term of twelve years subject to the provisions for earlier determination in Clause 4.17 from and including 25/th/ December 1998 (the "Term") PAYING THEREFOR:

     FIRSTLY yearly and proportionately for any part of a year, the rent specified in the Fourth Schedule, by equal quarterly payments in advance on the usual quarter days in every year, the first such payment or a proportionate part of it (being a proportionate part of the rent specified in paragraph 2 of the Fourth Schedule from the date hereof to the first anniversary of the date from which the Term is calculated, after deduction of quarterly instalments of such yearly rent payable on the intervening usual quarter days) to be made on the date hereof;

     SECONDLY on demand by way of additional rent (and the Landlord's remedies for recovering rent in arrears shall apply hereto) a sum representing interest at the rate of four pounds per centum per annum above the Midland Bank Plc base lending rate in force at the date the rent falls due upon any payment of rent outstanding and unpaid upon the date when the payment of rent fell due and upon any other sum or sums of money payable under the terms of this Lease by the Tenant to the Landlord which shall remain unpaid the interest to be charged from the date upon which the payment of rent fell due or the said sum or sums was or were (as the case may be) demanded in writing throughout the entire period during which the payment of rent or other sum or sums remain outstanding or unpaid Provided always that this Clause shall not prejudice in any way the Landlord's right of re-entry contained in Clause 4.1 hereof.

     THIRDLY as additional rent a proportionate part (hereinafter called "the service rent") of the Maintenance Charge (which expression in this Lease shall mean the aggregate in any one year of the costs expenses provisions liabilities and payments properly incurred or otherwise provided for by the Landlord in relation to the matters set forth in the Third Schedule hereto) being subject to the following terms and provisions:

1.1 the amount of service rent shall be ascertained and certified annually by a certificate (hereinafter called "the certificate") signed by the Landlord or its Managing Agents (which expression in this Lease shall mean the Agents (if any) nominated by the Landlord and for the time being thereunder duly authorised by the Landlord and includes their sub-agents to whom if requested by the Landlord in writing all communications intended for the Landlord shall be addressed) so soon after the end of the Landlord's financial year as may be practicable and shall relate to such year in manner hereinafter mentioned

1.2 the expression "the Landlord's financial year" shall mean the period from the First day of April to the Thirty-first day of March or such other annual period as the Landlord may in its discretion from time to time determine

1.3 a copy of the certificate for each such financial year shall be supplied by the Landlord to the Tenant on written request and without charge to the Tenant

1.4 the certificate shall contain a fair and accurate summary of the Landlord's said expenses and outgoings incurred by the Landlord during the Landlord's financial year to which it relates and the certificate (or a copy thereof duly certified by the person by whom the same was given) shall be conclusive evidence for the purposes hereof of the matters which it purports to certify save in case of manifest error or mis-statement

1.5 the annual amount of the service rent payable by the Tenant as aforesaid shall be:

               (A) a percentage of the Maintenance Charge which is calculated by comparing the gross internal floor area of the Demised Premises with the total gross internal floor area of all premises (including the Demised Premises) let or available for letting (including any premises the freehold of which has been sold by the Landlord but subject to the payment to the Landlord of a service charge contribution) from time to time on the Science Park (as defined in the First Schedule) and the determination of such percentage by the Landlord or its Managing Agents shall be final

               (B) together with the whole of the insurance charge set forth in Paragraph 15 of the Third Schedule

1.6 on the usual quarter days in each year during the Term the Tenant shall pay to the Landlord such a sum (hereinafter referred to as "advance payment") in advance and on account of the service rent for the Landlord's financial year then current as the Landlord or its Managing Agents shall from time to time specify to be fair and reasonable

1.7 within a reasonable period after the end of each Landlord's financial year the Landlord shall furnish to the Tenant an account of the service rent payable by the Tenant for that year due credit being given therein for the advance payments made by the Tenant in respect of the said year and upon the furnishing of such account there shall be paid by the Tenant to the Landlord the service rent or any balance found payable or there shall be allowed or (after the expiry of the Term) repaid by the Landlord to the Tenant any amount which may have been overpaid by the Tenant by way of advance payment as the case may require PROVIDED ALWAYS that the provisions of this sub- clause shall continue to apply notwithstanding the expiration or sooner determination of the Term but only in respect of the period down to such expiration or sooner determination as aforesaid

1.8 it is hereby agreed and declared that the Landlord shall not be entitled to re-enter under the provision in that behalf hereinafter contained by reason only of the non payment by the Tenant of any advance payment as aforesaid prior to the issue of the certificate for the preceding financial year but nothing in this Clause or this Lease contained shall disable the Landlord from maintaining an action against the Tenant in respect of non payment of any such advance payment notwithstanding that the certificate had not been issued at the time of the proceedings subject nevertheless to proof in such proceedings by the Landlord that the advance payment demanded and unpaid is of a fair and reasonable amount having regard to the prospective service rent ultimately payable by the Tenant

2.   THE TENANT HEREBY COVENANTS WITH THE LANDLORD AS FOLLOWS:

2.1  To pay Rent

     To pay the rents hereby reserved and made payable on the days and in manner aforesaid without any deductions or set off and (unless the Landlord agrees otherwise) to pay the rent first reserved (together with any VAT on it) by Banker's standing order.

2.2  To pay Outgoings

     2.2.1 From time to time and at all times throughout the Term to pay and discharge all existing and future rates taxes duties charges community charges and assessments surcharges impositions and outgoings whatsoever whether parliamentary local or of any other description which now are or may at any time during the Term be assessed imposed or charged upon or payable in respect of the Demised Premises or any part thereof or upon the owner or occupier in respect thereof or payable by either in respect thereof and whether of national or local and whether of a capital or revenue nature and even though of a wholly novel character provided that the Tenant shall not in any event be liable for any payments as shall be occasioned by any development disposition of or dealing with the ownership of any estate or interest expectant in reversion on the determination of the Term or subject to Clause 4.6 hereof upon the rents received by the Landlord.

     2.2.2 To pay all charges for water, gas and electricity (including meter rents) consumed in the Demised Premises during the Term.

     2.2.3 To keep the Demised Premises in rateable occupation during the last three months of the Term or such longer period as The Secretary of State may specify as "the standard period" for the purpose of
            Section 42 of the Local Government Planning and Land Act 1980

     2.2.4 Immediately and in any case within seven days of receipt of any proposal by the Valuation Officer or Rating Authority respecting the rating assessment of the Demised Premises to give notice thereof to the Landlord and not to agree to any such proposal without the Landlord's written consent (such consent not to be unreasonably withheld or delayed)

2.3  To repair and keep clean and tidy

     2.3.1 Subject always to the proviso hereinafter appearing well and substantially to repair cleanse maintain and keep in good and substantial repair and condition the Demised Premises and without prejudice to the generality of the foregoing well and substantially to repair and keep in repair and maintain all party walls (jointly with tenants of adjoining premises) and all fencing and boundary walls lighting heating and ventilation and drainage systems plate glazing water gas and other installations fire fighting equipment and all other machinery and Landlord's fixtures and fittings in the Demised Premises and exclusively serving the same and all sewers drains channels watercourses gutters rainwater and soil pipes and cables and supply lines exclusively serving the same (damage by any of the insured risks save where the insurance moneys shall be irrecoverable in consequence of any act or default of the Tenant or its agents licensees servants or invitees or damage to the Tenant's trade fixtures fittings and stock (if any) only excepted)

     2.3.2 To keep the Demised Premises maintained to a good standard of decorative order and properly clean and, as often as necessary and at least once in every third year as to the exterior of the Demised Premises and once in every fifth year as to the interior of the Demised Premises and also in the last year of the Term (but not twice in any period of 18 months), to redecorate and treat the Demised Premised with appropriate materials in a good and workmanlike manner (and during the last year of the Term in a colour scheme and with materials approved by the Landlord).

     2.3.3 Without prejudice to the generality of the foregoing to clean all glazing (both inside and outside and including frames) in the Demised Premises as often as shall reasonably be necessary but not less than once in every three months

     2.3.4 To clean the brickwork cladding and other finishes in a workmanlike manner as often as shall reasonably be considered necessary by the Landlord

     2.3.5 Immediately preceding the determination of the Term (howsoever determined) to thoroughly clean and scour the external and internal parts of the Demised Premises and leave the same clean and secure in every respect on the last day of the Term

     2.3.6 To make good all damage caused to the Demised Premises and all other parts of the Science Park (as defined in the First Schedule hereto) by the Tenant its servants agents or licensees or caused in the furtherance of theft and within one month (or within twenty- four hours in case of emergency) after service upon the Tenant by the Landlord of a notice in writing specifying any repairs for which the Tenant is responsible and necessary to be done to commence and thereafter proceed diligently to complete the execution of such repairs and if the Tenant shall fail so to do the Landlord may execute such repairs and the cost thereof shall be a debt due from the Tenant to the Landlord and be forthwith recoverable by action and the Landlord's remedies for recovering rent in arrears shall apply hereto

     2.3.7 To pay to the Landlord forthwith upon written demand (and the Landlord's remedies for recovering rent in arrears shall apply hereto) the reasonable cost to the Landlord of inspecting repairing maintaining renewing replacing any party walls separating the Demised Premises from any adjoining premises in case of failure by the Tenant to comply with its obligations under Clause 2.3.1 of this Lease

     2.3.8 To take all steps necessary to prevent the freezing of water pipes in the Demised Premises

     PROVIDED ALWAYS that the Tenant shall not be liable hereunder for latent or inherent defects in the Demised Premises and PROVIDED FURTHER that in complying with its obligations pursuant to this Clause 2 the Tenant shall not be required to put the Demised Premises in any better state of repair than the state evidenced by the Schedule of Condition annexed to the Tenant's previous lease of the Demised Premises dated 23rd May 1997, a copy of which is attached hereto, as amended by the letter also attached hereto from Messrs. D.J. Freeman to Messrs. Hawkins Russell Jones Dated 30th April 1997

2.4  Landlords discretion as to painting and repairs and of making regulations

     To abide by the decision of the Landlord or the Landlord's Managing Agents as to whether and the time and manner in which any work ought to be done pursuant to the covenants in sub-clause 2.3 of this Clause and to comply with their reasonable directions in that behalf and as to the mode of bringing telephone communication wires into the Demised Premises and to abide by all reasonable regulations from time to time in force (written details of which shall have first been given to the Tenant) relating to the use of any parts of the Science Park which the Tenant is entitled to use but which are not included in the Demised Premises the Landlord being entitled to make and from time to time amend any such regulations as it shall at its discretion think appropriate for the preservation of the quality and character of the Science Park and the amenities thereof and the well-being of its occupants (including but without limiting the generality of the foregoing regulations restricting the use of the Science Park but not the Demised Premises for such periods as the Landlord shall deem reasonably necessary or expedient in the interests of safety expedition of repairs or decorations or otherwise)


2.5  Restriction on effluent and rubbish

     2.5.1 Not to discharge into the drains of the Landlord any effluent other than storm water or into the sewers of the Landlord any effluent other than sewerage water and soil otherwise than as authorised by licence issued by Anglian Water Plc or Geodesys Limited or other drainage authority for the time being having jurisdiction in relation to the Science Park and strictly in compliance with all conditions regulations and requirements attaching to such licence PROVIDED THAT the Tenant shall at all times indemnify the Landlord in relation to any liability for contamination or other costs, claims or damage whatsoever or howsoever arising from and directly attributable to such discharge and not to wash down vehicles of any type on any part of the Science Park

     2.5.2 To supply to the Landlord within 7 days of a request therefor a copy of any licence obtained by the Tenant pursuant to Sub-Clause 2.5.1 above.

     2.5.3 Not to form any refuse dump or rubbish or scrap heap on the Demised Premises or in any yard passageway staircase or balcony adjacent thereto but to remove as frequently as reasonably necessary all refuse rubbish and scrap and all used tins cans boxes and other containers which may have accumulated on the Demised Premises and to use the refuse disposal receptacles (if any) provided by the Landlord and to keep the Demised Premises generally free from weeds deposit of materials or refuse and clean and tidy and not to bring or keep or suffer to be brought or kept upon the Demised Premises or on any part of the Science Park anything which is or may become untidy unclean unsightly or in any way detrimental to the amenity of the neighbourhood and within two working days to comply with the requirements of any written notice from the Landlord to restore any amenity injured as aforesaid and in the event of the Tenant failing to comply with such notice the Landlord shall be entitled to enter upon the Demised Premises or elsewhere on the Science Park and carry out any works necessary to comply with such notice and to recover the reasonable cost thereof from the Tenant which shall at the option of the Landlord be recoverable from the Tenant as rent in arrear.

2.6  To permit entry for inspection

     2.6.1 To permit the Landlord or the Landlord's Managing Agents or such workmen as may be authorised in writing by them respectively at all reasonable times within forty-eighty hours of notice in writing from the Landlord to the Tenant (except in case of emergency when no notice shall be required) to enter the Demised Premises and take a plan and examine the state of repair and condition of the same and to keep inventories of the fixtures and things to be surrendered at the expiry of this Lease and within one calendar month or sooner if requisite after notice in writing to the Tenant of all defects and wants of reparation for which the Tenant is liable under the covenants on his part herein contained found on such examination shall have been given or left at the Demised Premises to proceed diligently to repair and make good the same according to such notice and the covenants and conditions and in accordance with the requirements of the Landlord or the Landlord's Managing Agents and in case the Tenant shall make default in so doing within one month of the service of such notice (or within twenty-four hours in case of emergency in the opinion of the Landlord) it shall be lawful for workmen and others to be employed by the Landlord to enter upon the Demised Premises and repair and restore the same and all costs and expenses incurred thereby and Value Added Tax thereon (including Surveyor's and other professional fees) shall on demand be paid by the Tenant to the Landlord and if not so paid shall be recoverable by the Landlord as rent in arrear

     2.6.2 To permit the Landlord or its Agents or workmen at all reasonable times within forty-eight hours of notice in writing from the Landlord to the Tenant (except in case of emergency when no notice shall be required) to enter upon the Demised Premises for the purpose of executing repairs additions or alterations painting and redecoration to or upon any adjoining or neighbouring premises or for making repairing renewing or connecting or cleansing any services belonging to or leading from the same such persons causing as little inconvenience or interruption to business as possible and making good to the reasonable satisfaction of the Tenant all damage to the Demised Premises thereby occasioned

     2.6.3 The Tenant shall indemnify the Landlord from and against all liability whatsoever including all actions proceedings costs claims and demands brought or made against the Landlord under or by virtue of the Defective Premises Act 1972 or any Act or Acts for the time being amending or replacing the same or any regulations or orders made thereunder in the event of the Landlord exercising the right to enter the Demised Premises to carry out any description of maintenance or repair thereof under the power contained in sub-clause 2.6.1 of this sub-clause

2.7  Restriction on Alterations

     2.7.1 Not to make any structural alterations to the Demised Premises or any part thereof nor to erect any new buildings or extensions thereon and without prejudice to the generality of the foregoing not to install any outlets for pipes wires cables or flues through the walls doors or windows of the Demised Premises (save as hereinafter contained) Provided always that the cutting of one or more doors or similar openings in a wall or walls separating the Demised Premises from any adjoining premises occupied by the Tenant shall not for the purposes of this sub-clause be regarded as a structural alteration and shall require the consent of the Landlord under Clause 2.7.2

     2.7.2 Not without the previous consent in writing of the Landlord such consent not to be unreasonably withheld or delayed (and then only in accordance with plans previously approved in writing by the Landlord such approval not to be unreasonably withheld or delayed and subject to conditions reasonably imposed by and under the supervision and to the reasonable satisfaction of the Landlord or its Surveyors or Architects) to make any non-structural alterations or additions to the Demised Premises (excepting the installation of or alterations to internal demountable partitioning for which no consent will be necessary) and if required by the Landlord to reinstate all such approved alterations and modifications (including demountable partitioning) at the end of the Term (or (if earlier) if the case of works to create an opening in walls separating the Demised Premises from adjoining premises occupied by the Tenant the date on which the adjoining premises cease to be occupied by the Tenant) to the reasonable satisfaction of the Landlord or its Surveyor.

     2.7.3 At the expiry of the Term (howsoever determined) (or (if earlier) in the case of works to create an opening in walls separating the Demised Premises from adjoining premises occupied by the Tenant the date on which the adjoining premises cease to be occupied by the Tenant) if and to the extent required by the Landlord to remove all alterations or additions made to the Demised Premises or any part by the Tenant or its predecessors in title prior to the date of this lease pursuant to any previous tenancy of the Demised Premises under which the Tenant or any predecessor in title of the Tenant was permitted to carry out alterations to the Demised Premises subject to a liability to reinstate and where the Tenant or the predecessor in title did not reinstate the alterations on the determination of that tenancy and to restore and make good the Demised Premises in good and workmanlike manner to the condition and design which existed before the alterations were made to the reasonable satisfaction of the Landlord or its surveyor.

2.8  Not to affix heavy apparatus or exceed loads or overload services

     2.8.1 Not to affix to the structure or any part of the Demised Premises any heating apparatus ducting pipes or electric power cables or any crane or hoist for the lifting or transport of merchandise or other goods without the written permission of the Landlord first obtained such permission not to be unreasonably withheld or delayed such permission to be hereby deemed and acknowledged in relation to any such apparatus pipes cables crane or hoist affixed to the Demised Premises by the Tenant prior to the date hereof pursuant to any previous lease.

     2.8.2 Not to suspend or permit or suffer to be suspended any heavy load from the ceilings or main structure of the Demised Premises nor load or use or permit or suffer to be loaded or used the floor or structure of the Demised Premises in any manner which will in any way impose a weight or strain in excess of that which such premises are constructed to bear with due margin for safety or which will in any way strain or interfere with the structural members thereof

     2.8.3  Not to overload the services to the Demised Premises

     2.8.4 To pay to the Landlord on demand all reasonable costs reasonably incurred by the Landlord in obtaining the opinion of a suitably qualified engineer as to whether the Tenant has been in breach of this sub-clause 2.8 and the Landlord's remedies for recovering rent in arrears shall apply hereto

2.9  Not to avoid insurance

     2.9.1 Not to do or permit or suffer to be done anything (save that the permitted use from time to time shall not be deemed to be a breach of this covenant) whereby the policy or policies of insurance of the Demised Premises and/or the adjoining or neighbouring premises of the Landlord may become void or voidable and to comply with all reasonable recommendations and requirements of the insurers as to fire precautions relating to the Demised Premises.

     2.9.2 To pay to the Landlord on demand any increased premium which the Landlord may be reasonably required to pay under any insurance policy in respect of the Demised Premises or any other property of the Landlord arising from the user as hereinafter mentioned of the Demised Premises and all such payment shall be added to the rent hereinbefore reserved and shall be recoverable as rent

     2.9.3 In the event of the Demised Premises or any part thereof being destroyed or damaged by any of the insured risks and the insurance moneys under any insurance against the same effected thereon by the Landlord being wholly or partly irrecoverable by reason solely or in part of any act or default of the Tenant or its agents licensees servants or invitees then and in every such case the Tenant will forthwith (in addition to the said rent) pay to the Landlord the irrecoverable proportion of the cost of completely rebuilding and reinstating the same

         2.9.4 Not to effect any policy of insurance of its own in respect of risks covered by the insurance effected by the Landlord of the Demised Premises (and in default any insurance money received by or payable to the Tenant shall become the property of the Landlord)

2.10     Dangerous substances

         2.10.1 Not to keep or permit or suffer to be kept on the Demised Premises any material liquid or gas of a dangerous combustible corrosive explosive flammable radio-active or offensive nature otherwise than in accordance with the provisions of any relevant Act or Acts of Parliament or regulations made thereunder or issued by the Health and Safety Executive or any other like statutory body for the time being in force and after due notice to the Landlord and the insurers of the Demised Premises and payment of every increased or extra premium which ought properly to be paid and in any event not to store in the Demised Premises materials the keeping of which may contravene any statute order or regulation or bye-law

         2.10.2 If it shall be necessary for the Landlord or any tenant of any unit adjoining the Demised Premises to carry out any work to such adjoining unit as a result of the storage in the Demised Premises or any of the substances mentioned in sub-clause
                  2.10.1 hereof then the Tenant shall forthwith on demand pay to the Landlord or such adjoining tenant the cost incurred in carrying out such work as aforesaid

         2.10.3 Within seven days of a request by the Landlord to supply to the Landlord copies of any applications made by the Tenant to any statutory or other authority or body for consent to keep any of the matters referred to in sub-clause 2.10.1 thereof on the Demised Premises together with copies of any licences issued pursuant to any such applications

2.11     Dealings with the lease

         2.11.1 Not to transfer, mortgage, charge, hold on trust for another, underlet or otherwise part with possession of any part (as distinct from the whole) of the Demised Premises or agree to do so.

         2.11.2 Not to transfer, hold on trust for another, underlet or otherwise part with possession of the whole of the Demised Premises or agree to do so, except that the Tenant may transfer or underlet the whole of the Demised Premises if, before the transfer or underletting is completed, the Tenant complies with the conditions described in clause 2.11.3 or clause 2.11.4, as applicable.

         (Assignment)

         2.11.3 The conditions (which are specified for the purposes of section 19(1A) of the

                  Landlord and Tenant Act 1927 and which operate without prejudice to the Landlord's right to withhold consent on any reasonable ground) applying to a transfer of the whole of the Demised Premises are:

                  (A) that the Tenant enters into an authorised guarantee agreement, as defined in Section 16 of the Landlord and Tenant (Covenants) Act 1995, with the Landlord in the form of the draft set out in the Sixth Schedule hereto; and

                  (B) that any guarantor of the Tenant's obligations guarantees to the Landlord that the Tenant will comply with the authorised guarantee agreement in a form which the Landlord reasonably requires; and

                  (C) that, subject as provided in paragraph ((D)) and if the Landlord so reasonably requires, the proposed assignee procures one, but not both, of the following:

                           (1) covenants with the Landlord by an additional guarantor or guarantors approved by the Landlord (who shall act reasonably in giving its approval), in terms having a form and content reasonably required by the Landlord; or

                           (2) a deposit with the Landlord or an amount in cleared funds equal to half of the then current yearly rent first reserved by this lease and an amount equal to VAT on the amount, on terms which the Landlord reasonably requires; and

                  (D) if the proposed transfer is to a Group Company (which expression shall have the meaning set out in Section 42 of the Landlord and Tenant Act 1954); and

                           (1) if the Tenant's obligations, or any of them, are guaranteed by another Group Company, that such Group Company covenants with the Landlord terms having a form and content reasonably required by the Landlord; or

                           (2)      if the Tenant's obligations are not
                                    guaranteed by another Group Company and if the transferee is not, in the Landlord's reasonable opinion, of equal financial standing to the Tenant, that the proposed transferee procures covenants by a Group Company other than the Tenant and the transferee and which is, in the Landlord's reasonable opinion, of equal financial standing to the Tenant, in a form which the Landlord reasonably requires; and

                           (3) whether or not paragraph (D)(1) or (2) applies, if the Tenant's obligations, or any of them, are secured by a security deposit, the proposed transferee procures a deposit with the Landlord of the amount and on terms described in paragraph (C)(2); and

                  (E) that the Landlord's consent, which will not be unreasonably withheld, is obtained to, and within two months before, the transfer.

         (Underletting)

         2.11.4   Not to underlet the whole of the Demised Premises except:

                  (A)      to a person who has covenanted with the Landlord:

                           (1) to observe the Tenant's obligations in this Lease (other than the payment of rents);

                           (2) not to transfer the whole of the Demised Premises without the Landlord's consent (which shall not be unreasonably withheld if the conditions which are referred to in clause 2.11.3 are first satisfied); and

                           (3) not to transfer part of the Demised Premises or to underlet or otherwise part with possession or share the occupation of the Demised Premises or any part of them;

                  (B) by reserving as a yearly rent, without payment of a fine or premium, an amount equal to their then open market rack rental value such rent to be approved by the Landlord (who shall not unreasonably withhold it) and to be payable by equal quarterly instalments in advance on the usual quarter days and by reserving, as additional rents, amounts equal to and payable at the same times as the other rents reserved by this lease;

                  (C) by a form of underlease (which does not express any sum to be payable by reference to a percentage or proportion of the rent or any other sum payable under this lease, but which requires it to be payable and assessed in accordance with the same principles as are required by this lease) to be approved by the Landlord, such approval not to be unreasonably withheld;

                  (D)      by a form of underlease which requires:

                           (1) the principal rent reserved by it to be reviewed upwards only at each of those Review Dates which will occur during the sub-term, in accordance with the same principles which apply to rent reviews under this lease;

                           (2) the underlessee to observe the Tenant's obligations (other than the obligation to pay rents under this lease) to the extent they relate to the Demised Premises and containing:

                                    (a)     a condition for re-entry by the
                                            underlessor on breach of any
                                            obligation by the underlessee;

                                    (b)     a qualified covenant not to transfer
                                            the whole of the Demised Premises
                                            (subject to prior compliance with
                                            conditions as set out in clause
                                            2.11.3) and an unqualified covenant
                                            not to transfer part of the Demised
                                            Premises or to underlet or otherwise
                                            part with possession or share the
                                            occupation of the Demised Premises
                                            or any part of them;

                                    (c)     an agreement excluding sections 24
                                            to 28 inclusive of the Landlord and
                                            Tenant Act 1954 in relation to the
                                            underlease, pursuant to an Order
                                            duly made under section 38(4) of
                                            that Act; and

                  (E) with the Landlord's consent, issued within two months before completion of the underletting, which consent (subject to compliance with the foregoing conditions precedent shall not be unreasonably withheld.

         2.11.5 To enforce the observance by every underlessee of the provisions of the underlease and not expressly or impliedly to waive any breach of them, nor to vary the terms of any underlease.

         2.11.6 Not to agree any reviewed rent payable under an underlease until the principal rent reserved by this Lease has been reviewed and agreed in accordance with the provisions of the Fourth Schedule hereto.

         (Sharing occupation)

         2.11.7 Not to share the occupation of the Demised Premises or any part of them.

2.12     Notifying Landlord of dealings with the lease

         2.12.1 Within ten working days after any disposition or devolution of this lease, or of any estate or interest in or derived out of it, to give the Landlord notice of the relevant transaction with a certified copy of the relevant document, and to pay the Landlord a fair and reasonable fee of not less than twenty-five pounds for registering each notice.

         2.12.2 To notify the Landlord of particulars of the determination of every rent review under any underlease of the Demised Premises within fourteen days after the date of determination.

2.13     To pay costs of notices and consents and orders

         2.13.1 To pay all proper and reasonable costs charges and expenses (including Solicitors costs and Surveyors fees) incurred by the Landlord in any proceedings under Sections 146 and 147 of the Law of Property Act 1925 or any statutory provision replacing the same notwithstanding that forfeiture is avoided otherwise than by relief granted by the Court

         2.13.2 To reimburse to the Landlord on demand all proper and reasonable fees costs charges and expenses incurred or suffered by the Landlord arising out of or in connection with or incidental to any application or request by the Tenant in connection with the Demised Premises or any provisions of this Lease whether or not the same shall be proceeded with by the Tenant or shall be granted subject to conditions or arising out of or in connection with any steps in connection with the preparation and service of a Schedule of Dilapidations during or within ninety days after the expiry of sooner determination of the Term or within ninety days after the Tenant vacates the Demised Premises whichever shall be the later (but in relation only to dilapidations occurring during the Term)

         2.13.3 To pay all proper and reasonable legal costs and disbursements incurred by the Landlord in the recovery of arrears of rent and any other monies due hereunder from the Tenant to the Landlord and proceedings in connection therewith

2.14     User

         2.14.1 Subject to sub-clause 2.16 hereof to use the Demised Premises for such use within Class B1 of the Town and Country Planning (Use Classes) Order 1987 as shall be first approved in writing by the Landlord (such consent not to be unreasonably withheld or delayed where the proposed use is compatible with uses on a Science Park and does not conflict with good estate management) and for no other purpose

         2.14.2 Not to use the car parking spaces on the Science Park allocated to the Tenant pursuant to the provisions of the First Schedule otherwise than for parking private motor cars of the Tenant its employees and visitors

2.15     Advertisements and signs

         2.15.1 Not to affix or permit to be affixed or exhibited to or upon any part of the exterior of the Demised Premises or on the interior visible from the exterior any placard poster sign notice or advertisement save those of a type size and in positions approved in writing by the Landlord

         2.15.2 At the end of the Term (howsoever determined) and if so required by the Landlord to remove such placard poster sign or advertisement from the Demised Premises and to make good to the reasonable satisfaction of the Landlord or its Surveyors any damage caused to the Demised Premises by such removal

         2.15.3 Always to display and maintain a suitable sign in a location reasonably prescribed by the Landlord showing the name (or trading name) of every permitted occupier of the Demised Premises

2.16     To comply with statutory provisions

         2.16.1 At all times during the Term to observe and comply in all respects with the provisions and requirements of any and every enactment (which expression in this covenant includes as well any and every Act of Parliament already or hereafter to be passed as any and every order regulation and bye-law already or hereafter to be made under or in pursuance of any such Act) so far as they relate to or affect the user of the Demised Premises or any additions or improvements thereto or the user thereof for the purpose of any manufacture process trade or business or the employment therein of any person or persons or any fixtures machinery plant or chattels for the time being affixed thereto or being thereupon or used for the purposes thereof and to execute all works and provide and maintain all arrangements which by or under any enactment or by any government department local authority or other public authority or duly authorised officer or court competent jurisdiction acting under or in pursuance of any enactment are or may be directed or required to be executed provided and maintained at any time during the Term upon or in respect of the user of the Demised Premises or any additions or improvements thereto or in respect of any such user thereof or employment therein of any person or persons for fixtures machinery plant or chattels as aforesaid whether by the Landlord or Tenant thereof and to indemnify the Landlord at all times against all costs charges and expenses of or incidental to the execution of any works or the provision or maintenance of any arrangements so directed or required as aforesaid and not at any time during the Term to do or omit or suffer to be done or omitted on or about the Demised Premises any act or thing by reason of which the Landlord may under any enactment incur or have imposed upon him or become liable to pay any penalty damages compensation costs charges or expenses and to keep the Landlord effectually indemnified against all such compensation damages penalties costs charges or expenses

         2.16.2 At all times during the Term to comply in all respects with the provisions and requirements of any Town and Country Planning Act or Acts for the time being in force and any regulations and orders made thereunder and all licences consents permissions (to the extent such permissions shall be implemented) and conditions (if any) granted or imposed thereunder or under any enactment repealed thereby so far as the same respectively relate to or affect the Demised Premises or any part thereof or any operations works act or things already or hereafter to be carried out executed or done or omitted thereon or the use thereof for any purpose and before making any applications to the Local Authority for planning permission or bye-law consent to obtain the consent in writing of the Landlord (which consent shall not be unreasonably withheld or delayed) to such application and to provide the Landlord with copies of the relevant application and accompanying drawings and on the granting of such planning permission or bye-law consent to supply copies thereof to the Landlord

         2.16.3 Unless the Landlord shall otherwise direct to carry out before the expiration or sooner determination of the Term any works stipulated to be carried out to the Demised Premises by a date subsequent to such expiration or sooner determination as a condition of any planning permission which may have been granted and acted upon by the Tenant during the Term

         2.16.4 To give notice to the Landlord as soon as reasonably practicable after receipt of the same of any notice order or proposal for a notice or order served on the Tenant under any legislation and if so reasonably required by the Landlord to produce the same and at the request and cost of the Landlord to make or join in making such objections or representations in respect of any proposals as the Landlord may reasonably require

         2.16.5 At all times during the Term to comply with all requirements from time to time of the appropriate authority in relation to means of escape from the Demised Premises in case of fire and at the expense of the Tenant to keep the Demised Premises sufficiently supplied and equipped with fire fighting and extinguishing apparatus and appliances of a type to be approved from time to time by the relevant Fire Authority and suitable in all respects to the type of user of or business manufacture process or trade carried on upon the Demised Premises which shall be open to the inspection of the Landlord and also not to obstruct the access to or means of working such apparatus and appliances by their operations at or connected with the Demised Premises

2.17     Restriction on nuisance and auctions

         2.17.1 Not to use the Demised Premises or any part thereof for any immoral purpose or for any noisy noisome dangerous or offensive trade business manufacture operation or occupation provided that the permitted user from time to time shall be deemed not to be in breach of this clause and also not to do or permit to be done thereon anything which may be or grow to the damage nuisance disturbance or annoyance of the Landlord or the occupiers of any adjoining or neighbouring premises or permit any sale by auction to be held upon the Demised Premises or any part thereof or permit the Demised Premises to be used for residential purposes or as sleeping accommodation

         2.17.2 To pay to the Landlord all proper and reasonable costs charges and expenses which may properly and reasonably be incurred by the Landlord in abating a nuisance caused by the Tenant or its servants licensees or customers and executing all such works as may be necessary for abating a nuisance in obedience to a notice served by a local or public authority on the Landlord or the Tenant in respect of the Demised Premises

         2.17.3 Not at any time to permit any musical instrument gramaphone or similar apparatus to be played or used on the Demised Premises so as to be audible from outside the Demised Premises

         2.17.4   Sound insulation

                  To comply in all respects with any scheme or requirement which may be imposed by the Local Planning Authority in connection with the sound insulation of all plant and machinery

         2.17.5   Restriction on noise

                  Without prejudice to the preceding provisions of this Clause
                  2.17 hereof to ensure that the noise from operations conducted on the Demised Premises shall not exceed

                         40 db (A) between 08.00 hours and 18.00 hours

                         35 db (A) between 18.00 hours and 22.00 hours

                         and

                         30 db (A) between 22.00 hours and 08.00 hours

                  all as measured on the boundary of the Science Park

2.18     To yield up

                  On the expiration or sooner determination of the Term peaceably to yield up to the Landlord the Demised Premises in a good and tenantable state of repair and condition and decoration in accordance with the covenants by the Tenant herein contained together with all additions and improvements thereto and the keys and all Landlord's fixtures and fittings of every kind now in or upon the Demised Premises or which during the Term may be affixed or fastened to or upon the same all of which shall be at the expiration or sooner determination of the Term left complete with all parts and appurtenances thereof and in proper working order and condition PROVIDED ALWAYS that the foregoing covenants shall not apply to any articles held by the Tenant on hire nor to the Tenant's fixtures and fittings and to make good any damage caused to the Demised Premises by the removal of tenants and trade fixtures and fittings AND PROVIDED FURTHER that if so required by the Landlord the Tenant will remove from the Demised Premises such of the Tenant's fixtures and fittings as are then installed in the Demised Premises as the Landlord shall specify to be removed making good all damage caused thereby to the Landlord's satisfaction and reinstating the Demised Premises to their original condition PROVIDED FURTHER that the Tenant may from time to time (but only with the previous consent of the Landlord) substitute for any of the Landlord's fixtures and fittings other fixtures and fittings of at least as good a kind and quality as the Landlord's fixtures and fittings and not less suitable in character

2.19     Indemnity of the Landlord

         To indemnify and keep indemnified the Landlord from and against liability for all loss damage actions proceedings claims demands costs damages and expenses of whatever nature in respect of any injury to or the death of any person or damage to any property movable or immovable or in respect of the infringement disturbance or destruction of any right easement or privilege or otherwise by reason of or arising in any way directly or indirectly out of:

         2.19.1 the state of repair or condition of the Demised Premises insofar as the Tenant is liable for such state or condition under the covenants herein contained

         2.19.2 the act omission or default of the Tenant its agents employees customers invitees or visitors whilst on or about the Science Park or the Demised Premises

         2.19.3 the construction or existence of any extensions of or alterations to the Demised Premises carried out by or on behalf of the Tenant

         2.19.4 the user of the Demised Premises and other areas of the Science Park by the Tenant or its agents employees invitees or visitors

         2.19.5 anything now or hereafter attached to or on the Demised Premises or the Science Park by or on behalf of the Tenant

2.20     Not to obstruct

         2.20.1 Not to expose or place or permit or suffer to be exposed or placed any goods articles or things whatsoever outside the Demised Premises or upon any part of the Science Park and to keep the same free from obstruction of any kind

         2.20.2 Not to stop up darken or obstruct any windows or lights or ventilators belonging to the Landlord or to other tenants of the Landlord or to tenants of other units on the Science Park or other property adjoining the Demised Premises and not to stop up cover or obstruct access to any services on the Science Park or to any fire escapes and not to give to any third party any acknowledgment that the Tenant enjoys the access of light or air to any windows or openings in the Demised Premises by the consent of such third party or to pay any sum of money to or enter into agreement with such third party for the purpose of inducing or binding him to abstain from obstructing the access of light or air to any such windows or lights or ventilators and in the event that any such third party doing or threatening to do anything which obstructs or would obstruct such access of light or air forthwith in writing to notify the same to the Landlord

         2.20.3   Prevention of acquisition of easements

                  Without prejudice to sub-clause 2.20.2 above not to permit or suffer any owner of adjoining or neighbouring property to acquire any rights of way light or air or other easements over the Demised Premises but as soon as the Tenant becomes aware thereof to inform the Landlord or the Landlord's Managing Agents in writing of any act or thing which may result in the acquisition of any right or privilege over the Demised Premises (for the purpose of enabling the Landlord if it thinks fit to do anything necessary for preventing the acquisition of any such right or privilege and to permit the Landlord and the Landlord's Managing Agents to enter and examine the Demised Premises accordingly) and at the sole cost of the Landlord to join with the Landlord in taking such steps or action as may be reasonably required by the Landlord to prevent any such right or privilege from being acquired

2.21     To notify Landlord of defects and damage

         2.21.1 To notify the Landlord without delay upon becoming aware of any "relevant defects" of which it is aware in the state of the Demised Premises within the meaning of Section 4 of the Defective Premises Act 1972 or any statutory modification or re-enactment thereof and (without prejudice to the foregoing) to give notice thereof as soon as reasonably practicable to the Landlord of any notice or claim affecting the Demised Premises

         2.21.2 In the event of the Demised Premises being destroyed or damaged to give notice thereof immediately to the Landlord or the Landlord's Managing Agents stating the cause of such destruction or damage if the Tenant can in fact determine the cause

2.22     For sale or to let boards

         To permit the Landlord and its surveyors workmen and agents at any time during the Term for the purpose of selling or disposing of the Landlord's reversionary interest or at any time within six calendar months next before the expiration or sooner determination of the Term for the purpose of re-letting the Demised Premises to enter upon the Demised Premises and to affix and retain upon any suitable part thereof (but not so as to block any door or window) a notice board for selling or letting the same (with or without any other premises) as the case may be and the Tenant will not remove or obscure the same and will at all times throughout the Term permit all prospective purchasers or tenants by order in writing of the Landlord or its agents to enter and view the Demised Premises or any part thereof at reasonable hours in the daytime by prior appointment without interruption

2.23     Covenants

         To comply with those covenants and other matters affecting the Demised Premises and not to interfere with those rights easements or other matters (if any) affecting the Demised Premises as (in each case) are contained or referred to in the documents referred to in the Fifth Schedule.

3.       THE LANDLORD HEREBY COVENANTS WITH THE TENANT AS FOLLOWS:

3.1      Quiet enjoyment

         That the Tenant paying the rents hereby reserved and observing and performing the several covenants and stipulations on its part herein contained shall peaceably hold and enjoy the Demised Premises during the Term without any interference of the Landlord or any person rightfully claiming under or in trust for him or by title paramount

3.2      To insure

         3.2.1 Subject to such limitations exclusions and excesses as are required by the insurers normal terms of insurance to keep insured at all times throughout the Term the Demised Premises (with the Tenant's interest being noted upon the policy of insurance if the insurers so permit) against loss or damage by fire explosion lightning storm and tempest riot civil commotion and aircraft and articles dropped therefrom and (where appropriate) flooding impact by vehicle escape of water from burst pipes or other water apparatus (and in time of war against war risks under any statutory insurance scheme which may be applicable to the Demised Premises) the cost of shoring up demolition and site clearance and against such other risks as the Landlord may from time to time reasonably require together with surveyors and architect's fees and three years loss of rent (to include not only the rent currently payable but having reasonable regard to potential increases in rent pursuant to the Fourth Schedule and with any addition to the amount insured as the Landlord may reasonably decide in respect of VAT) in some insurance office of repute to a value equal to the full cost of reinstatement thereof but not necessarily facsimile reinstatement in accordance with local and statutory requirements then current and against loss of or damage to property or personal injury arising by reason of the condition of the Demised Premises or any part thereof or any building erected thereon or anything done therein and to make all payments necessary for that purpose when the same shall respectively become payable and unless the policy of insurance shall be vitiated by act or default of the Tenant or its agents licensees servants or invitees to cause all monies received by virtue of any such insurance (save any monies received in respect of loss of rent) to be forthwith laid out in rebuilding and reinstating the Demised Premises in the event of the Demised Premises being damaged or destroyed as aforesaid unless the Landlord is unable having used its best endeavors (which the Landlord agrees to do) to obtain permission for such rebuilding or reinstatement of the Demised Premises whereupon this demise shall forthwith be at an end without prejudice to any right of action of the Landlord or the Tenant in respect of any antecedent breach of covenant Provided that the Tenant shall have no claim in respect of the said insurance monies

         3.2.2 Whenever reasonably so required by the Tenant to supply to the Tenant sufficient details of such policy or policies of insurance to enable the Tenant to comply with the terms and conditions thereof together with evidence of payment of the premium

3.3 To use all reasonable endeavors to do such of the things and to provide such of the services specified in the Third Schedule hereto as the Landlord or Landlord's Managing Agents from time to time shall deem appropriate and to use its like endeavors to enforce the covenant to contribute to the expenses referred to in the Third Schedule which are contained in leases of other premises on the Science Park (as defined in the First Schedule hereto)

3.4 Unless the Landlord reasonably considers it not to be in the interest of other tenants on the Science Park (as defined as aforesaid) to use reasonable endeavors at the Tenant's request to enforce the covenants contained in leases of other premises on the Science Park (as so defined) the Tenant indemnifying the Landlord against its expenses properly incurred in so far as they are not recoverable under the provisions of the other leases (or otherwise)

4.       PROVIDED ALWAYS AND IT IS HEREBY AGREED AS FOLLOWS:

4.1 Notwithstanding and without prejudice to any other remedies and powers herein contained or otherwise available to the Landlord if the rents reserved or any part thereof shall be unpaid for twenty-one days after becoming payable whether formally demanded or not or if any covenant on the Tenant's part or condition contained in this Lease shall not be performed or observed or if the Tenant for the time being (being a company) shall enter into liquidation whether compulsory or voluntary (save for the purpose of reconstruction or amalgamation whilst solvent) or pass a resolution for winding up (save as aforesaid) or suffer an administrator or an administrative receiver to be appointed or being an individual or being more than one individual any one of them shall have a receiving order made against him or become bankrupt or if the Tenant (or if there shall be more than one Tenant any of them) shall enter into composition with their or his creditors or suffer any distress or execution to be levied on their or his goods then and in any such case it shall be lawful for the Landlord at any time thereafter to re-enter upon the Demised Premises or any part thereof in the name of the whole and thereupon this demise shall absolutely determine but without prejudice to any right of action or remedy of the Landlord in respect of any breach non-observance or non-performance of any of the Tenant's covenants or any conditions herein contained

4.2      Notices

         Any notice under this Lease shall be in writing and shall be deemed well served if posted to the Registered Office of the recipient or if an individual at his last known address or in the case of the service on the Tenant at the Demised Premises by first class post recorded delivery in which case the date of service shall be the day following the date of posting

4.3      Waiver

         No demand for or acceptance of or receipt for rent by the Landlord after knowledge or notice received by the Landlord or his agents of any breach of any of the Tenant's covenants hereunder shall be or operate as a waiver wholly or partially of any such breach but any such breach shall for all purposes of these presents be a continuing breach of covenant so long as such breach shall be subsisting and the Tenant shall not be entitled to set up any such demand or acceptance of or receipt for rent by the Landlord as a defense in any action or proceeding by the Landlord

4.4      Representations

         The Tenant hereby admits that the Demised Premises have been inspected by it or on its behalf and the Tenant has entered into this Lease solely on the basis of such inspection and upon the terms hereof and not in reliance of any collateral contract warranty or representation whether written oral or implied made by or on behalf of the Landlord other than any made by the Landlord's Solicitors in reply to any enquiries raised by the Tenant's Solicitors prior to the date hereof

4.5      Value Added Tax

         For the avoidance of doubt it is hereby declared that where any party has an obligation to make payment of any amount hereunder including (without prejudice to the generality of the foregoing) the rents hereby reserved and any Value Added Tax (or other like tax excise or custom or other duty) becomes payable in respect of the supply of any goods or services to which such amount relates or by reference to which in whole or in part such amount is ascertained then the obligation shall extend to and include the Value Added Tax (or other like tax as hereinbefore mentioned) or the appropriate proportion thereof

4.6      Rent abatement

         If the Demised Premises or any part thereof shall at any time during the Term be destroyed or so damaged by fire or other insured risk as to be unfit for occupation or use then and in any such case unless the insurance of the Demised Premises shall have been forfeited or payment of the said policy monies or any part thereof refused by or in consequence of any act or default of the Tenant their licensees or agents the rent hereby reserved (without prejudice to any monies owing to the Landlord at the date of such damage or destruction) or a fair and just proportion thereof according to the nature and extent of the damage sustained shall from the date of such damage or destruction and until the Demised Premises shall have been rebuilt or reinstated and made fit for occupation or until the end of the period for which the Landlord shall have initiated loss of rent insurance (whichever shall first occur) be suspended and cease to be payable.

4.7      Ending of the lease following major damage

         If at any time the Demised Premises shall be destroyed or damaged and shall not have been reinstated by the Landlord by the date on which the insurance for loss of rent effected by the Landlord expires the Tenant may at any time thereafter by notice in writing to the Landlord determine this Lease and on the tenth working day following the service of such notice this Lease shall determine but without prejudice to any rights or remedies which may then have accrued in respect of any breach of any of the covenants or provisions contained therein provided that the Tenant may not determine this Lease if the Landlord had by the date falling two years and 6 months from the date of destruction or damage commenced and is diligently proceeding with the carrying out of works to replace the damaged or destroyed parts of the Demised Premises

4.8      Construction (Design and Management) Regulations 1994

         4.8.1    In this clause:

                  (A) the expression "Regulations" means the Construction (Design and Management) Regulations 1994 and any expressions appearing in this clause which are defined in the Regulations have the same meaning; and

                  (B) the expressions "relevant work" means any construction work which is undertaken by the Tenant or by a person claiming under it pursuant to an obligation or a right (whether or not requiring the Landlord's consent) under this lease and for the purposes of the Regulations the Tenant irrevocably acknowledges that it, and not the Landlord, arranges the design, carrying out and construction of relevant work.

         4.8.2 The Tenant irrevocably acknowledges that it will be the only client in respect of any relevant work.

         4.8.3 Before any relevant work is commenced the Tenant shall make a declaration in accordance with Regulation 4(4) and shall forthwith serve it on the Executive and a copy of it on the Landlord.

         4.8.4 The Tenant shall comply with its obligations as client in respect of any relevant work.

         4.8.5 The Tenant shall promptly provide the Landlord with a complete copy of the health and safety file for all relevant work and (no later than the expiry of the Term) the original health and safety file.

         4.8.6 The provisions of this clause 4.9 shall apply notwithstanding that any consent issued by the Landlord in respect of any relevant work does not refer to the said provisions or to the Regulations.

4.9      Restriction on acquisition of easements

         The Tenant shall not by virtue of this demise be deemed to have acquired or be entitled to nor shall it during the Term acquire or become entitled by any means whatsoever in respect of the Demised Premises to any right of light or air nor any other easement from or over or affecting any other land or premises now or at any time hereafter belonging to the Landlord and not comprised in this demise save such as it necessary for the carrying on of the Tenant's business in the Demised Premises.

4.10     Warranty

         Nothing herein contained or implied shall be taken to be a covenant warranty or representation by the Landlord that the Demised Premises can lawfully be used for any particular purpose or that the Demised Premises are fit for any purpose for which the Tenant may use them

4.11     Remedies for dilapidations in the state

         If at the expiration or sooner determination of the Term the Demised Premises are not in the state of repair and condition in which they should be having regard to the Tenant's covenants herein contained the Tenant shall (if so required by the Landlord) pay to the Landlord on demand by way of liquidated damages:

         4.11.1 such sum as shall be agreed between the parties and in default of agreement as shall be certified by an independent chartered surveyor to be appointed by the Landlord to represent in his opinion:

                  (A) the cost of putting the Demised Premises into the state of repair and condition in which they should be as aforesaid and

                  (B) the rent that would have been payable under this Lease if the Term had been extended for such period as is necessary to put the Demised Premises into the state of repair and condition in which they should be as aforesaid and

         4.11.2 the reasonable fees of the Landlord or its agent for the preparation and service of a Schedule of Dilapidations and of the said independent chartered surveyor for the preparation and issue of the said certificate.

4.12     Removal of Tenant's property

         If at such time as the Tenant has vacated the Demised Premises after the determination of the Term either by effluxion of time or otherwise any property of the Tenant shall remain in or on the Demised Premises and the Tenant shall fail to remove the same within twenty-eight days after being requested by the Landlord so to do by a notice in that behalf then and in such case the Landlord may as the agent of the Tenant (and the Landlord is hereby appointed by Tenant to act in that behalf) sell such property and shall then hold the proceeds of sale after deducting the reasonable costs and expenses of removal storage and sale reasonably and properly incurred by it to the order of the Tenant PROVIDED THAT the Tenant will indemnify the Landlord against any liability incurred by it any third party whose property shall have been sold by the Landlord in the bona fide mistaken belief (which shall be presumed unless the contrary be proved) that such property belonged to the Tenant and was liable to be dealt with as such pursuant to this sub-clause

4.13     Party Walls

         All walls separating the Demised Premises from any adjoining premises shall be party walls and shall be used and repaired and maintained as such and all ceiling joists beams slabs floors and walls separating the Demised Premises from any adjoining premises shall be party structures and shall be used and repaired and maintained as such

4.14     No liability for injury etc

         The Landlord shall not be responsible to the Tenant or its servants or visitors for any injury death damage destruction caused by natural or consequential loss whether to person property or goods due directly or indirectly to any act neglect or default of any other tenant or permitted occupier for the time being of the Science Park or to the condition of the Demised Premises or any of its appurtenances

4.15     Powers of Landlord's Managing Agents

         The obligations of the Tenant under this Lease shall be enforceable in case of default as well by the Landlord's Managing Agents in their own name as by the Landlord

4.16     No compensation

         If the Lease hereby granted is within Part II of the Landlord and Tenant Act 1954 then subject to the provisions of sub-clause (2) of
         Section 38 of that Act the Tenant shall not be entitled on quitting the Demised Premises to any compensation under Section 37 of the same Act or under any corresponding provision in any Act or under any corresponding provision in any Act amending or replacing the same

4.17     Tenant's right to break

         4.17.1 The Tenant may (subject to the provisions of this clause) determine this lease as at 24th December 2009 (the "Break Date").

         4.17.2 The Tenant shall give the Landlord written notice of its intention to determine at least thirteen months before the Break Date.

         4.17.3 If the Tenant duly serves a notice under this clause it shall procure that vacant possession of the Demised Premises will be available on the Break Date free of occupation by and of any estate or interest vested in the Tenant or any third party and this lease shall not determine as a result of any notice served by the Tenant if it is in material breach of any of its covenants contained in this lease (including those contained in this clause) at the Break Date except to the extent if at all the Landlord in its absolute discretion waives compliance with any of them.

         4.17.4   If a notice is duly served and the requirements of paragraph
                  4.17.3 of this clause are first satisfied this lease shall determine on the Break Date without prejudice to:

                  (A) any rights or remedies which may have accrued to either party in respect of any breach of any of the covenants or obligations contained in it including obligations under this clause which shall continue to bind the parties; and

                  (B) the continuing obligation of the parties to account to one another on demand for any payment or allowance apportioned up to the date of determination as soon as reasonably possible thereafter.

         4.17.5 Time is of the essence of all dates and periods referred to in this clause.

4.18     Freedom to deal with Science Park

         The Landlord may at any time or times hereafter convey demise or otherwise deal with all or any of the Science Park (as defined in the First Schedule hereto) free from all or any of the covenants and conditions herein contained or subject to any other covenants conditions or otherwise as the Landlord thinks fit

4.19     Overriding lease

         If, during the Term, the Landlord grants a tenancy of the reversion immediately expectant on the determination of this lease, whether pursuant to section 19 Landlord and Tenant (Covenants) Act 1995 or otherwise, any obligation of the Tenant to obtain the consent of the Landlord under this lease to any dealing shall be deemed to include a further obligation also to obtain the consent of the lessor under such tenancy to such a dealing.

4.20     Application of Landlord and Tenant (Covenants) Act of 1995

         This lease is a new tenancy for the purposes of the Landlord and Tenant (Covenants) Act 1995.

4.21     Stamp duty certificate

         It is hereby certified that there is no agreement for lease to which this lease gives effect.

5.       INTERPRETATION

         In this lease:

5.1 The singular includes the plural and vice versa and one gender includes both other genders.

5.2 Where a party comprises more than one person, obligations of that party take effect as joint and several obligations.

5.3 An obligation by the Tenant not to do (or omit) any act or thing also operates as an obligation not to permit or suffer it to be done (or omitted) and to prevent (or as the case may be) to require it being done.

5.4      References to:

                  (A) any clause or schedule are reference to the relevant clause or schedule of this lease and any reference to a sub-clause or paragraph is a reference to that sub-clause or paragraph of the clause or schedule in which the reference appears and headings shall not affect the construction of this lease;

                  (B) any right of (or obligation to permit) the Landlord to enter the Demised Premises shall also be construed as entitling the Landlord to remain on the Demised Premises, with or without equipment, and permitting such right to be exercised by all persons authorised by the Landlord;

                  (C) any consent or approval of the Landlord or words to similar effect mean a consent in writing signed by or on behalf of the Landlord and given before the act requiring consent or approval;

                  (D) the Demised Premises (except in clause 2.11) extend, where the context permits, to any part of the Premises;

                  (E) a specific Enactment include every statutory modification, consolidation and re-enactment and statutory extension of it for the time being in force, except in relation to the Town and Country Planning (Use Classes) Order 1987, which shall be interpreted exclusively by reference to the original provisions of Statutory Instrument 1987 No 764 whether or not it may have been revoked or modified;

                  (F) the last year of the Term includes the final year of the Term if this lease determines otherwise than by passing of time and references to the expiry of the Term include that type of determination;

                  (G) rents or other sums being due from the Tenant to the Landlord mean that they are exclusive of any VAT.

IN WITNESS whereof the parties hereto have executed this instrument as their Deed the day and year first before written in the presence of the persons mentioned below

                              THE FIRST SCHEDULE

                           hereinbefore referred to

                     (Description of the Demised Premises)


ALL THAT piece or parcel of land shown for the purpose of identification edged in red on Plan A annexed hereto together with all buildings and other structures thereon and known as Unit B4 being part of the Melbourn Science and Business Park shown for the purposes of identification edged in green on Plan B annexed hereto (in this lease called the "Science Park" which expression shall mean the whole of the Science Park or such part or parts thereof as shall for the time being be vested in the Landlord) TOGETHER WITH (for the avoidance of doubt) the roof and external walls thereof floor and screed and the ceilings of the unit and the joists and beams on which such floors are laid and where any floors are concrete the screed on such floors together with any tiles laid thereon and the foundations and the joists beams and slabs to which the ceilings and roof are attached

TOGETHER ALSO WITH full and free right and liberty for the Tenant and where applicable the Tenant's licensees employees and customers visiting the Demised Premises and all other persons so authorised in common with the Landlord and the occupiers of other parts of the Science Park having the right:

(i) with or without vehicles to pass and repass to and from the Demised Premises or any part thereof and the public highway over and along such roads as may from time to time during the Term be constructed upon the Science Park but not at any time to park thereon and on foot to pass and repass to and from the Demised Premises or any part thereof from such roads

(ii) upon reasonable notice being given to the Landlord to enter upon the adjoining or neighbouring property of the Landlord where the same is necessary for the purpose of complying with its covenants hereunder making good all damage occasioned thereby

(iii) the free and uninterrupted passage and running of water soil electricity gas and telephone and other services to and from the Demised Premises through the sewers drains watercourses conduits pipes wires and cables which are now or may hereafter during the Term be in under or over the Demised Premises or the Science Park and connecting with the main water drainage electricity and sewage systems serving the Science Park PROVIDED ALWAYS that no liability shall fall upon the Landlord for any damage to the Tenant if there shall be any interruption or obstruction to the roads or service areas or to the said systems caused by accident floor tempest frost breakdown of any machinery acts of the Queen's forces or of the Queen's enemies riot civil commotion operation of aircraft hostile or friendly or force majeure or act of God or by any restrictions or regulations of Her Majesty's Government or any strike or work to rule or lockout of workmen whether in the employment of the Landlord or not or any other circumstances or occurrence beyond the Landlord's control

(iv) the right to use any refuse disposal receptacles provided by the Landlord

(v) the exclusive right to use the seven car parking spaces coloured blue on Plan A

(vi) the right of support and protection for the benefit of the Demised Premises as is now enjoyed from the other units and other parts of the Science Park

(vii) for the Tenant its servants and employees to use such of the recreational areas and facilities forming part of the Science Park as are available and suitable for use without obligation on the part of the Landlord to provide the same on such terms and in accordance with such regulations as the Landlord may from time to time prescribe

EXCEPT AND RESERVED unto the Landlord the full right and liberty for the Landlord and its tenants of any adjoining premises of the Landlord on the Science Park and where applicable their licensees employees and customers visiting the said adjoining premises of the Landlord and all other persons so authorised:

(i) to build upon and use any land adjoining or near to the Demised Premises and to rebuild or alter any of the adjoining or neighbouring buildings including the right to build on or into the walls of the Demised Premises according to such plans whether as to height extent or otherwise and in such manner as shall be approved by the Landlord or its Surveyors notwithstanding any interference thereby occasioned to the access of light or air to the Demised Premises which light and air shall be deemed to be enjoyed by licence only Provided always that the Demised Premises shall not be rendered unsuitable for the user permitted under the provisions of this Lease

(ii) the free and uninterrupted passage and running of water soil electricity gas and telephone services from and to other parts of the Science Park through the sewers gutters drains channels watercourses pipes conduits cables and wires which are now or may hereafter during the term hereby granted be in under or over the Demised Premises together with full liberty and power at all times (but on reasonable notice except in case of emergency) for the Landlord with or without or others together where necessary with appliances to enter upon the Demised Premises to inspect maintain repair cleanse amend re-route relay replace or renew the said services and the Demised Premises and to install any additional services for the benefit of the Demised Premises or the other buildings on the Science Park but causing as little interference as possible with the operation of the Tenant carried on by it on the Demised Premises doing no unnecessary damage by the exercise of this right and forthwith making good any damage to the Demised Premises thereby occasioned

(iii) the right of support and protection for the benefit of the other units and all other parts of the Science Park as is now enjoyed or as will be hereafter enjoyed from the Demised Premises

(iv) the right of entry for the Landlord or the Landlord's Managing Agents or others so authorised by them for the purposes of complying with any of the Landlord's obligations hereunder or for the repair maintenance or alteration of any adjoining premises of the Landlord

(v) the right for the Landlord and its tenants of other parts of the Science Park to pass on foot only through the Demised Premises for the purpose (in case of emergency only) of gaining access to any fire escapes situate within the building of which the Demised Premises form part

                                                                         Unit B4
                                                                          Plan A



                                     [MAP]

                                                                          Plan B



                                     [MAP]

                          THE SECOND SCHEDULE hereto

                      (Landlord's fixtures and fittings)


Unit B4 Melbourn Science and Business Park
------------------------------------------

1 x Stelrad Ideal Elan wall hung balanced flue gas boiler.

1 x Brefco fill expansion unit comprising 12 litre vessel filling valve, safety valve, pressure gauge and flexible quick fit hose connection.

1 x Grundfoss U P 15 60 water pump.

1 x Gas solenoid shut off valve wired to thermal link over boiler and electric knock off button.

16 x Stelrad Accord hot water radiators.

1 x Honeywell frost thermstat.

19 x Surelux light fitting 1200 x 600 recessed with SAS louvres.

12 x Surelux light fitting 1200 x 600 surface SAX LL3436

1 x Surelux light fitting 300 x 150 Emergency light 8w recessed.

2 x MR Light up-lighter type 1339.

1 x Surelux canopy light.

1 x Channel Safety System Ltd 2 zone CH2 fire alarm panel with Bezzell plate, two fire bells and two break glasses.

1 x Merlin Gerin Ltd elect distribution board.

1 x Roof Unit Ltd model SDX Euro Flo extract fan and controller (kitchen).

1 x Roof Unit Ltd model "G" series twin extract fan and controller (toilet).

52 x Power link sockets and trunking.

1 x MK 711 shaver point and light.

2 x Twyford Galerie WC bowl and cistern.

1 x Galerie wash hand basin and taps.

1 x Twyford Sola wash hand basin and taps (disabled).

2 x toilet roll holders.

1 x Plate glass mirror 500 x 1100

1 x Plate glass mirror 400 x 1100

2 x Twyford support rails (disabled WC)

1 x Southway mini kitchen - Ref 100 AR

1 x Santon wall mounted water heater.

1 x Armstrong Cortege suspended ceiling mineral fibre board tile 600 x 600 x 15 mm set on Armstrong Microlock 15 exposed grid suspension system (Ground Floor only).

                              THE THIRD SCHEDULE

                                  (Services)


The Maintenance Charge shall include the following:

1. The cost of inspecting repairing maintaining renewing replacing cleansing and keeping clean and tidy

1.1 any drains sewers or other services serving the Demised Premises or any other buildings on the Science Park but excluding those within the Demised Premises and exclusively servicing the same

1.2      the fences walls gates and other boundary structures

1.3      the car park spaces

2. The cost of inspecting and maintaining the landscaped areas and hedges on the Science Park

3. Without prejudice to paragraphs (1) and (2) of this Schedule the cost of insurance repair maintenance rebuilding renewing making lighting cleansing and decoration of any parts of the Science Park which in the Landlord's or the Landlord's Managing Agents' opinion benefit more than one tenant but are not the specific responsibility of any one tenant

4. The payment by the Landlord of any rates water rates or other outgoings which in the Landlord's or the Landlord's Managing Agents' reasonable opinion benefit the Science Park or any part thereof and which do not fall to be paid by any other tenant on the Science Park or by the Landlord in respect of any unoccupied premises available for letting on the Science Park

5. The employment of any staff (being reasonable in number) to perform duties on the Science Park including periodical payments in respect of National Health and Insurance Payments or similar or ancillary payments required by statute to be made by the Landlord in respect of any such staff and any reasonable benefits paid by the Landlord to any such staff as a condition of employment

6. The carrying out of all works on the Science Park which are not the specific responsibility of any one tenant and which shall be reasonably necessary to comply with the doing of anything which the Landlord of the Landlord's Managing Agents consider necessary or prudent to comply with or to contest the incidence of any requirements under the Factory Act of 1961 the Offices Shops and Railway Premises Act 1963 the Fire Precautions Act 1971 the Town and Country Planning Acts 1971 to 1990 and the Health and Safety at

         Work Act 1974 and in any other legislation or order or instrument deriving validity from any of them and any Act or Acts for the time being in force amending or replacing the same and any future legislation or order or instrument as aforesaid of the like name or effect

7. The provision repair maintenance and updating of sign boards for the Science Park (excluding "to let" or "for sale" signs)

8. The payment of management and other professional fees and expenses reasonably incurred by the Landlord from time to time by virtue of or in relation to any matter provided for in this Lease and the employment of any accountant solicitor surveyor or other professional person for any purpose connected with the management of the Science Park and the cost of a professional valuation (not more than once in any period of twelve months) of the Science Park for insurance purposes

9. The enforcement of any regulations relating to the use of the Science Park or any part thereof and the preparation and enforcement of any other regulations which may be made by the Landlord or the Landlord's Managing Agents to amend replace or extend the same

10. The provision repair maintenance and replacement of such vehicles equipment plant tools and materials as the Landlord or the Landlord's Managing Agents may reasonably consider necessary for the provision of services or the repair improvement and maintenance of the Science Park.

11. The provision maintenance and renewal of such other services facilities or amenities or the carrying out of such works to the Science Park and its appurtenances and the effecting of such insurances in respect of third party and property owners' risks and otherwise as the Landlord or the Landlord's Managing Agents shall from time to time reasonably consider necessary or desirable for the use enjoyment or benefit of the Tenant jointly with other tenants on the Science Park

12. (To the extent actually utilised by the Tenant) the cost of provision of any refuse service and of providing and renewing any rubbish bins and the periodical refuse collection charged to or undertaken by the Landlord

13. The current rental value (if the premises hereinafter mentioned were available for letting) from time to time (as certified by the Landlord's surveyor or valuer by reference to other rentals payable for units on the Science Park whose certificate shall be final and binding upon the parties hereto) of premises on the Science Park provided for use by the Landlord for the general management by the Landlord of the Science Park and of premises for reception facilities or for any other facility made available by the Landlord for the mutual use and benefit of the Tenant and other tenants on the Science Park together with the cost of heating and lighting all such premises whether or not the Tenant shall make use of such facilities

14. The cost of borrowing any monies required to pay the cost of carrying out the Landlord's obligations under this Lease

15. The sum or sums which the Landlord shall from time to time pay by way of premium (including any increased premium payable by reason of any act or omission of the Tenant) for keeping the Demised Premises insured in accordance with the Landlord's obligation in that behalf contained in Clause 3.2 hereof

                              THE FOURTH SCHEDULE

                            (Rent and rent review)


1. In this schedule the following expressions have the respective specified meanings:

1.1 "Current Rent" means the amount of the yearly rent first reserved by this lease payable immediately before the Review Date;

1.2      "Review Date" means each of:

         1.2.1 25/th/ December in the years 2001, 2004 and 2007; and (if applicable)

         1.2.2    any date so stipulated by virtue of paragraph 6;

1.3 "Review Rent" means the yearly market rack rental value which might reasonably be expected to be payable, following the expiry of any period at the beginning of the term which might be negotiated in the open market for the purposes of fitting out, during which no rent, or a concessionary rent, is payable (and on the assumption that the lessee has had the benefit of such rent free or concessionary rent period), if the Demised Premises had been let in the open market by a willing lessor to a willing lessee with vacant possession, on the relevant Review Date, without fine or premium, for a term of ten years computed from the relevant Review Date, and otherwise upon the provisions (save as to the amount of the rent first reserved by this lease but including the provisions for rent review at three-yearly intervals) contained in this lease and on the assumption if not a fact that the said provisions have been fully complied with and on the further assumptions that:

         1.3.1 the Permitted Use and the Demised Premises comply with Planning Law and every other Enactment and that the lessee may lawfully implement and carry on the Permitted Use;

         1.3.2 the Demised Premises have been fitted out and are fit for immediate occupation and operation of the Permitted Use;

         1.3.3 no work has been carried out to the Demised Premises which has diminished their rental value;

         1.3.4 in case the Demised Premises or the Science Park or any part of it has been destroyed or damaged they have been fully restored.

         but disregarding any effect on rent of:

         (i) the fact that the Tenant or any underlessee or other occupier or their respective predecessors in title has been or is in occupation of the Demised Premises;

         (ii) any goodwill attached to the Demised Premises by the carrying on in them of the business of the Tenant or any underlessee or their respective predecessors in title or other occupier; and

         (iii) (without prejudice to paragraphs 1.3.2 and 1.3.3) any works carried out to the Demised Premises during the Term by the Tenant or any permitted underlessee, in either case at its own expense in pursuance of a licence granted by the Landlord and otherwise than in pursuance of any obligation to the Landlord and any other works carried out at the Demised Premises by the Tenant under any previous tenancy whether or not so licensed by the Landlord.

1.4 "Review Surveyor" means an independent chartered surveyor appointed pursuant to paragraph 4.1 and if he is to be nominated by or on behalf of the President of the Royal Institution of Chartered Surveyors, the President shall be requested to nominate an independent chartered surveyor having not less than ten years practice next before the date of his appointment and recent substantial experience in the letting and valuation of premises of a similar character and quality to those of the Demised Premises and who is a partner or director of a firm or company of surveyors having appropriate market and valuation knowledge of such premises.

2. The yearly rent first reserved and payable under this lease for each year of the Term until the first Review Date is as follows:

         (a) for the period commencing on 25th December 1998 and expiring on 24th December 1999 the sum of Twenty Five Thousand Five Hundred and Eighty Five Pounds ((pound)25,585); and

         (b) for the period commencing on 25th December 1999 until the first Review Date the sum of Twenty Eight Thousand Four Hundred Pounds ((pound)28,400).

3. The yearly rent first reserved and payable from each Review Date until the next following Review Date or (in the case of the period commencing on the last Review Date during the Term) until the expiry of the Term shall be the higher of:

3.1      the Current Rent; and

3.2      the Review Rent.

4. If the Landlord and the Tenant shall not have agreed the Review Rent by the date three months before the relevant Review Date it shall (without prejudice to the ability of the Landlord and the Tenant to agree it at any time) be assessed as follows:

4.1 the Review Surveyor shall (in the case of agreement about his appointment) be appointed by the Landlord or the Tenant to assess the Review Rent or (in the absence of agreement at any time about his appointment) be nominated to assess the Review Rent by or on behalf of the President for the time being of The Royal Institution of Chartered Surveyors on the application of the Landlord or the Tenant;

4.2 the Review Surveyor shall act as an arbitrator and the arbitration shall be conducted in accordance with the Arbitration Act 1996; and shall be required:

         4.2.1 to give written notice to the Landlord and the Tenant inviting each of them to submit to him within such time limits as he shall reasonably stipulate a proposal for the Review Rent supported by any or all of:

                  (A)      a statement of reasons;

                  (B)      a professional rental valuation;

                  (C) information in respect of any other matters they consider relevant; and (separately and later)

                  (D) submissions in respect of each other's statement of reasons, valuation and other matters; and

         4.2.2 upon written request from the Landlord or the Tenant to assess the Review Rent with a hearing and not solely upon the written submissions and other matters referred to at paragraph 4.2.1 of this schedule 4; and

         4.2.3 to give written notice to the Landlord and the Tenant if he shall appoint a Solicitor or Counsel or expert to advise and assist him on points of law and/or procedure and/or evidence which notice shall include the name of the Solicitor or Counsel or expert and details of their anticipated fees and expenses and the Landlord or the Tenant shall notify the Review Surveyor within a reasonable period if there is any objection to such appointment or the level of such fees or expenses and the Review Surveyor shall give reasonable consideration to such representations.

4.3 if the Review Surveyor refuses to act, or is or becomes incapable of acting or dies, the Landlord or the Tenant may apply to the President for the appointment of another Review Surveyor.

5. If the Review Rent has not been agreed or assessed by the relevant Review Date the Tenant shall:

5.1      continue to pay the Current Rent on account; and

5.2 pay the Landlord, within seven days after the agreement or assessment of the Review Rent, any amount by which the Review Rent for the period commencing on the relevant Review Date and ending on the quarter day following the date of payment exceeds the Current Rent paid on account for the same period, plus interest (but calculated at 2% per annum above the Midland Bank Plc base lending rate then in force) for each instalment of rent due on and after the relevant Review Date on the difference between what would have been paid on that rent day had the Review Rent been fixed and the amount paid on account (the interest being payable from the date on which the instalment was due up to the date of payment of the shortfall).

6. If any Enactment restricts the right to review rent or to recover an increase in rent otherwise payable then, when the restriction is released, the Landlord may, at any time within six months after the date of release, give to the Tenant not less than one month's notice requiring an additional rent review as at the next following quarter day which shall for the purposes of this lease be a Review Date.

7. As soon as possible after any increase in rent is agreed or determined pursuant to this Fourth Schedule, a memorandum recording the increase shall be signed on behalf of the Landlord and the Tenant respectively and exchanged between them.

                              THE FIFTH SCHEDULE

                               (Covenants etc.)


All rights easements quasi-easements privileges and other matters affecting the Demised Premises as are referred to in the Property and Charges Registers of Title No. CB 95837 so far as the same may be applicable to the Demised Premises.

                                SIXTH SCHEDULE

                       (Authorised Guarantee Agreement)


The Assignor agrees with the Landlord that from the Assignment during the period that the Lease is vested in the Assignee:

1.1 the rent reserved by the Lease (whether or not ascertained as to amount) and other sums payable by the Assignee shall be duly paid and that all the tenant's obligations contained in the Lease shall be performed and observed as required by the Lease and that if there is any breach of the tenant's obligations the Assignor shall comply with the obligations in respect of which the Assignee shall be in default and shall on demand pay to the Landlord an amount equivalent to the rents and other sums not paid and/or any loss damage costs charges expenses or any other liability incurred or suffered by the Landlord as a result of the breach and shall otherwise indemnify and hold harmless the Landlord against all actions claims costs damages demands expenses losses and proceedings arising from or incurred by the Landlord as a result of such non-compliance;

1.2 if any liquidator or other person having power to do so disclaims the Lease and if the Landlord by written notice served within three months after the date of disclaimer (the "Relevant Trigger Event") requires the Assignor to accept a lease of the Premises (for a term computed from the date of the Relevant Trigger Event to the date on which the Term (as defined in the Lease) would have expired by effluxion of time and at the same rents and subject to the same covenants conditions and provisions as are reserved by and contained in the Lease immediately before the Relevant Trigger Event and with coincidental rent review dates (as defined in the Lease) (the said new lease to take effect as from the date of the Relevant Trigger Event) the Assignor shall forthwith accept such lease accordingly and execute and deliver to the Landlord a counterpart of it and indemnify the Landlord on demand against the costs incurred on the grant of the new lease;

1.3 without prejudice to the rights of the Landlord against the Assignee the Assignor shall be a principal debtor in respect of its obligations under this clause and not merely a surety and accordingly the Assignor's liability shall not be discharged by any act or thing by which it would not have been discharged if the Assignor had been a principal debtor;

1.4 the Assignor shall pay all charges (on a full indemnity basis) reasonably incurred by the Landlord in enforcing the Assignor's obligations under this deed.

2. The Landlord agrees with the Assignor that it will notify the Assignor in writing within ten working days of receiving notice that the Lease is no longer vested in the Assignee.

                              THE FIRST SCHEDULE

                           hereinbefore referred to

                     (Description of the Demised Premises)


ALL THAT piece or parcel of land shown for the purpose of identification edged in red on Plan A annexed hereto together with all buildings and other structures thereon and known as Unit B6 being part of the Melbourn Science and Business Park shown for the purposes of identification edged in green on Plan B annexed hereto (in this lease called the "Science Park" which expression shall mean the whole of the Science Park or such part or parts thereof as shall for the time being be vested in the Landlord) TOGETHER WITH (for the avoidance of doubt) the roof and external walls thereof floor and screed and the ceilings of the unit and the joists and beams on which such floors are laid and where any floors are concrete the screed on such floors together with any tiles laid thereon and the foundations and the joists beams and slabs to which the ceilings and roof are attached

TOGETHER ALSO WITH full and free right and liberty for the Tenant and where applicable the Tenant's licensees employees and customers visiting the Demised Premises and all other persons so authorised in common with the Landlord and the occupiers of other parts of the Science Park having the right:

(i) with or without vehicles to pass and repass to and from the Demised Premises or any part thereof and the public highway over and along such roads as may from time to time during the Term be constructed upon the Science Park but not at any time to park thereon and on foot to pass and repass to and from the Demised Premises or any part thereof from such roads

(ii) upon reasonable notice being given to the Landlord to enter upon the adjoining or neighbouring property of the Landlord where the same is necessary for the purpose of complying with its covenants hereunder making good all damage occasioned thereby

(iii) the free and uninterrupted passage and running of water soil electricity gas and telephone and other services to and from the Demised Premises through the sewers drains watercourses conduits pipes wires and cables which are now or may hereafter during the Term be in under or over the Demised Premises or the Science Park and connecting with the main water drainage electricity and sewage systems serving the Science Park PROVIDED ALWAYS that no liability shall fall upon the Landlord for any damage to the Tenant if there shall be any interruption or obstruction to the roads or service areas or to the said systems caused by accident floor tempest frost breakdown of any machinery acts of the Queen's forces or of the Queen's enemies riot civil commotion operation of aircraft hostile or friendly or force majeure or act of God or by any restrictions or regulations of Her Majesty's Government or any strike or work to rule or lockout of workmen whether in the employment of the Landlord or not or any other circumstances or occurrence beyond the Landlord's control

(iv) the right to use any refuse disposal receptacles provided by the Landlord

(v) the exclusive right to use the nine car parking spaces coloured blue on Plan A

IN WITNESS whereof the parties hereto have executed this instrument as their Deed the day and year first before written in the presence of the persons mentioned below

                                  (THE COMMON SEAL of SUN LIFE
                                  (PENSIONS MANAGEMENT LIMITED
                                  (was hereunto affixed in the presence of:


                                  Director


                                  Director/Secretary

                            A SCHEDULE OF CONDITION
                            -----------------------

                  UNIT B6, BEECH HOUSE, MELBOURN SCIENCE PARK
                  -------------------------------------------


Note:
-----

1. Where no reference or comment, the item concerned is to be assumed in sound condition consistent with its age and the general construction and condition of the building.

2. This Schedule has been prepared by Mr D.T. Ward FRICS based on inspection of the accommodation on 10th February 1997 at which time the Unit was occupied by Wavedriver. It will not record any damage caused or suffered between the date of inspection and commencement of the Lease.

3. The purpose of this Schedule is to record the condition of the premises at the commencement of the Lease so far as that Condition is relevant to performance of the Tenant's repairing etc covenants in the Lease.

4.       No tests have been applied to service installations or equipment.


                                 GROUND FLOOR
                                 ------------

Walls
-----

Hairline cracks and local loose and missing plaster on external wall in single storey extension, running up to sloping ceiling plaster and into wall in corner of room.

Minor hairline cracks in plaster over most window heads (vertical and diagonal).

Vertical hairline crack on wall adjoining B5 courtyard wall.

6 no. vertical plastic conduits fitted to wall.

Holes in plaster where fixings made and removed.

Decorations
-----------

Light rub marking generally.  Moderate rub marking near doors.

Skirtings
---------

Plastic coated metal conduit skirtings to most walls. No skirting otherwise.

Floor
-----

Blue grey fitted cord carpet. Generally worn and faded where exposed. Marked by floor equipment. Joints between lengths show.

Doors
-----

Door to Hall heavily soiled around finger plates. Light rub marking and some boot marking to Hall door.

Door to B9 - softwood frame slightly shrunken and loose with gaps to plaster.

Windows
-------

UPVC surfaces need cleaning.

Boiler Room
-----------

Hairline crack to all and soffit margins.

Kitchen
-------

Walls - damp and rust marked behind wall mounted electric heater. Minor hairline horizontal cracks on wall opposite door.

Decorations - heavily soiled in lower parts of walls.

Ceiling - 1 tile water marked.

Water heater - enamel casing stained and rust marked (the condition of this Unit is suspect).

Worktop - stained to left of bowl.

Wall tiles - grout soiled above sink. Cut tiles loose and open jointed above worktop and sink.

Sink unit - bowl stained.

Wall cupboards - internal surfaces need cleaning and part stained.

WC's
----

Walls - paintwork slightly rubbed.

Tiles - grout soiled over basins.

Doors - finger marked and lightly rubbed.

Hall
----

Ceiling - 6 no. tiles slightly misplaced

Walls - hairline crack over ends of entrance door head.

Decorations - rub marked generally.

Floor - carpet as main Unit.

Stairs/Landing
--------------

Ceiling - plaster hairline cracked.

Walls - general plaster cracking extending diagonally approx 1m. from corners of landing window with further cracking up to 2mm width and small areas loose plaster adjoining. Cracked and loose plaster at ceiling margins on main stair wall.

Decorations - light rub marking except moderate ditto on Landing.

                                  FIRST FLOOR
                                  -----------

Walls
-----

Vertical hairline crack over window heads and down from sill ends.

Cracked and loose plaster at ceiling margin of wall to B9 and horizontal hairline cracks on this wall and party wall to B7.

Hairline horizontal crack on wall to courtyard.

Decorations
-----------

Generally lightly rubbed.

Skirtings
---------

Plastic coated metal conduit skirtings to most walls. No skirting otherwise.

Floor
-----

Blue grey fitted cord carpet. Generally worn and faded where exposed.

Windows
-------

UPVC surfaces need cleaning.


                                  EXTERNALLY
                                  ----------

Windows
-------

UPVC frames and sills need cleaning off.

Walls
-----

Salt marked in places.


Signed:                                             D. T. WARD FRICS
                  for the Tenant

Signed:                                             S. J. DAZELEY B.Sc. ARICS
                  for the Landlord

             DATED                                           1999
             ----------------------------------------------------


                     SUN LIFE PENSIONS MANAGEMENT LIMITED

                                      and

                     CAMBRIDGE ANTIBODY TECHNOLOGY LIMITED

             ----------------------------------------------------

                                     LEASE
                                      of
                         Unit B7 Melbourn Science and
                 Business Park, Melbourn, South Cambridgeshire

             ----------------------------------------------------


NOTE: This Lease is a new tenancy for the purposes of the Landlord and Tenant
      (Covenants) Act 1995.

                                                  Herbert Smith
                                                  Exchange House
                                                  Primrose Street
                                                  London EC2A 2HS
                                                  Tel: 0171-374 8000
                                                  Fax: 0171-374 0888
                                                  Ref: 2065/2174/30794054
THIS LEASE is made the        day of        1999

BETWEEN:

(1) SUN LIFE PENSIONS MANAGEMENT LIMITED (Company Number 01105141) whose registered office is at 107 Cheapside London EC2V 6DU (hereinafter called the "Landlord") and

(2) CAMBRIDGE ANTIBODY TECHNOLOGY LIMITED (Company Number 2451177) whose registered office is at The Science Park Melbourne Cambridgeshire SG8 6JJ (hereinafter called the "Tenant")

WITNESSETH as follows:

1. The Landlord hereby demises unto the Tenant ALL THOSE PREMISES more particularly described in the First Schedule hereto together with the Landlord's fixtures and fittings therein set out in the Second Schedule hereto (all which premises are hereinafter referred to as the "Demised Premises") TO HOLD the same unto the Tenant for the term of twelve years subject to the provisions for earlier determination in Clause
         4.17 from and including 25/th/ December 1998 (the "Term") PAYING
         THEREFOR:

         FIRSTLY, yearly and proportionately for any part of a year, the rent specified in the Fourth Schedule, by equal quarterly payments in advance on the usual quarter days in every year, the first such payment or a proportionate part of it (being a proportionate part of the rent specified in paragraph 2 of the Fourth Schedule from the date hereof to the first anniversary of the date from which the Term is calculated, after deduction of the quarterly instalments of such yearly rent payable on the intervening usual quarter days) to be made on the date hereof;

         SECONDLY on demand by way of additional rent (and the Landlord's remedies for recovering rent in arrears shall apply hereto) a sum representing interest at the rate of four pounds per centum per annum above the Midland Bank Plc base lending rate in force at the date the rent falls due upon any payment of rent outstanding and unpaid upon the date when the payment of rent fell due and upon any other sum or sums of money payable under the terms of this Lease by the Tenant to the Landlord which shall remain unpaid the interest to be charged from the date upon which the payment of rent fell due or the said sum or sums was or were (as the case may be) demanded in writing throughout the entire period during which the payment of rent or other sum or sums remain outstanding or unpaid Provided always that this Clause shall not prejudice in any way the Landlord's right of re-entry contained in Clause 4.1 hereof

         THIRDLY as additional rent a proportionate part (hereinafter called "the service rent") of the Maintenance Charge (which expression in this Lease shall mean the aggregate in any one year of the costs expenses provisions liabilities and payments properly incurred or otherwise provided for by the Landlord in relation to the matters set forth in the Third

         Schedule hereto) being subject to the following terms and provisions:

1.1 the amount of the service rent shall be ascertained and certified annually by a certificate (hereinafter called "the certificate") signed by the Landlord or its Managing Agents (which expression in this Lease shall mean the Agents (if any) nominated by the Landlord and for the time being thereunder duly authorised by the Landlord and includes their sub-agents to whom if requested by the Landlord in writing all communications intended for the Landlord shall be addressed) so soon after the end of the Landlord's financial year as may be practicable and shall relate to such year in manner hereinafter mentioned

1.2 the expression "the Landlord's financial year" shall mean the period from the First day of April to the Thirty-first day of March or such other annual period as the Landlord may in its discretion from time to time determine

1.3 a copy of the certificate for each such financial year shall be supplied by the Landlord to the Tenant on written request and without charge to the Tenant

1.4 the certificate shall contain a fair and accurate summary of the Landlord's said expenses and outgoings incurred by the Landlord during the Landlord's financial year to which it relates and the certificate (or a copy thereof duly certified by the person by whom the same was given) shall be conclusive evidence for the purposes hereof of the matters which it purports to certify save in case of manifest error or mis-statement

1.5 the annual amount of the service rent payable by the Tenant as aforesaid shall be:

               (A) percentage of the Maintenance Charge which is calculated by comparing the gross internal floor area of the Demised Premises with the total gross internal floor area of all premises (including the Demised Premised) let or available for letting (including any premises the freehold of which has been sold by the Landlord but subject to the payment to the Landlord of a service charge contribution) from time to time on the Science Park (as defined in the First Schedule) and the determination of such percentage by the Landlord or its Managing Agents shall be final

               (B) together with the whole of the insurance charge set forth in Paragraph 15 of the Third Schedule

1.6 on the usual quarter days in each year during the Term the Tenant shall pay to the Landlord such a sum (hereinafter referred to as "advance payment") in advance and on account of the service rent for the Landlord's financial year then current as the Landlord or its Managing Agents shall from time to time specify to be fair and reasonable

1.7 within a reasonable period after the end of each Landlord 's financial year the Landlord shall furnish to the Tenant an account of the service rent payable by the Tenant for that year due credit being given therein for the advance payments made by the Tenant in respect of the said year and upon the furnishing of such account there shall be paid by the Tenant to the Landlord the service rent or any balance found payable or there shall be allowed or (after the expiry of the Term) repaid by the Landlord to the Tenant any amount which may have been overpaid by the Tenant by way of advance payment as the case may require PROVIDED ALWAYS that the provisions of this sub-clause shall continue to apply notwithstanding the expiration or sooner determination of the Term but only in respect of the period down to such expiration or sooner determination as aforesaid

1.8 it is hereby agreed and declared that the Landlord shall not be entitled to re-enter under the provision in that behalf hereinafter contained by reason only of the non payment by the Tenant of any advance payment as aforesaid prior to the issue of the certificate for the preceding financial year but nothing in this Clause or this Lease contained shall disable the Landlord from maintaining an action against the Tenant in respect of non payment of any such advance payment notwithstanding that the certificate had not been issued at the time of the proceedings subject nevertheless to proof in such proceedings by the Landlord that the advance payment demanded and unpaid is of a fair and reasonable amount having regard to the prospective service rent ultimately payable by the Tenant

2.       THE TENANT HEREBY COVENANTS WITH THE LANDLORD AS FOLLOWS:

2.1      To pay Rent

         To pay the rents hereby reserved and made payable on the days and in manner aforesaid without any deductions or set off and (unless the Landlord agrees otherwise) to pay the rent first reserved (together with any VAT on it) by Banker's standing order.

2.2      To pay Outgoings

         2.2.1 From time to time and at all times throughout the Term to pay and discharge all existing and future rates taxes duties charges community charges and assessments surcharges impositions and outgoings whatsoever whether parliamentary local or of any other description which now are or may at any time during the Term be assessed imposed or charged upon or payable in respect of the Demised Premises or any part thereof or upon the owner or occupier in respect thereof or payable by either in respect thereof and whether of national or local and whether of a capital or revenue nature and even though of a wholly novel character provided that the Tenant shall not in any event be liable for any payments as shall be occasioned by any development disposition of or dealing with the ownership of any estate or interest expectant in reversion on the determination of the Term or subject to Clause 4.6 hereof upon the rents received by the Landlord

         2.2.2 To pay all charges for water, gas and electricity (including meter rents) consumed in the Demised Premises during the Term.

         2.2.3 To keep the Demised Premises in rateable occupation during the last three months of the Term or such longer period as The Secretary of State may specify as "the standard period" for the purpose of Section 42 of the Local Government Planning and Land Act 1980

         2.2.4 Immediately and in any case within seven days of receipt of any proposal by the Valuation Officer or Rating Authority respecting the rating assessment of the Demised Premises to give notice thereof to the Landlord and not to agree to any such proposal without the Landlord's written consent (such consent not to be unreasonably withheld or delayed)

2.3      To repair and keep clean and tidy

         2.3.1 Subject always to the proviso hereinafter appearing well and substantially to repair cleanse maintain and keep in good and substantial repair and condition the Demised Premises and without prejudice to the generality of the foregoing well and substantially to repair and keep in repair and maintain all party walls (jointly with tenants of adjoining premises) and all fencing and boundary walls lighting heating and ventilation and drainage systems plate gazing water gas and other installations fire fighting equipment and all other machinery and Landlord's fixtures and fittings in the Demised Premises and exclusively serving the same and all sewers drains channels watercourses gutters rainwater and soil pipes and cables and supply lines exclusively serving the same (damage by any of the insured risks save where the insurance moneys shall be irrecoverable in consequence of any act or default of the Tenant or its agents licensees servants or invitees or damage to the Tenant's trade fixtures fittings and stock (if any) only excepted)

         2.3.2 To keep the Demised Premises maintained to a good standard of decorative order and properly clean and, as often as necessary and at least once in every third year as to the exterior of the Demised Premises and once in every fifth year as to the interior of the Demised Premises and also in the last year of the Term (but not twice in any period of 18 months), to redecorate and treat the Demised Premises with appropriate materials in a good and workmanlike manner (and during the last year of the Term in a colour scheme and with materials approved by the Landlord).

         2.3.3 Without prejudice to the generality of the foregoing to clean all glazing (both inside and outside and including frames) in the Demised Premises as often as shall reasonably be necessary but not less than once in every three months

         2.3.4 To clean the brickwork cladding and other finishes in a workmanlike manner as often as shall reasonably be considered necessary by the Landlord

         2.3.5 Immediately preceding the determination of the Term (howsoever determined) to thoroughly clean and scour the external and internal parts of the Demised Premises and leave the same clean and secure in every respect on the last day of the Term

         2.3.6 To make good all damage caused to the Demised Premises and all other parts of the Science Park (as defined in the First Schedule hereto) by the Tenant its servants agents or licensees or caused in the furtherance of theft and within one month (or within twenty- four hours in case of emergency) after service upon the Tenant by the Landlord of a notice in writing specifying any repairs for which the Tenant is responsible and necessary to be done to commence and thereafter proceed diligently to complete the execution of such repairs and if the Tenant shall fail so to do the Landlord may execute such repairs and the cost thereof shall be a debt due from the Tenant to the Landlord and be forthwith recoverable by action and the Landlord's remedies for recovering rent in arrears shall apply hereto

         2.3.7 To pay to the Landlord forthwith upon written demand (and the Landlord's remedies for recovering rent in arrears shall apply hereto) the reasonable cost to the Landlord of inspecting repairing maintaining renewing replacing any party walls separating the Demised Premises from any adjoining premises in case of failure by the Tenant to comply with its obligations under Clause 2.3.1. of this Lease

         2.3.8 To take all steps necessary to prevent the freezing of water pipes in the Demised Premises

         PROVIDED ALWAYS that the Tenant shall not be liable hereunder for latent or inherent defects in the Demised Premises.

2.4 Landlords discretion as to painting and repairs and of making regulations

         To abide by the decision of the Landlord or the Landlord's Managing Agents as to whether and the time and manner in which any work ought to be done pursuant to the covenants in sub-clause 2.3. of this Clause and to comply with their reasonable directions in that behalf and as to the mode of bringing telephone communication wires into the Demised Premises and to abide by all reasonable regulations from time to time in force (written details of which shall have first been given to the Tenant) relating to the use of any parts of the Science Park which the Tenant is entitled to use but which are not included in the Demised Premises the Landlord being entitled to make and from time to time amend any such regulations as it shall at its discretion think appropriate for the preservation of the quality and character of the Science Park and the amenities thereof and the wellbeing of its occupants (including but without limiting the generality of the foregoing regulations restricting the use of the Science Park but not the Demised Premises for such periods as the Landlord shall deem reasonably necessary or expedient in the interests of safety expedition of repairs or decorations or otherwise)

2.5      Restriction on effluent and rubbish

         2.5.1 Not to discharge into the drains of the Landlord any effluent other than storm water or into the sewers of the Landlord any effluent other than sewerage water and soil otherwise than as authorised by license issued by Anglian Water Plc or Geodesys Limited or other drainage authority for the time being having jurisdiction in relation to the Science Park and strictly in compliance with all conditions regulations and requirements attaching to such licence PROVIDED THAT the Tenant shall at all times indemnify the Landlord in relation to any liability for contamination or other costs, claims or damage whatsoever or howsoever arising from and directly attributable to such discharge and not to wash down vehicles of any type on any part of the Science Park

         2.5.2 To supply to the Landlord within 7 days of a request therefor a copy of any licence obtained by the Tenant pursuant to Sub-Clause 2.5.1. above.

         2.5.3 Not to form any refuse dump or rubbish or scrap heap on the Demised Premises or in any yard passageway staircase or balcony adjacent thereto but to remove as frequently as reasonably necessary all refuse rubbish and scrap and all used tins cans boxes and other containers which may have accumulated on the Demised Premises and to use the refuse disposal receptacles (if any) provided by the Landlord and to keep the Demised Premises generally free from weeds deposit of materials or refuse and clean and tidy and not to bring or keep or suffer to be brought or kept upon the Demised Premises or on any part of the Science Park anything which is or may become untidy unclean unsightly or in any way detrimental to the amenity of the neighbourhood and within two working days to comply with the requirements of any written notice from the Landlord to restore any amenity injured as aforesaid and in the event of the Tenant failing to comply with such notice the Landlord shall be entitled to enter upon the Demised Premises or elsewhere on the Science Park and carry out any works necessary to comply with such notice and to recover the reasonable cost thereof from the Tenant which shall at the option of the Landlord be recoverable from the Tenant as rent in arrear

2.6      To permit entry for inspection

         2.6.1 To permit the Landlord or the Landlord's Managing Agents or such workmen as may be authorised in writing by them respectively at all reasonable times within forty-eight hours of notice in writing from the Landlord to the Tenant (except in case of emergency when no notice shall be required) to enter the Demised Premises and take a plan and examine the state of repair and condition of the same and to keep inventories of the fixtures and things to be surrendered at the expiry of this Lease and within one calendar month or sooner if requisite after notice in writing to the Tenant of all defects and wants of reparation for which the Tenant is liable under the covenants on his part herein contained found on such examination shall have been given or left at the Demised Premises to proceed diligently to repair and make good the same according to such notice and the covenants and conditions and in accordance with the requirements of the Landlord or the Landlord's Managing Agents and in case the Tenant shall make default in so doing within one month of the service of such notice (or within twenty-four hours in case of emergency in the opinion of the Landlord) it shall be lawful for workmen and others to be employed by the Landlord to enter upon the Demised Premises and repair and restore the same and all costs and expenses incurred thereby and Value Added Tax thereon (including Surveyor's and other professional fees) shall on demand be paid by the Tenant to the Landlord and if not so paid shall be recoverable by the Landlord as rent in arrear

         2.6.2 To permit the Landlord or its Agents or workmen at all reasonable times within forty-eight hours of notice in writing from the Landlord to the Tenant (except in case of emergency when no notice shall be required) to enter upon the Demised Premises for the purpose of executing repairs additions or alterations painting and redecoration to or upon any adjoining or neighbouring premises or for making repairing renewing or connecting or cleansing any services belonging to or leading from the same such persons causing as little inconvenience or interruption to business as possible and making good to the reasonable satisfaction of the Tenant all damage to the Demised Premises thereby occasioned

         2.6.3 The Tenant shall indemnify the Landlord from and against all liability whatsoever including all actions proceedings costs claims and demands brought or made against the Landlord under or by virtue of the Defective Premises Act 1972 or any Act or Acts for the time being amending or replacing the same or any regulations or orders made thereunder in the event of the Landlord exercising the right to enter the Demised Premises to carry out any description of maintenance or repair thereof under the power contained in sub-clause 2.6.1 of this sub-clause

2.7      Restriction on Alterations

         2.7.1 Not to make any structural alterations to the Demised Premises or any part thereof nor to erect any new buildings or extensions thereon and without prejudice to the generality of the foregoing not to install any outlets for pipes wires cables or flues through the walls doors or windows of the Demised Premises (save as hereinafter contained) Provided always that the cutting of one or more doors similar openings in a wall or walls separating the Demised Premises from any adjoining premises occupied by the Tenant shall not for the purposes of this sub-clause be regarded as a structural alteration and shall require the consent of the Landlord under Clause 2.7.2

         2.7.2 Not without the previous consent in writing of the Landlord such consent not to be unreasonably withheld or delayed (and then only in accordance with plans previously approved in writing by the Landlord such approval not to be unreasonably withheld or delayed and subject to conditions reasonably imposed by and under the supervision and to the reasonable satisfaction of the Landlord or its Surveyors or Architects) to make any non-structural alterations or additions to the Demised Premises (excepting the installation of or alterations to internal demountable partitioning for which no consent will be necessary) and if required by the Landlord to reinstate all such approved alterations and modifications (including demountable partitioning) at the end of the Term (or (if earlier) in the case of works to create an opening in walls separating the Demised Premises from adjoining premises occupied by the Tenant the date on which the adjoining premises cease to be occupied by the Tenant) to the reasonable satisfaction of the Landlord or its Surveyor.

         2.7.3 At the expiry of the Term (howsoever determined) (or (if earlier) in the case of works to create an opening in walls separating the Demised Premises from adjoining premises occupied by the Tenant the date on which the adjoining premises cease to be occupied by the Tenant) if and to the extent required by the Landlord to remove all alterations or additions made to the Demised Premises or any part by the Tenant or its predecessors in title prior to the date of this Lease pursuant to any previous tenancy of the Demised Premises under which the tenant or any predecessor in title of the Tenant was permitted to carry out alterations to the Demised Premises subject to a liability to reinstate and where the Tenant or the predecessor in title did not reinstate the alterations on the determination of that tenancy and to restore and make good the Demised Premises in a good and workmanlike manner to the condition and design which existed before the alterations were made to the reasonable satisfaction of the Landlord or its surveyor.

2.8      Not to affix heavy apparatus or exceed loads or overload services

         2.8.1 Not to affix to the structure or any part of the Demised Premises any heating apparatus ducting pipes or electric power cables or any crane or hoist for the lifting or transport of merchandise or other goods without the written permission of the Landlord first obtained such permission not to be unreasonably withheld or delayed such permission to be hereby deemed and acknowledged in relation to any such apparatus pipes cables crane or hoist affixed to the Demised Premises by the Tenant prior to the date hereof pursuant to any previous lease.

         2.8.2 Not to suspend or permit or suffer to be suspended any heavy load from the ceilings or main structure of the Demised Premises nor load or use or permit or suffer to be loaded or used the floor structure of the Demised Premises in any manner which will in any way impose a weight or strain in excess of that which such premises are constructed to bear with due margin for safety or which will in any way strain or interfere with the structural members thereof

         2.8.3    Not to overload the services to the Demised Premises

         2.8.4 To pay to the Landlord on demand all reasonable costs reasonably incurred by the Landlord in obtaining the opinion of a suitably qualified engineer as to whether the Tenant has been in breach of this sub-clause 2.8 and the Landlord's remedies for recovering rent in arrears shall apply hereto

2.9      Not to avoid insurance

         2.9.1 Not to do or permit or suffer to be done anything (save that the permitted use from time to time shall not be deemed to be a breach of this covenant) whereby the policy or policies of insurance of the Demised Premises and/or the adjoining or neighbouring premises of the Landlord may become void or voidable and to comply with all reasonable recommendations and requirements of the insurers as to fire precautions relating to the Demised Premises

         2.9.2 To pay to the Landlord on demand any increased premium which the Landlord may be reasonably required to pay under any insurance policy in respect of the Demised Premises or any other property of the Landlord arising from the user as hereinafter mentioned of the Demised Premises and all such payment shall be added to the rent hereinbefore reserved and shall be recoverable as rent

         2.9.3 In the event of the Demised Premises or any part thereof being destroyed or damaged by any of the insured risks and the insurance moneys under any insurance against the same effected thereon by the Landlord being wholly or partly irrecoverable by reason solely or in part of any act or default of the Tenant or its agents licensees servants or invitees then and in every such case the Tenant will forthwith (in addition to the said rent) pay to the Landlord the irrecoverable proportion of the cost of completely rebuilding and reinstating the same

         2.9.4 Not to effect any policy of insurance of its own in respect of risks covered by the insurance effected by the Landlord of the Demised Premises (and in default any insurance money received by or payable to the Tenant shall become the property of the Landlord)

2.10     Dangerous substances

         2.10.1 Not to keep or permit or suffer to be kept on the Demised Premises any material liquid or gas of a dangerous combustible corrosive explosive flammable radio-active or offensive nature otherwise than in accordance with the provisions of any relevant Act or Acts of Parliament or regulations made thereunder or issued by the Health and Safety Executive or any other like statutory body for the time being in force and after due notice to the Landlord and the insurers of the Demised Premises and payment of every increased extra premium which ought properly to be paid and in any event not to store in the Demised Premises materials the keeping of which may contravene any statute order or regulation or bye-law

         2.10.2 If it shall be necessary for the Landlord or any tenant of any unit adjoining the Demised Premises to carry out any work to such adjoining unit as a result of the storage in the Demised Premises or any of the substances mentioned in sub-clause
                  2.10.1 hereof then the Tenant shall forthwith on demand pay to the Landlord or such adjoining tenant the cost incurred in carrying out such work as aforesaid

         2.10.3 Within seven days of a request by the Landlord to supply to the Landlord copies of any applications made by the Tenant to any statutory or other authority or body for consent to keep any of the matters referred to in subclause 2.10.1 hereof on the Demised Premises together with copies of any licences issued pursuant to any such applications

2.11     Dealings with the lease

         2.11.1 Not to transfer, mortgage, charge, hold on trust for another, underlet or otherwise part with possession of any part (as distinct from the whole) of the Demised Premises or agree to do so.

         2.11.2 Not to transfer, hold on trust for another, underlet or otherwise part with possession of the whole of the Demised Premises or agree to do so, except that the Tenant may transfer or underlet the whole of the Demised Premises if, before the transfer or underletting is completed, the Tenant complies with the conditions described in clause 2.11.3 or clause 2.11.4, as applicable.

         (Assignment)

         2.11.3 The conditions (which are specified for the purposes of section 19(1A) of the Landlord and Tenant Act 1927 and which operate without prejudice to the Landlord's right to withhold consent on any reasonable ground) applying to a transfer of the whole of the Demised Premises are:

                  (A) that the Tenant enters into an authorised guarantee agreement, as defined in section 16 of the Landlord and Tenant (Covenants) Act 1995, with the Landlord in the form of the draft set out in the Sixth Schedule hereto; and

         (B) that any guarantor of the Tenant's obligations guarantees to the Landlord that the Tenant will comply with the authorised guarantee agreement in a form which the Landlord reasonably requires; and

         (C) that, subject as provided in paragraph ((D)) and if the Landlord so reasonably requires, the proposed assignee procures one, but not both, of the following:

                  (1) covenants with the Landlord by an additional guarantor or guarantors approved by the Landlord (who shall act reasonably in giving its approval), in terms having a form and content reasonably required by the Landlord; or

                  (2) a deposit with the Landlord of an amount in cleared funds equal to half of the then current yearly rent first reserved by this lease and an amount equal to VAT on that amount, on terms which the Landlord reasonably requires; and

         (D) if the proposed transfer is to a Group Company (which expression shall have the meaning set out in Section 42 of the Landlord and Tenant Act 1954); and

                  (1) if the Tenant's obligations, or any of them, are guaranteed by another Group Company, that such Group Company covenants with the Landlord terms having a form and content reasonably required by the Landlord; or

                  (2) if the Tenant's obligations are not guaranteed by another Group Company and if the transferee is not, in the Landlord's reasonable opinion, of equal financial standing to the Tenant, that the proposed transferee procures covenants by a Group Company other than the Tenant and the transferee and which is, in the Landlord's reasonable opinion, of equal financial standing to the Tenant, in a form which the Landlord reasonably requires; and

                  (3) whether or not paragraph (D)(1) or (2) applies, if the Tenant's obligations, or any of them, are secured by a security deposit, the proposed transferee procures a deposit with the Landlord of the amount and on terms described in paragraph (C)(2); and

         (E) that the Landlord's consent, which will not be unreasonably withheld, is obtained to, and within two months before, the transfer.

         (Underletting)

         2.11.4  Not to underlet the whole of the Demised Premises except:

                 (A)   to a person who has covenanted with the Landlord:

                       (1) to observe the Tenant's obligations in this Lease (other than the payment of rents);

                       (2) not to transfer the whole of the Demised Premises without the Landlord's consent (which shall not be unreasonably withheld if the conditions which are referred to in clause 2.11.3 are first satisfied); and

                       (3) not to transfer part of the Demised Premises or to underlet or otherwise part with possession or share the occupation of the Demised Premises or any part of them;

                 (B) by reserving as a yearly rent, without payment of a fine or premium, an amount equal to their then open market rack rental value such rent to be approved by the Landlord (who shall not unreasonably withhold it) and to be payable by equal quarterly instalments in advance on the usual quarter days and by reserving, as additional rents, amounts equal to and payable at the same times as the other rents reserved by this lease;

                 (C) by a form of underlease (which does not express any sum to be payable by reference to a percentage or proportion of the rent or any other sum payable under this lease, but which requires it to be payable and assessed in accordance with the same principles as are required by this lease) to be approved by the Landlord, such approval not to be unreasonably withheld;

                 (D)   by a form of underlease which requires:

                       (1) the principal rent reserved by it to be reviewed upwards only at each of those Review Dates which will occur during the sub-term, in accordance with the same principles which apply to rent reviews under this lease;

                       (2) the underlessee to observe the Tenant's obligations (other than the obligation to pay rents under this lease) to the extent they relate to the Demised Premises and containing:

                             (A) a condition for re-entry by the underlessor on breach of any obligation by the underlessee;

                            (B) a qualified covenant not to transfer the whole of the Demised Premises (subject to prior compliance with conditions as set out in clause 2.11.3) and an unqualified covenant not to transfer part of the Demised Premises or to underlet or otherwise part with possession or share the occupation of the Demised Premises or any part of them;

                            (C) an agreement excluding sections 23 to 28 inclusive of the Landlord and Tenant Act 1954 in relation to the underlease, pursuant to an Order duly made under section 38(4) of that Act; and

               (E) with the Landlord's consent, issued within two months before completion of the underletting, which consent (subject to compliance with the foregoing conditions precedent shall not be unreasonably withheld.

       2.11.5 To enforce the observance by every underlessee of the provisions of the underlease and not expressly or impliedly to waive any breach of them, nor to vary the terms of any underlease.

       2.11.6 Not to agree any reviewed rent payable under an underlease until the principal rent reserved by this Lease has been reviewed and agreed in accordance with the provisions of the Fourth Schedule hereto.

       (Sharing occupation)

       2.11.7 Not to share the occupation of the Demised Premises or any part of them.

2.12   Notifying Landlord of dealings with the lease

       2.12.1 Within ten working days after any disposition or devolution of this lease, or of any estate or interest in or derived out of it, to give the Landlord notice of the relevant transaction with a certified copy of the relevant document, and to pay the Landlord a fair and reasonable fee of not less than twenty five pounds for registering each notice.

       2.12.2 To notify the Landlord of particulars of the determination of every rent review under any underlease of the Demised Premises within fourteen days after the date of determination.

2.13   To pay costs of notices and consents and orders

       2.13.1 To pay all proper and reasonable costs charges and expenses (including Solicitors costs and Surveyors fees) incurred by the Landlord in any proceedings under Sections 146 and 147 of the Law of Property Act 1925 or any statutory provision replacing the same notwithstanding that forfeiture is avoided otherwise than by relief granted by the Court

       2.13.2 To reimburse to the Landlord on demand all proper and reasonable fees costs charges and expenses incurred or suffered by the Landlord arising out of or in connection with or incidental to any application or request by the Tenant in connection with the Demised Premises or any provisions of this Lease whether or not the same shall be proceeded with by the Tenant or shall be granted subject to conditions or arising out of or in connection with any steps in connection with the preparation and service of a Schedule of Dilapidations during or within ninety days after the expiry of sooner determination of the Term or within ninety days after the Tenant vacates the Demised Premises whichever shall be the later (but in relation only to dilapidations occurring during the Term)

       2.13.3 To pay all proper and reasonable legal costs and disbursements incurred by the Landlord in the recovery of arrears of rent and any other monies due hereunder from the Tenant to the Landlord and proceedings in connection therewith

2.14   User

       2.14.1 Subject to sub-clause 2.16 hereof to use the Demised Premises for such use within Class B1 of the Town and Country Planning (Use Classes) Order 1987 as shall be first approved in writing by the Landlord (such consent not to be unreasonably withheld or delayed where the proposed use is compatible with uses on a Science Park and does not conflict with good estate management) and for no other purpose

       2.14.2 Not to use the car parking spaces on the Science Park allocated to the Tenant pursuant to the provisions of the First Schedule otherwise than for parking private motor cars of the Tenant its employees and visitors

2.15   Advertisements and signs

       2.15.1 Not to affix or permit to be affixed or exhibited to or upon any part of the exterior of the Demised Premises or on the interior visible from the exterior any placard poster sign notice or advertisement save those of a type size and in positions approved in writing by the Landlord

       2.15.2 At the end of the Term (howsoever determined) and if so required by the Landlord to remove such placard poster sign or advertisement from the Demised Premises and to make good to the reasonable satisfaction of the Landlord or its Surveyors any damage caused to the Demised Premises by such removal

       2.15.3 Always to display and maintain a suitable sign in a location reasonably prescribed by the Landlord showing the name (or trading name) of every permitted occupier of the Demised Premises

2.16   To comply with statutory provisions

       2.16.1 At all times during the Term to observe and comply in all respects with the provisions and requirements of any and every enactment (which expression in this covenant includes as well any and every Act of Parliament already or hereafter to be passed as any and every order regulation and bye-law already or hereafter to be made under or in pursuance of any such Act) so far as they relate to or affect the user of the Demised Premises or any additions or improvements thereto or the user thereof for the purpose of any manufacture process trade or business or the employment therein of any person or persons or any fixtures machinery plant or chattels for the time being affixed thereto or being thereupon or used for the purposes thereof and to execute all works and provide and maintain all arrangements which by or under any enactment or by any government department local authority or other public authority or duly authorised officer or court of competent jurisdiction acting under or in pursuance of any enactment are or may be directed or required to be executed provided and maintained at any time during the Term upon or in respect of the user of the Demised Premises or any additions or improvement thereto or in respect of any such user thereof or employment therein of any person or persons for fixtures machinery plant or chattels as aforesaid whether by the Landlord or Tenant thereof and to indemnify the Landlord at all times against all costs charges and expenses of or incidental to the execution of any works or the provision or maintenance of any arrangements so directed or required as aforesaid and not at any time during the Term to do or omit or suffer to be done or omitted on or about the Demised Premises any act or thing by reason of which the Landlord may under any enactment incur or have imposed upon him or become liable to pay any penalty damages compensation costs charges or expenses and to keep the Landlord effectually indemnified against all such compensation damages penalties costs charges or expenses

       2.16.2 At all times during the Term to comply in all respects with the provisions and requirements of any Town and Country Planning Act or Acts for the time being in force and any regulations and orders made thereunder and all licences consents permissions (to the extent such permissions shall be implemented) and conditions (if any) granted or imposed thereunder or under any enactment repealed thereby so far as the same respectively relate to or affect the Demised Premises or any part thereof or any operations works act or things already or hereafter to be carried out executed or done or omitted thereon or the use thereof for any purpose and before making any applications to the Local Authority for planning permission or bye-law consent to obtain the consent in writing of the Landlord (which consent shall not be unreasonably withheld or delayed) to such application and to provide the Landlord with copies of the relevant application and accompanying drawings and on the granting of such planning permission or bye-law consent to supply copies thereof to the Landlord

       2.16.3 Unless the Landlord shall otherwise direct to carry out before the expiration or sooner determination of the Term any works stipulated to be carried out to the Demised Premises by a date subsequent to such expiration or sooner determination as a condition of any planning permission which may have been granted and acted upon by the Tenant during the Term

       2.16.4 To give notice to the Landlord as soon as reasonably practicable after receipt of the same of any notice order or proposal for a notice or order served on the Tenant under any legislation and if so reasonably required by the Landlord to produce the same and at the request and cost of the Landlord to make or join in making such objections or representations in respect of any proposals as the Landlord may reasonably require

       2.16.5 At all times during the Term to comply with all requirements from time to time of the appropriate authority in relation to means of escape from the Demised Premises in case of fire and at the expense of the Tenant to keep the Demised Premises sufficiently supplied and equipped with fire fighting and extinguishing apparatus and appliances of a type to be approved from time to time by the relevant Fire Authority and suitable in all respects to the type of user of or business manufacture process or trade carried on upon the Demised Premises which shall be open to the inspection of the Landlord and also not to obstruct the access to or means of working such apparatus and appliances by their operations at or connected with the Demised Premises

2.17   Restriction on nuisance and auctions

       2.17.1 Not to use the Demised Premises or any part thereof for any immoral purpose or for any noisy noisome dangerous or offensive trade business manufacture operation or occupation provided that the permitted user from time to time shall be deemed not to be in breach of this clause and also not to do or permit to be done thereon anything which may be or grow to the damage nuisance disturbance or annoyance of the Landlord or the occupiers of any adjoining or neighbouring premises or permit any sale by auction to be held upon the Demised Premises or any part thereof or permit the Demised Premises to be used for residential purposes or as sleeping accommodation

       2.17.2 To pay to the Landlord all proper and reasonable costs charges and expenses which may properly and reasonably be incurred by the Landlord in abating a nuisance caused by the Tenant or its servants licensees or customers and executing all such works as may be necessary for abating a nuisance in obedience to a notice served by a local or public authority on the Landlord or the Tenant in respect of the Demised Premises

       2.17.3 Not at any time to permit any musical instrument gramaphone or similar apparatus to be played or used on the Demised Premises so as to be audible from outside the Demised Premises

       2.17.4 Sound insulation

              To comply in all respects with any scheme or requirement which may be imposed by the Local Planning Authority in connection with the sound insulation of all plant and machinery

       2.17.5 Restriction on noise

              Without prejudice to the preceding provisions of this Clause 2.17 hereof to ensure that the noise from operations conducted on the Demised Premises shall not exceed

                           40 db (A) between 08.00 hours and 18.00 hours

                           35 db (A) between 18.00 hours and 22.00 hours

                           and

                           30 db (A) between 22.00 hours and 08.00 hours

              all as measured on the boundary of the Science Park

2.18   To yield up

       On the expiration or sooner determination of the Term peaceably to yield up to the Landlord the Demised Premises in a good and tenantable state of repair and condition and decoration in accordance with the covenants by the Tenant herein contained together with all additions and improvements thereto and the keys and all Landlord's fixtures and fittings of every kind now in or upon the Demised Premises or which during the Term may be affixed or fastened to or upon the same all of which shall be at the expiration or sooner determination of the Term left complete with all parts and appurtenances thereof and in proper working order and condition PROVIDED ALWAYS that the foregoing covenants shall not apply to any articles held by the Tenant on hire nor to the Tenant's fixtures and fittings and to make good any damage caused to the Demised Premises by the removal of tenants and trade fixtures and fittings AND PROVIDED FURTHER that if so required by the Landlord the Tenant will remove from the Demised Premises such of the Tenant's fixtures and fittings as are then installed in the Demised Premises as the

       Landlord shall specify to be removed making good all damage caused thereby to the Landlord's satisfaction and reinstating the Demised Premises to their original condition PROVIDED FURTHER that the Tenant may from time to time (but only with the previous consent of the Landlord) substitute for any of the Landlord's fixtures and fittings other fixtures and fittings of at least as good a kind and quality as the Landlord's fixtures and fittings and not less suitable in character

2.19   Indemnity of the Landlord

       To indemnify and keep indemnified the Landlord from and against liability for all loss damage actions proceedings claims demands costs damages and expenses of whatever nature in respect of any injury to or the death of any person or damage to any property movable or immovable or in respect of the infringement disturbance or destruction of any right easement or privilege or otherwise by reason of or arising in any way directly or indirectly out of:

       2.19.1 the state of repair or condition of the Demised Premises insofar as the Tenant is liable for such state or condition under the covenants herein contained

       2.19.2 the act omission or default of the Tenant its agents employees customers invitees or visitors whilst on or about the Science Park or the Demised Premises

       2.19.3 the construction or existence of any extensions of or alterations to the Demised Premises carried out by or on behalf of the Tenant

       2.19.4 the user of the Demised Premises and other areas of the Science Park by the Tenant or its agents employees invitees or visitors

       2.19.5 anything now or hereafter attached to or on the Demised Premises or the Science Park by or on behalf of the Tenant

2.20   Not to obstruct

       2.20.1 Not to expose or place or permit or suffer to be exposed or placed any goods articles or things whatsoever outside the Demised Premises or upon any part of the Science Park and to keep the same free from obstruction of any kind

       2.20.2 Not to stop up darken or obstruct any windows or lights or ventilators belonging to the Landlord or to other tenants of the Landlord or to tenants of other units on the Science Park or other property adjoining the Demised Premises and not to stop up cover or obstruct access to any services on the Science Park or to any fire escapes and not to give to any third party any acknowledgment that the Tenant enjoys the access of light or air to any windows or openings in the Demised Premises by the consent of such third party or to pay any sum of money to or enter into agreement with such third party for the purpose of inducing or binding him to abstain from obstructing the access of light or air to any such windows or lights or ventilators and in the event that any such third party doing or threatening to do anything which obstructs or would obstruct such access of light or air forthwith in writing to notify the same to the Landlord

       2.20.3 Prevention of acquisition of easements

              Without prejudice to sub-clause 2.20.2 above not to permit or suffer any owner of adjoining or neighboring property to acquire any rights of way light or air or other easements over the Demised Premises but as soon as the Tenant becomes aware thereof to inform the Landlord or the Landlord's Managing Agents in writing of any act or thing which may result in the acquisition of any right or privilege over the Demised Premises (for the purpose of enabling the Landlord if it thinks fit to do anything necessary for preventing the acquisition of any such right or privilege and to permit the Landlord and the Landlord's Managing Agents to enter and examine the Demised Premises accordingly) and at the sole cost of the Landlord to join with the Landlord in taking such steps or action as may be reasonably required by the Landlord to prevent any such right or privilege from being acquired

2.21  To notify Landlord of defects and damage

      2.21.1 To notify the Landlord without delay upon becoming aware of any "relevant defects" of which it is aware in the state of the Demised Premises within the meaning of Section 4 of the Defective Premises Act 1972 or any statutory modification or re-enactment thereof and (without prejudice to the foregoing) to give notice thereof as soon as reasonably practicable to the Landlord of any notice or claim affecting the Demised Premises

      2.21.2 In the event of the Demised Premises being destroyed or damaged to give notice thereof immediately to the Landlord or the Landlord's Managing Agents stating the cause of such destruction or damage if the Tenant can in fact determine the cause

2.22  For sale or to let boards

      To permit the Landlord and its surveyors workmen and agents at any time during the Term for the purpose of selling or disposing of the Landlord's reversionary interest or at any time within six calendar months next before the expiration or sooner determination of the Term for the purpose of re-letting the Demised Premises to enter upon the Demised Premises and to affix and retain upon any suitable part thereof (but not so as to block any door or window) a notice board for selling or letting the same (with or without any other premises) as the case may be and the Tenant will not remove or obscure the same and will at all times throughout the Term permit all prospective purchasers or tenants by order in writing of the Landlord or its agents to enter and view the Demised Premises or any part thereof at reasonable hours in the daytime by prior appointment without interruption

2.23 Covenants

     To comply with those covenants and other matters affecting the Demised Premises and not to interfere with those rights easements or other matters (if any) affecting the Demised Premises as (in each case) are contained or referred to in the documents referred to in the Fifth Schedule.

3.   THE LANDLORD HEREBY COVENANTS WITH THE TENANT AS FOLLOWS:

3.1  Quiet enjoyment

     That the Tenant paying the rents hereby reserved and observing and performing the several covenants and stipulations on its part herein contained shall peaceably hold and enjoy the Demised Premises during the Term without any interference of the Landlord or any person rightfully claiming under or in trust for him or by title paramount

3.2  To insure

     3.2.1 Subject to such limitations exclusions and excesses as are required by the insurers normal terms of insurance to keep insured at all times throughout the Term the Demised Premises (with the Tenant's interest being noted upon the policy of insurance if the insurers so permit) against loss or damage by fire explosion lightning storm and tempest riot civil commotion and aircraft and articles dropped therefrom and (where appropriate) flooding impact by vehicle escape of water from burst pipes or other water apparatus (and in time of war against war risks under any statutory insurance scheme which may be applicable to the Demised Premises) the cost of shoring up demolition and site clearance and against such other risks as the Landlord may from time to time reasonably require together with surveyors and architect's fees and three years loss of rent (to include not only the rent currently payable but having reasonable regard to potential increases in rent pursuant to the Fourth Schedule and with any addition to the amount insured as the Landlord may reasonably decide in respect of VAT) in some insurance office of repute to a value equal to the full cost of reinstatement thereof but not necessarily facsimile reinstatement in accordance with local and statutory requirements then current and against loss of or damage to property or personal injury arising by reason of the condition of the Demised Premises or any part thereof or any building erected thereon or anything done therein and to make all payments necessary for that purpose when the same shall respectively become payable and unless the policy of insurance shall be vitiated by act or default of the

               Tenant or its agents licensees servants or invitees to cause all monies received by virtue of any such insurance (save any monies received in respect of loss of rent) to be forthwith laid out in rebuilding and reinstating the Demised Premises in the event of the Demised Premises being damaged or destroyed as aforesaid unless the Landlord is unable having used its best endeavours (which the Landlord agrees to do) to obtain permission for such rebuilding or reinstatement of the Demised Premises whereupon this demise shall forthwith be at an end without prejudice to any right of action of the Landlord or the Tenant in respect of any antecedent breach of covenant Provided that the Tenant shall have no claim in respect of the said insurance monies

     3.2.2 Whenever reasonably so required by the Tenant to supply to the Tenant sufficient details of such policy or policies of insurance to enable the Tenant to comply with the terms and conditions thereof together with evidence of payment of the premium

3.3 To use all reasonable endeavours to do such of the things and to provide such of the services specified in the Third Schedule hereto as the Landlord or Landlord's Managing Agents from time to time shall deem appropriate and to use its like endeavours to enforce the covenant to contribute to the expenses referred to in the Third Schedule which are contained in leases of other premises on the Science Park (as defined in the First Schedule hereto)

3.4 Unless the Landlord reasonably considers it not to be in the interest of other tenants on the Science Park (as defined as aforesaid) to use reasonable endeavours at the Tenant's request to enforce the covenants contained in leases of other premises on the Science Park (as so defined) the Tenant indemnifying the Landlord against its expenses properly incurred in so far as they are not recoverable under the provisions of the other leases (or otherwise)

4.   PROVIDED ALWAYS AND IT IS HEREBY AGREED AS FOLLOWS:

4.1 Notwithstanding and without prejudice to any other remedies and powers herein contained or otherwise available to the Landlord if the rents reserved or any part thereof shall be unpaid for twenty-one days after becoming payable whether formally demanded or not or if any covenant on the Tenant's part or condition contained in this Lease shall not be performed or observed or if the Tenant for the time being (being a company) shall enter into liquidation whether compulsory or voluntary (save for the purpose of reconstruction or amalgamation whilst solvent) or pass a resolution for winding up (save as aforesaid) or suffer an administrator or an administrative receiver to be appointed or being an individual or being more than one individual any one of them shall have a receiving order made against him or become bankrupt or if the Tenant (or if there shall be more than one Tenant any of them) shall enter into composition with their or his creditors or suffer any distress or execution to be levied on their or his goods then and in any such case it shall be lawful for the Landlord at any time thereafter to re-enter upon the Demised Premises or any part thereof in the name of the whole and thereupon this demise shall absolutely determine but without prejudice to any right of action or remedy of the Landlord in respect of any breach non-observance or non-performance of any of the Tenant's covenants or any conditions herein contained

4.2  Notices

     Any notice under this Lease shall be in writing and shall be deemed well served if posted to the Registered Office of the recipient or if an individual at his last known address or in the case of the service on the Tenant at the Demised Premises by first class post recorded delivery in which case the date of service shall be the day following the date of posting

4.3  Waiver

     No demand for or acceptance of or receipt for rent by the Landlord after knowledge or notice received by the Landlord or his agents of any breach of any of the Tenant's covenants hereunder shall be or operate as a waiver wholly or partially of any such breach but any such breach shall for all purposes of these presents be a continuing breach of covenant so long as such breach shall be subsisting and the Tenant shall not be entitled to set up any such demand or acceptance of or receipt for rent by the Landlord as a defence in any action or proceeding by the Landlord.

4.4  Representations

     The Tenant hereby admits that the Demised Premises have been inspected by it or on its behalf and the Tenant has entered into this Lease solely on the basis of such inspection and upon the terms hereof and not in reliance of any collateral contract warranty or representation whether written oral or implied made by or on behalf of the Landlord other than any made by the Landlord's Solicitors in reply to any enquiries raised by the Tenant's Solicitors prior to the date hereof.

4.5  Value Added Tax

     For the avoidance of doubt it is hereby declared that where any party has an obligation to make payment of any amount hereunder including (without prejudice to the generality of the foregoing) the rents hereby reserved and any Value Added Tax (or other like tax excise or custom or other duty) becomes payable in respect of the supply of any goods or services to which such amount relates or by reference to which in whole or in part such amount is ascertained then the obligation shall extend to and include the Value Added Tax (or other like tax as hereinbefore mentioned) or the appropriate proportion thereof

4.6  Rent abatement

     If the Demised Premises or any part thereof shall at any time during the Term be destroyed or so damaged by fire or other insured risk as to be unfit for occupation or use then and in any such case unless the insurance of the Demised Premises shall have been forfeited or payment of the said policy monies or any part thereof refused by or in consequence of any act or default of the Tenant their licensees or agents the rent hereby reserved (without prejudice to any monies owing to the Landlord at the date of such damage or destruction) or a fair and just proportion thereof according to the nature and extent of the damage sustained shall from the date of such damage or destruction and until the Demised Premises shall have been rebuilt or reinstated and made fit for occupation or until the end of the period for which the Landlord shall have initiated loss of rent insurance (whichever shall first occur) be suspended and cease to be payable

4.7  Ending of the lease following major damage

     If at any time the Demised Premises shall be destroyed or damaged and shall not have been reinstated by the Landlord by the date on which the insurance for loss of rent effected by the Landlord expires the Tenant may at any time thereafter by notice in writing to the Landlord determine this Lease and on the tenth working day following the service of such notice this Lease shall determine but without prejudice to any rights or remedies which may then have accrued in respect of any breach of any of the covenants or provisions contained therein provided that the Tenant may not determine this Lease if the Landlord had by the date falling two years and 6 months from the date of destruction or damage commenced and is diligently proceeding with the carrying out of works to replace the damaged or destroyed parts of the Demised Premises

4.8  Construction (Design and Management) Regulations 1994

     4.8.1     In this clause:

               (A) the expression "Regulations" means the Construction (Design and Management) Regulations 1994 and any expressions appearing in this clause which are defined in the Regulations have the same meaning; and

               (B) the expression "relevant work" means any construction work which is undertaken by the Tenant or by a person claiming under it pursuant to an obligation or a right (whether or not requiring the Landlord's consent) under this lease and for the purposes of the Regulations the Tenant irrevocably acknowledges that it, and not the Landlord, arranges the design, carrying out and construction of relevant work.

     4.8.2 The Tenant irrevocably acknowledges that it will be the only client in respect of any relevant work.

     4.8.3 Before any relevant work is commenced the Tenant shall make a declaration in

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

               accordance with Regulation 4(4) and shall forthwith serve it on the Executive and a copy of it on the Landlord.

     4.8.4 The Tenant shall comply with its obligations as client in respect of any relevant work.

     4.8.5 The Tenant shall properly provide the Landlord with a complete copy of the health and safety file for all relevant work and (no later than the expiry of the Term) the original health and safety file.

     4.8.6 The provisions of this clause 4.9 shall apply notwithstanding that any consent issued by the Landlord in respect of any relevant work does not refer to the said provisions or to the Regulations.

4.9  Restriction on acquisition of easements

     The Tenant shall not by virtue of this demise be deemed to have acquired or be entitled to nor shall it during the Term acquire or become entitled by any means whatever in respect of the Demised Premises to any right of light or air nor any other easement from or over or affecting any other land or premises now or at any time hereafter belonging to the Landlord and not comprised in this demise save such as is necessary for the carrying on of the Tenant's business in the Demised Premises

4.10 Warranty

     Nothing herein contained or implied shall be taken to be a covenant warranty or representation by the Landlord that the Demised Premises can lawfully be used for any particular purpose or that the Demised Premises are fit for any purpose for which the Tenant may use them

4.11 Remedies for dilapidations in the state

     If at the expiration or sooner determination of the Term the Demised Premises are not in the state of repair and condition in which they should be having regard to the Tenant's covenants herein contained the Tenant shall (if so required by the Landlord) pay to the Landlord on demand by way of liquidated damages:

     4.11.1 such sum as shall be agreed between the parties and in default of agreement as shall be certified by an independent chartered surveyor to be appointed by the Landlord to represent in his opinion:

               (A) the cost of putting the Demised Premises into the state of repair and condition in which they should be as aforesaid and

               (B) the rent that would have been payable under this Lease if the Term had been extended for such period as is reasonably necessary to put the Demised Premises into the state of repair and condition in which they should be as aforesaid and

     4.11.2 the reasonable fees of the Landlord or its agent for the preparation and service of a Schedule of Dilapidations and of the said independent chartered surveyor for the preparation and issue of the said certificate

4.12 Removal of Tenant's property

     If at such time as the Tenant has vacated the Demised Premises after the determination of the Term either by effluxion of time or otherwise any property of the Tenant shall remain in or on the Demised Premises and the Tenant shall fail to remove the same within twenty-eight days after being requested by the Landlord so to do by a notice in that behalf then and in such case the Landlord may as the agent of the Tenant (and the Landlord is hereby appointed by the Tenant to act in that behalf) sell such property and shall then hold the proceeds of sale after deducting the reasonable costs and expenses of removal storage and sale reasonably and properly incurred by it to the order of the Tenant PROVIDED THAT the Tenant will indemnify the Landlord against any liability incurred by it to any third party whose property shall have been sold by the Landlord in the bona fide mistaken belief (which shall be presumed unless the contrary be proved) that such property belonged to the Tenant and was liable to be dealt with as such pursuant to this sub-clause

4.13 Party Walls

     All walls separating the Demised Premises from any adjoining premises shall be party walls and shall be used and repaired and maintained as such and all ceiling joists beams slabs floors and walls separating the Demised Premises from any adjoining premises shall be party structures and shall be used and repaired and maintained as such

4.14 No liability for injury etc

     The Landlord shall not be responsible to the Tenant or its servants or visitors for any injury death damage destruction caused by natural or consequential loss whether to person property or goods due directly or indirectly to any act neglect or default of any other tenant or permitted occupier for the time being of the Science Park or to the condition of the Demised Premises or any of its appurtenances

4.15 Powers of Landlord's Managing Agents

     The obligations of the Tenant under this Lease shall be enforceable in case of default as well by the Landlord's Managing Agents in their own name as by the Landlord

4.16 No compensation

     If the Lease hereby granted is within Part II of the Landlord and Tenant Act 1954 then subject to the provisions of sub-clause (2) of Section 38 of that Act the Tenant shall not be entitled on quitting the Demised Premises to any compensation under Section 37 of the same Act or under any corresponding provision in any Act or under any corresponding provision in any Act amending or replacing the same

4.17 Tenant's right to break

     4.17.1 The Tenant may (subject to the provisions of this clause) determine this lease as at 24/th/ December 2009 (the "Break Date").

     4.17.2 The Tenant shall give the Landlord written notice of its intention to determine at least thirteen months before the Break Date.

     4.17.3 If the Tenant duly serves a notice under this clause it shall procure that vacant possession of the Demised Premises will be available on the Break Date free of occupation by and of any estate or interest vested in the Tenant or any third party and this lease shall not determine as a result of any notice served by the Tenant if it is in material breach of any of its covenants contained in this lease (including those contained in this clause) at the Break Date except to the extent if at all the Landlord in its absolute discretion waives compliance with any of them.

     4.17.4    If a notice is duly served and the requirements of paragraph
               4.17.3 of this clause are first satisfied this lease shall determine on the Break Date without prejudice to:

               (A) any rights or remedies which may have accrued to either party in respect of any breach of any of the covenants or obligations contained in it including obligations under this clause which shall continue to bind the parties; and

               (B) the continuing obligation of the parties to account to one another on demand for any payment or allowance apportioned up to the date of determination as soon as reasonably possible thereafter.

     4.17.5 Time is of the essence of all dates and periods referred to in this clause.

4.18 Freedom to deal with Science Park

     The Landlord may at any time or times hereafter convey demise or otherwise deal with all or any of the Science Park (as defined in the First Schedule hereto) free from all or any of the covenants and conditions herein contained or subject to any other covenants conditions or otherwise as the Landlord thinks fit

4.19 Overriding lease

     If, during the Term, the Landlord grants a tenancy of the reversion immediately expectant on the determination of this lease, whether pursuant to section 19 Landlord and Tenant (Covenants) Act 1995 or otherwise, any obligation of the Tenant to obtain the consent of the Landlord under this lease to any dealing shall be deemed to include a further obligation also to obtain the consent of the lessor under such tenancy to such a dealing.

4.20 Application of Landlord and Tenant (Covenants) Act 1995

     This lease is a new tenancy for the purposes of the Landlord and Tenant (Covenants) Act 1995.

4.21 Stamp duty certificate

     It is hereby certified that there is no agreement for lease to which this lease gives effect.

5.   INTERPRETATION

     In this lease:

5.1 The singular includes the plural and vice versa and one gender includes both other genders.

5.2 Where a party comprises more than one person, obligations of that party take effect as joint and several obligations.

5.3 An obligation by the Tenant not to do (or omit) any act or thing also operates as an obligation not to permit or suffer it to be done (or omitted) and to prevent (or as the case may be) to require it being done.


5.4  References to:

     (A) any clause or schedule are reference to the relevant clause or schedule of this lease and any reference to a sub-clause or paragraph is a reference to that sub-clause or paragraph of the clause or schedule in which the reference appears and headings shall not affect the construction of this lease;

     (B) any right of (or obligation to permit) the Landlord to enter the Demised Premises shall also be construed as entitling the Landlord to remain on the Demised Premises, with or without equipment, and permitting such right to be exercised by all persons authorised by the Landlord;

     (C) any consent or approval of the Landlord, or words to similar effect mean a consent in writing signed by or on behalf of the Landlord and given before the act requiring consent or approval;

     (D) the Demised Premises (except in clause 2.11) extend, where the context permits, to any part of the Premises;

     (E) a specific Enactment include every statutory modification, consolidation and re-enactment and statutory extension of it for the time being in force, except in relation to the Town and Country Planning (Use Classes) Order 1987, which shall be interpreted exclusively by reference to the original provisions of Statutory Instrument 1987 No 764 whether or not it may have been revoked or modified;

     (F) the last year of the Term includes the final year of the Term if this lease determines otherwise than by passing of time and references to the expiry of the Term include that type of determination;

(G) rents or other sums being due from the Tenant to the Landlord mean that they are exclusive of any VAT.

IN WITNESS whereof the parties hereto have executed this instrument as their Deed the day and year first before written in the presence of the persons mentioned below

                              THE FIRST SCHEDULE

                           hereinbefore referred to

                     (Description of the Demised Premises)

ALL THAT piece or parcel of land shown for the purpose of identification edged in red on Plan A annexed hereto together with all buildings and other structures thereon and known as Unit B7 being part of the Melbourn Science and Business Park shown for the purposes of identification edged in green on Plan B annexed hereto (in this lease called the "Science Park" which expression shall mean the whole of the Science Park or such part or parts thereof as shall for the time being be vested in the Landlord) TOGETHER WITH (for the avoidance of doubt) the roof and external walls thereof floor and screed and the ceilings of the unit and the joists and beams on which such floors are laid and where any floors are concrete the screed on such floors together with any tiles laid thereon and the foundations and the joists beams and slabs to which the ceilings and roof are attached

TOGETHER ALSO WITH full and free right and liberty for the Tenant and where applicable the Tenant's licensees employees and customers visiting the Demised Premises and all other persons so authorised in common with the Landlord and the occupiers of other parts of the Science Park having the right:

(i) with or without vehicles to pass and repass to and from the Demised Premises or any part thereof and the public highway over and along the roads as may from time to time during the Term be constructed upon the Science Park but not at any time to park thereon and on foot to pass and repass to and from the Demised Premises or any part thereof from such roads

(ii) upon reasonable notice being given to the Landlord to enter upon the adjoining or neighbouring property of the Landlord where the same is necessary for the purpose of complying with its covenants hereunder making good all damage occasioned thereby

(iii) the free and uninterrupted passage and running of water soil electricity gas and telephone and other services to and from the Demised Premises through the sewers drains watercourses conduits pipes wires and cables which are now or may hereafter during the Term be in under or over the Demised Premises or the Science Park and connecting with the main water drainage electricity and sewage systems serving the Science Park PROVIDED ALWAYS that no liability shall fall upon the Landlord for any damage to the Tenant if there shall be any interruption or obstruction to the roads or service areas or to the said systems caused by accident flood tempest frost breakdown of any machinery acts of the Queen's forces or of the Queen's enemies riot civil commotion operation of aircraft hostile or friendly or force majeure or act of God or by any restrictions or regulations of Her Majesty's Government or any strike or work to rule or lockout of workmen whether in the employment of the Landlord or not or any other circumstances or occurrence beyond the Landlord's control

(iv) the right to use any refuse disposal receptacles provided by the Landlord

(v) the exclusive right to use the eight car parking spaces coloured blue on Plan A

(vi) the right of support and protection for the benefit of the Demised Premises as is now enjoyed from the other units and other parts of the Science Park

(vii) for the Tenant its servants and employees to use such of the recreational areas and facilities forming part of the Science Park as are available and suitable for use without obligation on the part of the Landlord to provide the same on such terms and in accordance with such regulations as the Landlord may from time to time prescribe

EXCEPT AND RESERVED unto the Landlord the full right and liberty for the Landlord and its tenants of any adjoining premises of the Landlord on the Science Park and where applicable their licensees employees and customers visiting the said adjoining premises of the Landlord and all other persons so authorised:

(i) to build upon and use any land adjoining or near to the Demised Premises and to rebuild or alter any of the adjoining or neighbouring buildings including the right to build on or into the walls of the Demised Premises according to such plans whether as to height extent or otherwise and in such manner as shall be approved by the Landlord or its Surveyors notwithstanding any interference thereby occasioned to the access of light or air to the Demised Premises which light and air shall be deemed to be enjoyed by licence only Provided always that the Demised Premises shall not be rendered unsuitable for the user permitted under the provisions of this Lease

(ii) The free and uninterrupted passage and running of water soil electricity gas and telephone services from and to other parts of the Science Park through the sewers gutters drains channels watercourses pipes conduits cables and wires which are not or may hereafter during the term hereby granted be in under or over the Demised Premises together with full liberty and power at all times (but on reasonable notice except in case of emergency) for the Landlord with or without or others together where necessary with appliances to enter upon the Demised Premises to inspect maintain repair cleanse amend re-route relay replace or renew the said services and the Demised Premises and to install any additional services for the benefit of the Demised Premises or the other buildings on the Science Park but causing as little interference as possible with the operation of the Tenant carried on by it on the Demised Premises doing no unnecessary damage by the exercise of this right and forthwith making good any damage to the Demised Premises thereby occasioned

(iii) the right of support and protection for the benefit of the other units and all other parts of the Science Park as is now enjoyed or as will be hereafter enjoyed from the Demised

        Premises

(iv) the right of entry for the Landlord or the Landlord's Managing Agents or others so authorised by them for the purposes of complying with any of the Landlord's obligations hereunder or for the repair maintenance or alteration of any adjoining premises of the Landlord

(v) the right for the Landlord and its tenants of other parts of the Science Park to pass on foot only through the Demised Premises for the purpose (in case of emergency only) of gaining access to any fire escapes situate within the building of which the Demised Premised form part

                                      MAP

                                      MAP

                          THE SECOND SCHEDULE hereto

                      (Landlord's fixtures and fittings)

1        x        Stelrad Ideal elan wall hung balonoed flue gas boiler

1        x        Brefoo fill expansion unit comprising 12 litre vessel, filling valve, safety valve, pressure gauge and flexible quick fit hose connection

1        x        Grundfoss U P 15 60 water pump

1        x        Gas solenoid shut off valve wired to theremal link over boiler and electric knock off button

12       x        Stelrad Accord hot water radiators

1        x        Honeywell frost thermostat

12       x        Surelux light fitting 1200 x 1200 Surface SAX LL 3436

19       x        Surelux light fitting 1200 x 1200 recessed with SAD louvres

1        x        Surelux light fitting 300 x 150 Emergency light 8w recessed

2        x        Mr Light up-lighter type 1339

2        x        Surelux canopy light

1        x        Channel Safety System Ltd 2 zone CH2 fire alarm panel with
                  Brazzell plate, 2 fire bells and 2 break glasses

1        x        Merlin Gerin Ltd elect distribution board

1        x        Roof Unit Ltd model SDX Euro Flo extract fan and controller
                  (kitchen)

1        x        Roof Unit Ltd model 'G' series twin extract fan and controller
                  (toilet)

44       x        Power Link sockets and trunking

1        x        MK 711 shaver point and light

2        x        Twyford Galerie WC bowl and cistern

1        x        Galerie wash hand basin and tape

1        x        Twyford Sola wash hand basin and tape (Disabled WC)

2        x        Mahogany toilet roll holders

2        x        Mahogany towel rings

2        x        Mahogany shelf

2        x        Mahogany glass holder

2        x        Mahogany frame mirror

1        x        Plate glass mirror 500 x 1100

1        x        Plate glass mirror 400 x 1100

2        x        Twyford support rails (Disabled WC)

1        x        Southway mini kitchen - Ref 100 AR

1        x        Santon wall mounted water heater

1        x        Armstrong Cortege suspended ceiling mineral fibre board tile
                  600 x 600 15 mm set on Armstrong Microlock 15 exposed grid suspension system (Ground Floor Only)

3        x        Vertical window blind

Brown cord carpet tiles to ground floor suite

Beige Twist pile fitted carpet to ground floor

Half glazed demountable partitioning forming three offices to rear of ground floor

Full height light oak partitioning forming three offices to first floor

                              THE THIRD SCHEDULE

                                  (Services)

The Maintenance Charge shall include the following:

1. The cost of inspecting repairing maintaining renewing replacing cleansing and keep clean and tidy

1.1 any drains sewers or other services serving the Demised Premises or any other buildings on the Science Park but excluding those within the Demised Premises and exclusively serving the same

1.2      the fences walls gates and other boundary structures

1.3      the car park spaces

2. The cost of inspecting and maintaining the landscaped areas and hedges on the Science Park

3. Without prejudice to paragraphs (1) and (2) of this Schedule the cost of insurance repair maintenance rebuilding renewing making lighting cleansing and decoration of any parts of the Science Park which in the Landlord's or the Landlord's Managing Agents' opinion benefit more than one tenant but are not the specified responsibility of any one tenant

4. The payment by the Landlord of any rates water rates or other outgoings which in the Landlord's or the Landlord's Managing Agents' reasonable opinion benefit the Science Park or any part thereof and which do not fall to be paid by any other tenant on the Science Park or by the Landlord in respect of any unoccupied premises available for letting on the Science Park

5. The employment of any staff (being reasonable in number) to perform duties on the Science Park including periodical payments in respect of National Health and Insurance Payments or similar or ancillary payments required by statute to be made by the Landlord in respect of any such staff and any reasonable benefits paid by the Landlord to any such staff as a condition of employment

6. The carrying out of all works on the Science Park which are not the specific responsibility of any one tenant and which shall be reasonably necessary to comply with the doing of anything which the Landlord or the Landlord's Managing Agents consider necessary or prudent to comply with or to contest the incidence of any requirements under the Factory Act 1961 the Offices Shops and Railway Premises Act 1963 the Fire Precautions Act 1971 the Town and Country Planning Acts 1971 to 1990 and the Health and Safety at Work Act 1974 and in any other legislation or order or instrument deriving validity from any of them and any Act or Acts for the time being in force amending or replacing the same and any future legislation or order or instrument as aforesaid of the like nature or effect

7. The provision repair maintenance and updating of sign boards for the Science Park (excluding "to let" or "for sale" signs)

8. The payment of management and other professional fees and expenses reasonably incurred by the Landlord from time to time by virtue of or in relation to any matter provided for in this Lease and the employment of any accountant solicitor surveyor or other professional person for any purpose connected with the management of the Science Park and the cost of a professional valuation (not more than once in any period of twelve months) of the Science Park for insurance purposes

9. The enforcement of any regulations relating to the use of the Science Park or any part thereof and the preparation and enforcement of any other regulations which may be made by the Landlord or the Landlord's Managing Agents to amend replace or extend the same

10. The provision repair maintenance and replacement of such vehicles equipment plant tools and materials as the Landlord or the Landlord's Managing Agents may reasonably consider necessary for the provision of services or the repair improvement and maintenance of the Science Park

11. The provision maintenance and renewal of such other services facilities or amenities or the carrying out of such works to the Science Park and its appurtenances and the effecting of such insurances in respect of third party and property owners' risks and otherwise as the Landlord or the Landlord's Managing Agents shall from time to time reasonably consider necessary or desirable for the use enjoyment or benefit of the Tenant jointly with other tenants on the Science Park

12. (To the extent actually utilised by the Tenant) the cost of provision of any refuse service and of providing and renewing any rubbish bins and the periodical refuse collection charged to or undertaken by the Landlord

13. The current rental value (if the premises hereinafter mentioned were available for letting) from time to time (as certified by the Landlord's surveyor or valuer by reference to other rentals payable for units on the Science Park whose certificate shall be final and binding upon the parties hereto) of premises on the Science Park provided for use by the Landlord for the general management by the Landlord of the Science Park and of premises for reception facilities or for any other facility made available by the Landlord for the mutual use and benefit of the Tenant and other tenants on the Science Park together with the cost of heating and lighting all such premises whether or not the Tenant shall make use of such facilities

14. The cost of borrowing any monies required to pay the cost of carrying out the Landlord's obligations under this Lease

15. The sum or sums which the Landlord shall from time to time pay by way of premium (including any increased premium payable by reason of any act or omission of the Tenant) for keeping the Demised Premises insured in accordance with the Landlord's obligation in that behalf contained in Clause 3.2 hereof

                              THE FOURTH SCHEDULE

                            (Rent and rent review)

1. In this schedule the following expressions have the respective specified meanings:

1.1 "Current Rent" means the amount of the yearly rent first reserved by this lease payable immediately before the relevant Review Date;

1.2  "Review Date" means each of:

     1.2.1 25/th/ December in the years 2001, 2004 and 2007; and (if applicable)

     1.2.2  any date so stipulated by virtue of paragraph 6;

1.3 "Review Rent" means the yearly market rack rental value which might reasonably be expected to be payable, following the expiry of any period at the beginning of the term which might be negotiated in the open market for the purposes of fitting out, during which no rent, or a concessionary rent, is payable (and on the assumption that the lessee has had the benefit of such rent free or concessionary rent period), if the Demised Premises had been let in the open market by a willing lessor to a willing lessee with vacant possession, on the relevant Review Date, without fine or premium, for a term of ten years computed from the relevant Review Date, and otherwise upon the provisions (save as to the amount of the rent first reserved by this lease but including the provisions for rent review at three-yearly intervals) contained in this lease and on the assumption if not a fact that the said provisions have been fully complied with and on the further assumptions that:

     1.3.1 the Permitted Use and the Demised Premises comply with Planning Law and every other Enactment and that the lessee may lawfully implement and carry on the Permitted Use;

     1.3.2 the Demised Premises have been fitted out and are fit for immediate occupation and operation of the Permitted Use;

     1.3.3 no work has been carried out to the Demised Premises which has diminished their rental value;

     1.3.4 in case the Demised Premises or the Science Park or any part of it has been destroyed or damaged they have been fully restored,

     but disregarding any effect on rent of:

     (i) the fact that the Tenant or any underlessee or other occupier or their respective predecessors in title has been or is in occupation of the Demised Premises;

     (ii) any goodwill attached to the Demised Premises by the carrying on in them of the business of the Tenant or any underlessee or their respective predecessors in title or other occupier; and

     (iii) (without prejudice to paragraphs 1.3.2 and 1.3.3) any works carried out to the Demised Premises during the Term by the Tenant or any permitted underlessee, in either case at its own expense in pursuance of a licence granted by the Landlord and otherwise than in pursuance of any obligation to the Landlord and any other works carried out at the Demised Premises by the Tenant under any previous tenancy whether or not so licensed by the Landlord.

1.4 "Review Surveyor" means an independent chartered surveyor appointed pursuant to paragraph 4.1 and if he is to be nominated by or on behalf of the President of the Royal Institution of Chartered Surveyors, the President shall be requested to nominate an independent chartered surveyor having not less than ten years practice next before the date of his appointment and recent substantial experience in the letting and valuation of premises of a similar character and quality to those of the Demised Premises and who is a partner or director of a firm or company of surveyors having appropriate market and valuation knowledge of such premises.

2. The yearly rent first reserved and payable under this lease for each year of the Term until the first Review Date is as follows:

     (a) for the period commencing on 25/th/ December 1998 and expiring on 24/th/ December 1999 the sum of Twenty Six Thousand Seven Hundred and Ninety Six Pounds (Pounds)(26,796); and

     (b) for the period commencing on 25/th/ December 1999 until the first Review Date the sum of Twenty Eight Thousand Eight Hundred pounds (Pounds)(28,800).

3. The yearly rent first reserved and payable from each Review Date until the next following Review Date or (in the case of the period commencing on the last Review Date during the Term) until the expiry of the Term shall be the higher of:

3.1  the Current Rent; and

3.2  the Review Rent.

4. If the Landlord and the Tenant shall not have agreed the Review Rent by the date three months before the relevant Review Date it shall (without prejudice to the ability of the Landlord and the Tenant to agree it at any time) be assessed as follows:

4.1 the Review Surveyor shall (in the case of agreement about his appointment) be appointed by the Landlord or the Tenant to assess the Review Rent or (in the absence of agreement at any time about his appointment) be nominated to assess the Review Rent by or on behalf of the President for the time being of The Royal Institution of Chartered Surveyors on the application of the Landlord or the Tenant;

4.2 the Review Surveyor shall act as an arbitrator and the arbitration shall be conducted in accordance with the Arbitration Act 1996; and shall be required:

     4.2.1 to give written notice to the Landlord and the Tenant inviting each of them to submit to him within such time limits as he shall reasonably stipulate a proposal for the Review Rent supported by any or all of:

             (A)    a statement of reasons;

             (B)    a professional rental valuation;

             (C) information in respect of any other matters they consider relevant; and (separately and later)

             (D) submissions in respect of each other's statement of reasons, valuation and other matters; and

     4.2.2 upon written request from the Landlord or the Tenant to assess the Review Rent with a hearing and not solely the written submissions and other matters referred to at paragraph 4.2.1 of this schedule 4; and

     4.2.3 to give written notice to the Landlord and the Tenant if he shall appoint a Solicitor or Counsel or expert to advise and assist him on points of law and/or procedure and/or evidence which notice shall include the name of the Solicitor or Counsel or expert and details of their anticipated fees and expenses and the Landlord or the Tenant shall notify the Review Surveyor within a reasonable period if there is any objection to such appointment or the level of such fees or expenses and the Review Surveyor shall give reasonable consideration to such representations.

4.3 if the Review Surveyor refuses to act, or is or becomes incapable of acting or dies, the Landlord or the Tenant may apply to the President for the appointment of another Review Surveyor.

5. If the Review Rent has not been agreed or assessed by the relevant Review Date the Tenant shall:

5.1  continue to pay the Current Rent on account; and

5.2 pay the Landlord, within seven days after the agreement or assessment of the Review Rent, any amount by which the Review Rent for the period commencing on the relevant Review Date and ending on the quarter day following the date of payment exceeds the Current Rent paid on account for the same period, plus interest (but calculated at 2% per annum above the Midland Bank Plc base lending rate then in force) for each instalment of rent due on and after the relevant Review Date on the difference between what would have been paid on that rent day had the Review Rent been fixed and the amount paid on account (the interest being payable from the date on which the instalment was due up to the date of payment of the shortfall).

6. If any Enactment restricts the right to review rent or to recover an increase in rent otherwise payable then, when the restriction is released, the Landlord may, at any time within six months after the date of release, give to the Tenant not less than one month's notice requiring an additional rent review as at the next following quarter day which shall for the purposes of this lease be a Review Date.

7. As soon as possible after any increase in rent is agreed or determined pursuant to this Fourth Schedule, a memorandum recording the increase shall be signed on behalf of the Landlord and the Tenant respectively and exchanged between them.

                              THE FIFTH SCHEDULE

                               (Covenants etc.)

All rights easements quasi-easements privileges and other matters affecting the Demised Premises as are referred to in the Property and Charges Registers of Title No. CB 95837 so far as the same may be applicable to the Demised Premises.

                              THE SIXTH SCHEDULE

                       (Authorised Guarantee Agreement)

The Assignor agrees with the Landlord that from the Assignment during the period that the Lease is vested in the Assignee:

1.1 the rent reserved by the Lease (whether or not ascertained as to amount) and other sums payable by the Assignee shall be duly paid and that all the tenant's obligations contained in the Lease shall be performed and observed as required by the Lease and that if there is any breach of the tenant's obligations the Assignor shall comply with the obligations in respect of which the Assignee shall be in default and shall on demand pay to the Landlord an amount equivalent to the rents or other sums not paid and/or any loss damage costs charges expenses or any other liability incurred or suffered by the Landlord as a result of the breach and shall otherwise indemnify and hold harmless the Landlord against all actions claims costs damages demands expenses losses and proceedings arising from or incurred by the Landlord as a result of such non-compliance;

1.2 if any liquidator or other person having power to do so disclaims the Lease and if the Landlord by written notice served within three months after the date of disclaimer (the "Relevant Trigger Event") requires the Assignor to accept a lease of the Premises (for a term computed from the date of the Relevant Trigger Event) to the date on which the Term (as defined in the Lease) would have expired by effluxion of time and at the same rents and subject to the same covenants conditions and provisions as are reserved by and contained in the Lease immediately before the Relevant Trigger Event and with coincidental rent review dates (as defined in the Lease) (the said new lease to take effect as from the date of the Relevant Trigger Event) the Assignor shall forthwith accept such lease accordingly and execute and deliver to the Landlord a counterpart of it and indemnify the Landlord on demand against the costs incurred on the grant of the new lease;

1.3 without prejudice to the rights of the Landlord against the Assignee the Assignor shall be a principal debtor in respect of its obligations under this clause and not merely a surety and accordingly the Assignor's liability shall not be discharged by any act or thing by which it would not have been discharged if the Assignor had been a principal debtor;

1.4 the Assignor shall pay all charges (on a full indemnity basis) reasonably incurred by the Landlord in enforcing the Assignor's obligations under this deed.

2. The Landlord agrees with the Assignor that it will notify the Assignor in writing within ten working days of receiving notice that the Lease is no longer vested in the Assignee.

THE COMMON SEAL of SUN LIFE                          )

PENSIONS MANAGEMENT LIMITED                          )

was hereunto affixed in the presence of:             )

                     DATED                           1999
                     ------------------------------------

                     SUN LIFE PENSIONS MANAGEMENT LIMITED

                                      and

                     CAMBRIDGE ANTIBODY TECHNOLOGY LIMITED

                                    LEASE
                                      of
                         Unit B8 Melbourn Science and
                 Business Park, Melbourn, South Cambridgeshire




     NOTE:     This is a new tenancy for the purposes of the Landlord and Tenant
          (Covenants) Act 1995.


                                                Herbert Smith
                                                Exchange House
                                                Primrose Street
                                                London EC2A 2HS
                                                Tel:  0171-374 8000
                                                Fax:  0171-374 0888
                                                Ref:  2065/2174/30794054

THIS LEASE is made the 23rd day of August 1999

BETWEEN:

(1) SUN-LIFE PENSIONS MANAGEMENT LIMITED (Company Number 01105141) whose registered office is at 107 Cheapside London EC2V 6DU (hereinafter called the "Landlord") and

(2) CAMBRIDGE ANTIBODY TECHNOLOGY LIMITED (Company Number 2451177) whose registered office is at The Science Park Melbourn Cambridgeshire SG8 6JJ (hereinafter called the "Tenant")


WITNESSETH as follows:

1. The Landlord hereby demises unto the Tenant ALL THOSE PREMISES more particularly described in the First Schedule hereto together with the Landlord's fixtures and fittings therein set out in the Second Schedule hereto (all which premises are hereinafter referred to as the "Demised Premises") TO HOLD the same unto the Tenant for the term of twelve years subject to the provisions for earlier determination in Clause 4.17 from and including 25/th/ December 1998 (the "Term") PAYING THEREFOR:

        FIRSTLY, yearly and proportionately for any part of a year, the rent specified in the Fourth Schedule, by equal quarterly payments in advance on the usual quarter days in every year, the first such payment or a proportionate part of it (being a proportionate part of the rent specified in paragraph 2 of the Fourth Schedule from the date hereof the first anniversary of the date from which the Term is calculated, after deduction of the quarterly instalments of such yearly rent payable on the intervening usual quarter days) to be made on the date hereof;

        SECONDLY on demand by way of additional rent (and the Landlord's remedies for recovering rent in arrears shall apply hereto) a sum representing interest at the rate of four pounds per centum per annum above the Midland Bank Plc base lending rate in force at the date the rent falls due upon any payment of rent outstanding and unpaid upon the date when the payment of rent fell due and upon any other sum or sums of money payable under the terms of this Lease by the Tenant to the Landlord which shall remain unpaid the interest to be charged from the date upon which the payment of rent fell due or the said sum or sums was or were (as the case may be) demanded in writing throughout the entire period during which the payment of rent or other sum or sums remain outstanding or unpaid Provided always that this Clause shall not prejudice in any way the Landlord's right of re-entry contained in Clause 4.1 hereof

        THIRDLY as additional rent a proportionate part (hereinafter called "the service rent") of the Maintenance Charge (which expression in this Lease shall mean the aggregate in any one year of the costs expenses provisions liabilities and payments properly incurred or otherwise provided for by the Landlord in relation to the matters set forth in the Third Schedule hereto) being subject to the following terms and provisions:

   1.1 the amount of the service rent shall be ascertained and certified annually by a certificate (hereinafter called "the certificate") signed by the Landlord or its Managing Agents (which expression in this Lease shall mean the Agents (if any) nominated by the Landlord and for the time being thereunder duly authorized by the Landlord and includes their sub-agents to whom if requested by the Landlord in writing all communications intended for the Landlord shall be addressed) so soon after the end of the Landlord=s financial year as may be practicable and shall relate to such year in manner hereinafter mentioned


   1.2 the expression "the Landlord's financial year" shall mean the period from the First day of April to the Thirty-first day of March or such other annual period as the Landlord may in its discretion from time to time determine

   1.3 a copy of the certificate for each such financial year shall be supplied by the Landlord to the Tenant on written request and without charge to the Tenant

   1.4 the certificate shall contain a fair and accurate summary of the Landlord's said expenses and outgoings incurred by the Landlord during the Landlord's financial year to which it relates and the certificate (or a copy thereof duly certified by the person by whom the same was given) shall be conclusive evidence for the purposes hereof of the matters which it purports to certify save in case of manifest error or mis-statement

   1.5 the annual amount of the service rent payable by the Tenant as aforesaid shall be:

        (A) a percentage of the Maintenance Charge which is calculated by comparing the gross internal floor area of the Demised Premises with the total gross internal floor area of all premises (including the Demised Premises) let or available for letting (including any premises the freehold of which has been sold by the Landlord but subject to the payment to the Landlord of a service charge contribution) from time to time on the Science Park (as defined in the First Schedule) and the determination of such percentage by the Landlord or its Managing Agents shall be final

        (B) together with the whole of the insurance charge set forth in Paragraph 15 of the Third Schedule

   1.6 on the usual quarter days in each year during the Term the Tenant shall pay to the Landlord such a sum (hereinafter referred to as "advance payment") in advance and on account of the service rent for the Landlord's financial year then current as the Landlord or its Managing Agents shall from time to time specify to be fair and reasonable

   1.7 within a reasonable period after the end of each Landlord's financial year the Landlord shall furnish to the Tenant an account of the service rent payable by the Tenant for that year due credit being given therein for the advance payments made by the Tenant in respect of the said year and upon the furnishing of such account there shall be paid by the Tenant to the Landlord the service rent or any balance found payable or there shall be allowed or (after the expiry of the Term) repaid by the Landlord to the Tenant any amount which may have been overpaid by the Tenant by way of advance payment as the case may require PROVIDED ALWAYS that the provisions of this sub-clause shall continue to apply notwithstanding the expiration or sooner determination of the Term but only in respect of the period down to such expiration or sooner determination as aforesaid

  1.8 it is hereby agreed and declared that the Landlord shall not be entitled to re-enter under the provision in that behalf hereinafter contained by reason only of the non payment by the Tenant of any advance payment as aforesaid prior to the issue of the certificate for the preceding financial year but nothing in this Clause or this Lease contained shall disable the Landlord from maintaining an action against the Tenant in respect of non payment of any such advance payment notwithstanding that the certificate had not been issued at the time of the proceedings subject nevertheless to proof in such proceedings by the Landlord that the advance payment demanded and unpaid is of a fair and reasonable amount having regard to the prospective service rent ultimately payable by the Tenant

   2.   THE TENANT HEREBY COVENANTS WITH THE LANDLORD AS FOLLOWS:

   2.1  To pay Rent

        To pay the rents hereby reserved and made payable on the days and in manner aforesaid without any deductions or set off and (unless the Landlord agrees otherwise) to pay the rent first reserved (together with any VAT on it) by Banker's standing order.

   2.2  To pay Outgoings

        2.2.1 From time to time and at all times throughout the Term to pay and discharge all existing and future rates taxes duties charges community charges and assessments surcharges impositions and outgoings whatsoever whether parliamentary local or of any other description which now are or may at any time during the Term be assessed imposed or charged upon or payable in respect of the Demised Premises or any part thereof or upon the owner or occupier in respect thereof or payable by either in respect thereof and whether of national or local and whether of a capital or revenue nature and even though of a wholly novel character provided that the Tenant shall not in any event be liable for any payments as shall be occasioned by any development disposition of or dealing with the ownership of any estate or interest expectant in reversion on the determination of the Term or subject to

                  Clause 4.6 hereof upon the rents received by the Landlord

        2.2.2 To pay all charges for water, gas and electricity (including meter rents) consumed in the Demised Premises during the Term.

        2.2.3 To keep the Demised Premises in rateable occupation during the last three months of the Term or such longer period as The Secretary of State may specify as "the standard period" for the purpose of Section 42 of the Local Government Planning and Land Act 1980

        2.2.4 Immediately and in any case within seven days of receipt of any proposal by the Valuation Officer or Rating Authority respecting the rating assessment of the Demised Premises to give notice thereof to the Landlord and not to agree to any such proposal without the Landlord's written consent (such consent not to be unreasonably withheld or delayed)

   2.3  To repair and keep clean and tidy

        2.3.1 Subject always to the proviso hereinafter appearing well and substantially to repair cleanse maintain and keep in good and substantial repair and condition the Demised Premises and without prejudice to the generality of the foregoing well and substantially to repair and keep in repair and maintain all party walls (jointly with tenants of adjoining premises) and all fencing and boundary walls lighting heating and ventilation and drainage systems plate glazing water gas and other installations fire fighting equipment and all other machinery and Landlord's fixtures and fittings in the Demised Premises and exclusively serving the same and all sewers drains channels watercourses gutters rainwater and soil pipes and cables and supply lines exclusively serving the same (damage by any of the insured risks save where the insurance moneys shall be irrecovable in consequence of any act or default of the Tenant or its agents licensees servants or invitees or damage to the Tenant's trade fixtures fittings and stock (if any) only excepted)

        2.3.2 To keep the Demised Premises maintained to a good standard of decorative order and properly clean and, as often as necessary and at least once in every third year as to the exterior of the Demised Premises and once in every fifth year as to the interior of the Demised Premises and also in the last year of the Term (but not twice in any period of 18 months), to redecorate and treat the Demised Premises with appropriate materials in a good and workmanlike manner (and during the last year of the Term in a colour scheme and with materials approved by the Landlord).

        2.3.3 Without prejudice to the generality of the foregoing to clean all glazing (both inside and outside and including frames) in the Demised Premises as often as shall reasonably be necessary but not less than once in every three months

        2.3.4 To clean the brickwork cladding and other finishes in a workmanlike manner as often as shall reasonably be considered necessary by the Landlord

        2.3.5 Immediately preceding the determination of the Term (howsoever determined) to thoroughly clean and scour the external and internal parts of the Demised Premises and leave the same clean and secure in every respect on the last day of the Term

        2.3.6 To make good all damage caused to the Demised Premises and all other parts of the Science Park (as defined in the First Schedule hereto) by the Tenant its servants agents or licensees or caused in the furtherance of theft and within one month (or within twenty-four hours in case of emergency) after service upon the Tenant by the Landlord of a notice in writing specifying any repairs for which the Tenant is responsible and necessary to be done to commence and thereafter proceed diligently to complete the execution of such repairs and if the Tenant shall fail so to do the Landlord may execute such repairs and the cost thereof shall be a debt due from the Tenant to the Landlord and be forthwith recoverable by action and the Landlord's remedies for recovering rent in arrears shall apply hereto

        2.3.7 To pay to the Landlord forthwith upon written demand (and the Landlord's remedies for recovering rent in arrears shall apply hereto) the reasonable cost to the Landlord of inspecting repairing maintaining renewing replacing any party walls separating the Demised Premises from any adjoining premises in case of failure by the Tenant to comply with its obligations under Clause 2.3.1. of this Lease

        2.3.8 To take all steps necessary to prevent the freezing of water pipes in the Demised Premises

        PROVIDED ALWAYS that the Tenant shall not be liable hereunder for latent or inherent defects in the Demised Premises and PROVIDED FURTHER that in complying with its obligations pursuant to this Clause 2 the Tenant shall not be required to put the Demised Premises in any better state of repair than the state evidenced by the Schedule of Condition annexed to the Tenant's previous lease of the Demised Premises dated 23/rd/ May 1997, a copy of which is attached hereto, as amended by the letter a copy of which is also attached, hereto from Messrs DJ Freeman to Messrs Hawkins Russell Jones dated 30/th/ April 1997

   2.4 Landlords discretion as to painting and repairs and of making regulations

        To abide by the decision of the Landlord or the Landlord=s Managing Agent as to whether and the time and manner in which any work ought to be done pursuant to the covenants in sub-clause 2.3. of this Clause and to comply with their reasonable directions in that behalf and as to the mode of bringing telephone communication wires into the Demised Premises and to abide by all reasonable regulations from time to time in force (written details of which shall have first been given to the Tenant) relating to the use of any parts of the Science Park which the Tenant is entitled to use but which are not included in the Demised Premises the Landlord being entitled to make and from time to time amend any such regulations as it shall at its discretion think appropriate for the preservation of the quality and character of the Science Park and the amenities thereof and the wellbeing of its occupants (including but without limiting the generality of the foregoing regulations restricting the use of the Science Park but not the Demised Premises for such periods as the Landlord shall deem reasonably necessary or expedient in the interests of safety expedition of repairs or decorations or otherwise)

   2.5   Restriction on effluent and rubbish

         2.5.1 Not to discharge into the drains of the Landlord any effluent other than storm water or into the sewers of the Landlord any effluent other than sewerage water and soil otherwise than as authorised by license issued by Anglian Water plc or Geodesys Limited or other drainage authority for the time being having jurisdiction in relation to the Science Park and strictly in compliance with all conditions regulations and requirements attaching to such license PROVIDED THAT the Tenant shall at all times indemnify the Landlord in relation to any liability for contamination or other costs, claims or damage whatsoever or howsoever arising from and directly attributable to such discharge and not to wash down vehicles of any type on any part of the Science Park

        2.5.2 To supply to the Landlord within 7 days of a request therefor a copy of any license obtained by the Tenant pursuant to Sub-Clause 2.5.1. above.

        2.5.3 Not to form any refuse dump or rubbish or scrap heap on the Demised Premises or in any yard passageway staircase or balcony adjacent thereto but to remove as frequently as reasonably necessary all refuse rubbish and scrap and all used tins cans boxes and other containers which may have accumulated on the Demised Premises and to use the refuse disposal receptacles (if any) provided by the Landlord and to keep the Demised Premises generally free from weeds deposit of materials or refuse and clean and tidy and not to bring or keep or suffer to be brought or kept upon the Demised Premises or on any part of the Science Park anything which is or may become untidy unclean unsightly or in any way detrimental to the amenity of the neighborhood and within two working days to comply with the requirements of any written notice from the Landlord to restore any amenity injured as aforesaid and in the event of the Tenant failing to comply with such notice the Landlord shall be entitled to enter upon the Demised Premises or elsewhere on the Science Park and carry out any works necessary to comply with such notice and to recover the reasonable cost thereof from the Tenant which shall at the option of the Landlord be recoverable from the Tenant as rent in arrear

   2.6   To permit entry for inspection

         2.6.1 To permit the Landlord or the Landlord's Managing Agents or such workmen as may be authorised in writing by them respectively at all reasonable times within forty-eight hours of notice in writing from the Landlord to the Tenant (except in case of emergency when no notice shall be required) to enter the Demised Premises and take a plan and examine the state of repair and condition of the same and to keep inventories of the fixtures and things to be surrendered at the expiry of this Lease and within one calendar month or sooner if requisite after notice in writing to the Tenant of all defects and wants of reparation for which the Tenant is liable under the covenants on his part herein contained found on such examination shall have been given or left at the Demised Premises to proceed diligently to repair and make good the same according to such notice and the covenants and conditions and in accordance with the requirements of the Landlord or the Landlord=s Managing Agents and in case the Tenant shall make default in so doing within one month of the service of such notice (or within twenty-four hours in case of emergency in the opinion of the Landlord) it shall be lawful for workmen and others to be employed by the Landlord to enter upon the Demised Premises and repair and restore the same and all costs and expenses incurred thereby and Value Added Tax thereon (including Surveyor's and other professional fees) shall on demand be paid by the Tenant to the Landlord and if not so paid shall be recoverable by the Landlord as rent in arrear

        2.6.2 To permit the Landlord or its Agents or workmen at all reasonable times within forty-eight hours of notice in writing from the Landlord to the Tenant (except in case of emergency when no notice shall be required) to enter upon the Demised Premises for the purpose of executing repairs additions or alterations painting and redecoration to or upon any adjoining or neighbouring premises or for making repairing renewing or connecting or cleansing any services belonging to or leading from the same such persons causing as little inconvenience or interruption to business as possible and making good to the reasonable satisfaction of the Tenant all damage to the Demised Premises thereby occasioned

        2.6.3 The Tenant shall indemnify the Landlord from and against all liability whatsoever including all actions proceedings costs claims and demands brought or made against the Landlord under or by virtue of the Defective Premises Act 1972 or any Act or Acts for the time being amending or replacing the same or any regulations or orders made thereunder in the event of the Landlord exercising the right to enter the Demised Premises to carry out any description of maintenance or repair thereof under the power contained in sub-clause 2.6.1. of this sub-clause

   2.7  Restriction on Alterations

        2.7.1 Not to make any structural alterations to the Demised Premises or any part thereof nor to erect any new buildings or extensions thereon and without prejudice to the generality of the foregoing not to install any outlets for pipes wires cables or flues through the walls doors or windows of the Demised Premises (save as hereinafter contained) Provided always that the cutting of one or more doors or similar openings in a wall or walls separating the Demised Premises from any adjoining premises occupied by the tenant shall not for the purposes of this sub-clause be regarded as a structural alteration and shall require the consent of the Landlord under Clause 2.7.2

        2.7.2 Not without the previous consent in writing of the Landlord such consent not to be unreasonably withheld or delayed (and then only in accordance with plans previously approved in writing by the Landlord such approval not to be unreasonably withheld or delayed and subject to conditions reasonably imposed by and under the supervision and to the reasonable satisfaction of the Landlord or its Surveyors or Architects) to make any non-structural alterations or additions to the Demised Premises (excepting the installation of or alterations to internal demountable partitioning for which no consent will be necessary) and if required by the Landlord to reinstate all such approved alterations and modifications (including demountable partitioning) at the end of the Term (or (if earlier) in the case of works to create an opening in walls separating the Demised Premises from adjoining premises occupied by the Tenant the date on which the adjoining premises cease to be occupied by the Tenant) to the reasonable satisfaction of the Landlord or its Surveyor.

        2.7.3 At the expiry of the Term (howsoever determined) (or (if earlier) in the case of works to create an opening in walls separating the Demised Premises from adjoining premises occupied by the Tenant the date on which the adjoining premises cease to be occupied by the Tenant) if and to the extent required by the Landlord to remove all alterations or additions made to the Demised Premises or any part by the Tenant or its predecessors in title prior to the date of this lease pursuant to any previous tenancy of the Demised Premises under which the Tenant or any predecessor in title of the Tenant was permitted to carry out alterations to the Demised Premises subject to a liability to reinstate and where the Tenant or the predecessor in title did not reinstate the alterations on the determination of that tenancy and to restore and make good the Demised Premises in a good and workmanlike manner to the condition and design which existed before the alterations were made to the reasonable satisfaction of the Landlord or its surveyor.

   2.8  Not to affix heavy apparatus or exceed loads or overload services

        2.8.1 Not to affix to the structure or any part of the Demised Premises any heating apparatus ducting pipes or electric power cables or any crane or hoist for the lifting or transport of merchandise or other goods without the written permission of the Landlord first obtained such permission not to be unreasonably withheld or delayed such permission to be hereby deemed and acknowledged in relation to any such apparatus pipes cables crane or hoist affixed to the Demised Premises by the Tenant prior to the date hereof pursuant to any previous lease.

        2.8.2 Not to suspend or permit or suffer to be suspended any heavy load from the ceilings or main structure of the Demised Premises nor load or use or permit or suffer to be loaded or used the floor or structure of the Demised Premises in any manner which will in any way impose a weight or strain in excess of that which such premises are constructed to bear with due margin for safety or which will in any way strain or interfere with the structural members thereof

        2.8.3    Not to overload the services to the Demised Premises

        2.8.4 To pay to the Landlord on demand all reasonable costs reasonably incurred by the Landlord in obtaining the opinion of a suitably qualified engineer as to whether the Tenant has been in breach of this sub-clause 2.8 and the Landlord's remedies for recovering rent in arrears shall apply hereto

   2.9  Not to avoid insurance

        2.9.1 Not to do or permit or suffer to be done anything (save that the permitted use from time to time shall not be deemed to be a breach of this covenant) whereby the policy or policies of insurance of the Demised Premises and/or the adjoining or neighbouring premises of the Landlord may become void or voidable and to comply with all reasonable recommendations and requirements of the insurers as to fire precautions relating to the Demised Premises

        2.9.2 To pay to the Landlord on demand any increased premium which the Landlord may be reasonably required to pay under any insurance policy in respect of the Demised Premises or any other property of the Landlord arising from the user as hereinafter mentioned of the Demised Premises and all such payment shall be added to the rent hereinbefore reserved and shall be recoverable as rent

        2.9.3 In the event of the Demised Premises or any part thereof being destroyed or damaged by any of the insured risks and the insurance moneys under any insurance against the same effected thereon by the Landlord being wholly or partly irrecoverable by reason solely or in part of any act or default of the Tenant or its agents licensees servants or invitees then and in every such case the Tenant will forthwith (in addition to the said rent) pay to the Landlord the irrevocable proportion of the cost of completely rebuilding and reinstating the same

                  2.9.4 Not to effect any policy of insurance of its own in respect of risks covered by the insurance effected by the Landlord of the Demised Premises (and in default any insurance money received by or payable to the Tenant shall become the property of the Landlord)

         2.10     Dangerous substances

                  2.10.1 Not to keep or permit or suffer to be kept on the Demised Premises any material liquid or gas of a dangerous combustible corrosive explosive flammable radio-active or offensive nature otherwise than in accordance with the provisions of any relevant Act or Acts of Parliament or regulations made thereunder or issued by the Health and Safety Executive or any other like statutory body for the time being in force and after due notice to the Landlord and the insurers of the Demised Premises and payment of every increased or extra premium which ought properly to be paid and in any event not to store in the Demised Premises materials the keeping of which may contravene any statute order or regulation or bye-law

                  2.10.2 If it shall be necessary for the Landlord or any tenant of any unit adjoining the demised Premises to carry out any work to such adjoining unit as a result of the storage in the Demised Premises or any of the substances mentioned in sub-clause 2.10.1 hereof then the Tenant shall forthwith on demand pay to the Landlord or such adjoining tenant the cost incurred in carrying out such work as aforesaid

                  2.10.3 Within seven days of a request by the Landlord to supply to the Landlord copies of any applications made by the Tenant to any statutory or other authority or body for consent to keep any of the matters referred to in sub-clause 2.10.1 hereof on the Demised Premises together with copies of any licences issued pursuant to any such applications

         2.11     Dealings with the lease

                  2.11.1 Not to transfer, mortgage, charge, hold on trust for another, underlet or otherwise part with possession of any part (as distinct from the whole) of the Demised Premises or agree to do so.

                  2.11.2 Not to transfer, hold on trust for another, underlet or otherwise part with possession of the whole of the Demised Premises or agree to do so, except that the Tenant may transfer or underlet the whole of the Demised Premises if, before the transfer or underletting is completed, the Tenant complies with the conditions described in clause 2.11.3 or clause 2.11.4, as applicable.

         (Assignment)

         2.11.3 The conditions (which are specified for the purposes of section 19(1A) of the Landlord and Tenant Act 1927 and which operate without prejudice to the Landlord's right to withhold consent on any reasonable ground) applying to a transfer of the whole of the Demised Premises are:

                 (A) that the Tenant enters into an authorised guarantee agreement, as defined in section 16 of the Landlord and Tenant (Covenants) Act 1995, with the Landlord in the form of the draft set out in the Sixth Schedule hereto; and

                 (B) that any guarantor of the Tenant's obligations guarantees to the Landlord that the Tenant will comply with the authorised guarantee agreement in a form which the Landlord reasonably requires; and

                 (C) that, subject as provided in paragraph ((D)) and if the Landlord so reasonably requires, the proposed assignee procures one, but not both, of the following:

                        (1) covenants with the Landlord by an additional guarantor or guarantors approved by the Landlord (who shall act reasonably in giving its approval), in terms having a form and content reasonably required by the Landlord; or

                        (2) a deposit with the Landlord of an amount in cleared funds equal to half of the then current yearly rent first reserved by this lease and an amount equal to VAT on that amount, on terms which the Landlord reasonably requires; and

                 (D) if the proposed transfer is to a Group Company (which expression shall have the meaning set out in Section 42 of the Landlord and Tenant Act 1954); and

                        (1) if the Tenant's obligations, or any of them, are guaranteed by another Group Company, that such Group Company covenants with the Landlord terms having a form and content reasonably required by the Landlord; or

                        (2) if the Tenant's obligations are not guaranteed by another Group Company and if the transferee is not, in the Landlord's reasonable opinion, of equal financial standing to the Tenant, that the proposed transferee procures covenants by a Group Company other than the Tenant and the transferee and which is, in the Landlord's reasonable opinion, of equal financial standing to the Tenant, in a form which the Landlord reasonably requires; and

                        (3) whether or not paragraph (D)(1) or (2) applies, if the Tenant's obligations, or any of them, are secured by a security deposit, the proposed transferee procures a deposit with the Landlord of the amount and on terms described in paragraph
                               (C)(2); and

                 (E) that the Landlord's consent, which will be unreasonably withheld, is obtained to, and within two months before, the transfer.

         (Underletting)

         2.11.4    Not to underlet the whole of the Demised Premises except:

                   (A)  to a person who has covenanted with the Landlord:

                        (1) to observe the Tenant's obligations in this Lease (other than the payment of rents);

                        (2) not to transfer the whole of the Demised Premises without the Landlord's consent (which shall not be unreasonably withheld if the conditions which are referred to in clause 2.11.3 are first satisfied); and

                        (3) not to transfer part of the Demised Premises or to underlet or otherwise part with possession or share the occupation of the Demised Premises or any part of them;

                   (B) by reserving as a yearly rent, without payment of a fine or premium, an amount equal to their then open market rack rental value such rent to be approved by the Landlord (who shall not unreasonably withhold it) and to be payable by equal quarterly instalments in advance on the usual quarter days and by reserving, as additional rents, amounts equal to and payable at the same times as the other rents reserved by this lease;

                   (C) by a form of underlease (which does not express any sum any be payable by reference to a percentage or proportion of the rent or any other sum payable under this lease, but which requires it to be payable and assessed in accordance with the same principles as are required by this lease) to be approved by the Landlord, such approval not to be unreasonably withheld;

                   (D)  by a form of underlease which requires:

                        (1) the principal rent reserved by it to be reviewed upwards only at each of those Review Dates which will occur during the sub-term, in accordance with the same principles which apply to rent reviews under this lease;

                        (2) the underlessee to observe the Tenant's obligations (other than the obligation to pay rents under this lease) to the extent they relate to the Demised Premises and containing:

                              (a) a condition for re-entry by the underlessor on breach of any obligation by the underlessee;

                              (b) a qualified covenant not to transfer the whole of the Demised Premises (subject to prior compliance with conditions as set out in clause 2.11.3) and an unqualified covenant not to transfer part of the Demised Premises or to underlet or otherwise part with possession or share the occupation of the Demised Premises or any part of them;

                              (c) an agreement excluding sections 24 to 28 inclusive of the Landlord and Tenant Act 1954 in relation to the underlease, pursuant to an Order duly made under section 38(4) of that Act; and

                   (E) with the Landlord's consent, issued within two months before completion of the underletting, which consent (subject to compliance with the foregoing conditions precedent shall not be unreasonably withheld.

          2.11.5 To enforce the observance by every underlessee of the provisions of the underlease and not expressly or impliedly to waive any breach of them, nor to vary the terms of any underlease.

          2.11.6 Not to agree any reviewed rent payable under an underlease until the principal rent reserved by this Lease has been reviewed and agreed in accordance with the provisions of the Fourth Schedule hereto.

         (Sharing occupation)

         2.11.7 Not to share the occupation of the Demised Premises or any part of them.

   2.12  Notifying Landlord of dealings with the lease

         2.12.1 Within ten working days after any disposition or devolution of this lease, or of any estate or interest in or derived out of it, to give the Landlord notice of the relevant transaction with a certified copy of the relevant document, and to pay the

                  Landlord a fair and reasonable fee of not less than twenty five pounds for registering each notice.

         2.12.2 To notify the Landlord of particulars of the determination of every rent review under any underlease of the Demised Premises within fourteen days after the date of determination.

    2.13 To pay costs of notices and consents and orders

         2.13.1 To pay all proper and reasonable costs charges and expenses (including Solicitors costs and Surveyors fees) incurred by the Landlord in any proceedings under Sections 146 and 147 of the Law of Property Act 1925 or any statutory provision replacing the same notwithstanding that forfeiture is avoided otherwise than by relief granted by the Court

         2.13.2 To reimburse to the Landlord on demand all proper and reasonable fees costs charges and expenses incurred or suffered by the Landlord arising out of or in connection with or incidental to any application or request by the Tenant in connection with the Demised Premises or any provisions of this Lease whether or not the same shall be proceeded with by the Tenant or shall be granted subject to conditions or arising out of or in connection with any steps in connection with the preparation and service of a Schedule of Dilapidations during or within ninety days after the expiry of sooner determination of the Term or within ninety days after the Tenant vacates the Demised Premises whichever shall be the later (but in relation only to dilapidations occurring during the Term)


         2.13.3 To pay all proper and reasonable legal costs and disbursements incurred by the Landlord in the recovery of arrears of rent and any other monies due hereunder from the Tenant to the Landlord and proceedings in connection therewith

   2.14  User

         2.14.1 Subject to sub-clause 2.16 hereto to use the Demised Premises for such use within Clause B1 of the Town and Country Planning (Use Classes) Order 1987 as shall be first approved in writing by the Landlord (such consent not to be unreasonably withheld or delayed where the proposed use is compatible with uses on a Science Park and does not conflict with good estate management) and for no other purpose

         2.14.2 Not to use the car parking spaces on the Science Park allocated to the Tenant pursuant to the provisions of the First Schedule otherwise than for parking private motor cars of the Tenant its employees and visitors

   2.15  Advertisements and signs

         2.15.1 Not to affix or permit to be affixed or exhibited to or upon any part of the exterior of the Demised Premises or on the interior visible from the exterior any placard poster sign notice or advertisement save those of a type size and in positions approved in writing by the Landlord

         2.15.2 At the end of the Term (howsoever determined) and if so required by the Landlord to remove such placard poster sign or advertisement from the Demised Premises and to make good to the reasonable satisfaction fo the Landlord or its Surveyors any damage caused to the Demised Premises by such removal

         2.15.3 Always to display and maintain a suitable sign in a location reasonably prescribed by the Landlord showing the name (or trading name) of every permitted occupier of the Demised Premises

   2.16  To comply with statutory provisions

         2.16.1 At all times during the Term to observe and comply in all respects with the provisions and requirements of any and every enactment (which expression in this covenant includes as well any and every Act of Parliament already or hereafter to be passed as any and every order regulation and bye-law already or hereafter to be made under or in pursuance of any such Act) so far as they relate to or affect the user of the Demised Premises or any additions or improvements thereto or the user thereof for the purpose of any manufacture process trade or business or the employment therein of any person or persons or any fixtures machinery plant or chattels for the time being affixed thereto or being thereupon or used for the purposes thereof and to execute all works and provide and maintain all arrangements which by or under any enactment or by any government department local authority or other public authority or duly authorised officer or court of competent jurisdiction acting under or in pursuance of any enactment are or may be directed or required to be executed provided and maintained at any time during the Term upon or in respect of the user of the Demised Premises or any additions or improvements thereto or in respect of any such user thereof or employment therein of any person or persons for fixtures machinery plant or chattels as aforesaid whether by the Landlord or Tenant thereof and to indemnify the Landlord at all times against all costs charges and expenses of or incidental to the execution of any works or the provision or maintenance of any arrangements so directed or required as aforesaid and not at any time during the Term to do or omit or suffer to be done or omitted on or about the Demised Premises any act or thing by reason of which the Landlord may under any enactment incur or have imposed upon him or become liable to pay any penalty damages compensation costs charges or expenses and to keep the Landlord effectually indemnified against all such compensation damages penalties costs charges or expenses

         2.16.2 At all times during the Term to comply in all respects with the provisions and requirements of any Town and Country Planning Act or Acts for the time being in force and any regulations and orders made thereunder and all licences consents permissions (to the extent such permissions shall be implemented) and conditions (if any) granted or imposed thereunder or under any enactment repealed thereby so far as the same respectively relate to or affect the Demised Premises or any part thereof or any operations works act or things already or hereafter to be carrier out executed or done or omitted thereon or the use thereof for any purpose and before making any applications to the Local Authority for planning permission or bye-law consent to obtain the consent in writing of the Landlord (which consent shall not be unreasonably withheld or delayed) to such application and to provide the Landlord with copies of the relevant application and accompanying drawings and on the granting of such planning permission or bye-law consent to supply copies thereof to the Landlord

        2.16.3 Unless the Landlord shall otherwise direct to carry out before the expiration or sooner determination of the Term any works stipulated to be carried out to the Demised Premises by a date subsequent to such expiration or sooner determination as a condition of any planning permission which may have been granted and acted upon by the Tenant during the Term

         2.16.4 To give notice to the Landlord as soon as reasonably practicable after receipt of the same of any notice order or proposal for a notice or order served on the Tenant under any legislation and if so reasonably required by the Landlord to produce the same and at the request and cost of the Landlord to make or join in making such objections or representations in respect of any proposals as the Landlord may reasonably require

         2.16.5 At all times during the Term to comply with all requirements from time to time of the appropriate authority in relation to means of escape from the Demised Premises in case of fire and at the expense of the Tenant to keep the Demised Premises sufficiently supplied and equipped with fire fighting and extinguishing apparatus and appliances of a type to be approved from time to time by the relevant Fire Authority and suitable in all respects to the type of user of or business manufacture process or trade carried on upon the Demised Premises which shall be open to the inspection of the Landlord and also not to obstruct the access to or means of working such apparatus and appliances by their operations at or connected with the Demised Premises

   2.17  Restriction on nuisance and auctions

         2.17.1 Not to use the Demised Premises or any part thereof for any immoral purpose or for any noisy noisome dangerous or offensive trade business manufacture operation or occupation provided that the permitted user from time to time shall be deemed not to be in breach of this clause and also not to do or permit to be done thereon anything which may be or grow to the damage nuisance disturbance or annoyance of the Landlord or the occupiers of any adjoining or neighbouring premises or permit any sale by auction to be held upon the Demised Premises or any part thereof or permit the Demised Premises to be used for residential purposes or as sleeping accommodation

         2.17.2 To pay to the Landlord all proper and reasonable costs charges and expenses which may properly and reasonably be incurred by the Landlord in abating a nuisance caused by the Tenant or its servants licensees or customers and executing all such works as may be necessary for abating a nuisance in obedience to a notice served by a local or public authority on the Landlord or the Tenant in respect of the Demised Premises

         2.17.3 Not at any time to permit any musical instrument gramaphone or similar apparatus to be played or used on the Demised Premises so as to be audible from outside the Demised Premises

         2.17.4   Sound insulation

                  To comply in all respects with any scheme or requirement which may be imposed by the Local Planning Authority in connection with the sound insulation of all plant and machinery

         2.17.5   Restriction on noise

                  Without prejudice to the preceding provisions of this Clause
                  2.17 hereof to ensure that the noise from operations conducted on the Demised Premises shall not exceed

                           40 db (A) between 08.00 hours and 18.00 hours

                           35 db (A) between 18.00 hours and 22.00 hours

                           and

                           30 db (A) between 22.00 hours and 08.00 hours

                  all as measured on the boundary of the Science Park

   2.18  To yield up

         On the expiration or sooner determination of the Term peaceably to yield up to the Landlord the Demised Premises in a good and tenantable state of repair and condition and decoration in accordance with the covenants by the Tenant herein contained together with all additions and improvements thereto and the keys and all Landlord's fixtures and fittings of every kind now in or upon the Demised Premises or which during the Term may be affixed or fastened to or upon the same all of which shall be at the expiration or sooner determination of the Term left complete with all parts and appurtenances thereof and in proper working order and condition PROVIDED ALWAYS that the foregoing covenants shall not apply to any articles held by the Tenant on hire nor to the Tenant's fixtures and fittings and to make good any damage caused to the Demised Premises by the removal of tenants and trade fixtures and fittings AND PROVIDED FURTHER that if so required by the Landlord the Tenant will remove from the Demised Premises such of the Tenant's fixtures and fittings as are then installed in the Demised Premises as the Landlord shall specify to be removed making good all damage caused thereby to the Landlord's satisfaction and reinstating the Demised Premises to their original condition PROVIDED FURTHER that the Tenant may from time to time (but only with the previous consent of the Landlord) substitute for any of the Landlord's fixtures and fittings other fixtures and fittings of at least as good a kind and quality as the Landlord's fixtures and fittings and not less suitable in character

   2.19  Indemnity of the Landlord

         To indemnify and keep indemnified the Landlord from and against liability for all loss damage actions proceedings claims demands costs damages and expenses of whatever nature in respect of any injury to or the death of any person or damage to any property movable or immovable or in respect of the infringement disturbance or destruction of any right of easement or privilege or otherwise by reason of or arising in any way directly or indirectly out of:

         2.19.1 the state of repair or condition of the Demised Premises insofar as the Tenant is liable for such state or condition under the covenants herein contained

         2.19.2 the act omission or default of the Tenant its agents employees customers invitees or visitors whilst on or about the Science Park of the Demised Premises

         2.19.3 the construction or existence of any extensions of or alterations to the Demised Premises carried out by or on behalf of the Tenant

         2.19.4 the user of the Demised Premises and other areas of the Science Park by the Tenant or its agents employees invitees or visitors

         2.19.5 anything now or hereafter attached to or on the Demised Premises or the Science Park by or on behalf of the Tenant

   2.20  Not to obstruct

         2.20.1 Not to expose or place or permit or suffer to be exposed or placed any goods articles or things whatsoever outside the Demised Premises or upon any part of the Science Park and to keep the same free from obstruction of any kind

         2.20.2 Not to stop up darken or obstruct any windows or lights or ventilators belonging to the Landlord or to other tenants of the Landlord or to tenants of other units on the Science Park or other property adjoining the Demised Premises and not to stop up cover or obstruct access to any services on the Science Park or to any fire escapes and not to give to any third party any acknowledgement that the Tenant enjoys the access of light or air to any windows or openings in the Demised Premises by the consent of such third party or to pay any sum of money to or enter into agreement with such third party for the purpose of inducing or binding him to abstain from obstructing the access of light or air to any such windows or lights or ventilators and in the event that any such third party doing or threatening to do anything which obstructs or would obstruct such access of light or air forthwith in writing to notify the same to the Landlord


         2.20.3   Prevention of acquisition of easements

                  Without prejudice to sub-clause 2.20.2 above not to permit or suffer any owner of adjoining or neighbouring property to acquire any rights of way light or air or other easements over the Demised Premises but as soon as the Tenant becomes aware thereof to inform the Landlord or the Landlord's Managing Agents in writing of any act or thing which may result in the acquisition of any right or privilege over the Demised Premises (for the purpose of enabling the Landlord if it thinks fit to do anything necessary for preventing the acquisition of any such right or privilege and to permit the Landlord and the Landlord's Managing Agents to enter and examine the Demised Premises accordingly) and at the sole cost of the Landlord to join with the Landlord in taking such steps or action as may be reasonably required by the Landlord to prevent any such right or privilege from being acquired

   2.21  To notify Landlord of defects and damage

         2.21.1 To notify the Landlord without delay upon becoming aware of any "relevant defects" of which it is aware in the state of the Demised Premises within the meaning of Section 4 of the Defective Premises Act 1972 or any statutory modification or re-enactment thereof and (without prejudice to the foregoing) to give notice thereof as soon as reasonably practicable to the Landlord of any notice or claim affecting the Demised Premises

         2.21.2 In the event of the Demised Premises being destroyed or damaged to give notice thereof immediately to the Landlord or the Landlord's Managing Agents stating the cause of such destruction or damage if the Tenant can in fact determine the cause

2.22     For sale or to let boards

         To permit the Landlord and its surveyors workmen and agents at any time during the Term for the purpose of selling or disposing of the Landlord's reversionary interest or at any time within six calendar months next before the expiration or sooner determination of the Term for the purpose of re - letting the Demised Premises to enter upon the Demised Premises and to affix and retain upon any suitable part thereof (but not so as to block any door or window) a notice board for selling or letting the same (with or without any other premises) as the case may be and the Tenant will not remove or obscure the same and will at all times throughout the Term permit all prospective purchasers or tenants by order in writing of the Landlord or its agents to enter and view the Demised Premises or any part thereof at reasonable hours in the daytime by prior appointment without interruption

2.23     Covenants

         To comply with those covenants and other matters affecting the Demised Premises and not to interfere with those rights easements or other matters (if any) affecting the Demised Premises as (in each case) are contained or referred to in the documents referred to in the Fifth Schedule.

3.       THE LANDLORD HEREBY COVENANTS WITH THE TENANT AS FOLLOWS:

3.1      Quiet enjoyment

         That the Tenant paying the rents hereby reserved and observing and performing the several covenants and stipulations on its part herein contained shall peaceably hold and enjoy the Demised Premises during the Term without any interference of the Landlord or any person rightfully claiming under or in trust for him or by title paramount

3.2      To insure

          3.2.1 Subject to such limitations exclusions and excesses as are required by the insurers normal terms of insurance to keep insured at all times throughout the Term the Demised Premises (with the Tenant's interest being noted upon the policy of insurance if the insurers so permit) against loss or damage by fire explosion lightning storm and tempest riot civil commotion and aircraft and articles dropped therefrom and (where appropriate) flooding impact by vehicle escape of water from burst pipes or other water apparatus (and in time of war against war risks under any statutory insurance scheme which may be applicable to the Demised Premises) the cost of shoring up demolition and site clearance and against such other risks as the Landlord may from time to time reasonably require together with surveyors and architect architects fees and three years loss of rent (to include not only the rent currently payable but having reasonable regard to potential increases in the rent pursuant to the Fourth Schedule and with any addition to the amount insured as the Landlord may reasonably decide in respect of VAT) in some insurance office of repute to a value equal to the full cost of reinstatement thereof but not necessarily facsimile reinstatement in accordance with local and statutory requirements then current and against loss of or damage to property or personal injury arising by reason of the condition of the Demised Premises or any part thereof or any building erected thereon or anything done therein and to make all payments necessary for that purpose when the same shall respectively become payable and unless the policy of insurance shall be vitiated by act or default of the Tenant or its agents licensees servants or invitees to cause all monies received by virtue of any such insurance (save any monies received in respect of loss of rent) to be forthwith laid out in rebuilding and reinstating the Demised Premises in the event of the Demised Premises being damaged or destroyed as aforesaid unless the Landlord is unable having used its best endeavours (which the Landlord agrees to do) to obtain permission for such rebuilding or reinstatement of the Demised Premises whereupon this demise shall forthwith be at an end without prejudice to any right of action of the Landlord or the Tenant in respect of any antecedent breach of covenant Provided that the Tenant shall have no claim in respect of the said insurance monies

         3.2.2 Whenever reasonably so required by the Tenant to supply to the Tenant sufficient details of such policy or policies of insurance to enable the Tenant to comply with the terms and conditions thereof together with evidence of payment of the premium

3.3 To use all reasonable endeavours to do such of the things and to provide such of the services specified in the Third Schedule hereto as the Landlord or Landlord's Managing Agents from time to time shall deem appropriate and to use its like endeavours to enforce the covenant to contribute to the expenses referred to in the Third Schedule which are contained in leases of other premises on the Science Park (as defined in the First Schedule hereto)

3.4 Unless the Landlord reasonably considers it not to be in the interest of other tenants on the Science Park (as defined as aforesaid) to use reasonable endeavours at the Tenant's request to enforce the covenants contained in leases of other premises on the Science Park (as so defined) the Tenant indemnifying the Landlord against its expenses properly incurred in so far as they are not recoverable under the provisions of the other leases (or otherwise)

4.       PROVIDED ALWAYS AND IT IS HEREBY AGREED AS FOLLOW:

4.1 Notwithstanding and without prejudice to any other remedies and powers herein contained or otherwise available to the Landlord if the rents reserved or any part thereof shall be unpaid for twenty-one days after becoming payable whether formally demanded or not or if any covenant on the Tenant's part or condition contained in this Lease shall not be performed or observed or if the Tenant for the time being (being a company) shall enter into liquidation whether compulsory or voluntary (save for the purpose of reconstruction or amalgamation whilst solvent) or pass a resolution for winding up (save as aforesaid) or suffer an administrator or an administrative receiver to be appointed or being an individual or being more than one individual any one of them shall have a receiving order made against him or become bankrupt or if the Tenant (or if there shall be more than one Tenant any of them) shall enter into composition with their or his creditors or suffer any distress or execution to be levied on their or his goods then and in any such case it shall be lawful for the Landlord at any time thereafter to re-enter upon the Demised Premises or any part thereof in the name of the whole and thereupon this demise shall absolutely determine but without prejudice to any right of action or remedy of the Landlord in respect of any breach non-observance or non-performance of any of the Tenant's covenants or any conditions herein contained

4.2      Notices

         Any notice under this Lease shall be in writing and shall be deemed well served if posted to the Registered Office of the recipient or if an individual at his last known address or in the case of the service on the Tenant at the Demised Premises by first class post recorded delivery in which case the date of service shall be the day following the date of posting

4.3      Waiver

         No demand for or acceptance of or receipt for rent by the Landlord after knowledge or notice received by the Landlord or his agents of any breach of any of the Tenant's covenants hereunder shall be or operate as a waiver wholly or partially of any such breach but any such breach shall for all purposes of these presents be a containing breach of covenant so long as such breach shall be subsisting and the Tenant shall not be entitled to set up any such demand or acceptance of or receipt for rent by the Landlord as a defence in any action or proceeding by the Landlord

4.4      Representations

         The Tenant hereby admits that the Demised Premises have been inspected by it or on its behalf and the Tenant has entered into this Lease solely on the basis of such inspection and upon the terms hereof and not in reliance of any collateral contract warranty or representation whether written oral or implied made by or on behalf of the Landlord other than any made by the Landlord's Solicitors in reply to any enquiries raided by the Tenant's Solicitors prior to the date hereof

4.5      Value Added Tax

         For the avoidance of doubt it is hereby declared that where any party has an obligation to make payment of any amount hereunder including (without prejudice to the generality of the foregoing) the rents hereby reserved and any Value Added Tax (or other like tax excise or custom or other duty) becomes payable in respect of the supply of any goods or services to which such amount relates or by reference to which in whole or in part such amount is ascertained then the obligation shall extend to and include the Value Added Tax (or other like tax as hereinbefore mentioned) or the appropriate proportion thereof

4.6      Rent abatement

         If the Demised Premises or any part thereof shall at any time during the Term be destroyed or so damaged by fire or other insured risk as to be unfit for occupation or use then and in any such case unless the insurance of the Demised Premises shall have been forfeited or payment of the said policy monies or any part thereof refused by or in consequence of any act or default of the Tenant their licensees or agents the rent hereby reserved (without prejudice to any monies owing to the Landlord at the date of such damage or destruction) or a fair and just proportion thereof according to the nature and extent of the damage sustained shall from the date of such damage or destruction and until the Demised Premises shall have been rebuilt or reinstated and made fit for occupation or until the end of the period for which the Landlord shall have initiated loss of rent insurance (whichever shall first occur) be suspended and cease to be payable

4.7      Ending of the lease following major damage

         If at any time the Demised Premises shall be destroyed or damaged and shall not have been reinstated by the Landlord by the date on which the insurance for loss of rent effected by the Landlord expires the Tenant may at any time thereafter by notice in writing to the Landlord determine this Lease and on the tenth working day following the service of such notice this Lease shall determine but without prejudice to any rights or remedies which may then have accrued in respect of any breach of any of the covenants or provisions contained therein provided that the Tenant may not determine this Lease if the Landlord had by the date falling two years and 6 months from the date of destruction or damage commenced and is diligently proceeding with the carrying out of works to replace the damaged or destroyed parts of the Demised Premises

4.8      Construction (Design and Management) Regulations 1994

         4.8.1    In this clause:
                  (A) the expression "Regulations" means the Construction (Design and Management) Regulations 1994 and any expressions appearing in this clause which are defined in the Regulations have the same meaning; and

                  (B) the expression "relevant work" means any construction work which is undertaken by the Tenant or by a person claiming under it pursuant to an obligation or a right (whether or not requiring the Landlord's consent) under this lease and for the purposes of the Regulations the Tenant irrevocably acknowledges that it, and not the Landlord, arranges the design, carrying out and construction of relevant work.

         4.8.2 The Tenant irrevocably acknowledges that it will be the only client in respect of any relevant work.

         4.8.3 Before any relevant work is commenced the Tenant shall make a declaration in accordance with Regulation 4(4) and shall forthwith serve it on the Executive and a copy of it on the Landlord.

         4.8.4 The Tenant shall comply with its obligations as client in respect of any relevant work.

         4.8.5 The Tenant shall promptly provide the Landlord with a complete copy of the health and safety file for all relevant work and (no later than the expiry of the Term) the original health and safety file.

         4.8.6 The provisions of this clause 4.9 shall apply notwithstanding that any consent issued by the Landlord in respect of any relevant work does not refer to the said provisions or to the Regulations.

4.9      Restriction on acquisition of easements

         The Tenant shall not by virtue of ths demise be deemed to have acquired or be entitled to nor shall it during the Term acquire or become entitled by any means whatever in respect of the Demised Premises to any right of light or air nor any other easement from or over or affecting any other land or premises now or at any time hereafter belonging to the Landlord and not comprised in this demise save such as is necessary for the carrying on of the Tenant's business in the Demised Premises

4.10     Warranty

         Nothing herein contained or implied shall be taken to be a covenant warranty or representation by the Landlord that the Demised Premises can lawfully be used for any particular purpose or that the Demised Premises are fit for any purpose for which the Tenant may use them

4.11     Remedies for dilapidations in the state

         If at the expiration or sooner determination of the Term the Demised Premises are not in the state of repair and condition in which they should be having regard to the Tenant's covenants herein contained the Tenant shall (if so required by the Landlord) pay to the

         Landlord on demand by way of liquidated damages:

         4.11.1 such sum as shall be agreed between the parties and in default of agreement as shall be certified by an independent chartered surveyor to be appointed by the Landlord to represent in his opinion:

                  (A) the cost of putting the Demised Premises into the state of repair and condition in which they should be as aforesaid and


                  (B) the rent that would have been payable under this Lease if the Term had been extended for such period as is reasonably necessary to put the Demised Premises into the state of repair and condition in which they should be as aforesaid and

         4.11.2 the reasonable fees of the Landlord or its agents for the preparation and service of a Schedule of Dilapidations and of the said independent chartered surveyor for the preparation and issue of the said certificate

4.12     Removal of Tenant's property

         If at such time as the Tenant has vacated the Demised Premises after the determination of the Term either by effluxion of time or otherwise any property of the Tenant shall remain in or on the Demised Premises and the Tenant shall fail to remove the same within twenty-eight days after being requested by the Landlord so to do by a notice in that behalf then and in such case the Landlord may as the agent of the Tenant (and the Landlord is hereby appointed by the Tenant to act in that behalf) sell such property and shall then hold the proceeds of sale after deducting the reasonable costs and expenses of removal storage and sale reasonably and properly incurred by it to the order of the Tenant PROVIDED THAT the Tenant will indemnify the Landlord against any liability incurred by it to any third party whose property shall have been sold by the Landlord in the bona fide mistaken belief (which shall be presumed unless the contrary be proved) that such property belonged to the Tenant and was liable to be dealt with as such pursuant to this sub-clause

4.13     Party Walls

         All walls separating the Demised Premises from any adjoining premises shall be party walls and shall be used and repaired and maintained as such and all ceiling joists beams slabs floors and walls separating the Demised Premises from any adjoining premises shall be party structures and shall be used and repaired and maintained as such

4.14     No liability for injury etc

         The Landlord shall not be responsible to the Tenant or its servants or visitors for any injury death damage destruction caused by natural or consequential loss whether to person property or goods due directly or indirectly to any act neglect or default of any other tenant or permitted occupier for the time being of the Science Park or to the condition of the Demised Premises or any of its appurtenances

4.15     Powers of Landlord's Managing Agents

         The obligations of the Tenant under this Lease shall be enforceable in case of default as well by the Landlord's Managing Agents in their own name as by the Landlord

4.16     No compensation

         If the Lease hereby granted is within Part II of the Landlord and Tenant Act 1954 then subject to the provisions of sub-clause (2) of
         Section 38 of that Act the Tenant shall not be entitled on quitting the Demised Premises to any compensation under Section 37 of the same Act or under any corresponding provision in any Act or under any corresponding provision in any Act amending or replacing the same

4.17     Tenant's right to break

         4.17.1 The Tenant may (subject to the provisions of this clause) determine this lease as at 24/th/ December 2009 (the "Break Date")

         4.17.2 The Tenant shall give the Landlord written notice of its intention to determine at least thirteen months before the Break Date

         4.17.3 If the Tenant duly serves a notice under this clause it shall procure that vacant possession of the Demised Premises will be available on the Break Date free of occupation by and of any estate of interest vested in the Tenant or any third party and this lease shall not determine as a result of any notice served by the Tenant if it is in material breach of any of its covenants contained in this lease (including those contained in this clause) at the Break Date except to the extent if at all the Landlord in its absolute discretion waives compliance with any of them

         4.17.4   If a notice is duly served and the requirements of paragraph
                  4.17.3 of this clause are first satisfied this lease shall determine on the Break Date without prejudice to:

                  (A) any rights or remedies which may have accrued to either party in respect of any breach of any of the covenants or obligations contained in it including obligations under this clause which shall continue to bind the parties; and

                  (B) the continuing obligation of the parties to account to one another on demand for any payment or allowance apportioned up to the date of determination as soon as reasonably possible thereafter

         4.17.5 Time is of the essence of all dates and periods referred to in this clause

4.18     Freedom to deal with Science Park

         The Landlord may at any time or times hereafter convey demise or otherwise deal with all or any of the Science Park (as defined in the First Schedule hereto) free from all or any of the covenants and conditions herein contained or subject to any other covenants conditions or otherwise as the Landlord thinks fit

4.19     Overriding lease

         If, during the Term, the Landlord grants a tenancy of the reversion immediately expectant on the determination of this lease, whether pursuant to section 19 Landlord and Tenant (Covenants) Act 1995 or otherwise, any obligation of the Tenant to obtain the consent of the Landlord under this lease to any dealing shall be deemed to include a further obligation also to obtain the consent of the lessor under such tenancy to such a dealing.

4.20     Application of Landlord and Tenant (Covenants) Act 1995

         This lease is a new tenancy for the purposes of the Landlord and Tenant (Covenants) Act 1995.

4.21     Stamp duty certificate

         It is hereby certified that there is no agreement for lease to which this lease gives effect.

5.       INTERPRETATION

         In this lease:

5.1 The singular includes the plural and vice versa and one gender includes both other genders.

5.2 Where a party comprises more than one person, obligations of that party take effect as joint and several obligations.

5.3 An obligation by the Tenant not to do (or omit) any act or thing also operates as an obligation not to permit or suffer it to be done (or omitted) and to prevent (or as the case may be) to require it being done.

5.4      References to:

                  (A) any clause or schedule are reference to the relevant clause or schedule of this lease and any reference to a sub-clause or paragraph is a reference to that sub-clause or paragraph of the clause or schedule in which the reference appears and headings shall not affect the construction of this lease;

                  (B) any right of (or obligation to permit) the Landlord to enter the Demised Premises shall also be construed as entitling the Landlord to remain on the Demised Premises, with or without equipment, and permitting such right to be exercised by all persons authorised by the Landlord;

                  (C) any consent or approval of the Landlord, or words to similar effect mean a consent in writing signed by or on behalf of the Landlord and given before the act requiring consent or approval;

                  (D) the Demised Premises (except in clause 2.11) extend, where the context permits, to any part of the Premises;

                  (E) a specific Enactment include every statutory modification, consolidation and re-enactment and statutory extension of it for the time being in force, except in relation to the Town and Country Planning (Use Classes) Order 1987, which shall be interpreted exclusively by reference to the original provisions of Statutory Instrument 1987 No 764 whether or not it may have been revoked or modified;

                  (F) the last year of the Term includes the final year of the Term if this lease determines otherwise than by passing of time and references to the expiry of the Term include that type of determination;

                  (G) Rents or other sums being due from the Tenant to the Landlord mean that they are exclusive of any VAT.

IN WITNESS whereof the parties hereto have executed this instrument as their Deed the day and year first before written in the presence of the persons mentioned below

                              THE FIRST SCHEDULE

                           hereinbefore referred to

                     (Description of the Demised Premises)

ALL THAT piece or parcel of land shown for the purpose of identification edged in red on Plan A annexed hereto together with all buildings and other structures thereon and known as Unit B8 being part of the Melbourn Science and Business Park shown for the purposes of identification edged in green on Plan B annexed hereto (in this lease called the "Science Park" which expression shall mean the whole of the Science Park or such part or parts thereof as shall for the time being be vested in the Landlord) TOGETHER WITH (for the avoidance of doubt) the roof and external walls thereof floor and screed and ceilings of the unit and the joists and beams on which such floors are laid and where any floors are concrete the screed on such floors together with any tiles laid thereon and the foundations and the joists beams and slabs to which the ceilings and roof are attached

TOGETHER ALSO WITH full and free right and liberty for the Tenant and where applicable the Tenant's licensees employees and customers visiting the Demised Premises and all other persons so authorised in common with the Landlord and the occupiers of other parts of the Science Park having the right:

(i) with or without vehicles to pass and repass to and from the Demised Premises or any part thereof and the public highway over and along such roads as may from time to time during the Term be constructed upon the Science Park but not at any time to park thereon and on foot to pass and repass to and from the Demised Premises or any part thereof from such roads

(ii) upon reasonable notice being given to the Landlord to enter upon the adjoining or neighbouring property of the Landlord where the same is necessary for the purpose of complying with its covenants hereunder making good all damage occasioned thereby

(iii) the free and uninterrupted passage and running of water soil electricity gas and telephone and other services to and from the Demised Premises through the sewers drains watercourses conduits pipes wires and cables which are now or may hereafter during the Term be in under or over the Demised Premises or the Science Park and the connecting with the main water drainage electricity and sewage systems serving the Science Park PROVIDED ALWAYS that no liability shall fall upon the Landlord for any damage to the Tenant if there shall be any interruption or obstruction to the roads or service areas or to the said systems caused by accident flood tempest frost breakdown of any machinery acts of the Queen's forces or of the Queen's enemies riot civil commotion operation of aircraft hostile or friendly or force majeure or act of God or by any restrictions or regulations of Her Majesty's Government or any strike or work to rule or lockout of workmen whether in the employment of the Landlord or not or any other circumstances or occurrence beyond the Landlord's control

(iv) the right to use any refuse disposal receptacles provided by the Landlord

(v) the exclusive right to use the nine car parking spaces coloured blue on Plan A

(vi) the right of support and protection for the benefit of the Demised Premises as is now enjoyed from the other units and other parts of the Science Park

(vii) for the Tenant its servants and employees to use such of the recreational areas and facilities forming part of the Science Park as are available and suitable for use without obligation on the part of the Landlord to provide the same on such terms and in accordance with such regulations as the Landlord may from time to time prescribe

EXCEPT AND RESERVED unto the Landlord the full right and liberty for the Landlord and its tenants of any adjoining premises of the Landlord on the Science Park and where applicable their licensees employees and customers visiting the said adjoining premises of the Landlord and all other persons so authorised:

(i) to build and use any land adjoining or near to the Demised Premises and to rebuild or alter any of the adjoining or neighbouring buildings including the right to build on or into the walls of the Demised Premises according to such plans whether as to height extent or otherwise and in such manner as shall be approved by the Landlord or its Surveyors notwithstanding any interference thereby occasioned to the access of light or air to the Demised Premises which light and air shall be deemed to be enjoyed by licence only Provided always that the Demised Premises shall not be rendered unsuitable for the user permitted under the provisions of this Lease

(ii) the free and uninterrupted passage and running of water soil electricity gas and telephone services from and to other parts of the Science Park through the sewers gutters drains channels watercourses pipes conduits cables and wires which are now or may hereafter during the term hereby granted be in under or over the Demised Premises together with full liberty and power at all times (but on reasonable notice except in case of emergency) for the Landlord with or without or others together where necessary with appliances to enter upon the Demised Premises to inspect maintain repair cleanse amend re-route relay replace or renew the said services and the Demised Premises and to install any additional services for the benefit of the Demised Premises or the other buildings on the Science Park but causing as little interference as possible with the operation of the Tenant carried on by it on the Demised Premises doing no unnecessary damage by the exercise of this right and forthwith making good any damage to the Demised Premises thereby occasioned

(iii) the right of support and protection for the benefit of the other units and all other parts of the Science Park as is now enjoyed or as will be hereafter enjoyed from the Demised

         Premises

(iv) the right of entry for the Landlord or the Landlord's Managing Agents or others so authorised by them for the purposes of complying with any of the Landlord's obligations hereunder or for the repair maintenance or alteration of any adjoining premises of the Landlord

(v) the right for the Landlord and its tenants of other parts of the Science Park to pass on foot only through the Demised Premises for the purpose (in case of emergency only) of gaining access to any fire escapes situate within the building of which the Demised Premises form part

                                                                          PLAN A

                                     [MAP]

                                                                          PLAN B

                                     [MAP]

                          THE SECOND SCHEDULE hereto

                      (Landlord's fixtures and fittings)

Unit B8 Melbourn Science and Business Park

1 x      Stelrad Ideal Elan wall mounted gas fired boiler

1 x      Brefco fill and expansion unit

1 x      Grundfoss U P 15 60 water pump

15 x     Stelrad Accord hot water radiators

1 x      Honeywell frost thermostat

17 x     Surelux light fitting 1200 x 600 recessed with SAS louvres

2 x      Surelux light fitting 600 x 600 recess with SAS louvres

12 x     Surelux light fitting 1200 x 600 surface SAX LL 3436

2 x      Surelux wall light/emergency light

1 x      Surelux canopy light

1 x Armstrong Cortege suspended ceiling mineral fibre board tile 600 x 600 x 15mm on Armstrong Microlock 15 Exposed grid suspension system (ground floor only)

1 x Channel Safety Systems Ltd 2 zone CH2 fire alarm panel with Bezzel plate, three fire bells and two call points

1 x      Santon wall mounted water heater

1 x      Southway mini kitchen - Ref 100 AR

24 x     Double power link sockets and trunking

2 x      Twyford Galarie WC bowl and cistern

1 x      Twyford Galarie wash hand basin and taps

1 x      Twyford Sola wash hand basin and taps (disabled WC)

2 x      Twyford support rails (disabled WC)

2 x      Toilet roll holders

1 x      Plate glass mirror 500 x 1100

1 x      Plate glass mirror 400 x 1100

1 x      MK 711 shaver point and light

1 x      Roof Unit Ltd model SDX Euro Flo extract fan and controller (kitchen)

1 x      Roof Unit Ltd model "G" series twin extract fan and controller
         (toilets)

1 x      Bee Secure 9800 burglar alarm system (ground floor only)

                               THE THIRD SCHEDULE

                                   (Services)

The Maintenance Charge shall include the following:

1. The cost of inspecting repairing maintaining renewing replacing cleansing and keeping clean and tidy

1.1 any drains sewers or other services serving the Demised Premises or any other buildings on the Science Park but excluding those within the Demised Premises and exclusively serving the same

1.2      the fences walls gates and other boundary structures

1.3      the car park spaces

2. The cost of inspecting and maintaining the landscaped areas and hedges on the Science Park

3. Without prejudice to paragraphs (1) and (2) of this Schedule the cost of insurance repair maintenance rebuilding renewing making lighting cleansing and decoration of any parts of the Science Park which in the Landlord's or Landlord's Managing Agents' opinion benefit more than one tenant but are not the specific responsibility of any one tenant

4. The payment by the Landlord of any rates water or other outgoings which in the Landlord's or the Landlord's Managing Agents' reasonable opinion benefit the Science Park or any part thereof and which do not fall to be paid by any other tenant on the Science Park or by the Landlord in respect of any unoccupied premises available for letting on the Science Park

5. The employment of any staff (being reasonable in number) to perform duties on the Science Park including periodical payments in respect of National Health and Insurance Payments or similar or ancillary payments required by statute to be made by the Landlord in respect of any such staff and any reasonable benefits paid by the Landlord to any such staff as a condition of employment

6. The carrying out of all works on the Science Park which are not the specific responsibility of any one tenant and which shall be reasonably necessary to comply with the doing of anything which the Landlord or the Landlord's Managing Agents consider necessary or prudent to comply with or to contest the incidence of any requirements under the Factory Act 1961 the Offices Shops and Railway Premises Act 1963 the Fire Precautions Act 1971 the Town and Country Planning Acts 1971 to 1990 and the Health and Safety at Work Act 1974 and in any other legislation or order or instrument deriving validity from any of them and any Act or Acts for the time being in force amending or replacing the same and any future legislation or order or instrument as aforesaid of the like nature or effect

7. The provision repair maintenance and updating of sign boards for the Science Park (excluding "to let" or "for sale" signs)

8. The payment of management and other professional fees and expenses reasonably incurred by the Landlord from time to time by virtue of or in relation to any matter provided for in this Lease and the employment of any accountant solicitor surveyor or other professional person for any purpose connected with the management of the Science Park and the cost of a professional valuation (not more than once in any period of twelve months) of the Science Park for insurance purposes

9. The enforcement of any regulations relating to the use of the Science Park or any part thereof and the preparation and enforcement of any other regulations which may be made by the Landlord or the Landlord's Managing Agents to amend replace or extend the same

10. The provision repair maintenance and replacement of such vehicles equipment plant tools and materials as the Landlord or the Landlord's Managing Agents may reasonably consider necessary for the provision of services or the repair improvement and maintenance of the Science Park

11. The provision maintenance and renewal of such other services facilities or amenities or the carrying out of such works to the Science Park and its appurtenances and the effecting of such insurances in respect of third party and property owners' risks and otherwise as the Landlord or the Landlord's Managing Agents shall from time to time reasonably consider necessary or desirable for the use enjoyment or benefit of the Tenant jointly with other tenants on the Science Park

12. (To the extent actually utilised by the Tenant) the cost of provision of any refuse service and of providing and renewing any rubbish bins and the periodical refuse collection charged to or undertaken by the Landlord

13. The current rental value (if the premises hereinafter mentioned were available for letting) from time to time (as certified by the Landlord's surveyor or valuer by reference to other rentals payable for units on the Science Park whose certificate shall be final and binding upon the parties hereto) of premises on the Science Park provided for use by the Landlord for the general management by the Landlord of the Science Park and of premises for reception facilities or for any other facility made available by the Landlord for the mutual use and benefit of the Tenant and other tenants on the Science Park together with the cost of heating and lighting all such premises whether or not the Tenant shall make use of such facilities

14. The cost of borrowing any monies required to pay the cost of carrying out the Landlord's obligations under this Lease

15. The sum or sums which the Landlord shall from time to time pay by way of premium (including any increased premium payable by reason of any act or omission of the Tenant) for keeping the Demised Premises insured in accordance with the Landlord's obligation in that behalf contained in Clause 3.2 hereof

                              THE FOURTH SCHEDULE

                            (Rent and rent review)

1. In this schedule the following expressions have the respective specified meanings:

1.1 "Current Rent" means the amount of the yearly rent first reserved by this lease payable immediately before the relevant Review Date;

1.2      "Review Date" means each of:

         1.2.1 25th December in the years 2001, 2004 and 2007; and (if applicable)

         1.2.2   any date so stipulated by virtue of paragraph 6;

1.3 "Review Rent" means the yearly market rack rental value which might reasonably be expected to be payable, following the expiry of any period at the beginning of the term which might be negotiated in the open market for the purposes of fitting out, during which no rent, or a concessionary rent, is payable (and on the assumption that the lessee has had the benefit of such rent free or concessionary rent period), if the Demised Premises had been let in the open market by a willing lessor to a willing lessee with vacant possession, on the relevant Review Date, without fine or premium, for a term of ten years computed from the relevant Review Date, and otherwise upon the provisions (save as to the amount of the rent first reserved by this lease but including the provisions for rent review at three-yearly intervals) contained in this lease and on the assumption if not a fact that the said provisions have been fully complied with and on the further assumptions that:

         1.3.1 the Permitted Use and the Demised Premises comply with Planning Law and every other Enactment and that the lessee may lawfully implement and carry on the Permitted Use;

         1.3.2 the Demised Premises have been fitted out and are fit for immediate occupation and operation of the Permitted Use;

         1.3.3 no work has been carried out to the Demised Premises which has diminished their rental value;

         1.3.4 in case the Demised Premises or the Science Park or any part of it has been destroyed or damaged they have been fully restored,

         but disregarding any effect on rent of:

         (i) the fact that the Tenant or any underlessee or other occupier or their respective predecessors in title has been or is in occupation of the Demised Premises;

(ii) any goodwill attached to the Demised Premises by the carrying on in them of the business of the Tenant or any underlessee or their respective predecessors in title or other occupier; and

(iii) (without prejudice to paragraphs 1.3.2 and 1.3.3) any works carried out to the Demised Premises during the Term by the Tenant or any permitted underlessee, in either case at its own expense in pursuance of a license granted by the Landlord and otherwise than in pursuance of any obligation to the Landlord and any other works carried out at the Demised Premises by the Tenant under any previous tenancy whether or not so licensed by the Landlord.

1.4 "Review Surveyor" means an independent chartered surveyor appointed pursuant to paragraph 4.1 and if he is to be nominated by or on behalf of the President of the Royal Institution of Chartered Surveyors, the President shall be requested to nominate an independent chartered surveyor having not less than ten years practice next before the date of his appointment and recent substantial experience in the letting and valuation of premises of a similar character and quality to those of the Demised Premises and who is a partner or director of a firm or company of surveyors having appropriate market and valuation knowledge of such premises.

2. The yearly rent first reserved and payable under this lease for each year of the Term until the first Review Date is as follows:-

         (a) for the period commencing on 25th December 1998 and expiring on 24th December 1999 the sum of Twenty Six Thousand One Hundred and Twenty Three Pounds (,26,123); and

         (b) for the period commencing on 25th December 1999 until the first Review Date the sum of Twenty Nine Thousand One Hundred Pounds (,29,100)

3. The yearly rent first reserved and payable from each Review Date until the next following Review Date or (in the case of the period commencing on the last Review Date during the Term) until the expiry of the Term shall be the higher of:

3.1      the Current Rent; and

3.2      the Review Rent.

4. If the Landlord and the Tenant shall not have agreed the Review Rent by the date three months before the relevant Review Date it shall (without prejudice to the ability of the Landlord and the Tenant to agree it at any time) be assessed as follows:

4.1 the Review Surveyor shall (in the case of agreement about his appointment) be appointed by the Landlord or the Tenant to assess the Review Rent or (in the absence of agreement at any time about his appointment) be nominated to assess the Review Rent by or on behalf of the President for the time being of The Royal Institution of Chartered Surveyors on the application of the Landlord or the Tenant;

4.2 the Review Surveyor shall act as an arbitrator and the arbitration shall be conducted in accordance with the Arbitration Act 1996; and shall be required:

          4.2.1 to give written notice to the Landlord and the Tenant inviting each of them to submit to him within such time limits as he shall reasonably stipulate a proposal for the Review Rent supported by any or all of:

                   (A)   a statement of reasons;

                   (B)   a professional rental valuation;

                   (D) information in respect of any other matters they consider relevant; and (separately and later)

                   (E) submissions in respect of each other's statement of reasons, valuation and other matters; and

         4.2.2 upon written request from the Landlord or the Tenant to assess the Review Rent with a hearing and not solely upon the written submissions and other matters referred to at paragraph 4.2.1 of this schedule 4; and

         4.2.3 to give written notice to the Landlord and the Tenant if he shall appoint a Solicitor or Counsel or expert to advise and assist him on points of law and/or procedure and/or evidence which notice shall include the name of the Solicitor or Counsel or expert and details of their anticipated fees and expenses and the Landlord or the Tenant shall notify the Review Surveyor within a reasonable period if there is any objection to such appointment or the level of such fees or expenses and the Review Surveyor shall give reasonable consideration to such representations.

4.3 if the Review Surveyor refuses to act, or is or becomes incapable of acting or dies, the Landlord or the Tenant may apply to the President for the appointment of another Review Surveyor.

5. If the Review Rent has not been agreed or assessed by the relevant Review Date the Tenant shall:

5.1      continue to pay the Current Rent on account; and

5.2 pay the Landlord, within seven days after the agreement or assessment of the Review Rent, any amount by which the Review Rent for the period commencing on the relevant Review Date and ending on the quarter day following the date of payment exceeds the Current Rent paid on account for the same period, plus interest (but calculated at 2% per annum above the Midland Bank Plc base lending rate then in force) for each instalment of rent due on and after the relevant Review Date on the difference between what would have been paid on that rent day had the Review Rent been fixed and the amount paid on account (the interest being payable from the date on which the instalment was due up to the date of payment of the shortfall).

6. If any Enactment restricts the right to review rent or to recover an increase in rent otherwise payable then, when the restriction is released, the Landlord may, at any time within six months after the date of release, give to the Tenant not less than one month's notice requiring an additional rent review as the next following quarter day which shall for the purposes of this lease be a Review Date.

7. As soon as possible after any increase in rent is agreed or determined pursuant to this Fourth Schedule, a memorandum recording the increase shall be signed on behalf of the Landlord and the Tenant respectively and exchanged between them.

                              THE FIFTH SCHEDULE

                               (Covenants, etc.)

All rights easements quasi-easements privileges and other matters affecting the Demised Premises as are referred to in the Property and Charges Registers of Title No. CB 95837 so far as the same may be applicable to the Demised Premises.

                                SIXTH SCHEDULE

                       (Authorised Guarantee Agreement)

The Assignor agrees with the Landlord that from the Assignment during the period that the Lease is vested in the Assignee:

1.1 the rent reserved by the Lease (whether or not ascertained as to amount) and other sums payable by the Assignee shall be duly paid and that all the tenant's obligations contained in the Lease shall be performed and observed as required by the Lease and that if there is any breach of the tenant's obligations the Assignor shall comply with the obligations in respect of which the Assignee shall be in default and shall on demand pay to the Landlord an amount equivalent to the rents or other sums not paid and/or any loss damage costs charges expenses or any other liability incurred or suffered by the Landlord as a result of the breach and shall otherwise indemnify and hold harmless the Landlord against all actions claims costs damages demands expenses losses and proceedings arising from or incurred by the Landlord as a result of such non-compliance;

1.2 if any liquidator or other person having power to do so disclaims the Lease and if the Landlord by written notice served within three months after the date of disclaimer (the "Relevant Trigger Event") requires the Assignor to accept a lease of the Premises (for a term computed from the date of the Relevant Trigger Event to the date on which the Term (as defined in the Lease) would have expired by effluxion of time and at the same rents and subject to the same covenants conditions and provisions as are reserved by and contained in the Lease immediately before the Relevant Trigger Event and with coincidental rent review dates (as defined in the Lease) (the said new lease to take effect as from the date of the Relevant Trigger Event) the Assignor shall forthwith accept such lease accordingly and execute and deliver to the Landlord a counterpart of it and indemnify the Landlord on demand against the costs incurred on the grant of the new lease;

1.3 without prejudice to the rights of the Landlord against the Assignee the Assignor shall be a principal debtor in respect of its obligations under this clause and not merely a surety and accordingly the Assignor's liability shall not be discharged by any act or thing by which it would not have been discharged if the Assignor had been a principal debtor;

1.4 the Assignor shall pay all charges (on a full indemnity basis) reasonably incurred by the Landlord in enforcing the Assignor's obligations under this deed.

2. The Landlord agreed with the Assignor that it will notify the Assignor in writing within ten working days of receiving notice that the Lease is no longer vested in the Assignee.

THE COMMON SEAL of SUN LIFE               )
PENSIONS MANAGEMENT LIMITED               )
was hereunto affixed in the presence of:  )



[SEAL]

                            A SCHEDULE OF CONDITION
                            -----------------------

                  UNIT B8, BEECH HOUSE, MELBOURN SCIENCE PARK
                  -------------------------------------------

Note:
-----

1. Where no reference or comment, the item concerned is to be assumed in sound condition consistent with its age and the general construction and condition of the building.

2. This Schedule has been prepared by Mr D.T. Ward FRICS based on inspection of the accommodation on 10th February 1997 at which time the Unit was occupied by Wavedriver. It will not record any damage caused or suffered between the date of inspection and commencement of the Lease.

3. The purpose of this Schedule is to record the condition of the premises at the commencement of the Lease so far as that Condition is relevant to performance of the Tenant's repairing etc covenants in the Lease.

4.       No tests have been applied to service installations or equipment.


                                 GROUND FLOOR
                                 ------------

Walls
-----

Hairline vertical cracks beneath main window on courtyard elevation and generally above windows running up into corner of sloping soffits on single storey extension wall.

Plaster holed and marked in places where fixings made and removed.

Decorations
-----------

Generally lightly rubbed and soiled.

Skirtings
---------

Plastic coated metal conduit skirtings in most walls. No skirting otherwise.

Floor
-----

Blue grey fitted cord carpet. Generally worn and faded where exposed. Some carpet joints show. Spot staining in places.

Doors
-----

Surfaces lightly rub marked.

Windows
-------

UPVC surfaces need cleaning.

Partitions
----------

The semi-demountable partitioning to the corner office is in sound contribution but surfaces are rub marked externally.

Boiler Room
-----------

Cracks visible in corners of brickwork and blockwork.

Kitchen
-------

Ceiling - 2 tiles water marked.

Walls - surfaces lightly rubbed generally but heavily at low level opposite sink.

Wall tiles - grout slightly marked.

Worktops - lightly marked.

Cupboards - interior surfaces need cleaning.

WC's
----

Ceilings - 1 tile missing in Gents.

Horizontal hairline crack on wall plaster in Gents.

Decorations - light marking generally.

Wall tiling - grout soiled over handbasins.

Hall
----

Ceiling - 6 no. tiles slightly misplaced.

Decorations - slightly rubbed.

Doors - slightly marked. Finger plate missing to front entrance door one side.

Floor - plastic tiles lightly scuffed and need cleaning.

Stairs/Landing
--------------

Stairs - plastic tile treads and nosings need cleaning.

Walls - hairline cracks at margin and old hairline cracks around Landing window just visible.

Doors - lightly rubbed.

                                  FIRST FLOOR
                                  -----------

Ceiling
-------

Hairline cracks around light fittings in corridor.

Walls
-----

Extensive hairline cracking on window wall in corridor.

Hairline cracks in panel over wall to small meeting room in corridor.

Hairline cracks and some loose plaster in main conference room.

Ditto in recess to courtyard window in conference room and loose plaster on face of main wall here.

Cracking at ceiling margins in conference room.

Internal partition walls in middle meeting room marked where display boards fixed.

Hairline crack in the wall over window in middle meeting room.

Skirtings
---------
Stained pine skirtings in conference and meeting room except where plastic casted metal conduit skirting fitted.

Floor
-----

Blue grey fitted cord carpet. Generally worn and faded where exposed. Some spot marks.

Doors
-----

Lightly rubbed in corridor and generally.

Windows
-------

UPVC surfaces need cleaning.

Partitions
----------

The partitions forming the main conference room, middle meeting room and small meeting room are of permanent type, apparently formed in timber studwork with plastered finishes. They are in sound general condition and incorporate some lights with verticle blinds.

Miscellaneous
-------------

Note: Access to the small meeting room was not possible. It is assumed that its condition is generally the same as that of the middle meeting room.


                                  EXTERNALLY
                                  ----------

Windows
-------

UPVC frames and sills need cleaning off.

Walls
-----

Salt marked in places.

Roofs
-----

Lower section of roof stained by leaking overflow.

Signed: ....................................... D.T. WARD FRICS
         for the Tenant

Signed:........................................ S.J. DAZELEY B.Sc. ARICS
         for the Landlord

                           [D J FREEMAN LETTERHEAD]



A D Whiting Esq                                              Your Ref ADW/JC/CAT
Hawkins Russell Jones
DX No.  100701 HATFIELD                                  Our Ref  JMH/104930/NM1

                                                                   30 April 1997


Dear Mr. Whiting

Unit B6 B8 and Ground Floor B9 Melbourn Science Business Park

Thank you for your letter of 28 April. I enclose the original lease relating to Unit B2 for you to have stamped.

In response to your letter of 22 April, I would comment as follows:

1. The paragraph in the schedule of condition which relates to the floor covering on the ground floor will not be incorporated due to your clients fitting a new vinyl floor covering on the ground floor.

2. It is accepted that there will be fair wear and tear to the flooring and therefore your clients repairing obligations in relation to this flooring will be qualified accordingly.

Can you confirm that we can complete the leases on this basis, attaching a copy of this letter to each of them.

I look forward to hearing from you.

Yours sincerely


Julia Hannam